UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Alcoa Corporation

(Name of Registrant as Specified in Its Charter)

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June 6, 2024

PROPOSED TRANSACTION—YOUR VOTE IS VERY IMPORTANT

The board of directors of Alcoa Corporation, a Delaware corporation (“Alcoa”), has approved and declared advisable a Scheme Implementation Deed, dated as of March 12, 2024, as amended and restated by the Deed of Amendment and Restatement of the Scheme Implementation Deed, dated as of May 20, 2024 (Australian Eastern Standard Time), and as it may be further amended or supplemented (the “Transaction Agreement”), by and among Alcoa, AAC Investments Australia 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Alcoa (“Alcoa Bidder”), and Alumina Limited, an Australian public company limited by shares and listed on the Australian Securities Exchange (“Alumina Limited”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Transaction Agreement, Alcoa Bidder will acquire 100% of the fully paid ordinary shares in Alumina Limited (the “Alumina Limited Shares”), including Alumina Limited Shares represented by American Depositary Shares, each of which represents 4 Alumina Limited Shares (“Alumina ADSs”), on issue and outstanding pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (the “Australian Corporations Act”) (the “Scheme”).

If the Scheme is approved by Alumina Limited shareholders and the Federal Court of Australia (sitting in Melbourne) (or such other court of competent jurisdiction under the Australian Corporations Act agreed by Alcoa and Alumina Limited) and implemented, all issued and outstanding Alumina Limited Shares will be transferred to Alcoa Bidder, and the holders of such Alumina Limited Shares as of the record date for the Scheme (the “Scheme Record Date” and such holders, the “Scheme Participants”) will have the right to receive, for each such Alumina Limited Share, 0.02854 CHESS Depositary Interests (“CDIs”), each representing an ownership interest in a share of Alcoa common stock issued by Alcoa pursuant to a Deed Poll (“Deed Poll”) to be executed by Alcoa and Alcoa Bidder in favor of all Scheme Participants (the “New Alcoa CDIs”) (except that, (i) where a Scheme Participant resides in certain jurisdictions (each, an “Ineligible Foreign Shareholder”), such Ineligible Foreign Shareholder will receive its pro rata share of the net cash proceeds of the sale by a sale nominee (the “Sale Nominee”) of shares of Alcoa common stock (“Sale Nominee Alcoa Shares”) that all such Ineligible Foreign Shareholders would otherwise be entitled to receive in the form of New Alcoa CDIs, (ii) in the case of Alumina Limited Shares underlying Alumina ADSs, the applicable depositary (or its custodian) (the “ADR Depositary”) will receive, in lieu of the New Alcoa CDIs, for each such Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) in the case of certain Alumina Limited Shares owned by a certain Scheme Participant that is an affiliate of CITIC Group (the “CITIC Participant”), such CITIC Participant will receive, in lieu of the New Alcoa CDIs, for each such Alumina Limited Share, 0.02854 shares of newly-issued non-voting convertible preferred stock, par value $0.01 per share, of Alcoa, which non-voting convertible preferred stock is convertible into shares of Alcoa common stock on a one-for-one basis (the “New Alcoa Preferred Stock”)) (the “Scheme Consideration”), and Alumina Limited will become a wholly owned subsidiary of Alcoa Bidder and an indirect wholly owned subsidiary of Alcoa (the “Transaction”). Upon completion of the Transaction, Alcoa anticipates that shares of Alcoa common stock held by former Alumina Limited shareholders will represent approximately 31.25% of the fully diluted shares of Alcoa common stock, and the shares of Alcoa common stock held by existing Alcoa stockholders will represent approximately 68.75% of the fully diluted shares of Alcoa common stock (including, in each case, the shares of Alcoa common stock issuable upon conversion of shares of New Alcoa Preferred Stock issued to the CITIC Participant) immediately after the completion of the Transaction, in each case based on the number of fully diluted shares outstanding as of February 23, 2024.

Alcoa is sending you the accompanying proxy statement to ask you to attend a special meeting (the “Special Meeting”) of stockholders of Alcoa, or to vote your shares by proxy, in respect of the following proposals in connection with the Transaction:

1.

To approve the issuance of shares of Alcoa common stock (including the shares underlying the New Alcoa CDIs) and the issuance of shares of New Alcoa Preferred Stock (including the shares of Alcoa common stock issuable upon conversion of such shares of New Alcoa Preferred Stock) (collectively, the “New Alcoa Shares”) to Alumina Limited shareholders (or to the Sale Nominee in the case of the Ineligible Foreign Shareholders) pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement; and

2.

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal above.

After careful consideration, Alcoa’s board of directors has determined that it is advisable and in the best interests of Alcoa and its stockholders to consummate the Transaction pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement, and recommends that you vote “FOR” each of the foregoing proposals.

The accompanying proxy statement provides you with information about the Transaction Agreement, the Scheme and Deed Poll, the Transaction, and the Special Meeting. Alcoa encourages you to read the proxy statement carefully and in its entirety, including the Transaction Agreement, which is attached as Annex A. Before deciding how to vote, you should consider the “Risk Factors” beginning on page 32 of the proxy statement. You may also obtain more information about Alcoa from documents Alcoa has filed with the Securities and Exchange Commission as described under “Where You Can Find More Information” beginning on page 104 of the proxy statement.

YOUR VOTE IS IMPORTANT. The Transaction cannot be completed unless the proposal to approve the issuance of New Alcoa Shares to Alumina Limited shareholders in the Transaction is approved by the affirmative vote of a majority of the shares of Alcoa common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, whether or not you plan to attend the Special Meeting, Alcoa urges you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Special Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Special Meeting” in the accompanying proxy statement. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting.

Sincerely,

Steven W. Williams	William F. Oplinger

Non-Executive Chairman of the Board of Directors	President, Chief Executive Officer and Director

This proxy statement is dated June 6 and, together with the accompanying proxy card, is first being mailed or otherwise distributed to stockholders of Alcoa on or about June 6.

ALCOA CORPORATION

201 ISABELLA STREET, SUITE 500

PITTSBURGH, PENNSYLVANIA 15212

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Eastern Daylight Time on July 16, 2024

Dear Stockholders of Alcoa Corporation:

Alcoa Corporation, a Delaware corporation (“Alcoa”), cordially invites you to attend a special meeting of stockholders (the “Special Meeting”) of Alcoa, which will be held virtually via live webcast on www.virtualshareholdermeeting.com/AA2024SM, at 8:00 a.m. Eastern Daylight Time. You can attend the Special Meeting by visiting www.virtualshareholdermeeting.com/AA2024SM, where you will be able to listen to the meeting live and vote your shares online during the meeting, just as you could at an in-person meeting.

Alcoa is holding the Special Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve the issuance of shares of Alcoa common stock (including the shares underlying the New Alcoa CDIs) and the issuance of shares of non-voting convertible preferred stock, par value $0.01 per share, of Alcoa (the “New Alcoa Preferred Stock”) (including the shares of Alcoa common stock issuable upon conversion of such shares of New Alcoa Preferred Stock) (collectively, the “New Alcoa Shares”) to Alumina Limited shareholders (or to the Sale Nominee in the case of the Ineligible Foreign Shareholders) pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement; and

2.

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal above.

Alcoa’s board of directors has fixed the close of business on June 5, 2024 as the record date for the Special Meeting. Only stockholders of record on June 5, 2024 are entitled to notice of, and to vote at, the Special Meeting. A list of Alcoa’s registered stockholders as of the record date is electronically available for examination by any stockholder for any purpose germane to the Special Meeting for a period of 10 days prior to the Special Meeting. To request access to this stockholder list, please email Corporate_Secretary@alcoa.com indicating your request to access the stockholder list and provide your name and proof of ownership as of the record date. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Special Meeting is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. Each of the proposals to be considered and voted upon at the Special Meeting is subject to a separate vote by Alcoa stockholders. The Transaction cannot be completed unless the proposal to approve the issuance of New Alcoa Shares to Alumina Limited shareholders in the Transaction is approved by the affirmative vote of a majority of the shares of Alcoa common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, whether or not you plan to attend the Special Meeting, Alcoa urges you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Special Meeting or voting your shares, please refer to the section titled “Questions and Answers About the

Special Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting.

Instructions on the different ways to vote are found on the enclosed proxy card or voting instruction form. Please vote each and every proxy card or voting instruction form you receive. You may revoke your proxy at any time before it is voted at the Special Meeting by following the procedures set forth in the accompanying proxy statement or voting instruction form, as applicable.

Alcoa’s board of directors has determined that it is advisable and in the best interests of Alcoa and its stockholders to consummate the Transaction as contemplated by the Transaction Agreement, and recommends that you vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting.

We appreciate your continued support of Alcoa.

By order of the Board of Directors,

Marissa P. Earnest

Senior Vice President, Chief Governance Counsel

and Secretary

June 6, 2024

i

ii

SUMMARY

This proxy statement is being furnished to the stockholders of Alcoa Corporation, a Delaware corporation (“Alcoa”), in connection with the solicitation of proxies by Alcoa’s board of directors for use at a special meeting of stockholders to be held virtually on July 16, 2024 at 8:00 a.m. Eastern Daylight Time (the “Special Meeting”) and at any reconvened meeting following any adjournment or postponement thereof. The purpose of the Special Meeting is for Alcoa stockholders to consider and vote upon certain proposals in connection with the transactions contemplated by that certain Scheme Implementation Deed, dated as of March 12, 2024 (Australian Eastern Standard Time), as amended and restated by the Deed of Amendment and Restatement of the Scheme Implementation Deed, dated as of May 20, 2024 (Australian Eastern Standard Time), and as it may be further amended or supplemented (the “Transaction Agreement”), by and among Alcoa, AAC Investments Australia 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Alcoa (“Alcoa Bidder”), and Alumina Limited, an Australian public company limited by shares and listed on the Australian Securities Exchange (“Alumina Limited”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Transaction Agreement, Alcoa Bidder will acquire all Alumina Limited ordinary shares (the “Alumina Limited Shares”) on issue and outstanding, including Alumina Limited Shares represented by American Depositary Shares, each of which represents 4 Alumina Limited Shares (“Alumina ADSs”), pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (the “Australian Corporations Act”) (the “Scheme”). If the Scheme is approved by Alumina Limited shareholders and the Federal Court of Australia (sitting in Melbourne) (or such other court of competent jurisdiction under the Australian Corporations Act agreed by Alcoa and Alumina Limited) (the “Court”) and implemented, all issued and outstanding Alumina Limited Shares will be transferred to Alcoa Bidder, and the holders of such Alumina Limited Shares as of the record date for the Scheme (the “Scheme Record Date” and such holders, the “Scheme Participants”) will have the right to receive, for each such Alumina Limited Share, 0.02854 CHESS Depositary Interests (“CDIs”), each representing an ownership interest in a share of Alcoa common stock issued by Alcoa pursuant to a Deed Poll (“Deed Poll”) to be executed by Alcoa and Alcoa Bidder in favor of all Scheme Participants (the “New Alcoa CDIs”) (except that, (i) where a Scheme Participant resides in certain jurisdictions (each, an “Ineligible Foreign Shareholder”), such Ineligible Foreign Shareholder will receive its pro rata share of the net cash proceeds of the sale by a sale nominee (the “Sale Nominee”) of shares of Alcoa common stock (“Sale Nominee Alcoa Shares”) that all such Ineligible Foreign Shareholders would otherwise be entitled to receive in the form of New Alcoa CDIs, (ii) in the case of Alumina Limited Shares underlying Alumina ADSs, the applicable depositary (or its custodian) (the “ADR Depositary”) will receive, in lieu of the New Alcoa CDIs, for each such Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) in the case of certain Alumina Limited Shares owned by a certain Scheme Participant that is an affiliate of CITIC Group (the “CITIC Participant”), such CITIC Participant will receive, in lieu of the New Alcoa CDIs, for each such Alumina Limited Share, 0.02854 shares of newly-issued non-voting convertible preferred stock, par value $0.01 per share, of Alcoa, which non-voting convertible preferred stock is convertible into shares of Alcoa common stock on a one-for-one basis (the “New Alcoa Preferred Stock”)) (the “Scheme Consideration”), and Alumina Limited will become a wholly owned subsidiary of Alcoa Bidder and an indirect wholly owned subsidiary of Alcoa (the “Transaction”).

The following summary highlights selected information contained elsewhere in this proxy statement and may not contain all of the information that may be important to you. Accordingly, you are urged to read carefully this entire proxy statement, including the attached annexes, the information incorporated by reference and the other documents to which this proxy statement refers you in order for you to understand the Transaction and matters being considered at the Special Meeting. See “Where You Can Find More Information” beginning on page 104 of this proxy statement. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

The functional currency of Alcoa is the United States (“U.S.”) dollar. Unless otherwise specified, all references to “dollars” “$,” or “USD” shall mean U.S. dollars. All references to “A$” or “AUD” shall mean Australian dollars.

The Companies

Alcoa Corporation (see page 68)

Alcoa, a Delaware corporation, is a global industry leader in bauxite, alumina, and aluminum products. Alcoa is active in all aspects of the upstream aluminum industry with bauxite mining, alumina refining, and aluminum smelting and casting. Alcoa has direct and indirect ownership of 27 locations across nine countries on six continents.

Alcoa’s operations comprise two reportable business segments: Alumina and Aluminum. The Alumina segment primarily consists of a number of affiliated operating entities held in Alcoa World Alumina and Chemicals (“AWAC”), a global, unincorporated joint venture between Alcoa and Alumina Limited, for which Alcoa is the operator. This segment consists of Alcoa’s worldwide refining system, including the mining of bauxite, which is then refined into alumina, a compound of aluminum and oxygen that is the raw material used by smelters to produce aluminum metal. The Aluminum segment consists of Alcoa’s aluminum smelting and casting operations along with most of Alcoa’s energy production assets. Alcoa smelts and casts aluminum in various shapes and sizes for global customers, including developing and creating various alloy combinations for specific applications.

Alcoa became an independent, publicly traded company on November 1, 2016, following its separation from its former parent company, Alcoa Inc. The principal trading market for Alcoa common stock (NYSE: AA) is the New York Stock Exchange (“NYSE”). Alcoa’s principal executive office is located at 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212. Its telephone number is (412) 315-2900. Additional information about Alcoa is included in documents, which are incorporated by reference into this proxy statement or can be found at Alcoa’s website at www.Alcoa.com (the contents of which are not part of this proxy statement).

Alumina Limited (see page 68)

Alumina Limited is a company registered in Victoria, Australia and governed by the Australian Corporations Act. Alumina Limited Shares are listed on the Australian Securities Exchange.

Alumina Limited is the 40% partner in the AWAC joint venture, which includes a portfolio of assets in Australia, Brazil, Spain, Saudi Arabia and Guinea, including globally-leading bauxite mines and alumina refineries. AWAC also has a 55% interest in the Portland aluminum smelter in Victoria, Australia. Alcoa holds the remaining 60% interest in AWAC and is the operator of AWAC.

Special Meeting of Alcoa Stockholders

The Special Meeting (see page 41)

Alcoa stockholders are being asked to consider and vote upon the following proposals in connection with the Transaction:

1.

To approve the issuance of shares of Alcoa common stock (including the shares underlying the New Alcoa CDIs) and the issuance of shares of New Alcoa Preferred Stock (including the shares of Alcoa common stock issuable upon conversion of such shares of New Alcoa Preferred Stock) (collectively, the “New Alcoa Shares”) to Alumina Limited shareholders (or to the Sale Nominee in the case of the Ineligible Foreign Shareholders) pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement (the “Transaction Proposal”); and

2.

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction Proposal (the “Adjournment Proposal”).

The Alcoa stockholder vote on such proposals will take place at the Special Meeting to be held virtually at 8:00 a.m. Eastern Daylight Time on July 16, 2024. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AA2024SM.

Record Date for the Special Meeting (see page 41)

You can vote at the Special Meeting all of the shares of Alcoa common stock you held of record as of the close of business on June 5, 2024, which is the record date for the Special Meeting (the “Record Date”). As of the Record Date, there were 179,561,504 shares of Alcoa common stock outstanding.

Recommendations of Alcoa’s Board of Directors (see page 41)

Alcoa’s board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting. In connection with its decision to recommend that you vote “FOR” each of the proposals, Alcoa’s board of directors has determined that it is advisable and in the best interests of Alcoa and its stockholders to issue the Scheme Consideration to Alumina Limited shareholders in connection with the Transaction. See “The Transaction—Alcoa’s Reasons for the Transaction” beginning on page 53 of this proxy statement and “The Transaction—Recommendations of Alcoa’s Board of Directors” beginning on page 55 of this proxy statement for more information about the factors considered by Alcoa’s board of directors.

Required Vote (see page 44)

Each share of Alcoa common stock is entitled to one vote at the Special Meeting. The presence, virtually or represented by proxy, of a majority of the issued and outstanding shares of Alcoa common stock entitled to vote at the Special Meeting as of the Record Date will constitute a quorum at the Special Meeting. Shares for which a stockholder directs an “abstention” and shares of Alcoa common stock represented at the Special Meeting by attendance via the Special Meeting website that have not previously voted and are not voted at the Special Meeting (“attending non-votes”) are counted as shares present and entitled to vote for purposes of determining a quorum.

Under the NYSE rules, brokers, banks and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote such shares on any proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). As a result, Alcoa does not expect any broker non-votes at the Special Meeting, and if you hold your shares in “street name” and fail to provide your broker, bank or other nominee with any instructions regarding how to vote such shares, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals unless you virtually attend the Special Meeting. If you provide instructions to your broker, bank or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and will be counted for purposes of determining the presence of a quorum but will not be voted with respect to that other proposal.

Approval of the proposals presented at the Special Meeting will require the following:

•	Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the shares of Alcoa common stock present or represented by proxy at the Special

Meeting and entitled to vote thereon. An abstention from voting or an attending non-vote will have the same effect as a vote “AGAINST” the Transaction Proposal.

•

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the shares of Alcoa common stock present or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). An abstention from voting or an attending non-vote will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Security Ownership of Certain Beneficial Owners and Management (see page 42)

As of the close of business on May 31, 2024, the current directors and executive officers of Alcoa were deemed to beneficially own 920,331 shares of Alcoa common stock, which represented less than 1% of the shares of Alcoa common stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), as described below under “The Special Meeting—Security Ownership of Certain Beneficial Owners and Management” beginning on page 42 of this proxy statement.

The Transaction

Structure of the Transaction (see page 47)

Alcoa and Alumina Limited are proposing to engage in a business combination under Australian corporate law, pursuant to which Alcoa Bidder will acquire all of the outstanding Alumina Limited Shares, and Alumina Limited will thereby become a wholly owned subsidiary of Alcoa Bidder and an indirect wholly owned subsidiary of Alcoa. As set forth in the Transaction Agreement, the business combination will be carried out in accordance with a scheme of arrangement under the Australian Corporations Act to be submitted for approval by Alumina Limited shareholders and the Court.

Subject to the terms and conditions set forth in the Transaction Agreement, upon implementation of the Scheme, all issued and outstanding Alumina Limited Shares will be transferred to Alcoa Bidder, and the Scheme Participants will have the right to receive, for each Alumina Limited Share, 0.02854 New Alcoa CDIs (except that, (i) Ineligible Foreign Shareholders will receive their pro rata share of the net cash proceeds by the Sale Nominee of the Sale Nominee Alcoa Shares, (ii) the ADR Depositary (or its custodian) will receive, for each Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) the CITIC Participant will receive, for certain of their Alumina Limited Shares, 0.02854 shares of New Alcoa Preferred Stock).

The Transaction is expected to be completed in the third calendar quarter of 2024 subject to satisfaction or waiver of the various closing conditions set forth in the Transaction Agreement. See “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 80 of this proxy statement for more information regarding the conditions to closing the Transaction.

Consideration (see page 78)

Alcoa Stockholders. Alcoa stockholders will continue to own their existing shares of Alcoa common stock after the Transaction and will not receive any consideration in the Transaction.

Alumina Limited Shareholders. If the Scheme becomes effective on the terms and subject to the conditions set forth in the Transaction Agreement, the Scheme and the Deed Poll, upon implementation of the Scheme, each outstanding Alumina Limited Share will be transferred to Alcoa Bidder and each Scheme Participant will be entitled to receive in exchange for each Alumina Limited Share it holds as of the Scheme Record Date 0.02854 New Alcoa CDIs (except that, (i) Ineligible Foreign Shareholders will receive their pro rata share of the net cash proceeds by the Sale Nominee of the Sale Nominee Alcoa Shares, (ii) the ADR Depositary (or its custodian) will receive, for each Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) the CITIC Participant will receive, for certain of their Alumina Limited Shares, 0.02854 shares of New Alcoa Preferred Stock). The New Alcoa CDIs will be listed for quotation on the official list of the Australian Securities Exchange (“ASX”) initially on a deferred settlement basis with effect from the first business day after the day on which a copy of the Court’s order is filed with the Australian Securities and Investments Commission (“ASIC”) and the Scheme becomes effective (the “Effective Date”) (or a later date as ASX or the Court may require) and on an ordinary (T+2) settlement basis from no later than the first business day after the date of implementation of the Scheme (the “Implementation Date”). The shares of New Alcoa Preferred Stock will not be listed or traded on the NYSE, ASX or any other exchange.

Comparative per Share Market Price Information (see page 22)

The table below sets forth the closing sale prices of Alcoa common stock and Alumina Limited Shares as reported on the NYSE and ASX, respectively, on February 23, 2024 (the last trading day prior to the public announcement of the parties’ entry into an exclusivity and transaction process deed (the “Process Deed”) providing for the parties to negotiate in good faith to agree on a definitive agreement for the Transaction), and June 5, 2024. The table also shows the implied value of one Alumina Limited Share, which was calculated by multiplying the closing price of Alcoa common stock on that date by the exchange ratio of 0.02854 and then dividing by the exchange rate of U.S. dollar to Australian dollar as of February 23, 2024 and June 5, 2024, respectively. The market prices of Alcoa common stock and Alumina Limited Shares likely will fluctuate between the date of this proxy statement and the time of the Alcoa and Alumina Limited shareholder approvals and the completion of the Transaction. No assurance can be given concerning the market prices of Alcoa common stock or Alumina Limited Shares before the completion of the Transaction or the market price of Alcoa common stock after the completion of the Transaction.

Date	Alumina Limited Share (A$)	Alcoa Common Stock ($)	Share Conversion Ratio	U.S. Dollar to Australian Dollar Exchange Rate	Implied Value of Alumina Limited Share (A$)
February 23, 2024	1.02	26.52	0.02854	0.656	1.15
June 5, 2024	1.79	42.59	0.02854	0.665	1.83

Opinion of Alcoa’s Financial Advisor (see page 58)

Pursuant to an engagement letter, Alcoa retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the Transaction. On March 11, 2024, J.P. Morgan delivered its written opinion to the Alcoa board of directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio was fair, from a financial point of view, to Alcoa.

The full text of the written opinion of J.P. Morgan, dated March 11, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Alcoa common stock are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Alcoa board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction, was directed only to the exchange ratio and did not address any other aspect of the Transaction. J.P. Morgan expressed no opinion as to the fairness of the exchange ratio to the holders of any class of securities, creditors or other constituencies of Alcoa or as to the underlying decision by Alcoa to engage in the Transaction. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Alcoa as to how such stockholder should vote with respect to the Transaction or any other matter.

Interests of Alcoa’s Executive Officers in the Transaction (see page 63)

None of Alcoa’s executive officers is expected to receive any severance or other compensation as a result of the transactions contemplated by the Transaction Agreement, including the implementation of the Scheme. In particular, there are no payments or benefits that Alcoa’s executive officers may receive that would be required to be disclosed pursuant to Item 402(t) of Regulation S-K.

Accounting Treatment (see page 63)

The Transaction consists in substance of the acquisition of Alumina Limited’s noncontrolling interest in AWAC and the assumption of indebtedness. The Transaction will be accounted for as an equity transaction under U.S. GAAP in accordance with Accounting Standard Codification (“ASC”) 810. The financial condition and results of operations of Alcoa after closing of the Scheme will include the financial condition and results of operations of Alumina Limited.

Board of Directors Following the Transaction (see page 63)

Alcoa’s board of directors is currently composed of 10 members. Pursuant to the terms of the Transaction Agreement, Alcoa will appoint two existing Alumina Limited board members who are Australian residents or citizens to join Alcoa’s board of directors. The identity of those appointees will be mutually agreed by Alcoa and Alumina Limited, and their appointment will have effect on and from the Implementation Date. In connection therewith, effective as of the Implementation Date, the size of Alcoa’s board of directors will increase to 12 members.

Regulatory and Other Approvals (see page 66)

Alumina Limited Shareholder Approval

Subject to the Court granting orders to convene a meeting of Alumina Limited shareholders to consider and vote on a resolution to approve the Transaction and approving the distribution of Alumina Limited’s scheme booklet in respect of the Transaction (the “Scheme Booklet”) (the date of the hearing of the Court to grant such orders is referred to as the “First Court Date”), Alumina Limited intends to hold a separate special meeting of its shareholders pursuant to those orders (such meeting is referred to as the “Scheme Meeting”). Under Section 411(4)(a)(ii) of the Australian Corporations Act, the resolution to approve the Transaction must be passed both (i) by a majority in number of Alumina Limited shareholders that are present and voting in person or by proxy, by attorney or, in the case of a corporation, by its duly appointed corporate representative, at the Scheme Meeting and (ii) by 75% of the votes cast on the Scheme resolution in person or by proxy, at the Scheme Meeting.

Australian Court Approval

Under the Australian Corporations Act, the Transaction must be approved by Alumina Limited shareholders and by the Court to become effective. The Australian Corporations Act expressly prevents a court from granting approval unless:

•	ASIC provides the Court with a statement that it has no objection to the Transaction; or

•

the Court is satisfied that the Transaction has not been proposed for the purpose of enabling any person to avoid the operation of any of the provisions of Chapter 6 of the Australian Corporations Act (which relates to takeovers).

Alumina Limited intends to apply to the Court on the First Court Date for orders (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Transaction and (ii) approving the distribution of the Scheme Booklet to Alumina Limited shareholders. Alumina Limited must give ASIC at least fourteen days’ notice before the First Court Date and must allow ASIC a reasonable opportunity to review the Scheme Booklet and to make submissions to the Court with respect to it. Provided that ASIC is satisfied with the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) and the Scheme Booklet, it is expected that ASIC will provide to the Court on the First Court Date a letter stating that, while ASIC reserves its rights until it has had an opportunity to observe the entire Scheme process, it does not at that point in time intend to oppose the Scheme at the Second Court Date. The Court will consider the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) at the First Court Date and may require changes to any of those documents as a condition to the Court granting the orders sought. Alumina Limited must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of the Scheme without the prior written consent of Alcoa.

If the resolution to approve the Transaction is passed at the Scheme Meeting and all other conditions to the Transaction are satisfied or waived, Alumina Limited will seek to obtain the approval of the Court (the date of the hearing of the Court to grant such order is referred to as the “Second Court Date”). Alumina Limited intends to apply to ASIC for ASIC to provide to the Court a written statement that it has no objection to the Transaction.

Alumina Limited expects that ASIC will provide to the Court on the Second Court Date a letter stating that ASIC has no objection to the Transaction. The Court will approve the Transaction only if it is satisfied, among other things, that the Scheme and its terms and conditions are procedurally and substantively fair and reasonable to all persons who are entitled to receive the Scheme Consideration pursuant to the Scheme.

If the Court approves the Transaction on the Second Court Date, a copy of the Court’s order will be filed with ASIC and the Scheme will become effective and binding on all Alumina Limited shareholders (including those who voted against the resolution to approve the Transaction) on filing of that Court order with ASIC. On the Effective Date, the obligations of Alcoa and Alcoa Bidder under the Deed Poll will take effect and be binding.

It is expected that trading in Alumina Limited Shares on the ASX will be suspended from the close of trading on the Effective Date of the Scheme, which is expected to be one business day after the Court’s approval on the Second Court Date. The Scheme Record Date (which will be the second business day following the Effective Date) will be set to determine the Alumina Limited shareholders who will transfer their Alumina Limited shares and be entitled to receive the Scheme Consideration. It is expected that the Scheme Consideration will be provided to Alumina Limited shareholders on the fifth business day following the Scheme Record Date and the Transaction will be implemented on that date.

Australian Foreign Investment Approval

Under Australia’s Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), certain transactions may not be completed by a “foreign person” (such as Alcoa or Alcoa Bidder) unless notice has been given to the Federal Treasurer of Australia (the “Federal Treasurer”) and the Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed acquisition or the statutory period has expired without the Federal Treasurer objecting (“FIRB Approval”). As part of its review, Australia’s Foreign Investment Review Board (“FIRB”) will seek the views of other government agencies, including the Australian Competition and Consumer Commission (“ACCC”).

Alcoa and Alcoa Bidder gave notice of the Transaction to the Federal Treasurer on March 14, 2024 but have not yet received a no objection notification from the Federal Treasurer. The statutory period currently expires on June 14, 2024 and may be subject to extension by FIRB.

Australian Competition and Consumer Commission

Section 50 of the Competition and Consumer Act 2010 (Cth) (the “CCA”) prohibits the acquisition of shares or assets that would have the effect, or be likely to have the effect, of substantially lessening competition in any Australian market. The ACCC is responsible for enforcing Section 50 of the CCA.

Alcoa filed an application for confidential pre-assessment with the ACCC on March 14, 2024.

On April 19, 2024 (Australian Eastern Standard Time), the ACCC provided informal clearance for the Transaction by confirming in writing to Alcoa that it does not intend to conduct a public review of the Transaction pursuant to Section 50 of the CCA.

Brazil Administrative Council for Economic Defense Approval

Under Law No. 12,529 of 2011 (the “Competition Law”), the Transaction may not be completed until a notification has been filed and approval has been granted by Brazil’s Administrative Council for Economic Defense (“CADE”). Upon its investigation, CADE can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the Transaction.

Alcoa and Alumina Limited jointly filed an application for CADE approval on April 16, 2024 (Australian Eastern Standard Time).

On May 29, 2024 (Australian Eastern Standard Time), CADE certified that the applicable term for intervention or “call-back” of the application had elapsed and that consequently CADE’s decision published in the Official Gazette of Brazil on May 13, 2024 to approve the application was final.

NYSE and ASX Listing (see page 67)

Alcoa has agreed to obtain listing approval from the NYSE for the shares of Alcoa common stock to be issued or issuable in the Transaction. Alcoa has also agreed to establish a secondary “foreign exempt” listing on the ASX to allow Alumina Limited shareholders to trade shares of Alcoa common stock via New Alcoa CDIs on the ASX. The New Alcoa CDIs will be listed for quotation on the official list of ASX initially on a deferred settlement basis with effect from the first business day after the Effective Date (or a later date as ASX or the Court may require) and on an ordinary (T+2) settlement basis from no later than the first business day after the Implementation Date.

An Alumina Limited shareholder will be an “Ineligible Foreign Shareholder” for the purposes of the Scheme if, at 7:00 p.m. (Australian Eastern Standard Time) on the Scheme Record Date, such shareholder’s address on Alumina Limited’s share register is a place outside Australia and its external territories, British Virgin Islands, Norway, Canada, Hong Kong, New Zealand, Singapore, Switzerland, the European Union, the United Arab Emirates, the United Kingdom or the United States (unless otherwise agreed by Alcoa and Alumina Limited, each acting reasonably), unless Alcoa (after consultation with Alumina Limited) determines that it is lawful and not unduly onerous or unduly impracticable to issue the New Alcoa CDIs to such Alumina Limited shareholder.

With respect to the New Alcoa CDIs that would be otherwise issued to an Ineligible Foreign Shareholder, in lieu of issuing any New Alcoa CDIs to such Ineligible Foreign Shareholder, Alcoa will issue the new shares of Alcoa common stock to which an Ineligible Foreign Shareholder would otherwise be entitled to receive in the form of New Alcoa CDIs to a nominee appointed by Alcoa. Alcoa will appoint such nominee on terms reasonably acceptable to Alumina Limited at least five business days before the Scheme Meeting. Such nominee will sell or procure the sale of such Sale Nominee Alcoa Shares in the ordinary course of trading on NYSE as soon as reasonably practicable after the Implementation Date (and in any event within 15 days after the Sale Nominee Alcoa Shares are capable of being traded on NYSE) and remit the proceeds, net of any applicable brokerage, stamp duty and other selling costs, taxes, and charges as soon as reasonably practicable after settlement (and in any event within 10 business days), to Alcoa Bidder. Promptly after receiving the proceeds, Alcoa will pay or procure the payment of the proportional share of such proceeds to each Ineligible Foreign Shareholder. None of Alcoa, Alcoa Bidder, Alumina Limited or the nominee gives any assurance as to the price that will be achieved for the sale of the Sale Nominee Alcoa Shares and the sale of the Sale Nominee Alcoa Shares will be at the risk of the Ineligible Foreign Shareholder.

No Appraisal Rights (see page 65)

Under Delaware law, holders of shares of Alcoa common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the Special Meeting.

Conditions Precedent to the Scheme (see page 80)

As more fully described in this proxy statement and in the Transaction Agreement, the Scheme will not become effective, and the obligations of Alcoa, Alcoa Bidder and Alumina Limited to complete the Transaction are not binding, until each of the following conditions precedent, among others, is satisfied (or waived to the extent permissible):

•	receipt of certain regulatory approvals;

•	approval by Alcoa stockholders and Alumina Limited shareholders;

•	the Court’s approval of the Scheme in accordance with the Australian Corporations Act;

•

no Australian or United States court or regulatory authority having issued or enacted any law or other order which restrains or prohibits the implementation of the Scheme and is in effect at 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date;

•

issuance of the Independent Expert’s report concluding that the Scheme is in the best interests of Scheme Participants before the lodgement of the Scheme Booklet with ASIC (and there being no change or withdrawal to that conclusion before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date);

•	listing of the shares of Alcoa common stock to be issued or issuable in the Transaction and New Alcoa CDIs on the NYSE and ASX, respectively; and

•	absence of Alumina Limited Prescribed Event and Alcoa Prescribed Event (each as defined under “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme”).

Exclusivity (see page 92)

The Transaction Agreement restricts Alumina Limited’s and Alcoa’s ability to solicit competing proposals from third parties, to negotiate with a third party regarding any agreement, understanding or arrangement that could reasonably be expected to lead to a competing proposal, to provide non-public information to third parties regarding competing proposals and (i) in the case of Alcoa’s board of directors, for any member of the board to change his or her recommendation in favor of the Transaction and (ii) in the case of Alumina Limited’s board of directors, for any independent director or Alumina Limited’s Managing Director and Chief Executive Officer to change his or her recommendation in favor of the Transaction. Notwithstanding this obligation, Alumina Limited and Alcoa may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited competing proposals if Alumina Limited’s or Alcoa’s board of directors, as applicable, determines in good faith after receiving advice from its financial and external legal advisers that (1) the competing proposal is or would reasonably be expected to become a superior proposal and (2) failing to respond to the competing proposal would constitute a breach of Alumina Limited’s or Alcoa’s board of directors’ (as applicable) fiduciary or statutory obligations. Alumina Limited’s and Alcoa’s board of directors, as applicable, may also change its recommendation in certain circumstances, including entering into a transaction for a Superior Proposal (as defined and described under “The Transaction Agreement, Scheme and Deed Poll—Termination”).

Termination of the Transaction Agreement (see page 95)

The Transaction Agreement may be terminated by either Alcoa or Alumina Limited:

•

if the Scheme has not become effective by the End Date (as defined under “The Transaction Agreement, Scheme and Deed Poll—Termination”), provided that the party purporting to terminate the Transaction Agreement has complied in all material respects with certain of its obligations under the Transaction Agreement;

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if the other party is in material breach of a term of the Transaction Agreement, taken in the context of the Scheme as a whole, provided that the breaching party has, if practicable, given notice to the non-breaching party setting out the relevant circumstances and the relevant circumstances continue to exist 10 business days (or any shorter period ending at 8:00 a.m. on the Second Court Date) after the time such notice is given;

•

if (a) a Consultation Failure (as defined under “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme”) has occurred or (b) the Court refuses to make orders convening the Scheme Meeting or approving the Scheme and the parties agree not to appeal or an independent counsel advises that an appeal would be futile; or

•	if agreed to in writing by both parties.

The Transaction Agreement may be terminated by Alcoa:

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if (a) any of Alumina Limited’s board members publicly adversely changes his or her recommendation from the form in the public announcement attached to the Transaction Agreement or otherwise makes a public statement indicating that they do not or no longer support the Scheme or support or endorse an Alumina Limited Competing Transaction (as defined under “The Transaction Agreement, Scheme and Deed Poll—Exclusivity”) or (b) any independent Alumina Limited director or Alumina Limited’s Managing Director and Chief Executive Officer does not state he or she intends to vote all of the Alumina Limited shares that he or she directly or indirectly owns or controls in favor of the Scheme at the Scheme Meeting, or withdraws or adversely modifies (including by attaching any qualifications to) an earlier statement that they intend to vote in favor of the Scheme at the Scheme Meeting; or

•

Alcoa has received an Alcoa Superior Proposal (as defined under “The Transaction Agreement, Scheme and Deed Poll—Exclusivity”) and Alcoa’s board of directors has determined in good faith and acting reasonably having received advice from its external counsel specializing in corporate law, that by virtue of the fiduciary or statutory duties of Alcoa’s board, Alcoa is required to terminate the Transaction Agreement as a result of the Alcoa Superior Proposal.

The Transaction Agreement may be terminated by Alumina Limited:

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if any Alcoa board member publicly changes his or her recommendation to Alcoa stockholders that they vote in favor of the issuance of New Alcoa Shares, including any adverse modification to his or her recommendation, or otherwise makes a public statement indicating that they no longer support the Scheme or support or endorse an Alcoa Competing Transaction (as defined under “The Transaction Agreement, Scheme and Deed Poll—Exclusivity”);

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if Alumina Limited has received an Alumina Limited Competing Transaction and Alumina Limited’s board of directors has determined that the Alumina Limited Competing Transaction constitutes an Alumina Limited Superior Proposal (as defined under “The Transaction Agreement, Scheme and Deed Poll—Exclusivity”) and the Alumina Limited board has determined in good faith and acting reasonably having received advice from its external counsel specializing in corporate law, that by virtue of the fiduciary or statutory duties of the Alumina Limited board members, Alumina Limited is required to terminate the Transaction Agreement as a result of the Alumina Limited Superior Proposal.

Alcoa Preferred Stock (see page 98)

Alcoa has agreed to issue shares of New Alcoa Preferred Stock to the CITIC Participant in lieu of New Alcoa CDIs that would have otherwise resulted in the CITIC Participant and its affiliates beneficially owning, in the aggregate, in excess of 4.5% of the outstanding shares of Alcoa common stock (including the shares underlying the New Alcoa CDIs) upon implementation of the Scheme. The designations, powers, rights and preferences and the qualifications, limitations and restrictions will be set forth on a certificate of designation (the “Certificate of Designation”). The form of the Certificate of Designation is attached as Schedule 2 of the Transaction Agreement, which is attached as Annex A.

The shares of New Alcoa Preferred Stock will be subject to the following terms, among others:

•	The New Alcoa Preferred Stock will have no voting rights, except as may be required by applicable law and except as specified in the Certificate of Designation;

•

Each share of New Alcoa Preferred Stock will be convertible into one share of Alcoa common stock (the “Conversion Ratio”), subject to adjustment under certain circumstances as set forth in the Certificate of Designation;

•

The New Alcoa Preferred Stock will participate in dividends (other than stock dividends which shall adjust the Conversion Ratio) paid on the shares of Alcoa common stock to the same extent as the Alcoa common stock; and

•

The New Alcoa Preferred Stock will rank senior to Alcoa common stock in the event of a liquidation, dissolution or winding up of Alcoa to the extent of a liquidation preference of $0.0001 for each share of Alcoa Preferred Stock and, after the payment of such liquidation preference, rank pari passu with the Alcoa common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 11, 2024 (Eastern Daylight Time) / March 12, 2024 (Australian Eastern Daylight Time) (the “Date of Announcement”), Alcoa and Alumina Limited entered into the Transaction Agreement, pursuant to which, subject to the satisfaction or waiver of applicable closing conditions, Alumina Limited will become an indirect wholly owned subsidiary of Alcoa. Alumina Limited had 2,901,681,417 Alumina Limited Shares outstanding on the Date of Announcement, of which 2,766,414,711 shares will convert into the Scheme Consideration that is, in the aggregate, the equivalent of 78,953,476 shares of Alcoa common stock. The remaining 136,668,243 Alumina Limited Shares are owned by a certain Scheme Participant that is the CITIC Participant, and will convert into the equivalent of 3,900,512 shares of New Alcoa Preferred Stock. See “The Transaction” beginning on page 47 of this proxy statement for further details on the Transaction.

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 and the quarter ended March 31, 2024 and the unaudited pro forma condensed combined balance sheet as of March 31, 2024. The unaudited pro forma condensed combined financial information includes the historical results of Alcoa and Alumina Limited after giving pro forma effect to the acquisition of Alumina Limited. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the quarter ended March 31, 2024 combine the historical audited and unaudited consolidated statement of operations of Alcoa for the corresponding periods, with the respective historical audited and unaudited consolidated statement of profit and loss of Alumina Limited for the corresponding periods, as if the Transaction had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of March 31, 2024 combines the historical unaudited consolidated balance of Alcoa and the historical unaudited consolidated balance sheet of Alumina Limited as of March 31, 2024, as if the Transaction had occurred on March 31, 2024.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with Alcoa’s and Alumina Limited’s historical financial statements referenced below:

•

Alcoa’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024 and Alcoa’s unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024, which are incorporated by reference in “Where You Can Find More Information” beginning on page 104 of this proxy statement; and

•

Alumina Limited’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2023 and unaudited consolidated financial statements for the quarter ended March 31, 2024, which are included beginning on page C-1 of this proxy statement.

The consummation of the Transaction remains subject to the satisfaction of various closing conditions, including, among others, the receipt of Alcoa shareholders’ approval, Alumina Limited shareholders’ approval, regulatory and other approvals. Alcoa notes that the Transaction has not been consummated, and may never be consummated, including for reasons outside of Alcoa’s control.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been adjusted to include estimated Transaction accounting adjustments, accounting policy adjustments, and International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) (the “IFRS Accounting Standards”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjustments.

The pro forma adjustments are based upon currently available information and certain assumptions that Alcoa’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The actual adjustments to Alcoa’s audited consolidated financial statements will depend upon a number of factors and additional information that will be available on or after the consummation of the Transaction. Accordingly, the actual adjustments that will appear in Alcoa’s financial statements may differ from these pro forma adjustments. Additionally, Alcoa conducted an initial review of the accounting policies of Alumina Limited, which comply with the IFRS Accounting Standards, to determine material differences in accounting policies or presentation between Alcoa and Alumina Limited that may require recasting or reclassification to conform to Alcoa’s accounting policies and presentations. The assessment of differences between the IFRS Accounting Standards and U.S. GAAP is based on Alcoa management’s best estimates, which remain subject to change as additional information is available.

The unaudited pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the SEC. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position of any future period or as of any future date. Additionally, the unaudited pro forma financial information does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Transaction, which are described in the section entitled “The Transaction—Alcoa’s Reasons for the Transaction” beginning on page 53 of this proxy statement, and, accordingly, does not attempt to predict or suggest future results.

ALCOA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2024

(in millions, except per share data)

	Historical Alcoa Corporation U.S. GAAP (USD)	Historical Alumina Limited IFRS (USD)[1]	Alumina Limited IFRS to U.S. GAAP Adjustments[2] (USD)	Transaction Accounting Adjustments (USD)[3]	Note(s)		U.S. GAAP Pro forma Combined (USD)
Sales	$2,599	$—	$—	$—			$2,599
Cost of goods sold (exclusive of expenses below)	2,404	—	—	—			2,404
Selling, general administrative, and other expenses	60	6	—	—			66
Research and development expenses	11	—	—	—			11
Provision for depreciation, depletion, and amortization	161	—	—	—			161
Restructuring and other charges, net	202	—	—	—			202
Interest expense	27	6	—	—			33
Other expenses (income), net	59	42	6	(48)	(A	)	59

Total costs and expenses	2,924	54	6	(48)			2,936

(Loss) income before income taxes	(325)	(54)	(6)	48			(337)
Benefit from income taxes	(18)	—	—	—			(18)

Net (loss) income	(307)	(54)	(6)	48			(319)
Less: Net loss attributable to noncontrolling interest	(55)	—	—	55	(A	)	—

Net (loss) income after noncontrolling interest	$(252)	$(54)	$(6)	$(7)			$(319)

Earnings per share attributable to common shareholders:
Basic	$(1.41)	$(0.02)					$(1.24)

Diluted	$(1.41)	$(0.02)					$(1.24)

[1]	See Annex C, Alumina Limited’s Historical Financial Statements.
[2]	See Note 3.
[3]	See Note 5.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

ALCOA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in millions, except per share data)

	Historical Alcoa U.S. GAAP (USD)	Historical Alumina IFRS[1] (USD)	IFRS to U.S. GAAP Adjustments[2] (USD)	Transaction Accounting Adjustments[3] (USD)	Note(s)		U.S. GAAP Pro forma Combined (USD)
Sales	$10,551	$1	$—	$—			$10,552
Cost of goods sold (exclusive of expenses below)	9,813	—	—	—			9,813
Selling, general administrative, and other expenses	226	12	—	—			238
Research and development expenses	39	—	—	—			39
Provision for depreciation, depletion, and amortization	632	—	—	—			632
Restructuring and other charges, net	184	—	—	—			184
Interest expense	107	20	—	—			127
Other expenses (income), net	134	119	8	(127)	(A	)	134

Total costs and expenses	11,135	151	8	(127)			11,167

(Loss) income before income taxes	(584)	(150)	(8)	127			(615)
Provision for income taxes	189	—	—				189

Net (loss) income	(773)	(150)	(8)	127			(804)
Less: Net (loss) income attributable to noncontrolling interest	(122)	—	—	122	(A	)	—

Net (loss) income after noncontrolling interest	$(651)	$(150)	$(8)	$5			$(804)

Earnings per share attributable to common shareholders:
Basic	$(3.65)	$(0.05)					$(3.13)

Diluted	$(3.65)	$(0.05)					$(3.13)

[1]	See Annex C, Alumina Limited’s Historical Financial Statements.
[2]	See Note 3.
[3]	See Note 5.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

ALCOA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2024

(in millions, except per share data)

	Historical Alcoa Corporation U.S. GAAP (USD)	Historical Alumina Limited IFRS (USD)[1]	Alumina Limited IFRS to U.S. GAAP Adjustments[2] (USD)	Transaction Accounting Adjustments (USD)[3]	Note(s)	U.S. GAAP Pro forma Combined (USD)
Assets
Current assets:
Cash and cash equivalents	$1,358	$3	$—	$(66)	(B)	$1,295
Receivables from customers	869	—	—	—		869
Other receivables	132	—	—	—		132
Inventories	2,048	—	—	—		2,048
Fair value of derivative instruments	22	—	—	—		22
Prepaid expenses and other current assets	452	1	—	—		453

Total current assets	4,881	4	—	(66)		4,819
Properties, plants, and equipment, net	6,577	2	—	—		6,579
Investments	969	1,683	11	(1,694)	(C)	969
Deferred income taxes	295	—	—	—		295
Fair value of derivative instruments	1	—	—	—		1
Other noncurrent assets	1,605	—	—	—		1,605

Total Assets	$14,328	$1,689	$11	$(1,760)		$14,268

Liabilities
Current liabilities:
Accounts payable, trade	$1,586	$2	$—	$—		$1,588
Accrued compensation and retirement costs	331	—	—	—		331
Taxes, including income taxes	94	—	—	—		94
Fair value of derivative instruments	205	—	—	—		205
Other current liabilities	746	1	—	—		747
Long-term debt due within one year	79	—	—	363	(E)	442

Total current liabilities	3,041	3	—	363		3,407
Long-term debt, less amount due within one year	2,469	363	—	(363)	(E)	2,469
Accrued pension benefits	267	—	—	—		267
Accrued other postretirement benefits	437	—	—	—		437
Asset retirement obligations	718	—	—	—		718
Environmental remediation	197	—	—	—		197
Fair value of derivative instruments	925	—	—	—		925
Noncurrent income taxes	134	—	—	—		134
Other noncurrent liabilities and deferred credits	606	2	—	—		608

Total liabilities	8,794	368	—	—		9,162

Contingencies and commitments
Equity
Shareholders’ equity:
Common stock	2	—	—	1	(D)	3
Preferred stock	—	—	—	—	(D)	—
Additional capital	9,184	2,707	—	(523)	(B),(C),(D)	11,368
Accumulated (deficit) earnings	(1,564)	74	11	(121)	(B),(C)	(1,600)
Accumulated other comprehensive loss	(3,628)	(1,460)	—	423	(C)	(4,665)

Total shareholders’ equity	3,994	1,321	11	(220)		5,106

Noncontrolling interest	1,540	—	—	(1,540)	(C)	—

Total equity	5,534	1,321	11	(1,760)		5,106

Total Liabilities and Equity	$14,328	$1,689	$11	$(1,760)		$14,268

[1]	See Annex C, Alumina Limited’s Historical Financial Statements.
[2]	See Note 3.
[3]	See Note 6.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1—BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Both Alcoa and Alumina Limited prepare their consolidated financial statements on the basis of the fiscal year ended December 31, 2023. The unaudited pro forma condensed combined financial information was prepared using:

•	the historical unaudited consolidated statements of operations of Alcoa and Alumina Limited for the quarter ended March 31, 2024;

•	the historical audited consolidated statements of operations of Alcoa and Alumina Limited for the year ended December 31, 2023; and

•	the historical unaudited consolidated balance sheets for Alcoa and Alumina Limited as of March 31, 2024.

The Transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision.

NOTE 2—RECLASSIFICATIONS

Alcoa’s management performed an initial review of the accounting policies of Alumina Limited to determine if differences in accounting policies require reclassification or adjustment and did not identify any material difference in accounting policy.

The following reclassifications were made to Alumina Limited’s historical statement of operations to conform to Alcoa’s historical presentation:

Statement of Operations for the quarter ended March 31, 2024

Amount (in $M USD)	Presentation in Alumina’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$6	General and administrative expenses	Selling, general administrative and other expenses
$6	Finance costs	Interest expense
$42	Share of net profit (loss) of associates accounted for using the equity method	Other expenses (income), net

Statement of Operations for the year ended December 31, 2023

Amount (in $M USD)	Presentation in Alumina’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$1	Income from related parties	Sales
$12	General and administrative expenses	Selling, general administrative, and other expenses
$20	Finance costs	Interest expense
$119	Share of net profit (loss) of associates accounted for using the equity method	Other expenses (income), net

Balance Sheet as of March 31, 2024

Amount (in $M USD)	Presentation in Alumina’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$2	Right of use asset	Properties, plants, and equipment, net
$1	Provisions and other liabilities (current)	Other current liabilities
$1	Lease liability	Other noncurrent liabilities and deferred credits
$1	Provisions and other liabilities (noncurrent)	Other noncurrent liabilities and deferred credits
$2,707	Contributed equity	Additional capital
$(1,527)	Foreign currency translation reserve	Accumulated other comprehensive loss
$67	Other reserves	Accumulated other comprehensive loss
$74	Retained earnings	Accumulated (deficit) earnings

NOTE 3—IFRS ACCOUNTING STANDARDS TO U.S. GAAP ADJUSTMENTS

Alumina Limited reports their financial statements under the IFRS Accounting Standards, which differs in certain material respects from U.S. GAAP. The following adjustments have been made to Alumina Limited’s carrying value of “Investment in associates” in Alumina Limited’s balance sheet and “Share of net profit (loss) of associate accounted for using the equity method” for purposes of the pro forma presentation in the IFRS Accounting Standards to U.S. GAAP adjustments column.

Asset retirement obligations

Under the IFRS Accounting Standards, asset retirement obligations (“AROs”) are recorded for dismantling, removal and restoration of certain refineries when a constructive obligation exists. Under U.S. GAAP, these AROs are recorded upon management’s decision to permanently close and demolish certain structures.

Additionally, the IFRS Accounting Standards requires remeasurement of ARO liabilities using current market discount rates. Under U.S. GAAP, AROs are measured using the discount rate that existed when the liability, or relevant portion, was initially recorded.

Gas transmission rights

As part of a previous sale transaction of an equity investment, AWAC maintained access to transmission capacity for gas supply to certain of its refineries. Under the IFRS Accounting Standards, the gas transmission rights are recognized as a deferred asset and liability at inception, net of deferred taxes. The deferred asset is then amortized over the useful life of the contract and the liability is subsequently revalued to current market pricing less any payments made for consumption. Under U.S. GAAP, gas transmission rights are not required to be recognized.

Properties, plants, and equipment, net

Under U.S. GAAP, the functional currency of AWAC’s operations in Brazil was the U.S. dollar while the currency was hyperinflationary, while under the IFRS Accounting Standards the functional currency remained the Brazilian real. As a result, the U.S. GAAP basis for properties, plants and equipment is higher than the IFRS Accounting Standards basis. Accordingly, depreciation is higher under U.S. GAAP than the IFRS Accounting Standards.

Mining rights intangibles

Upon the adoption of the IFRS Accounting Standards in 2004, Alumina Limited recognized intangible assets related to mineral rights for bauxite mining, which were amortized over the applicable period. Under U.S. GAAP, intangible assets related to mineral rights are not required to be recognized.

Retirement benefit obligations

Under the IFRS Accounting Standards, gains and losses related to defined benefit plans are recognized immediately in accumulated other comprehensive loss and are not subsequently recorded within profit or loss. Under U.S. GAAP gains and losses related to defined benefit plans are deferred in accumulated other comprehensive income until amortized into earnings. The actuarial assumptions also differ.

When Alcoa’s management completes a final review of Alumina Limited’s accounting policies, additional differences may be identified that, when conformed, could differ from the unaudited pro forma condensed combined financial information contained herein.

NOTE 4—PURCHASE CONSIDERATION AND ALLOCATION

Purchase Consideration

Based on Alcoa’s closing share price as of May 13, 2024, the exchange ratio of 0.02854 implies a value of A$1.73 per Alumina Limited Share and purchase consideration of $3.3 billion. The purchase consideration is as follows:

Alumina Limited common shares (excluding shares held by the CITIC Participant eligible for preferred stock conversion)	2,766,414,711	[1]
Alumina Limited common shares held by the CITIC Participant eligible for preferred stock conversion	135,266,706	[2]

Total Alumina Limited common shares outstanding	2,901,681,417	[3]
Exchange ratio	0.02854
Alcoa common stock issued in exchange	78,953,476
Alcoa non-voting preferred stock issued in exchange	3,860,512

Total Alcoa stock issued in exchange	82,813,988
Alcoa closing share price			$40.16	[4]

Purchase consideration at closing (in USD millions)			$3,326	[5]

(1)	Alumina Limited shareholders will receive Alcoa stock at an exchange ratio of 0.02854.
(2)	Certain Alumina Limited Shares owned by the CITIC Participant will receive shares of Alcoa non-voting preferred stock at the exchange ratio of 0.02854.
(3)	Represents the number of Alumina Limited Shares issued and outstanding as of May 13, 2024.
(4)	Represents the closing price of Alcoa common stock on the New York Stock Exchange on May 13, 2024.
(5)

The final purchase consideration will be based on the closing price of Alcoa common stock on the closing date, which could differ materially from the Alcoa common stock price used to estimate the purchase consideration.

Accounting Treatment

The Transaction consists in substance of the acquisition of Alumina Limited’s noncontrolling interest in AWAC and the assumption of indebtedness. The Transaction will be accounted for as an equity transaction under U.S. GAAP in accordance with ASC 810. The financial condition and results of operations of Alcoa after closing of the Scheme will include the financial condition and results of operations of Alumina Limited.

The following table sets forth the allocation of the total purchase consideration to the identifiable assets acquired and liabilities assumed, based on Alumina Limited’s balance sheet on March 31, 2024:

Amount (in millions) (USD)
Purchase consideration	$3,326
Cash and cash equivalents	3
Prepaid expenses and other current assets	1
Properties, plants, and equipment, net	2

Total assets	6
Accounts payable, trade	2
Other current liabilities	1
Long-term debt due within one year	363
Other noncurrent liabilities and deferred credits	2

Total liabilities	368

Noncontrolling interest	1,540

Net assets acquired	1,178

Additional capital	$2,148

NOTE 5—ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(A) The adjustment represents the elimination of Alumina Limited’s equity earnings of $42 million and $119 million for the quarter ended March 31, 2024 and year ended December 31, 2023, respectively, and the elimination of the corresponding IFRS Accounting Standards to U.S. GAAP adjustment of $6 million and $8 million for the quarter ended March 31, 2024 and year ended December 31, 2023, respectively, as described in Note 3. Additionally, the adjustment represents the elimination of Alcoa’s noncontrolling interest of $55 million and $122 million for the quarter ended March 31, 2024 and year ended December 31, 2023, respectively.

NOTE 6—ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2024

(B) Additional capital includes a decrease of $30 million to reflect the impact of Alcoa’s estimated transaction costs not yet incurred, with an offset to Cash. Accumulated (deficit) earnings includes a decrease of $30 million to reflect the impact of Alumina Limited’s transaction costs not yet incurred by Alumina Limited, and the cash settlement of obligations under Alumina Limited’s Employee Share Plan, and $6 million for other one-time charges not yet incurred by Alcoa, with an offset to Cash.

(C) The adjustment reflects the elimination of Alumina Limited’s investment of $1,683 million and the IFRS Accounting Standards to U.S. GAAP adjustment of $11 million as described in Note 3. Additionally, the adjustment reflects the elimination of Alumina Limited’s Additional capital of $2,707 million, Alumina Limited’s Accumulated earnings of $44 million (after the $30 million adjustment above) and the IFRS Accounting Standards to U.S. GAAP adjustment of $11 million, and Alumina Limited’s Accumulated other comprehensive loss of $1,460 million. Additional capital also reflects an adjustment of $362 million to reflect Alcoa’s acquisition of Alumina Limited’s remaining assets and liabilities (primarily long-term debt of $363 million). This adjustment also eliminates Alcoa’s Noncontrolling interest of $1,540 million and Other comprehensive loss of $1,037 million allocated to Noncontrolling interest, with an offset to Additional capital.

(D) The adjustment to Common stock and Preferred stock represents the issuance of 78,953,476 Alcoa common shares at $0.01 par value and the issuance of 3,860,512 preferred non-voting shares at $0.01 par value, respectively, with an offset to Additional Capital.

(E) Alumina Limited’s revolving credit facility contains a clause that allows the majority lenders to call the outstanding indebtedness upon a change of control if Alumina Limited does not elect the option to prepay all outstanding loans and any other accrued amounts (including interest) in connection with such change of control. This adjustment reflects the reclassification from Long-term debt, less amount due within one year to Long-term debt, due within one year as a result of this change of control clause. Other than the principal and interest, no other material fees are expected with this repayment.

NOTE 7—EARNINGS PER SHARE

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Alcoa and Alumina Limited.

The pro forma basic and diluted weighted average shares outstanding are a combination of historical Alcoa common stock and the Alcoa common stock issued as part of the Transaction at an exchange ratio of 0.02854 shares of Alcoa common stock for each Alumina Limited Share outstanding. Certain Alumina Limited Shares owned by a certain CITIC Participant will receive, in lieu of the Alcoa common stock, 0.02854 shares of New Alcoa Preferred Stock.

Pro Forma Weighted Average Shares	Quarter Ended March 31, 2024	Year Ended December 31, 2023
Basic weighted average number of common shares outstanding-historical	179,285,359	178,311,096
Common stock issued as part of the Transaction	78,953,476	78,953,476

Pro forma weighted average number of common shares - Basic	258,238,835	257,264,572
Preferred stock issued as part of the Transaction	3,860,512	3,860,512

Diluted weighted average number of common shares outstanding-historical	179,285,359	178,311,096
Common stock issued as part of the Transaction	78,953,476	78,953,476

Pro forma weighted average number of common shares - Diluted	258,238,835	257,264,572
Preferred stock issued as part of the Transaction	3,860,512	3,860,512

Pro Forma Earnings per Share
Pro forma net loss attributable to common shareholders (in USD millions)	$(319)	$(804)
Basic - pro forma	$(1.24)	$(3.13)
Diluted - pro forma	$(1.24)	$(3.13)

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Comparative Per Share Market Price Information

Shares of Alcoa common stock are currently listed and traded on the NYSE under the symbol “AA.” Alumina Limited Shares are currently listed and traded on the ASX under the symbol “AWC.”

The table below sets forth the closing sale prices of Alcoa common stock and Alumina Limited Shares as reported on the NYSE and ASX, respectively, on February 23, 2024 (the last trading day prior to the public announcement of the Process Deed), and June 5, 2024. The table also shows the implied value of one Alumina Limited Share, which was calculated by multiplying the closing price of Alcoa common stock on that date by the exchange ratio of 0.02854 and then dividing by the exchange rate of U.S. dollar to Australian dollar as of February 23, 2024 and June 5, 2024, respectively. The market prices of Alcoa common stock and Alumina Limited Shares likely will fluctuate between the date of this proxy statement and the time of the Alcoa and Alumina Limited shareholder approvals and the completion of the Transaction. No assurance can be given concerning the market prices of Alcoa common stock or Alumina Limited Shares before the completion of the Transaction or the market price of Alcoa common stock after the completion of the Transaction.

The exchange ratio for the Scheme Consideration is fixed in the Transaction Agreement and will not be adjusted for changes in the market value of the Alcoa common stock or Alumina Limited Shares. As a result, the market value of the Alcoa common stock that Alumina Limited shareholders will receive in the Transaction may vary significantly from the prices shown in the table below.

Date	Alumina Limited Share (A$) (2)	Alcoa Common Stock ($) (3)	Share Conversion Ratio	U.S. Dollar to Australian Dollar Exchange Rate (4)	Implied Value of Alumina Limited Share (A$)
February 23, 2024(1)	1.02	26.52	0.02854	0.656	1.15
June 5, 2024	1.79	42.59	0.02854	0.665	1.83

(1)	Represents the last trading day prior to announcement of the Process Deed.
(2)	Trading price of Alumina Limited Shares upon the close of trading on the ASX on the date indicated.
(3)	Trading price of Alcoa common stock upon the close of trading on the NYSE on the date indicated.
(4)	Historical exchange rates based on “Bloomberg Generic Composite Rate.”

Alcoa stockholders should obtain current market prices for shares of Alcoa common stock and Alumina Limited Shares in deciding whether to vote for the approval of the Transaction Proposal.

Dividends

Alcoa

In October 2021, Alcoa announced the initiation of a quarterly cash dividend and Alcoa has declared and paid a quarterly cash dividend of $0.10 per share of Alcoa common stock since such announcement. Alcoa currently intends to continue its quarterly cash dividend. The details of any future cash dividend declaration, including the amount of such dividend and the timing and establishment of the record and payment dates, will be determined by the board of directors of Alcoa. Alcoa’s decision of whether to pay future cash dividends and the amount of any such dividends will be based on Alcoa’s financial position, results of operations, cash flows, capital requirements, business conditions, the requirements of applicable law, and any other factors the board of directors of Alcoa may deem relevant.

Alumina Limited

Alumina Limited’s dividend policy is to distribute free cash flow derived from net AWAC distributions less Alumina Limited’s corporate and finance costs, while taking into consideration its capital structure, any capital requirements for AWAC and market conditions. Alumina Limited has not declared a dividend since the interim dividend for the six months to June 30, 2022 of 4.2 U.S. cents per share that was paid in September 2022.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers are intended to briefly address some questions that you, as an Alcoa stockholder, may have regarding the Transaction and the Special Meeting. These questions and answers may not address all questions that may be important to you as an Alcoa stockholder and is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully, including the attached annexes, the documents incorporated by reference and the other documents to which this proxy statement refers you. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 104 of this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because Alcoa is proposing to acquire Alumina Limited in the Transaction pursuant to the terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll that are described in this proxy statement. In the Transaction, Alcoa Bidder will acquire all fully paid Alumina Limited Shares in exchange for New Alcoa CDIs (with each New Alcoa CDI representing a unit of beneficial ownership in a share of Alcoa common stock) pursuant to a scheme of arrangement under Part 5.1 of the Australian Corporations Act. As a result, Alumina Limited will become a wholly owned subsidiary of Alcoa Bidder and an indirect wholly owned subsidiary of Alcoa. A copy of the Transaction Agreement is attached to this proxy statement as Annex A. A copy of the draft Scheme is attached as Annexure B to the Transaction Agreement, and a copy of the draft Deed Poll is attached as Annexure C to the Transaction Agreement.

In order to complete the Transaction, Alumina Limited shareholders and the Court must approve the Transaction and all other conditions to the Transaction must be satisfied or waived.

Alcoa will hold the Special Meeting to obtain the required approval of its stockholders, and, subject to the approval of the Court, Alumina Limited will hold a separate Scheme Meeting of its shareholders to obtain the required approval of its shareholders, which approvals are expected to be sought shortly after the Special Meeting is held.

This proxy statement contains important information about the Transaction and the proposals being voted on at the Special Meeting, and you should read it carefully.

Your vote is important. Alcoa encourages you to vote as soon as possible.

Q:	What will I receive in the Transaction?

A:

Alcoa stockholders will continue to own their existing shares of Alcoa common stock after the Transaction. Upon completion of the Transaction, Alcoa anticipates that shares of Alcoa common stock held by former Alumina Limited shareholders will represent approximately 31.25% of the fully diluted shares of Alcoa common stock, and the shares of Alcoa common stock held by existing Alcoa stockholders will represent approximately 68.75% of the fully diluted shares of Alcoa common stock (including, in each case, the shares of Alcoa common stock issuable upon conversion of such shares of New Alcoa Preferred Stock issued to the CITIC Participant), in each case based on the number of fully diluted shares outstanding as of February 23, 2024. The actual number of shares of Alcoa common stock that will be issued in the Transaction will depend on, among other factors, the number of Alumina Limited Shares, equity awards and other dilutive instruments outstanding immediately prior to the effectiveness of the Scheme, and the actual relative ownership levels of Alcoa common stock will also depend on the number of shares of Alcoa common stock outstanding at the completion of the Transaction. Accordingly, at the time you vote, you will not be able to ascertain the precise number of shares of Alcoa common stock that will be issued in the Transaction or the relative ownership levels of former Alumina Limited shareholders and current Alcoa stockholders after the completion of the Transaction.

Q:	When and where will Alcoa hold its Special Meeting?

A:

The virtual Special Meeting will be conducted on the internet via live webcast at www.virtualshareholdermeeting.com/AA2024SM on July 16, 2024 to consider and vote on each of the proposals described below.

Q:	Who is entitled to vote at the Special Meeting?

A:

Holders of Alcoa common stock as of the close of business on the Record Date may vote at the Special Meeting. As of the Record Date, there were 179,561,504 shares of Alcoa common stock outstanding. Each share of Alcoa common stock is entitled to one vote on each proposal.

Registered Stockholders. If, as of the Record Date, shares of Alcoa common stock are registered directly in your name with Alcoa’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy solicitation materials were provided to you directly by Alcoa. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Special Meeting. Throughout this proxy statement, these registered stockholders are referred to as “stockholders of record.”

Street Name Stockholders. If, as of the Record Date, shares of Alcoa common stock are held on your behalf in a brokerage account or by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and Alcoa’s proxy solicitation materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Special Meeting and vote your shares of Alcoa common stock live by following the voting instructions provided by your broker, bank or other nominee on your proxy solicitation materials or the instructions that accompanied your proxy materials to attend the Special Meeting. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, stockholders who hold their shares through a broker, bank or other nominee are referred to as “street name stockholders.”

Q:	What do I need to do to attend and participate in the Special Meeting?

A:

The Special Meeting will be held in a virtual format only. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/AA2024SM, which will allow such stockholders to vote shares electronically at the meeting.

To participate in the Special Meeting, you will need the control number included on your proxy card or the instructions that accompanied your proxy materials to attend the Special Meeting. The Special Meeting webcast will begin promptly at 8:00 a.m. Eastern Daylight Time. Alcoa encourages you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Daylight Time, and you should allow ample time for the check-in procedures.

Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual Special Meeting?

A:

If you encounter any technical difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Special Meeting, will be available at www.virtualshareholdermeeting.com/AA2024SM.

Q:	What matters am I voting on at the Special Meeting?

A:	At the Special Meeting, Alcoa stockholders will be asked to consider and vote on:

1.	the Transaction Proposal; and

2.	the Adjournment Proposal.

Q:	What will the Alumina Limited shareholders be asked to vote on?

A:

Alumina Limited shareholders will not be asked to vote on any of the proposals to be considered and voted on at the Special Meeting. Rather, if the Court grants the necessary orders to convene a meeting of Alumina Limited shareholders to consider and vote on a resolution to approve the Transaction on the First Court Date, Alumina Limited will hold the Scheme Meeting pursuant to those orders. The Scheme Meeting is not expected to be held until after the Special Meeting, and accordingly you are not expected to know whether Alumina Limited shareholders have approved the Scheme at the time you vote. Amongst other things, the completion of the Transaction is conditional on the approval of the Scheme by a majority in number of Alumina Limited shareholders present and voting at the Scheme Meeting and at least 75% of the votes cast on the Scheme resolution at the Scheme Meeting.

Q:	How does Alcoa’s board of directors recommend that I vote on these proposals?

A:	Alcoa’s board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted on at the Special Meeting.

Q:	What constitutes a quorum for the Special Meeting?

A:

A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a special meeting of stockholders and conduct business. A majority of the outstanding shares that are entitled to vote at the Special Meeting as of the Record Date present at the Special Meeting or represented by proxy will constitute a quorum at the Special Meeting. Abstentions and broker non-votes count as present at the Special Meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

Under the NYSE rules, brokers, banks and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote such shares on any proposal for which they do not receive instructions from their customers. As a result, Alcoa does not expect any broker non-votes at the Special Meeting, and if you hold your shares in “street name” and fail to provide your broker, bank or other nominee with any instructions regarding how to vote such shares, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals unless you virtually attend the Special Meeting. If you provide instructions to your broker, bank or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and will be counted for purposes of determining the presence of a quorum but will not be voted with respect to that other proposal.

If a quorum is not present at the Special Meeting, the chairman of the meeting may adjourn the meeting to continue to solicit proxies.

Q:	What vote by the Alcoa stockholders is required to approve the Transaction Proposal?

A:

Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. An abstention from voting or an attending non-vote will have the same effect as a vote “AGAINST” the Transaction Proposal.

Q:	What vote by the Alcoa stockholders is required to approve the Adjournment Proposal?

A:

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). An abstention from voting or an attending non-vote will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Q:	Why is my vote important?

A:	In order to complete the Transaction, Alcoa stockholders must approve the Transaction Proposal.

Q:	Why am I being asked to consider and vote upon the Transaction Proposal?

A:

Because Alcoa common stock is listed for trading on the NYSE, certain issuances of Alcoa securities are subject to the NYSE Listed Company Manual. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval for issuances of common stock, or of securities convertible into or exercisable for common stock, if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Under Section 312.04 of the NYSE Listed Company Manual, stockholder approval is required for the issuance of securities convertible into or exercisable for common stock if the stock that can be issued upon conversion or exercise exceeds the applicable percentages, even if such convertible or exchangeable securities are not to be listed on the NYSE. Because the Transaction Agreement, the Scheme and Deed Poll contemplate the issuance of New Alcoa Shares (including shares of New Alcoa Preferred Stock that are convertible into shares of Alcoa common stock) in excess of this threshold in the aggregate, Alcoa is asking you to approve the Transaction Proposal.

Q:	Will the New Alcoa Shares and the New Alcoa CDIs be traded on an exchange?

A:

It is a condition to the completion of the Transaction that the shares of Alcoa common stock to be issued or issuable in the Transaction be approved for listing on the NYSE and that the New Alcoa CDIs to be issued pursuant to the Transaction be approved for listing on the ASX.

Accordingly, Alcoa has agreed to obtain listing approval from the NYSE for the shares of Alcoa common stock to be issued or issuable in the Transaction. Alcoa has also agreed to establish a secondary listing on the ASX to allow Alumina Limited shareholders to trade shares of Alcoa common stock via New Alcoa CDIs on the ASX. The New Alcoa CDIs will be listed for quotation on the official list of ASX initially on a deferred settlement basis with effect from the first business day after the Effective Date (or a later date as ASX or the Court may require) and on an ordinary (T+2) settlement basis from no later than the first business day after the Implementation Date. The shares of New Alcoa Preferred Stock will not be listed or traded on the NYSE, ASX or any other exchange.

Alumina Limited Shareholders will also have the optionality to convert their holdings from New Alcoa CDIs directly into holdings of Alcoa’s NYSE listed common stock, and vice versa, on an ongoing basis.

Q:	What are Alcoa’s reasons for proposing the Transaction and entering into the Transaction Agreement?

A:

Alcoa’s board of directors concluded that there are significant potential benefits in the Transaction, including, among other things, the expansion of Alcoa’s ownership of core, tier-1 bauxite and alumina business and the simplification of AWAC’s corporate structure and governance, resulting in greater operational and financial flexibility and strategic optionality, that outweigh the uncertainties, risks and potentially negative factors relevant to the Transaction. For a more detailed discussion of the reasoning of

Alcoa’s board of directors, see “The Transaction—Alcoa’s Reasons for the Transaction” beginning on page 53 of this proxy statement and “The Transaction—Recommendations of Alcoa’s Board of Directors” beginning on page 55 of this proxy statement.

Q:	What is a scheme of arrangement?

A:

A scheme of arrangement is a statutory procedure under Part 5.1 of the Australian Corporations Act that allows companies, with shareholder and court approval, to carry out transactions that become binding on all shareholders by operation of law. The Scheme that is being proposed by Alumina Limited will allow Alcoa Bidder to acquire all of the outstanding Alumina Limited Shares. Approval of the Scheme requires a majority of the number of Alumina Limited shareholders present and voting at the Scheme Meeting (unless the Court orders otherwise) and at least 75% of the total number of votes cast on the Scheme resolution being in favor of the Scheme, as well as approval by the Court.

Q:	What do I need to do now?

A:

You should read this proxy statement (including the attached annexes, information incorporated by reference into this proxy statement, and the other documents to which this proxy statement refers you to) carefully to consider how the Transaction affects you. After you read this proxy statement, you should return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions by phone or the Internet as soon as possible so that your shares of Alcoa common stock will be voted in accordance with your instructions.

Q:	How do I vote if I am a registered stockholder?

A:

By Telephone or Internet. All registered stockholders can vote by telephone, by using the toll-free telephone number on their notice or proxy card, or through the internet, at the web address provided and by using the procedures and instructions described on the notice or proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy. All registered stockholders who received paper copies of our proxy materials can also vote by written proxy card. If you are a registered stockholder and receive a notice, you may request a written proxy card by following the instructions included in the notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Alcoa board.

During the Special Meeting. All registered stockholders may vote online during the Special Meeting. You will need the 16-digit control number included on your notice or proxy card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2024SM. Voting electronically online during the Special Meeting will replace any previous votes.

Whether or not you plan to attend and participate in the Special Meeting, we encourage you to vote by proxy as soon as possible before the Special Meeting. Your shares will be voted in accordance with your instructions.

Q:	How do I vote if I am a beneficial owner of shares?

A:

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your bank, broker, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. For the Special Meeting, no proposal is considered to be a routine matter. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker, or other similar organization before the date of the Special Meeting. All beneficial owners may also vote online during the Special Meeting. You will need the 16-digit control number included on your voting instruction card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2024SM. Voting electronically online during the Special Meeting will replace any previous votes.

Q:	How do I vote if I participate in one of the employee savings plans?

A:

Stockholders in an Alcoa savings plan may attend and participate in the Special Meeting but will not be able to vote shares held in an Alcoa savings plan electronically online during the Special Meeting. You must vote in advance of the Special Meeting by providing the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the internet. The trustee is the only one who can vote your shares and the trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on July 11, 2024.

Q:	What does it mean if I receive more than one notice?

A:

If you are a registered stockholder or participate in Alcoa’s employee savings plans, you will receive one notice (or if you are an employee with an Alcoa email address, an email proxy form that will be disseminated at the time the notice and this proxy statement is first available to stockholders) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

Q:	Can I change my vote or revoke my proxy?

A:

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Special Meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. Eastern Daylight Time on July 15, 2024, or by 11:59 p.m. Eastern Daylight Time on July 11, 2024 in the case of instructions to the trustee of an employee savings plan):

•	Vote again by telephone or at the internet website.

•	Transmit a revised proxy card or voting instruction card that is dated later than the prior one.

•	Registered stockholders may notify Alcoa’s Secretary in writing that a prior proxy is revoked.

•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

•	Vote online during the Special Meeting.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Voting online during the Special Meeting will replace any previous votes.

Q:	What is “householding”?

A:

Alcoa has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, Alcoa delivers a single copy of the proxy materials to multiple stockholders who share the same address, unless it has received contrary instructions from one or more of such stockholders. This procedure reduces printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you are a stockholder of record, upon written or oral request, Alcoa will deliver promptly a separate copy of the proxy materials to such stockholder at a shared address to which it delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact Alcoa’s transfer agent, Computershare:

•	By Internet: www.computershare.com

•	By telephone: 1-800-522-6645 (in the U.S. and Canada); 1-201-680-6578 (all other locations)

•	By mail: Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006

Additionally, stockholders of record who share the same address and receive multiple copies of the proxy materials can request a single set of proxy materials by contacting Computershare at the telephone number above.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q:	What happens if I sell my shares of common stock before the Special Meeting?

A:

The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Alcoa common stock after the Record Date, but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting unless special arrangements are made between you and the person to whom you transfer your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Alcoa has engaged Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, New York, NY 10222, to assist in the solicitation of proxies for the Alcoa Special Meeting for an estimated fee of $25,000 plus expenses. Alcoa pays the cost of soliciting proxies. Alcoa will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

Q:	What is the effect of giving a proxy?

A:

Proxies are solicited by and on behalf of Alcoa’s board of directors. William F. Oplinger, Andrew Hastings, and Marissa P. Earnest have been designated as proxy holders by Alcoa’s board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. For stockholders of record, if no specific instructions are given, however, the shares will be voted in accordance with the recommendations of Alcoa’s board of directors as described above. If the Special Meeting is adjourned or postponed, the proxy holders can vote the shares on the new special meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q:	Where can I find the voting results of the Special Meeting?

A:

Within four business days following certification of the final voting results, Alcoa intends to file the final voting results of the Special Meeting with the SEC in a Current Report on Form 8-K. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Am I entitled to appraisal rights?

A:	No. Under Delaware law, holders of shares of Alcoa common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the Special Meeting.

Q:	Is completion of the Transaction subject to any conditions?

A:

Yes. Alcoa and Alumina Limited are not required to complete the Transaction unless a number of conditions are satisfied or waived, including receipt of the required approvals from the Alcoa stockholders, Alumina Limited shareholders, the Court, and under the antitrust and foreign investment laws of Australia and the antitrust laws of Brazil. See the section titled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 80 of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Transaction.

Q:	When is the Scheme expected to be completed?

A:

The Scheme is expected to be completed in the third quarter of 2024, subject to the satisfaction or waiver of the various closing conditions set forth in the Transaction Agreement. In order for the Scheme to be completed, it must first become effective. To become effective it must (among other things) be approved by the Court. Alumina Limited will apply to the Court for an order approving the Scheme if the Scheme is first approved by the requisite majorities of Alumina Limited shareholders at the Scheme Meeting and all other conditions precedent to the Scheme (other than approval of the Court) have been satisfied or waived. Such application is expected to occur after the Special Meeting. The Court will approve the Transaction on the Second Court Date only if it is satisfied, among other things, that the Scheme and its terms and conditions are procedurally and substantively fair and reasonable to all persons who are entitled to receive the Scheme Consideration pursuant to the Scheme.

If the Court approves the Scheme at the Second Court Date, Alumina Limited will lodge a copy of the Court’s orders with ASIC under Section 411(10) of the Australian Corporations Act. On such date, the Scheme will become effective. This is expected to occur on, or on the business day after, the date on which the Court issues orders approving the Scheme.

It is expected that trading in Alumina Limited Shares on the ASX will be suspended from the close of trading on the Effective Date of the Scheme. The Scheme Consideration will be provided to Alumina Limited shareholders on the fifth business day after the Scheme Record Date (or such other date as approved by ASX) and the Transaction will be deemed to have been completed or implemented on that date.

Q:	What happens if the Scheme is not completed?

A:

If the Scheme is not completed, Alumina Limited will not be acquired by Alcoa (indirectly via Alcoa Bidder); Alumina Limited shareholders will not receive the Scheme Consideration; Alumina Limited will remain listed on the ASX, and the market price of Alcoa common stock and/or Alumina Limited Shares may fall in the short term. Alumina Limited will remain an independent company, and Alumina Limited shareholders will continue to own their Alumina Limited Shares. In certain circumstances, Alcoa may be obligated to pay Alumina Limited a termination fee. In certain other circumstances, Alumina Limited may be obligated to pay Alcoa a termination fee. Please see the section titled “The Transaction Agreement, Scheme and Deed Poll—Termination Fees” beginning on page 96 of this proxy statement for a more complete summary of conditions under which a termination fee may be payable by either Alcoa or Alumina Limited.

Q:	Are there any risks in the Transaction or the Transaction Proposal that I should consider?

A:

Yes. There are risks associated with all business combinations, including the Transaction and the related Transaction Proposal. These risks are discussed in more detail in the section titled “Risk Factors” beginning on page 32 of this proxy statement.

Q:	Who can help answer my questions?

A:

The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Transaction, the Transaction Agreement, the Scheme or Deed Poll or other matters discussed in this proxy statement.

RISK FACTORS

In addition to the other information contained or incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 38 of this proxy statement, you should carefully consider the following risk factors related to the Transaction and the anticipated business of Alcoa after the closing of the Transaction in evaluating whether to approve the Transaction Proposal and the Adjournment Proposal. If any of the risks described below, or elsewhere in this proxy statement, actually occurs, the business, financial results, financial condition, operating results or stock price of Alcoa could be materially adversely affected.

Risks Related to the Transaction

The Transaction and the integration of Alumina Limited will subject Alcoa to liabilities that may exist at Alumina Limited or may arise in connection with the completion of the Transaction.

The Transaction and the integration of Alumina Limited with Alcoa may pose special risks, including write-offs and unanticipated costs or charges. There can be no assurance that the integration will be accomplished effectively or in a timely manner. In addition, the Transaction and the integration of Alumina Limited will subject Alcoa to liabilities (including potential tax liabilities) that may exist at Alumina Limited or may arise in connection with the completion of the Transaction, some of which may be unknown. Although Alcoa and its advisers have conducted due diligence on the operations of Alumina Limited, there can be no guarantee that Alcoa is aware of all liabilities of Alumina Limited. These liabilities, and any additional risks and uncertainties related to the Transaction not currently known to Alcoa or that Alcoa may currently deem immaterial or unlikely to occur, could negatively impact Alcoa’s business, financial condition and results of operations.

Alcoa will incur significant transaction costs in connection with the Transaction.

Alcoa and Alumina Limited expect to incur significant costs associated with the Transaction. Alcoa’s fees and expenses related to the Transaction include financial advisor fees, filing fees, legal and accounting fees and regulatory fees, some of which will be paid regardless of whether the Transaction is completed.

The Transaction is subject to conditions to closing that could result in the Transaction being delayed or not completed and the Transaction Agreement can be terminated in certain circumstances, each of which could negatively impact the price of Alcoa common stock and Alcoa’s future business and operations.

Completion of the Transaction is subject to conditions, including, among others:

•	the approval of the Transaction by the Alumina Limited shareholders;

•	the approval of the Scheme by the Court;

•

the issuance of a report by an independent expert (who is appointed by Alumina Limited pursuant to the Transaction Agreement and is referred to as the “Independent Expert”) for the Scheme concluding that the Scheme is in the best interests of Alumina Limited shareholders and does not change its conclusion prior to the Second Court Date;

•	the absence of any law, order or injunction by an Australian or United States court or regulatory authority that would prohibit or make illegal the Transaction;

•	the receipt of certain regulatory approvals;

•

the approval for listing on the NYSE of the shares of Alcoa common stock to be issued or issuable in the Transaction and the establishment of a secondary listing on the ASX to allow shareholders of Alumina Limited to trade New Alcoa CDIs on the ASX;

•	no specified events having occurred in respect of Alumina Limited or Alcoa.

A number of these conditions, including Alumina Limited shareholder and Court approvals, are not expected to be obtained until after the Special Meeting, and the period between the Special Meeting and the completion of the Transaction may be significant. In addition, Alcoa and Alumina Limited may waive certain of these conditions after the Special Meeting without requiring the further approval of the Alcoa stockholders. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Transaction, see the section entitled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 80 of this proxy statement.

The regulatory approval processes may take a lengthy period of time to complete. There can be no assurances that any or all such approvals will be obtained or will be obtained in a timely manner. Even if such approvals or conditional approvals are obtained, no assurances can be given as to the terms, conditions and timing of the approvals or whether they will be acceptable to Alcoa (in terms of any impact on the Transaction or the combined company’s operations). In addition, Alcoa and Alumina Limited may waive certain of these conditions either before or after the special meeting of Alcoa stockholders without requiring the further approval of Alcoa stockholders.

In addition, Alcoa and Alumina Limited each has the right, in certain circumstances, to terminate the Transaction Agreement (see the section entitled “The Transaction Agreement, Scheme and Deed Poll—Termination” beginning on page 95 of this proxy statement). If the Transaction Agreement is terminated or any of the conditions to closing are not satisfied or, where waivable, not waived, the Transaction will not be completed.

Failure to complete the Transaction, any delay in the completion of the Transaction or any uncertainty about the completion of the Transaction may adversely affect the price of Alcoa common stock or have an adverse impact on Alcoa’s business and operations.

If the Transaction is not completed for any reason, Alcoa’s ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, Alcoa may be subject to a number of risks, including the following:

•	negative reactions from the financial markets;

•

incurring and paying significant expenses in connection with the Transaction, such as financial advisor fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and other related expenses, many of which will become due and payable regardless of whether the Transaction is completed;

•	nonpayment or delay in payment of any amounts due under any shareholder loan to AWAC made pursuant to the Transaction Agreement in accordance with the terms of such loan; and

•

paying a termination fee of $20 million if Alumina Limited validly terminates the Transaction Agreement on the basis that Alcoa has failed to obtain the approval of its stockholders for issuance of the New Alcoa Shares, or $50 million if the Transaction Agreement is terminated in certain other circumstances.

In addition, Alcoa could be subject to litigation related to any failure to complete the Transaction or litigation seeking to require Alcoa to perform its obligations under the Transaction Agreement, the Scheme or the Deed Poll.

The exchange ratio is fixed and will not be adjusted in the event of any change in either Alumina Limited’s share price or Alcoa’s stock price.

Subject to the terms and conditions set forth in the Transaction Agreement, upon the implementation of the Scheme, each outstanding Alumina Limited Share will be transferred to Alcoa Bidder in exchange for 0.02854 New Alcoa CDIs (except that, (i) Ineligible Foreign Shareholders will receive their pro rata share of the net cash proceeds by the Sale Nominee of the Sale Nominee Alcoa Shares, (ii) the ADR Depositary (or its custodian) will receive, for each Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) the CITIC Participant will receive, for certain of their Alumina Limited Shares, 0.02854 shares of New Alcoa Preferred Stock). The exchange ratio is fixed and will not be adjusted for changes in the market price of either Alumina Limited Shares or Alcoa common stock. Changes in the price of Alcoa common stock prior to implementation of the Scheme may affect the market value of the consideration that holders of Alumina Limited shares will receive upon the implementation of the Scheme. Stock price changes may result from a variety of factors (some of which are beyond Alcoa’s or Alumina Limited’s control).

If the share price of Alcoa common stock increases before the completion of the Transaction, Alumina Limited shareholders will receive shares of Alcoa common stock that have a market value that is greater than the current market value of such shares. Alternatively, if the share price of Alcoa common stock decreases before the completion of the Transaction, Alumina Limited shareholders will receive shares of Alcoa common stock that have a market value that is less than the current market value of such shares. Therefore, because the exchange ratio is fixed, prior to the closing of the Transaction, Alcoa stockholders and Alumina Limited shareholders will not know the market value of the consideration that will be paid to Alumina Limited shareholders upon completion of the Transaction.

Obtaining required governmental and court approvals necessary to satisfy closing conditions may delay or prevent completion of the Transaction.

Completion of the Transaction is conditioned upon the receipt of certain governmental authorizations, consents, orders or other approvals, including approvals, clearances or filings required in relation to the Transaction under the antitrust and foreign investment laws of Australia and the antitrust laws of Brazil. The Transaction must also be approved by the Court. No assurance can be given that the approvals will be obtained. Even if such approvals or conditional approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the Transaction Agreement. See “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 80 for a discussion of the conditions to the completion of the Transaction.

The pro forma financial information is presented for illustrative purposes only and may not be an indication of Alcoa’s financial condition or results of operations following the Transaction, and actual financial conditions and results of Alcoa following the completion of the Transaction may differ materially.

The unaudited pro forma financial information contained in this proxy statement is presented for illustrative purposes only and may not be an indication of Alcoa’s financial condition or results of operations following the completion of the Transaction for several reasons. The unaudited pro forma financial information has been derived from the historical financial statements of Alcoa and Alumina Limited and certain adjustments and assumptions have been made regarding Alcoa after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma financial information does not reflect all costs that are expected to be incurred by Alcoa in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating Alcoa and Alumina Limited is not reflected in the unaudited pro forma financial information. As a result, the actual financial condition and results of operations of Alcoa following the Transaction may not be consistent with, or evident from, the unaudited pro forma financial information. Additionally, the purchase price used in preparing the pro forma financial information is based on the closing market price of Alcoa common stock as of February 26, 2024, which may be materially different from the closing price of Alcoa common stock and the exchange rate between the U.S. dollar and the Australian dollar on the Implementation Date. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Alcoa’s financial condition or results of operations following the Transaction. Alcoa’s stock price may be adversely affected if the actual results of Alcoa fall short of the historical results reflected in the unaudited pro forma financial information contained in this proxy statement. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 12 of this proxy statement.

Alumina Limited’s public filings are subject to Australian disclosure standards, which differ from SEC requirements, and publicly available information on Alumina Limited may therefore not be comparable to similar information on U.S. issuers.

Alumina Limited is an Australian issuer that is not subject to the same reporting requirements as Alcoa under U.S. federal securities laws. Alumina Limited is required to prepare and file its periodic and other filings in accordance with Australian securities laws, which may differ from those that apply to SEC reporting companies such as Alcoa. As a result, the information that Alumina Limited files with the ASX may not be comparable to similar information about Alcoa or other U.S. issuers. In addition, the financial information included in Alumina Limited’s management’s discussion and analysis and Alumina Limited’s financial statements that is contained in this proxy statement was prepared in accordance with the IFRS Accounting Standards, rather than the accounting standards that would apply to Alcoa or other U.S. issuers for their SEC reports.

Following the completion of the Transaction, Alcoa’s exposure to fluctuations in foreign currency exchange rates will be increased.

Alcoa is currently subject to some foreign currency exchange risk because it conducts business operations in several foreign countries, including Australia, through its foreign subsidiaries or affiliates, which conduct business in their respective local currencies. Following the completion of the Transaction, Alcoa’s international operations will account for a more significant portion of Alcoa’s overall operations than they do presently and Alcoa’s exposure to fluctuations in foreign currency exchange rates will increase. Because Alcoa’s financial statements will continue to be presented in U.S. dollars subsequent to the completion of the Transaction, the local currencies will be translated into U.S. dollars at the applicable exchange rates for inclusion in Alcoa’s consolidated financial statements, thereby increasing the foreign exchange translation risk.

Alcoa’s due diligence of Alumina Limited may have failed to identify key issues that could have an adverse effect on Alcoa’s performance and financial condition.

Before executing the Transaction Agreement, Alcoa and Alumina Limited undertook a period of mutual due diligence for the purpose of evaluating the merits and negotiating the terms of the Transaction. Alcoa also has a longstanding relationship with Alumina Limited, as Alumina Limited holds a 40% non-operating interest in AWAC, which Alcoa manages and operates. Notwithstanding that background and the due diligence process associated with the Transaction, there is a risk that the due diligence undertaken was insufficient or failed to identify or appreciate the impact of key issues or identify all liabilities of either Alumina Limited or Alcoa. These liabilities, and any additional risks and uncertainties related to the Scheme not currently known to Alcoa or that Alcoa may currently deem immaterial or unlikely to occur, could negatively impact the combined company’s business, financial condition and results of operations and it is possible that certain benefits expected from the combination of Alcoa and Alumina Limited may not be realized.

Risks Related to Alumina Limited and Alcoa

The failure to combine the businesses of Alcoa and Alumina Limited in the expected time frame would adversely affect Alcoa’s future results.

The success of the Transaction will depend, in part, on the ability of Alcoa to realize the anticipated benefits from combining the businesses of Alcoa and Alumina Limited, including, among other things, the simplification of AWAC’s corporate structure and governance, greater operational and financial flexibility and strategic optionality, and cost synergies through a reduction of Alumina Limited’s corporate costs.

Potential difficulties that may be encountered in the combination process include the following:

•	unforeseen delays or regulatory conditions associated with the Transaction; and

•	effecting potential actions that may be required in connection with obtaining regulatory approvals.

The financial analyses and forecasts considered by Alcoa and its financial advisor may not be realized, which may adversely affect the market price of Alcoa common stock following the Transaction.

In performing its financial analysis and rendering its opinion regarding the fairness, from a financial point of view, of the exchange ratio to Alcoa, J.P. Morgan, financial advisor to Alcoa, relied on, with Alcoa’s consent, among other things, certain unaudited projections of Alcoa’s financial results and certain unaudited projections of Alumina Limited’s financial results prepared by Alcoa based on Alcoa’s knowledge, as the operator of AWAC, of those assets and based on publicly available estimates and assumptions deemed appropriate by Alcoa’s management and extrapolations therefrom. See “The Transaction—Summary of Certain Financial Projections Provided to Alcoa’s Board of Directors and Alcoa’s Financial Advisor” and “The Transaction—Opinion of Alcoa’s Financial Advisor” beginning on pages 55 and 58 of this proxy statement, respectively, for additional information. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. These projections are inherently based on various estimates and assumptions available at the time, that are subject to the judgment of those preparing them. These projections are also subject to risks and other factors, such as significant company performance, geological, general business, economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Alcoa and Alumina Limited. Accordingly, there can be no assurance that Alcoa’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material adverse effect on the market price of Alcoa common stock following the Transaction.

If the Transaction is completed, the issuance of New Alcoa Shares will dilute the ownership position of Alcoa’s current stockholders and the price of Alcoa common stock may be affected.

If the Transaction is completed, the Alumina Limited shareholders are expected to beneficially own approximately 31.25% of the fully diluted shares of Alcoa common stock (including the shares of Alcoa common stock issuable upon conversion of the shares of New Alcoa Preferred Stock issued to the CITIC Participant), based on the number of fully diluted shares outstanding as of February 23, 2024. Consequently, Alcoa’s current stockholders will own a smaller proportion of Alcoa common stock and of Alcoa’s voting power than the proportion of Alcoa common stock and of Alcoa’s voting power they owned before the Transaction and, as a result, they will have less influence on Alcoa’s management and policies following the Transaction than they now have on Alcoa’s management and policies.

The issuance of the New Alcoa Shares and the New Alcoa CDIs in the Transaction could have the effect of depressing the market price for Alcoa common stock. In addition, Alumina Limited shareholders may decide not to hold and instead to sell the New Alcoa Shares or New Alcoa CDIs they receive as a result of the Transaction, which could have the effect of depressing the market price for Alcoa common stock. The price of Alcoa common stock and Alcoa CDIs may fluctuate significantly following the Transaction, including as a result of factors over which Alcoa and Alumina Limited have no control.

The secondary listing of Alcoa’s common stock on the ASX via CDIs could lead to price variations and other impacts on the price of Alcoa common stock.

The New Alcoa CDIs will be listed for quotation on the official list of ASX initially on a deferred settlement basis with effect from the first business day after the Effective Date (or a later date as ASX or the Court may require) and on an ordinary (T+2) settlement basis from no later than the first business day after the Implementation Date. As such, Alcoa common stock will be listed as CDIs on the ASX in addition to Alcoa’s existing primary listing on the NYSE.

Dual listing may result in price variations between Alcoa’s securities listed on the different exchanges due to a number of factors, including that Alcoa common stock listed on the NYSE is traded in U.S. dollars and CDIs to be listed on the ASX will be traded in Australian dollars, volatility in the exchange rate between the two currencies and differences between the trading schedules and time zones of the two exchanges, among other factors. A decrease in the price of Alcoa’s securities in one market may result in a decrease in the price of Alcoa’s securities in the other market. Dual listing also presents Alcoa with the opportunity to raise additional funds through the issuance of CDIs, which could cause dilution to stockholders. The market for New Alcoa CDIs on the ASX may be less liquid than the market for shares of Alcoa common stock on the NYSE. This may reduce the trading volume of New Alcoa CDIs and the speed with which they can be disposed.

Alcoa’s and Alumina Limited’s business relationships may be subject to disruption due to uncertainty associated with the Transaction, which could have an adverse effect on Alcoa’s and Alumina Limited’s results of operations, cash flows and financial position.

Parties with which Alcoa and Alumina Limited do business may experience uncertainty associated with the Transaction. Alcoa’s and Alumina Limited’s relationships may be subject to disruption as persons with whom Alcoa and/or Alumina Limited, as applicable, have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Alcoa or Alumina Limited, as applicable, or consider entering into business relationships with parties other than Alcoa or Alumina Limited. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of Alcoa, Alumina Limited or the combined group following the completion of the Transaction. The risk, and adverse effect, of any disruption could be exacerbated by a delay in the completion of the Transaction or the termination of the Transaction Agreement.

Risk Factors listed in Alcoa’s SEC Filings.

In addition to considering the other information in this proxy statement, Alcoa stockholders should carefully consider the risk factors, including those risk factors related to AWAC’s ongoing business, set forth in Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024, and other reports filed by Alcoa with the SEC, which are incorporated by reference into this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the proposed Transaction; the ability of the parties to complete the proposed Transaction; the expected benefits of the proposed Transaction, the competitive ability and position following completion of the proposed Transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including Alcoa’s ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances.

Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:

•	the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the Transaction;

•	the prohibition or delay of the consummation of the Transaction by a governmental entity;

•	the risk that the Transaction may not be completed in the expected time frame or at all;

•	unexpected costs, charges or expenses resulting from the Transaction;

•	uncertainty of the expected financial performance following completion of the Transaction;

•	failure to realize the anticipated benefits of the Transaction;

•	the occurrence of any event that could give rise to termination of the Transaction;

•

potential litigation in connection with the Transaction or other settlements or investigations that may affect the timing or occurrence of the Transaction or result in significant costs of defense, indemnification and liability;

•	the impact of global economic conditions on the aluminum industry and aluminum end-use markets;

•

volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities;

•	the disruption of market-driven balancing of global aluminum supply and demand by non-market forces;

•	competitive and complex conditions in global markets;

•	expected listing of the New Alcoa Shares and New Alcoa CDIs (as applicable) on the NYSE and the ASX;

•	our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations;

•	rising energy costs and interruptions or uncertainty in energy supplies;

•	unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain;

•

our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies;

•	our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions;

•	economic, political, and social conditions, including the impact of trade policies and adverse industry publicity;

•	fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate;

•	changes in tax laws or exposure to additional tax liabilities;

•	global competition within and beyond the aluminum industry;

•	our ability to obtain or maintain adequate insurance coverage;

•	disruptions in the global economy caused by ongoing regional conflicts;

•	legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies;

•	climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions;

•	our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations;

•	claims, costs and liabilities related to health, safety, and environmental laws, regulations, and other requirements, in the jurisdictions in which we operate;

•	liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage;

•	our ability to fund capital expenditures;

•	deterioration in our credit profile or increases in interest rates;

•	restrictions on our current and future operations due to our indebtedness;

•	our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock;

•	cyberattacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents;

•	labor market conditions, union disputes and other employee relations issues;

•	a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and

•

the other risk factors discussed in Part I Item 1A of Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC incorporated by reference in “Where You Can Find More Information” beginning on page 104 of this proxy statement.

Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. All forward-looking statements should be considered in the context of the factors discussed under the heading “Risk Factors” beginning on page 32 of this proxy statement. Alcoa and Alumina disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

THE SPECIAL MEETING

Date, Time, and Location

Date and Time: July 16, 2024, at 8:00 a.m. Eastern Daylight Time.

Location: The Special Meeting will be a completely virtual meeting. You can attend the Special Meeting by visiting www.virtualshareholdermeeting.com/AA2024SM, where you will be able to listen to the meeting live and vote your shares online during the meeting.

To participate in the Special Meeting, you will need the control number included on your proxy card or the instructions that accompanied your proxy materials. The Special Meeting webcast will begin promptly at 8:00 a.m. Eastern Daylight Time. Alcoa encourages you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Daylight Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the telephone number displayed on the log-in page at www.virtualshareholdermeeting.com/AA2024SM.

Purpose

The purpose of the Special Meeting is to consider and vote on the following proposals:

1.	the Transaction Proposal; and

2.	the Adjournment Proposal.

The approval of the Transaction Proposal is a condition to closing under the Transaction Agreement, as Alcoa stockholders must approve the issuance of the Scheme Consideration in order for the Transaction to occur. If Alcoa stockholders fail to approve the Transaction Proposal, the Transaction will not occur. A copy of the Transaction Agreement is attached as Annex A to this proxy statement which you are encouraged to read in its entirety. For a more detailed discussion of the conditions that must be satisfied or waived prior to the completion of the Transaction, see the section entitled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 80 of this proxy statement.

Recommendation of Alcoa’s Board of Directors

After determining that it is advisable and in the best interests of Alcoa and its stockholders to consummate the Transaction as contemplated by the Transaction Agreement, Alcoa’s board of directors authorized, approved, and declared advisable the issuance of the New Alcoa CDIs and New Alcoa Shares in the Transaction. Accordingly, Alcoa’s board of directors unanimously recommends that Alcoa stockholders vote “FOR” each of the foregoing proposals. For a more detailed discussion of the reasoning of Alcoa’s board of directors, see “The Transaction—Alcoa’s Reasons for the Transaction” beginning on page 53 of this proxy statement and “The Transaction—Recommendations of Alcoa’s Board of Directors” beginning on page 55 of this proxy statement.

Alcoa stockholders can cast separate votes on each proposal.

There are certain risks associated with the Transaction. See “Risk Factors” beginning on page 32 of this proxy statement for more information regarding such risks. Alcoa stockholders should carefully read this proxy statement, including the attached annexes and any documents incorporated by reference, in its entirety for more detailed information concerning the Transaction. In particular, Alcoa stockholders are directed to the Transaction Agreement, which is attached as Annex A to this proxy statement.

Record Date; Outstanding Shares; Shares Entitled to Vote

Holders of Alcoa common stock as of the close of business on June 5, 2024, the Record Date, may vote at the Special Meeting. As of the Record Date, there were 179,561,504 shares of Alcoa common stock outstanding. Each share of Alcoa common stock is entitled to one vote on each proposal. Alcoa’s common stock is the only security the holders of which are entitled to notice of, and to vote at, the Special Meeting.

If, as of the Record Date, shares of Alcoa common stock are registered directly in your name with Alcoa’s transfer agent, you are considered the stockholder of record with respect to those shares, and as the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Special Meeting.

If, as of the Record Date, shares of Alcoa common stock are held on your behalf in a brokerage account or by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Special Meeting and vote your shares of Alcoa common stock live by following the instructions provided on your proxy solicitation materials or the instructions that accompanied your proxy materials to attend the Special Meeting. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.

Quorum

The presence, virtually or represented by proxy, of a majority of all issued and outstanding shares of Alcoa common stock entitled to vote at the Special Meeting as of the Record Date will constitute a quorum at the Special Meeting. Abstentions and attending non-votes count as present at the Special Meeting for purposes of determining a quorum.

Under the NYSE rules, brokers, banks and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote such shares on any proposal for which they do not receive instructions from their customers. As a result, Alcoa does not expect any broker non-votes at the Special Meeting, and if you hold your shares in “street name” and fail to provide your broker, bank or other nominee with any instructions regarding how to vote such shares, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals unless you virtually attend the Special Meeting. If you provide instructions to your broker, bank or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and will be counted for purposes of determining the presence of a quorum but will not be voted with respect to that other proposal.

If a quorum is not present at the meeting, the chairman of the meeting may adjourn the meeting to continue to solicit proxies.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number and percentage of shares of Alcoa common stock beneficially owned as of May 31, 2024 (unless otherwise noted) by:

•	persons known to be the beneficial owners of more than 5% of the outstanding shares of Alcoa common stock, as reported by such stockholders to the SEC;

•	each current director of Alcoa;

•	the named executive officers; and

•	all directors and executive officers (serving as of such date) as a group.

Alcoa has determined beneficial ownership as calculated under SEC rules. Alcoa has based its calculation of the percentage of beneficial ownership on 179,560,504 shares of Alcoa common stock outstanding as of May 31, 2024.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212. The information provided in the table is based on Alcoa’s records, information filed with the SEC and information provided to Alcoa, except where otherwise noted.

	Alcoa Common Stock		Percent of Total Voting Power
Name of Beneficial Owner	Number (5)	Percent
5% Stockholders:
BlackRock, Inc (1)	21,622,197	12.0%	12.0%
The Vanguard Group (2)	17,959,035	10.0%	10.0%
Named Executive Officers and Directors:
Steven W. Williams	91,982	*	*
Mary Anne Citrino	48,443	*	*
Pasquale (Pat) Fiore	32,539	*	*
Thomas J. Gorman	15,105	*	*
James A. Hughes	45,408	*	*
Roberto Marques	7,578	*	*
Carol L. Roberts	58,979	*	*
Jackson (Jackie) P. Roberts	11,450	*	*
Ernesto Zedillo	90,815	*	*
William F. Oplinger (3)	230,421	*	*
Roy C. Harvey (4)	976,024	*	*
Molly S. Beerman	87,167	*	*
Renato Bacchi	81,184	*	*
Tammi A. Jones	50,490	*	*
Andrew Hastings	21,680	*	*
Jeffrey D. Heeter (4)	52,850	*	*
Kelly R. Thomas (4)	250	*	*
All current executive officers and directors as a group (16 persons)	920,331	*	*

(1)

Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024. BlackRock, Inc. and certain affiliated entities reported aggregate beneficial ownership of 21,622,197 shares, with sole power to vote 19,918,208 shares, sole power to dispose of 21,622,197 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

(2)

Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The Vanguard Group reported aggregate beneficial ownership of 17,959,035 shares, with sole power to vote zero shares, sole power to dispose of 17,733,231 shares, shared power to vote 58,649 shares, and shared power to dispose of 225,804 shares.

(3)	Mr. Oplinger is also a director of Alcoa.
(4)

Based solely on the number of shares of Alcoa common stock beneficially owned as of March 1, 2024. Mr. Harvey was terminated from Alcoa effective December 31, 2023. Mr. Heeter retired from Alcoa effective September 1, 2023. Ms. Thomas resigned from Alcoa effective August 1, 2023.

(5)

This column shows beneficial ownership of Alcoa common stock as calculated under SEC rules. This column includes vested share units held by non-employee directors that are payable upon separation from service from Alcoa’s board. This column includes, for executive officers, share equivalent units held in Alcoa’s retirement savings plan that confer voting rights through the plan trustee with respect to shares of Alcoa common stock as follows: Mr. Oplinger, 542, Mr. Harvey, 901, and Ms. Jones, 59. This column also includes shares of Alcoa common stock that may be acquired under employee stock options that are exercisable as of May 31, 2024 or will become exercisable within 60 days thereafter as follows: Mr. Oplinger, 18,770 and all executive officers as a group, 18,770. Non-employee directors do not have Alcoa stock options. This column does not include performance-based restricted share units or time-based restricted share units granted to the executive officers that will not or could not be earned and/or paid within 60 days of May 31, 2024.

Required Vote

Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the shares of Alcoa common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. An abstention from voting or an attending non-vote will have the same effect as a vote “AGAINST” the Transaction Proposal.

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the voting power of the shares of Alcoa common stock present or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). An abstention from voting or an attending non-vote will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Voting by Proxy

This proxy statement is being sent to you on behalf of Alcoa’s board of directors for the purpose of requesting that you allow your shares of Alcoa common stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. All shares of Alcoa common stock represented at the Special Meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:

•	“FOR” approval of the Transaction Proposal; and

•	“FOR” approval of the Adjournment Proposal.

How to Vote

If you are a registered stockholder, there are three ways to vote:

•

By Telephone or Internet. All registered stockholders can vote by telephone, by using the toll-free telephone number on their notice or proxy card, or through the internet, at the web address provided and by using the procedures and instructions described on the notice or proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•

By Written Proxy. All registered stockholders who received paper copies of our proxy materials can also vote by written proxy card. If you are a registered stockholder and receive a notice, you may request a written proxy card by following the instructions included in the notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by Alcoa’s board of directors.

•

During the Special Meeting. All registered stockholders may vote online during the Special Meeting. You will need the 16-digit control number included on your notice or proxy card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2024SM. Voting electronically online during the Special Meeting will replace any previous votes.

Whether or not you plan to attend and participate in the meeting, Alcoa encourages you to vote by proxy as soon as possible before the Special Meeting. Your shares will be voted in accordance with your instructions.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares live at the virtual Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Revoking Your Proxy

If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•	voting again by telephone or at the Internet website; or

•	transmitting a revised proxy card or voting instruction card that is dated later than the prior one.

Registered stockholders may notify Alcoa’s Secretary in writing that a prior proxy is revoked. Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Voting online during the Special Meeting will replace any previous votes.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed to a later date. No notice of the time, date and place, if any, of adjourned meetings need be given except as required by applicable law. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow Alcoa stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the Special Meeting as adjourned. See “Proposal 2: Adjournment of Special Meeting” beginning on page 101 of this proxy statement for more information about the Adjournment Proposal.

Householding

Alcoa has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, Alcoa delivers a single copy of the proxy materials to multiple stockholders who share the same address, unless it has received contrary instructions from one or more of such stockholders. This procedure reduces printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you are a stockholder of record, upon written or oral request, Alcoa will deliver promptly a separate copy of the proxy materials to such stockholder at a shared address to which it delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact Alcoa’s transfer agent, Computershare:

•	By Internet: www.computershare.com

•	By telephone: 1-800-522-6645 (in the U.S. and Canada); 1-201-680-6578 (all other locations)

•	By mail: Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006

Additionally, stockholders of record who share the same address and receive multiple copies of the proxy materials can request a single set of proxy materials by contacting Computershare at the telephone number above.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Solicitation of Proxies

Alcoa is soliciting proxies for the Special Meeting from Alcoa stockholders. Alcoa pays the cost of soliciting proxies. Alcoa has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting for an estimated fee of $25,000 plus expenses. Alcoa will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

A list of Alcoa stockholders entitled to vote at the Special Meeting will be available for examination during ordinary business hours for 10 days prior to the Special Meeting at Alcoa’s principal executive office located at 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212. Reasonable accommodations will be made if Alcoa cannot make the list available at its principal executive office. The stockholder list will also be available online during the Special Meeting.

Other Business

Alcoa does not expect that any matter other than the proposals listed above will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their judgment.

THE TRANSACTION

The following discussion contains important information relating to the Transaction. You are urged to read this discussion together with the Transaction Agreement and related documents attached as annexes to this proxy statement and incorporated herein by reference before voting on the Transaction Proposal and the Adjournment Proposal.

Structure of the Transaction

Alcoa and Alumina Limited are proposing to engage in a business combination under Australian corporate law, pursuant to which Alcoa Bidder will acquire all of the issued and outstanding Alumina Limited Shares, and Alumina Limited will thereby become a wholly owned subsidiary of Alcoa Bidder and an indirect wholly owned subsidiary of Alcoa. As set forth in the Transaction Agreement, the business combination will be carried out in accordance with a scheme of arrangement under the Australian Corporations Act to be submitted for approval by Alumina Limited shareholders and the Court.

Subject to the terms and conditions set forth in the Transaction Agreement, upon implementation of the Scheme, all issued and outstanding Alumina Limited Shares will be transferred to Alcoa Bidder, and the Scheme Participants will have the right to receive, for each Alumina Limited Share, 0.02854 New Alcoa CDIs (except that, (i) Ineligible Foreign Shareholders will receive their pro rata share of the net cash proceeds by the Sale Nominee of the Sale Nominee Alcoa Shares, (ii) the ADR Depositary (or its custodian) will receive, for each Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) the CITIC Participant will receive, for certain of their Alumina Limited Shares, 0.02854 shares of New Alcoa Preferred Stock).

The Transaction is expected to be completed in the third calendar quarter of 2024 subject to satisfaction or waiver of the various closing conditions set forth in the Transaction Agreement. See “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 80 of this proxy statement for more information regarding the conditions to closing the Transaction.

Background of the Transaction

The following chronology summarizes certain key events and contacts that preceded signing of the Transaction Agreement. It does not purport to catalogue every conversation or other action of or among the Alcoa board of directors, members of Alcoa management, Alcoa’s representatives, the Alumina Limited board of directors, members of Alumina Limited management, Alumina Limited’s representatives and other parties.

Unless otherwise noted, all dates and times included in this “Background of the Transaction” section are in U.S. Eastern Time.

As part of the ongoing evaluation of its business, the Alcoa board of directors and senior management of Alcoa regularly review and assess Alcoa’s operations, performance, strategic direction, opportunities and risks in light of current business and economic conditions, and developments in the aluminum, alumina, bauxite and other industries, in each case across a range of scenarios and potential future developments. As part of Alcoa’s ongoing process, these reviews have included discussions exploring, with the assistance of financial and legal advisors, long-term strategic plans and various strategic opportunities available to Alcoa in seeking to enhance stockholder value.

In 1994 and 1995, Alcoa entered into and completed a transaction with Alumina Limited (then known as Western Mining Corporation) as an extension of a joint venture in existence since the 1960s, combining their global alumina, alumina-based chemicals and bauxite interests into a new joint venture (now known as AWAC) that is 60% owned by Alcoa and managed and operated by Alcoa and 40% owned by Alumina Limited. Alcoa continues to provide operating management for AWAC, which is subject to direction provided by the Strategic Council, AWAC’s governing body, consisting of five members, three of whom are appointed by Alcoa (of which one is the Chair) and two of whom are appointed by Alumina Limited (of which one is the Deputy Chair). AWAC matters are decided by a majority vote of the Strategic Council with certain fundamental and material matters requiring approval by at least 80% of the members of the Strategic Council.

In 2002, Alumina Limited (then known as Western Mining Corporation) spun off all its interests other than its interest in AWAC and was renamed Alumina Limited.

During various strategic review sessions over the years, Alcoa’s management and board of directors had concluded that, if the opportunity arose, a business combination with Alumina Limited would be a high priority transaction. Over the course of the continuing joint venture with Alumina Limited, following discussions with and authorization from Alcoa’s board of directors, from time to time over the years, Alcoa’s management discussed with Alumina Limited’s management a potential transaction between Alcoa and Alumina Limited. These discussions did not lead to any definitive agreement between Alcoa and Alumina Limited for a potential transaction. Most recently, between September 2021 and March 2022, Alcoa submitted three proposals for the acquisition of all of the Alumina Limited Shares, each of which Alumina Limited rejected for a variety of reasons, including its view on the implied premium at the time.

In August and September 2023, Mr. W. Peter Day, Chair and Independent Non-Executive Director of Alumina Limited, and Alumina Limited’s senior management discussed with Mr. Steven W. Williams, Chairman of Alcoa, and Alcoa’s senior management, respectively, the ongoing AWAC operations and the expected ongoing capital funding requirements in light of AWAC’s losses from operating the Kwinana and San Ciprián alumina refineries and the expected capital expenditures in Brazil, as well as delays in receiving approval from the Western Australian Government to continue bauxite mining and downstream alumina refining in Western Australia (the “Western Australia Permit Approval”).

On September 21, 2023, Alcoa entered into an engagement letter with J.P. Morgan with respect to a potential transaction with Alumina Limited. J.P. Morgan was engaged by Alcoa to provide advice to the Alcoa board of directors on the potential transaction as customarily provided by financial advisors.

On September 28, 2023, during a regularly scheduled Alcoa board of directors meeting, the Alcoa board of directors discussed with Alcoa’s senior management the status of the Western Australia Permit Approval process and a potential transaction with Alumina Limited. The Alcoa board of directors authorized Alcoa’s senior management to commence valuation work with respect to a potential transaction with Alumina Limited.

On October 18, 2023, Alcoa entered into an engagement letter with UBS Investment Bank (“UBS”) with respect to a potential transaction with Alumina Limited. UBS was engaged by Alcoa to provide advice to the Alcoa board of directors on the potential transaction as customarily provided by financial advisors.

Over the course of October 2023, Alcoa’s senior management, at the Alcoa board of directors’ direction, reviewed the valuation work by J.P. Morgan and UBS and potential transaction structures in respect of a potential transaction with Alumina Limited.

On October 23, 2023, Alcoa’s board of directors held a special meeting with Alcoa’s senior management, representatives of J.P. Morgan and UBS, Davis Polk, Alcoa’s U.S. legal advisor, and Ashurst, Alcoa’s Australian legal advisor, present, to discuss a potential transaction with Alumina Limited. At the meeting, Alcoa’s senior management presented a non-binding indicative proposal for an all-stock acquisition of Alumina Limited. Following the Alcoa board of directors’ discussion of the potential transaction, the Alcoa board of directors authorized Alcoa’s senior management to deliver to Alumina Limited a confidential non-binding indicative proposal for an all-stock transaction by way of a scheme of arrangement with a fixed exchange ratio of 0.0242 CDIs, each representing an ownership interest in a share of Alcoa common stock, per Alumina Limited Share, which represented an implied value of A$0.90 per Alumina Limited Share, a 15% premium to the share price of Alumina Limited as of the closing of trading on October 23, 2023 and approximately 28% of the pro forma fully diluted ownership in Alcoa to the Alumina Limited shareholders (the “October 2023 Proposal”).

On October 23, 2023. Mr. Oplinger called Mr. Mike Ferraro, the Managing Director and Chief Executive Officer of Alumina Limited, to provide him with a preview of the October 2023 Proposal in advance of providing it in writing. Mr. Ferraro asked whether the proposal contemplated adding any Alumina Limited directors to Alcoa’s board. Mr. Oplinger explained that the proposal did not include board representation.

On October 24, 2023, Alcoa’s senior management delivered to Alumina Limited the October 2023 Proposal at the direction of Alcoa’s board of directors.

On October 26, 2023, Mr. Ferraro called Mr. Oplinger to inform him that Alumina Limited was willing to engage with Alcoa on a potential transaction and that Alumina Limited was undertaking valuation work to assess the October 2023 Proposal based on publicly available information. However, Alumina Limited indicated to Alcoa that the Alumina Limited board of directors would require resolution of certain key issues around the Western Australian Permit Approval, the Kwinana alumina refinery and the San Ciprián alumina refinery to fully assess the potential transaction (the “Key Issues”).

On October 26, 2023, Alcoa management followed up the conversation by sending a draft confidentiality deed to Alumina Limited. Alumina Limited responded that instead Alumina Limited would first assess the transaction using publicly available information about Alcoa.

On October 31, 2023, Mr. Oplinger corresponded with Mr. Ferraro about a desired timeline for next steps, such as the exchange of information and coordination of advisors, including a request that Alumina Limited provide a response to Alcoa’s offer by November 12, 2023.

On November 12, Mr. Oplinger called Mr. Ferraro to discuss the timing of Alumina Limited’s response to the October 2023 Proposal and reiterate the merits of the October 2023 Proposal. Mr. Ferraro indicated that Alumina Limited’s board was continuing to review the October 2023 Proposal.

On November 14, Mr. Oplinger met in person with Mr. Day to discuss the proposed transaction, including terms and timing. Mr. Day indicated that Alumina Limited would respond to the October 2023 Proposal after its next Board meeting, which was expected to take place on November 20, 2023 (Australian Eastern Daylight Time).

On November 19, 2023, Mr. Oplinger called Mr. Ferraro to inquire about the anticipated response from Alumina Limited with respect to the October 2023 Proposal. Mr. Ferraro informed Mr. Oplinger that the Alumina Limited board of directors had met and that a response to the October 2023 Proposal was forthcoming.

On November 21, 2023, Mr. Ferraro called Mr. Oplinger to indicate willingness to explore a mutually agreeable transaction.

On November 22, 2023, Alumina Limited delivered to Alcoa a letter in response to the October 2023 Proposal, indicating willingness to explore a mutually agreeable transaction. However, Alumina Limited indicated that a mutually agreeable transaction would require a higher exchange ratio and a special dividend to enable Alumina Limited shareholders to realize value from Alumina Limited’s franking credits along with additional due diligence information on Alcoa that was not publicly available.

Over the course of the following weeks, Alcoa and Alumina Limited discussed timing of a potential transaction, including in relation to expected public announcements by Alcoa regarding the Key Issues.

On November 24, 2023, Alumina Limited delivered its initial due diligence request list to Alcoa.

On November 28, 2023, Alcoa responded to Alumina Limited’s letter dated November 22, 2023, acknowledging its request for a special dividend, and expressing its views that any dividend would lead to a downward adjustment to the exchange ratio and among other things it would require an understanding of the debt funding capacity of the combined entity. In addition, Alcoa also expressed its desire to work towards announcement of an agreed transaction by December 18, 2023.

On November 30, 2023 (Australian Eastern Daylight Time), Alcoa and Alumina Limited entered into a confidentiality deed to facilitate the sharing of non-public information for purposes of assessing the proposed transaction. Following the entry into the confidentiality deed, Alcoa delivered its initial due diligence request list to Alumina Limited.

On December 1, 2023 (Australian Eastern Daylight Time), Alcoa provided a management presentation to Alumina Limited and granted Alumina Limited access to a virtual data room containing information regarding Alcoa in addition to responses to the initial due diligence request list from Alumina Limited.

On December 5, 2023 (Australian Eastern Daylight Time), Alumina Limited delivered a letter to Alcoa regarding the continued exploration of a mutually agreeable transaction, noting that engagement on deal terms should follow expected public announcements regarding the Key Issues.

On December 7, 2023, Alcoa’s senior management contacted Alumina Limited’s largest holder, Allan Gray Australia Pty Ltd (“Allan Gray”), to discuss the potential transaction on a wall crossed, confidential basis. After obtaining Allan Gray’s agreement to maintain confidentiality, the terms of the October 23 Proposal were discussed. On the call, Allan Gray indicated to Alcoa that it would be supportive of the potential transaction.

On December 7, 2023 (Australian Eastern Daylight Time), Ashurst provided to King & Wood Mallesons (“KWM”), Alumina Limited’s Australian legal counsel, a draft scheme implementation agreement.

On December 11, 2023, Alcoa announced that it was engaging with the Spanish government to discuss financial losses at the San Ciprián complex, including the alumina refinery.

On December 13, 2023, Alcoa announced that the Western Australia Government (“WA Government”) approved Alcoa’s 2023-2027 Mining and Management Program and Alcoa received permission to continue operating under a Ministerial exemption during Western Australia Environmental Protection Authority’s environmental impact assessment, resolving the issues relating to the Western Australia Permit Approval.

On December 15, 2023, Alumina Limited granted Alcoa access to a virtual data room containing information regarding Alumina Limited.

On December 15, 2023, Ashurst provided to KWM drafts of the Scheme and Deed Poll.

On December 20, 2023, Alcoa’s senior management contacted another large shareholder of Alumina Limited, CITIC Resources Australia Pty. Ltd. (“CITIC”), to discuss the potential transaction on a wall crossed, confidential basis. On the call, CITIC did not indicate that they would either support or oppose the potential transaction.

On January 8, 2024, Alcoa’s board of directors held a special meeting, with Alcoa’s senior management and representatives of J.P. Morgan, UBS, Davis Polk and Ashurst present, to discuss the latest status on the potential transaction with Alumina Limited, including the ongoing discussion with Alumina Limited’s substantial shareholders, Allan Gray and CITIC. Alcoa’s board of directors also discussed the potential of providing Alcoa board representation to Alumina Limited designees in connection with the proposed transaction.

On the same day, Alcoa announced the curtailment of the Kwinana alumina refinery in Western Australia, with the process beginning in the second quarter of 2024. Following such announcement, Mr. Ferraro discussed with Mr. Oplinger that the Alumina Limited board of directors planned to discuss valuation during its upcoming January 15, 2024 board meeting and to review again the October 2023 Proposal during its following January 30, 2024 board meeting in light of the public announcements made by Alcoa regarding the Western Australian Permit Approval, the Kwinana alumina refinery and the San Ciprián alumina refinery.

On January 30, 2024, Mr. Ferraro communicated to Mr. Oplinger that the Alumina Limited board of directors was willing to enter into the proposed transaction, but at a fixed exchange ratio of 0.0303 CDIs, each representing an ownership interest in a share of Alcoa common stock, per Alumina Limited Share, which represented approximately 33% of the pro forma fully diluted ownership in Alcoa to the Alumina Limited shareholders, and two Alumina Limited board representatives to be appointed to Alcoa’s board of directors (the “January 30 Counterproposal”).

On February 13, 2024, Alcoa’s board of directors held a special meeting, with Alcoa’s senior management and representatives of J.P. Morgan and UBS present, to discuss the latest status of the potential transaction with Alumina Limited, including the January 30 Counterproposal and the ongoing discussion with Alumina Limited’s substantial shareholders, Allan Gray and CITIC. Alcoa’s board of directors discussed and authorized Alcoa’s senior management to deliver to Alumina Limited an updated proposal of 0.0265 CDIs, each representing an ownership interest in a share of Alcoa common stock, per Alumina Limited Share, which represented an implied value of A$1.09 per Alumina Limited Share, a 1.1% premium to the share price of Alumina Limited as of the closing of trading on February 9, 2024 and approximately 29.5% of the pro forma fully diluted ownership in Alcoa to the Alumina Limited shareholders, and one mutually agreed Australian Alumina Limited board representative to be appointed to Alcoa’s board of directors (the “February 13 Proposal”).

Later in the same day, Mr. Oplinger previewed the February 13 Proposal with Mr. Ferraro. Mr. Ferraro indicated that the proposed consideration of 0.0265 CDIs for each Alumina Limited Share representing approximately 29.5% of the pro forma fully diluted ownership in Alcoa to the Alumina Limited shareholders would not be acceptable to Alumina Limited. Mr. Ferraro explained that the proposed consideration of 0.0303 CDIs for each Alumina Limited ordinary share representing approximately 33% of the pro forma undiluted ownership in Alcoa to the Alumina Limited shareholders in Alumina Limited’s January 30 Counterproposal was in light of agreeing to remove the cash component of the consideration previously proposed by Alumina Limited, considering the balance sheet capacity of the combined entity. Mr. Oplinger indicated that the January 30 Counterproposal which implied approximately 33% of the pro forma fully diluted ownership in Alcoa to the Alumina Limited shareholders would not be acceptable to Alcoa. Mr. Ferraro confirmed that he would discuss the February 13 Proposal with the Alumina Limited board of directors.

Later the same day, Alcoa delivered to Alumina Limited the February 13 Proposal.

On February 21, 2024, Alumina Limited rejected the February 13 Proposal.

On February 22, 2024, Alcoa’s board of directors held a regular meeting, with Alcoa’s senior management and representatives of J.P. Morgan and UBS present, to discuss the latest status of the potential transaction with Alumina Limited. Alcoa’s board of directors discussed Alumina’s response to the February 13 Proposal and authorized Alcoa’s senior management to deliver to Alumina Limited an updated proposal.

On February 23, 2024, Alcoa delivered to Alumina Limited a revised proposal offering 0.02854 CDIs, each representing an ownership interest in a share of Alcoa common stock, per Alumina Limited Share, which represented approximately 31.25% of the pro forma fully diluted ownership in Alcoa to the Alumina Limited shareholders (the “February 23 Proposal”). At the same time, Alcoa delivered to Alumina Limited a draft exclusivity and transaction process deed (the “Process Deed”) pursuant to which the parties would negotiate and enter into a definitive agreement consistent with the terms of the February 23 Proposal. As part of its February 23 Proposal, Alcoa proposed that Alumina Limited and Alcoa reach agreement on material transaction terms and announce to the market mutual support for the transaction at the proposed terms before the Australian market opened on February 26, 2024, failing which it intended to publicly announce the terms of the proposed transaction, with the indication that it was the best price (meaning the best exchange ratio) Alcoa was willing to offer and that based on its discussions with Allan Gray, it anticipated strong support from Allan Gray.

On February 24, 2024, Mr. Ferraro communicated to Mr. Oplinger a counterproposal (the “February 24 Counterproposal”), whereby Alcoa would offer 0.02854 CDIs and a franked dividend of $0.05 per Alumina

Limited Share. Mr. Day called Mr. Williams to discuss the February 24 Counterproposal. On the same day, Alcoa rejected the February 24 Counterproposal and reiterated the February 23 Proposal.

On February 25, 2024, Alumina Limited delivered to Alcoa a revised draft of the Process Deed that provided for two existing members of the Alumina Limited board of directors, mutually agreed by Alumina Limited and Alcoa, to be appointed to Alcoa’s board of directors upon the implementation of the Scheme, but that otherwise reflected the terms of the February 23 Proposal.

On February 25, 2024, the Alcoa board of directors approved the terms of the Process Deed.

On February 26, 2024 (Australian Eastern Daylight Time), Alcoa and Alumina Limited entered into, and publicly announced the entry into, the Process Deed.

On the same day, Alcoa and an affiliate of Alcoa entered into a conditional share sale agreement with Allan Gray, giving such affiliate the right to acquire from Allan Gray up to 19.9% of outstanding Alumina Limited Shares at the price of 0.02854 CDIs, each representing an ownership interest in a share of Alcoa common stock, for each Alumina Limited Share.

On February 29, 2024, Alumina Limited delivered an initial draft of the Transaction Agreement to Alcoa. In the days following receipt of the draft Transaction Agreement, Alcoa’s management team and its legal advisors discussed Alumina Limited’s initial draft and identified key issues to be negotiated with Alumina Limited. These key issues were limitations on AWAC’s ability to make unbudgeted equity calls and requiring AWAC to debt finance any funding requirements that could not be satisfied out of cashflow of AWAC or by budgeted equity calls, limitations on the ability for Alcoa to operate its business between signing the Transaction Agreement and implementation of the Scheme, extensive representations and warranties by Alcoa, and a reverse break fee payable by Alcoa in certain circumstances, including if Alcoa stockholders voted against the proposed transaction.

Between February 29, 2024 and March 10, 2024, representatives of Alcoa and Alumina Limited, together with their respective legal advisors, exchanged various drafts of the Transaction Agreement and other transaction documents and conducted a series of negotiations of certain key terms of the Transaction Agreement and other transaction documents, including discussions of, among other terms, whether there would be a reverse break fee payable by Alcoa and the quantum thereof, termination rights, the circumstances under which the Alcoa board of directors and the Alumina Limited board of directors could change their recommendation for their respective shareholders to vote in favor of the transaction, exclusivity, regulatory and other conditions, representations and warranties, and interim operating and access covenants.

On March 10, 2024, the Alcoa board of directors held a special meeting, with Alcoa’s senior management and representatives of J.P. Morgan, UBS, Davis Polk and Ashurst present, to further review the potential transaction. During the meeting, Alcoa’s senior management and Alcoa’s advisors provided the Alcoa board of directors with updates with respect to the financial and legal terms of the potential transaction. Following the discussion of the updated terms, representatives of J.P. Morgan reviewed their financial analyses with respect to the proposed transaction, and confirmed to the Alcoa board of directors that J.P. Morgan was prepared to deliver an opinion that, as of the date of such opinion and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan set forth in its opinion, the exchange ratio was fair, from a financial point of view, to Alcoa. J.P. Morgan delivered its written opinion to the Alcoa board of directors on March 11, 2024 (attached as Annex B to this proxy statement). For a detailed discussion of J.P. Morgan’s opinion, please see below under “—Opinion of Alcoa’s Financial Advisor.” After further discussion with respect to the potential transaction, the Alcoa board of directors unanimously: (a) approved the proposed Transaction Agreement, Scheme and Deed Poll and the potential transactions contemplated thereby, (b) authorized the execution, delivery and performance of the proposed Transaction Agreement, Scheme and Deed Poll on their terms, (c) directed that the proposed issuance of shares of Alcoa common stock be submitted to a vote at the Alcoa Special Meeting and (d) recommended that the Alcoa stockholders approve the proposed issuance of shares of Alcoa common stock.

Throughout March 11, 2024 (Australian Eastern Daylight Time), Alcoa and Alumina Limited, assisted by their respective legal and financial advisors, finalized the terms of the Transaction Agreement and the other transaction documents. Alcoa, Alcoa Bidder and Alumina Limited executed the Scheme Implementation Deed on March 12, 2024 (Australian Eastern Daylight Time), and each of Alcoa and Alumina Limited announced the Transaction Agreement prior to markets opening in Australia on March 12, 2024 (Australian Eastern Daylight Time).

On May 20, 2024 (Australian Eastern Daylight Time), Alcoa, Alcoa Bidder and Alumina Limited entered into the Deed of Amendment and Restatement of the Scheme Implementation Deed, and each of Alcoa and Alumina Limited announced the entry into such Amendment. On the same day, Alcoa terminated the conditional share sale agreement with Allan Gray.

Alcoa’s Reasons for the Transaction

In reaching its determination that it is advisable and in the best interests of Alcoa and its stockholders to complete the Transaction as contemplated by the Transaction Agreement and to recommend that Alcoa stockholders vote “FOR” the Transaction Proposal described in this proxy statement, Alcoa’s board of directors consulted and received advice from its external financial and legal advisers and from Alcoa’s management and considered a number of factors, including the following material factors:

•

Alcoa’s board of directors’ and management’s understanding of Alumina Limited’s business and operations, and its current and historical results of operations, financial prospects and conditions, including the fact that all of Alumina Limited’s operating activities are undertaken through its 40% ownership interest in AWAC, of which Alcoa owns the other 60% interest, which Alcoa operates and which Alcoa includes in its consolidated financial statements;

•	Alcoa’s board of directors’ understanding of the current and prospective competitive space in the industries in which Alcoa and Alumina Limited operate;

•

that the Transaction would enhance Alcoa’s position as a leading pure play, upstream aluminum company globally and would allow Alcoa stockholders to participate in the benefits of the combined company, including the expansion of Alcoa’s ownership of its core, tier-1 bauxite and alumina business;

•

that the Transaction would achieve strategic and operational synergies, including (i) cost synergies through a reduction of Alumina Limited’s corporate costs and (ii) greater operational flexibility and strategic optionality with a centralized management team and simplified corporate structure and governance;

•

that the Transaction would increase Alcoa’s financial flexibility, enabling more efficient funding and capital allocation decisions, as well as liability management, including financial flexibility for AWAC’s Western Australian mining projects, refinery assets and near-term portfolio actions;

•	that the Transaction would allow Australian investors access to Alcoa common stock via an ASX-listed security;

•

the written opinion that J.P. Morgan delivered to the Alcoa board of directors on March 11, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio was fair, from a financial point of view, to Alcoa. Such opinion is more fully described below under “—Opinion of Alcoa’s Financial Advisor”;

•	the terms and conditions of the Transaction Agreement, including:

•	that the Scheme Consideration consists of stock, which Alcoa’s board of directors believed was consistent with the strategic purpose of the Transaction as a combination of two complementary companies;

•	the customary nature of the representations, warranties, and covenants of Alcoa and Alumina Limited in the Transaction Agreement;

•	the parties’ covenants to use all reasonable endeavors to procure satisfaction of the conditions precedent to the Transaction;

•	the deal protection and termination provisions of the Transaction Agreement; and

•

the review of Alcoa’s board of directors, with the assistance of Alcoa’s advisers, of the terms and conditions of comparable transactions and its overall beliefs that the terms of the Transaction Agreement were consistent with market practice in Australia and in the best interest of Alcoa and its stockholders; and

•

the likelihood that the Transaction would be completed, including after consideration of the risks related to certain conditions and regulatory approvals which will be required to complete the Transaction.

In the course of its deliberations, Alcoa’s board of directors also considered a variety of risks and other potentially negative factors related to the Transaction, including the following material factors:

•	that the integration of Alumina Limited with Alcoa will subject Alcoa to liabilities that exist at Alumina Limited, including liabilities arising out of the Transaction;

•	that the integration of Alumina Limited with Alcoa (and the consequential consolidation of ownership of AWAC) will increase Alcoa’s exposure to existing risks and liabilities arising from AWAC;

•	that Alcoa will incur significant transaction related costs in connection with the Transaction;

•

that Alcoa may be required to make a shareholder loan to AWAC, the joint venture between Alcoa and Alumina Limited, in place of required capital contributions to AWAC by Alumina Limited in certain circumstances;

•	that the issuance of the Scheme Consideration to Alumina Limited shareholders will dilute Alcoa’s current stockholders;

•	the possibility of encountering difficulties in achieving, or failing to achieve, anticipated synergies in the amounts estimated or in the time frame contemplated;

•	the terms of the Transaction Agreement that restrict Alcoa’s ability to engage in certain transactions between signing and completion of the Transaction;

•	the diversion of management attention and resources from the operation of Alcoa’s business towards the completion of the Transaction; and

•

the risk that the Transaction could be delayed or not completed, or that the Transaction Agreement could be terminated, each of which could negatively impact the price of Alcoa common stock and Alcoa’s future business and operations.

Alcoa’s board of directors considered all of these factors and concluded that the uncertainties, risks and potential negative factors relevant to the Transaction were outweighed by the potential benefits that it expected would be achieved as a result of the Transaction.

The foregoing discussion of the factors considered by Alcoa’s board of directors is not intended to be exhaustive, but rather includes the material factors considered. In reaching its decision that it is advisable and in the best interests of Alcoa and its stockholders to complete the Transaction as contemplated by the Transaction Agreement and to recommend that Alcoa stockholders vote “FOR” the Transaction Proposal set forth in this proxy statement, Alcoa’s board of directors did not quantify, rank or otherwise assign relative weights to the factors considered and individual members of the board of directors may have given different weight to different factors. Alcoa’s board of directors based its decision on the totality of the information presented.

Recommendations of Alcoa’s Board of Directors

After careful consideration, Alcoa’s board of directors has determined that it is advisable and in the best interests of Alcoa and its stockholders to consummate the Transaction as contemplated by the Transaction Agreement.

Accordingly, Alcoa’s board of directors unanimously recommends that Alcoa stockholders vote:

•	“FOR” approval of the Transaction Proposal; and

•	“FOR” approval of the Adjournment Proposal.

Summary of Certain Financial Projections Provided to Alcoa’s Board of Directors and Alcoa’s Financial Advisor

Alcoa does not, as a matter of course, publicly disclose long-term projections or internal projections of its expected future financial performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates, other than, from time to time, providing limited guidance as to projected financial results for its then-current fiscal quarter or fiscal year in its press releases announcing its financial results for the immediately preceding fiscal quarter or fiscal year, as applicable. However, in connection with its evaluation of the Transaction, the Alcoa board of directors considered:

•

certain non-public unaudited prospective financial information relating to Alcoa on a standalone basis, prepared by Alcoa’s senior management, including based on certain non-public unaudited prospective financial information relating to AWAC and allocating it to Alcoa’s proportionate ownership in AWAC (the “Alcoa Standalone Projections”); and

•

certain non-public unaudited prospective financial information relating to Alumina Limited on a standalone basis, prepared by Alcoa’s senior management based on certain non-public unaudited prospective financial information relating to AWAC and allocating it to Alumina Limited’s proportionate ownership in AWAC (the “Alumina Standalone Projections”).

The foregoing information (collectively, the “Alcoa Management Projections”) were, at the request of the Alcoa board of directors, provided to J.P. Morgan for its use and reliance in connection with its financial analyses and opinion summarized under “—Opinion of Alcoa’s Financial Advisor” beginning on page 58 of this proxy statement.

Certain Limitations on the Forecasts

The Alcoa Management Projections are unaudited and were not prepared with a view to public disclosure but are included in this proxy statement solely because such information was made available to the Alcoa board of directors and, at the request of the Alcoa board of directors, J.P. Morgan, and used in the process leading to the execution of the Transaction Agreement. The summary of the Alcoa Management Projections is not included in this proxy statement in order to induce any Alcoa stockholder to vote in favor of the Transaction Proposal or any other matter, or to influence any person to make any investment decision with respect to the Transaction. The Alcoa Management Projections should be evaluated, if at all, in conjunction with the separate financial statements of each of Alcoa and Alumina Limited, the unaudited condensed combined pro forma financial information and other information regarding Alcoa and Alumina Limited contained in or incorporated by reference into this proxy statement and the following factors.

The Alcoa Management Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Alcoa Management Projections may therefore differ from how Alcoa provides guidance.

The Alcoa Management Projections included in this proxy statement have been prepared by, and are the responsibility of, Alcoa’s management. The auditors of Alcoa and Alumina Limited have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Alcoa Management Projections and, accordingly, the auditors of Alcoa and Alumina Limited do not express an opinion or any other form of assurance with respect thereto. The report of the auditor of Alcoa incorporated by reference in this proxy statement relates to Alcoa’s previously issued financial statements, and the report of the auditor of Alumina Limited included within this proxy statement relates to Alumina Limited’s previously issued financial statements. Such reports do not extend to the Alcoa Management Projections and should not be read to do so.

The Alcoa Management Projections include non-U.S. GAAP financial measures (which term, for purposes of the Alcoa Management Projections, includes non-IFRS Accounting Standards measures with respect to Alumina Limited). Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP or the IFRS Accounting Standards (as applicable), and non-U.S. GAAP financial measures as used by Alcoa in the Alcoa Management Projections may not be comparable to similarly titled amounts used by other companies or in other contexts. These non-U.S. GAAP measures are included in this proxy statement because such information was made available to the Alcoa board of directors and J.P. Morgan and used in the process leading to the execution of the Transaction Agreement, as described elsewhere in this proxy statement. Financial measures that are not consistent with U.S. GAAP or the IFRS Accounting Standards, as applicable, should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP or the IFRS Accounting Standards, as applicable. Reconciliations of non-U.S. GAAP financial measures to the most directly comparable measures prepared in accordance with U.S. GAAP or the IFRS Accounting Standards, as applicable, are not being provided because they are not required in a filing related to a business combination and, in any event, Alcoa is unable to provide reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, financial impact, and the periods in which any relevant adjustments would be recognized.

Although a summary of the Alcoa Management Projections is presented with numerical specificity, this information is not factual and should not be relied upon as being necessarily predictive of actual future results. The Alcoa Management Projections are forward-looking statements and reflect inputs, assumptions, estimates and judgments as to future events made or used by Alcoa’s senior management that it believed were reasonable at the time the Alcoa Management Projections were prepared, taking into account the relevant information available to Alcoa’s senior management at the time. Important factors that may affect actual results and cause the Alcoa Management Projections not to be achieved include the ultimate timing, outcome and results of integrating Alumina Limited into Alcoa, the impact of global economic, financial, political, legal, regulatory and industrial conditions on the aluminum industry and aluminum end-use markets, volatility in demand for aluminum or products that require aluminum, changes in actual or projected production, production capacity, production costs or cash flows, the ability to realize synergies, global competitive pressures, changes in tax laws or accounting rules, changes in government regulations and regulatory requirements, fluctuations in foreign currency exchange rates, changes in energy costs and availability of raw materials and the other factors described under “Risk Factors” beginning on page 32 and under “Cautionary Statement Regarding Forward-Looking Statements” on page 38, in each case of this proxy statement. As a result, there can be no assurance that the Alcoa Management Projections will be realized, and actual results may be materially better or worse than those contained in the Alcoa Management Projections. The inclusion of this information should not be regarded as an indication that Alcoa, J.P. Morgan, their respective representatives or any other recipient of this information considered, or now considers, the Alcoa Management Projections to be material information of Alcoa or Alumina Limited or necessarily predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such.

The Alcoa Management Projections do not take into account any circumstances or events occurring after the date that they were prepared, and such information by its nature becomes less predictive with each successive year. Because the Alcoa Management Projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. Except to the extent required by applicable U.S. federal securities laws, Alcoa does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Alcoa Management Projections to reflect circumstances existing after the respective dates on which they were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even if any of the assumptions underlying the Alcoa Management Projections are shown to be in error. Alcoa cannot give any assurance that, had the Alcoa Management Projections been prepared either as of the date of the Transaction Agreement or as of the date of this proxy statement, similar estimates and assumptions would be used.

None of Alcoa nor any of its affiliates, directors, officers, advisors or other representatives has made or makes any representation to any Alcoa stockholder, Alumina Limited shareholder or other person relating to the Alcoa Management Projections, including regarding the ultimate performance of Alcoa or Alumina Limited compared to the information contained in the Alcoa Management Projections (or their underlying assumptions) or that the Alcoa Management Projections will be achieved (or that their underlying assumptions will occur).

In light of the foregoing factors and the uncertainties inherent in the Alcoa Management Projections and considering that the Special Meeting will be held several months after the Alcoa Management Projections were prepared, stockholders and other investors are cautioned not to place undue reliance on the Alcoa Management Projections included in this proxy statement.

During the first quarter of 2024, Alcoa’s senior management prepared the Alcoa Management Projections, which were provided to J.P. Morgan and considered by the Alcoa board of directors in connection with the Transaction. The Alcoa Management Projections were based on various assumptions made by Alcoa’s senior management, including, but not limited to, the following commodity price assumptions, which, for 2024 were based on management estimates, and for the years beginning in 2025 were based on quoted commodity prices, including London Metal Exchange (LME) Aluminum futures as of March 8, 2024 and applying the historical Alumina Price Index (API) percentage of LME Aluminum spot prices.

Price Deck	2024E	2025E	2026E	2027E	2028E
Benchmark Aluminum Price ($/tonne)	$2,300	$2,397	$2,504	$2,590	$2,652
Benchmark Alumina Price ($/tonne)	$350	$407	$426	$440	$451

The Alcoa Management Projections also reflected assumptions regarding the continuing nature of ordinary course operations and capital requirements.

Alcoa Standalone Projections

The Alcoa Standalone Projections, which were prepared by Alcoa’s senior management (including based on certain non-public unaudited prospective financial information relating to AWAC and allocating it to Alcoa’s proportionate ownership in AWAC), included the following estimates of Alcoa’s future financial performance:

($ amounts in millions)	2024E	2025E	2026E	2027E	2028E
Net revenue	$9,566	$10,114	$10,629	$11,223	$11,768
Adjusted EBITDA(1)(2)	$570	$1,336	$1,597	$1,725	$1,804
Capital expenditures	$(448)	$(466)	$(435)	$(443)	$(448)

(1)	This figure is a non-U.S. GAAP financial measure.
(2)	Adjusted EBITDA is calculated as projected sales minus cost of goods sold, selling, general administrative and other expenses, and research and development expenses.

Alumina Standalone Projections

The Alumina Standalone Projections, which were prepared by Alcoa’s senior management (based on certain non-public unaudited prospective financial information relating to AWAC and allocating it to Alumina Limited’s proportionate ownership in AWAC), included the following estimates of Alumina Limited’s future financial performance:

($ amounts in millions)	2024E	2025E	2026E	2027E	2028E
Net revenue	$1,830	$1,941	$2,068	$2,230	$2,407
Adjusted EBITDA(1)(2)(3)	$91	$325	$443	$549	$711
Capital expenditures	$(151)	$(185)	$(184)	$(149)	$(173)

(1)	This figure is a non-U.S. GAAP financial measure.
(2)	Adjusted EBITDA is calculated as projected sales minus cost of goods sold, selling, general administrative and other expenses, and research and development expenses.
(3)	Includes estimated $12.5 million of annual corporate costs for Alumina Limited operations.

Opinion of J.P. Morgan Securities LLC as Financial Advisor to Alcoa

Pursuant to an engagement letter, Alcoa retained J.P. Morgan as its financial advisor in connection with the Transaction.

On March 11, 2024, J.P. Morgan delivered its written opinion to the Alcoa board of directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio was fair, from a financial point of view, to Alcoa.

The full text of the written opinion of J.P. Morgan, dated March 11, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Alcoa common stock are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Alcoa board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction, was directed only to the exchange ratio and did not address any other aspect of the Transaction. J.P. Morgan expressed no opinion as to the fairness of the exchange ratio to the holders of any class of securities, creditors or other constituencies of Alcoa or as to the underlying decision by Alcoa to engage in the Transaction. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Alcoa as to how such stockholder should vote with respect to the Transaction or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated March 11, 2024 of the Transaction Agreement;

•	reviewed certain publicly available business and financial information concerning Alcoa and Alumina Limited and the industries in which they operate;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of Alcoa relating to its business and the business of Alumina Limited, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Alcoa with respect to certain aspects of the Transaction, and the past and current business operations of Alcoa and Alumina Limited, the financial condition and future prospects and operations of Alcoa and Alumina Limited, the effects of the Transaction on the financial condition and future prospects of Alcoa, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Alcoa or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness, and pursuant to its engagement letter with Alcoa, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Alumina Limited or Alcoa under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Alumina Limited and Alcoa to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Transaction and the other transactions contemplated by the Transaction Agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Alcoa, and will be consummated as described in the Transaction Agreement, and that the definitive Transaction Agreement will not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Alcoa, Alcoa Bidder and Alumina Limited in the Transaction Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Alcoa with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Alcoa or Alumina Limited or on the contemplated benefits of the Transaction.

The Alcoa Management Projections furnished to J.P. Morgan were prepared by the management of Alcoa as discussed above more fully under the section entitled “Summary of Certain Financial Projections Provided to Alcoa’s Board of Directors and Alcoa’s Financial Advisor.” Alcoa does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Alcoa’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

For more information regarding the use of projections and other forward-looking statements, please refer to the sections entitled “—Summary of Certain Financial Projections Provided to Alcoa’s Board of Directors and Alcoa’s Financial Advisor.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the exchange ratio in the proposed Transaction, and J.P. Morgan has expressed no opinion as to the fairness of the exchange ratio to the holders of any class of securities, creditors or other constituencies of Alcoa or as to the underlying decision by Alcoa to engage in the Transaction. J.P. Morgan expressed no opinion with respect to the fairness of any type of funding, whether in the form of an equity investment, loan or otherwise, required to be provided by Alcoa or any of its affiliates to AWAC pursuant to the Transaction Agreement. Furthermore, J.P.

Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the exchange ratio or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Alumina Limited Shares, New Alcoa CDIs or Alcoa common stock will trade at any future time.

The terms of the Transaction Agreement, including the exchange ratio, were determined through arm’s length negotiations between Alcoa and Alumina Limited, and the decision to enter into the Transaction Agreement was solely that of Alcoa’s board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by Alcoa’s board of directors in its evaluation of the proposed Transaction and should not be viewed as determinative of the views of Alcoa’s board of directors or management with respect to the proposed Transaction or the exchange ratio.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Alcoa board of directors on March 11, 2024 and in the financial analysis presented to the Alcoa board of directors on March 10, 2024 in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Alcoa board of directors and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining implied fully diluted equity values per share for Alcoa common stock and Alumina Limited Shares. Utilizing the Alcoa Management Projections (which were discussed with, and approved by, the Alcoa Board for use by J.P. Morgan in connection with its financial analyses and are further described in the section entitled “Summary of Certain Financial Projections Provided to Alcoa’s Board of Directors and Alcoa’s Financial Advisor”), J.P. Morgan calculated the unlevered free cash flows that each of Alcoa and Alumina Limited are expected to generate and also calculated a range of terminal values for Alcoa and Alumina Limited at the end of the period reflected in such forecasts by applying perpetual growth rates ranging from (0.5)% to 0.5% to the estimates of the unlevered terminal free cash flows for each of Alcoa and Alumina Limited in the last year of such forecasts. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2023 using discount rates ranging from 10.75% to 11.75% for Alcoa and 9.5% to 10.50% for Alumina Limited, which ranges were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Alcoa and Alumina Limited, respectively. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted by subtracting the net debt for each of Alcoa and Alumina Limited, as applicable, as of December 31, 2023.

Based on the foregoing, this analysis indicated the following ranges of implied per share equity value for Alcoa common stock and Alumina Limited Shares:

	Implied Per Share Equity Value
	Low	High
Alcoa Discounted Cash Flow	$22.35	$28.50
Alumina Limited Discounted Cash Flow	$0.70	$0.90

The ranges of implied per share equity values for Alcoa common stock were compared to the closing share prices of Alcoa common stock of $29.85 on March 8, 2024, the trading day immediately preceding the date on which

J.P. Morgan rendered its opinion and for Alumina Limited Shares were compared to the closing share prices of Alumina Limited Shares of $0.81 on March 8, 2024, the trading day immediately preceding the date on which J.P. Morgan rendered its opinion and the implied value per Alumina Limited Share of the Scheme Consideration of $0.85 based on the exchange ratio of 0.02854 and the closing share prices of Alcoa common stock of $29.85 on March 8, 2024. Alumina Limited is an Australian company, and Alumina Limited Shares trade on the Australian Securities Exchange in Australian dollars. For purposes of J.P. Morgan’s analyses, J.P. Morgan converted Alumina Limited Shares stock price as of March 8, 2024, the trading day immediately preceding the date on which J.P. Morgan rendered its opinion, to U.S. dollars at the then-current exchange rate.

Relative Value Analysis

J.P. Morgan compared the results for Alcoa to the results for Alumina Limited with respect to the discounted cash flow analyses described above. J.P. Morgan compared the lowest equity value per share for Alcoa to the highest equity value per share for Alumina Limited to derive the highest exchange ratio implied by each pair of results. J.P. Morgan also compared the highest equity value per share for Alcoa to the lowest equity value per share for Alumina Limited to derive the lowest exchange ratio implied by each pair of results. The ranges of implied exchange ratios resulting from this analysis were:

Implied Exchange Ratios
	Low	High
Discounted Cash Flow	0.0248x	0.0401x

The ranges of implied exchange ratios resulting from the foregoing analysis were compared to (i) the exchange ratio of 0.02854x, as contemplated in the Transaction Agreement and (ii) the implied ratio of the trading prices of Alcoa common stock and Alumina Limited Shares of 0.0271x on March 8, 2024, the trading day immediately preceding the date on which J.P. Morgan rendered its opinion.

Intrinsic Value Creation Analysis

J.P. Morgan conducted an analysis of the theoretical value creation to Alcoa that compared the estimated equity value of Alcoa and Alumina Limited on a standalone basis, based on the midpoint value determined in J.P. Morgan’s discounted cash flow analyses described above, to the estimated implied equity value of the ownership in the combined company pro forma for the Transaction.

J.P. Morgan calculated the total pro forma value of Alcoa after the consummation of the Transaction by (1) adding the sum of (a) the equity value of Alcoa on a stand-alone basis of approximately $4,590 million, using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of Alcoa described above, (b) the implied equity value of Alumina Limited on a stand-alone basis of approximately $2,302 million, using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of Alumina Limited described above, and (c) the estimated present value of the Synergies, as reflected in estimates Alcoa’s management provided to J.P. Morgan for use in connection with its analysis, in the aggregate amount of approximately $68 million, (2) subtracting estimated transaction expenses, in an aggregate amount of approximately $56 million, as estimated by the management of Alcoa, and (3) multiplying such result by the pro forma fully diluted equity ownership of the combined company by the existing holders of Alcoa equity securities of approximately 68.75% of Alcoa. This analysis indicated that the Transaction implied a value creation to Alcoa of approximately $156 million, or 3.4%, compared to the estimated standalone equity value of Alcoa. There can be no assurance, however, that the implied Synergies, transaction-related expenses and other impacts referred to above will not be substantially greater or less than those estimated by Alcoa’s management and described above.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Alcoa or Alumina Limited. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. J.P. Morgan was selected to advise Alcoa with respect to the Transaction and deliver an opinion to Alcoa’s board of directors with respect to the Transaction on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Alcoa and the industries in which it operates.

Alcoa has agreed to pay J.P. Morgan a fee of $9 million, $2 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the Transaction. In addition, Alcoa may, in its sole discretion, pay J.P. Morgan an additional fee of $2 million which, if payable, would be payable upon the consummation of the Transaction. In addition, Alcoa has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Alcoa for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as sole lead arranger on a revolving credit facility in June 2022 and as a lead-left bookrunner on a bond offering in March 2024. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with CITIC Group Corporation, a significant shareholder of Alumina Limited, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead manager and joint bookrunner on a bond offering in April 2022. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Alcoa, for which it receives customary compensation or other financial benefits. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Alumina Limited. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common shares of Alcoa and Alumina Limited. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Alcoa or Alumina Limited for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities or other financial instruments. During the two year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from Alcoa and CITIC Group Corporation were approximately $2 million and $12 million, respectively.

Interests of Alcoa Executive Officers and Directors in the Transaction

None of Alcoa’s executive officers is expected to receive any severance or other compensation as a result of the transaction contemplated by the Transaction Agreement, including the implementation of the Scheme. In particular, there are no payments or benefits that Alcoa’s executive officers may receive that would be required to be disclosed pursuant to Item 402(t) of Regulation S-K.

Accounting Treatment

The Transaction consists in substance of the acquisition of Alumina Limited’s noncontrolling interest in AWAC and the assumption of indebtedness. The Transaction will be accounted for as an equity transaction under U.S. GAAP in accordance with ASC 810. The financial condition and results of operations of Alcoa after closing of the Scheme will include the financial condition and results of operations of Alumina Limited.

Board of Directors of Alcoa Following the Transaction

Alcoa’s board of directors is currently composed of 10 members. Pursuant to the terms of the Transaction Agreement, Alcoa will appoint two existing Alumina Limited board members who are Australian residents or citizens to join Alcoa’s board of directors. The identity of those appointees will be mutually agreed by Alcoa and Alumina Limited, and their appointment will have effect on and from the date of implementation of the Scheme, at which time the size of Alcoa’s board of directors will increase to 12 members.

Federal Securities Laws Consequences; Stock Transfer Restrictions

The New Alcoa Shares, New Alcoa CDIs and New Alcoa Preferred Stock to be issued in the Transaction have not been, and are not expected to be registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction. The New Alcoa Shares, New Alcoa CDIs and New Alcoa Preferred Stock to be issued in the Transaction will be issued pursuant to an exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act based on the approval of the Transaction by the Court.

Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more bona fide outstanding securities from the general registration requirement of the Securities Act where the fairness of the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and to whom adequate notice of the hearing has been given. If the Court approves the Transaction, its approval will constitute the basis for the New Alcoa Shares, New Alcoa CDIs and New Alcoa Preferred Stock to be issued without registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act.

The New Alcoa Shares to be issued by Alcoa in the Transaction to Alumina Limited shareholders will be freely transferable under United States federal securities laws, except by persons who are deemed to be “affiliates” (as that term is defined under the Securities Act) of Alcoa, including persons who are deemed to have been affiliates of Alcoa within 90 days before the date of the closing of the Transaction. In the event that the New Alcoa Shares to be issued by Alcoa in the Transaction are in fact held by affiliates of Alcoa, those holders may resell the shares (1) in accordance with the provisions of Rule 144 promulgated under the Securities Act or (2) as otherwise permitted under the Securities Act. Rule 144 generally provides that “affiliates” of Alcoa may not sell securities of Alcoa received in the Transaction unless the sale is effected in compliance with the volume, current public information, manner of sale and timing limitations set forth in such rule. These limitations generally permit, subject to minimum holding periods, sales made by an affiliate in any three-month period that do not exceed the greater of 1% of the outstanding shares of Alcoa common stock or the average weekly reported trading volume in such securities over the four calendar weeks preceding the placement of the sale order, provided that the sales are made in unsolicited, open market “broker transactions” and that current public information on Alcoa is available. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that directly or indirectly control, are controlled by, or are under common control with, that issuer and may include officers and directors of the issuer as well as beneficial owners of 10% or more of any class of capital stock of the issuer.

Material United States Federal Income Tax Consequences of the Transaction

There are no material U.S. federal income tax consequences to Alcoa’s existing stockholders that will result from the issuance of shares of Alcoa common stock in the Transaction.

Litigation Related to the Transaction

There are currently no legal proceedings relating to the Transaction.

NO APPRAISAL RIGHTS

Under Delaware law, holders of shares of Alcoa common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the Special Meeting.

REGULATORY AND OTHER APPROVALS REQUIRED FOR THE TRANSACTION

Alumina Limited Shareholder Approval

Subject to the Court granting orders at the First Court Date (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Transaction and (ii) approving the distribution of the Scheme Booklet, Alumina Limited will convene the Scheme Meeting. Under Section 411(4)(a)(ii) of the Australian Corporations Act, the resolution to approve the Transaction must be passed both (i) by a majority in number of Alumina Limited shareholders that are present and voting in person or by proxy, by attorney or, in the case of a corporation, by its duly appointed corporate representative, at the Scheme Meeting and (ii) by 75% of the votes cast on the resolution in person or by proxy. The Deed Poll will be executed by Alcoa and Alcoa Bidder prior to dispatch of the Scheme Booklet to Alumina Limited shareholders, but the obligations of Alcoa and Alcoa Bidder under the Deed Poll will remain subject to the Scheme becoming effective.

Australian Court Approval

Under the Australian Corporations Act, the Transaction must be approved by Alumina Limited shareholders and by the Court to become effective. The Australian Corporations Act expressly prevents a court from granting approval unless:

•	ASIC provides the Court with a statement that it has no objection to the Transaction; or

•

the Court is satisfied that the Transaction has not been proposed for the purpose of enabling any person to avoid the operation of any of the provisions of Chapter 6 of the Australian Corporations Act (which relates to takeovers).

Alumina Limited intends to apply to the Court on the First Court Date for orders (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Transaction and (ii) approving the distribution of the Scheme Booklet to Alumina Limited shareholders. Alumina Limited must give ASIC at least fourteen days’ notice before the First Court Date and must allow ASIC a reasonable opportunity to review the Scheme Booklet and to make submissions to the Court with respect to it. Provided that ASIC is satisfied with the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) and the Scheme Booklet, it is expected that ASIC will provide to the Court on the First Court Date a letter stating that, while ASIC reserves its rights until it has had an opportunity to observe the entire Scheme process, it does not at that point in time intend to oppose the Scheme at the Second Court Date. The Court will consider the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) at the First Court Date and may require changes to any of those documents as a condition to the Court granting the orders sought. Alumina Limited must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of the Scheme without the prior written consent of Alcoa.

If the resolution to approve the Transaction is passed at the Scheme Meeting and all other conditions to the Transaction are satisfied or waived, Alumina Limited will seek to obtain the approval of the Court on the Second Court Date. Alumina Limited intends to apply to ASIC for ASIC to provide to the Court a written statement that it has no objection to the Transaction.

Alumina Limited expects that ASIC will provide to the Court on the Second Court Date a letter stating that ASIC has no objection to the Transaction. The Court will approve the Transaction only if it is satisfied, among other things, that the Scheme and its terms and conditions are procedurally and substantively fair and reasonable to all persons who are entitled to receive the Scheme Consideration pursuant to the Scheme.

If the Court approves the Transaction on the Second Court Date, a copy of the Court’s order will be filed with ASIC and the Scheme will become binding on all Alumina Limited shareholders (including those who voted against the resolution to approve the Transaction) on filing of that Court order with ASIC. On the Effective Date, the obligations of Alcoa and Alcoa Bidder under the Deed Poll will take effect and be binding.

It is expected that trading in Alumina Limited Shares on the ASX will be suspended from the close of trading on the Effective Date of the Scheme, which is expected to be one business day after the date of the Court’s approval on the Second Court Date. The Scheme Record Date (which will be the second business day after the Effective Date of the Scheme, or such other date as agreed by Alumina Limited and Alcoa) will be set to determine the Alumina Limited shareholders who will transfer their Alumina Limited shares and be entitled to receive the Scheme Consideration. It is expected that the Scheme Consideration will be provided to Alumina Limited shareholders on the fifth business day following the Scheme Record Date (or such other date as approved by ASX) and the Transaction will be implemented on that date.

Australian Foreign Investment Approval

Under Australia’s FATA, certain transactions may not be completed by a “foreign person” (such as Alcoa or Alcoa Bidder) unless notice has been given to the Federal Treasurer and the Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed acquisition or the statutory period has expired without the Federal Treasurer objecting. As part of its review, Australia’s FIRB will seek the views of other government agencies, including the ACCC.

Alcoa and Alcoa Bidder gave notice of the Transaction to the Federal Treasurer on March 14, 2024 but have not yet received a no objection notification from the Federal Treasurer. The statutory period currently expires on June 14, 2024 and may be subject to extension by Australia’s FIRB.

Australian Competition and Consumer Commission Approval

Section 50 of the CCA prohibits the acquisition of shares or assets that would have the effect, or be likely to have the effect, of substantially lessening competition in any Australian market. The ACCC is responsible for enforcing Section 50 of the CCA.

Alcoa filed an application for confidential pre-assessment with the ACCC on March 14, 2024.

On April 19, 2024 (Australian Eastern Standard Time), the ACCC provided informal clearance for the Transaction by confirming in writing to Alcoa that it does not intend to conduct a public review of the Transaction pursuant to Section 50 of the CCA.

Brazil Administrative Council for Economic Defense Approval

Under the Competition Law, the Transaction may not be completed until a notification has been filed and approval has been granted by CADE. Upon its investigation, CADE can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the Transaction.

Alcoa and Alumina Limited jointly filed an application for CADE approval on April 16, 2024 (Australian Eastern Standard Time).

On May 29, 2024 (Australian Eastern Standard Time), CADE certified that the applicable term for intervention or “call-back” of the application had elapsed and that consequently CADE’s decision published in the Official Gazette of Brazil on May 13, 2024 to approve the application was final.

NYSE and ASX Listing

Alcoa has agreed to obtain listing approval from the NYSE for the shares of Alcoa common stock to be issued or issuable in the Transaction. Alcoa has also agreed to establish a secondary “foreign exempt” listing on the ASX to allow Alumina Limited shareholders to trade shares of Alcoa common stock via New Alcoa CDIs on the ASX. Approval of the NYSE and the ASX for the listing of the shares of Alcoa common stock and the New Alcoa CDIs, respectively, is a condition precedent to the completion of the Transaction, and if either approval is not obtained, the Transaction may not be completed.

INFORMATION ABOUT THE COMPANIES

Alcoa Corporation

Alcoa Corporation, a Delaware corporation, is a global industry leader in bauxite, alumina and aluminum products. Alcoa is active in all aspects of the upstream aluminum industry with bauxite mining, alumina refining, and aluminum smelting and casting. Alcoa has direct and indirect ownership of 27 locations across nine countries on six continents.

Alcoa’s operations comprise two reportable business segments: Alumina and Aluminum. The Alumina segment primarily consists of a number of affiliated operating entities held in AWAC. This segment consists of Alcoa’s worldwide refining system, including the mining of bauxite, which is then refined into alumina, a compound of aluminum and oxygen that is the raw material used by smelters to produce aluminum metal. The Aluminum segment consists of Alcoa’s aluminum smelting and casting operations along with most of Alcoa’s energy production assets. Alcoa smelts and casts aluminum in various shapes and sizes for global customers, including developing and creating various alloy combinations for specific applications.

Alcoa Corporation became an independent, publicly traded company on November 1, 2016, following its separation from its former parent company, Alcoa Inc. The principal trading market for Alcoa common stock (NYSE: AA) is the NYSE. Alcoa’s principal executive office is located at 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212. Its telephone number is (412) 315-2900. Additional information about Alcoa is included in documents and/or incorporated by reference into this proxy statement or can be found at Alcoa’s website at www.alcoa.com (the contents of which are not part of this proxy statement). See “Where You Can Find More Information” beginning on page 104.

Alumina Limited

Alumina Limited is a company registered in Victoria, Australia and governed by the Corporations Act. Alumina Limited Shares are listed on ASX. Alumina Limited also has American Depositary Shares traded on the over-the-counter market in the United States in a program administered by the Bank of New York Mellon as depositary.

Alumina Limited is the 40% partner in the AWAC joint venture which includes a portfolio of assets in Australia, Brazil, Spain, Saudi Arabia and Guinea, including globally leading bauxite mines and alumina refineries. AWAC also has a 55% interest in the Portland aluminum smelter in Victoria, Australia. Alcoa holds the remaining 60% interest in AWAC and is the operator of the AWAC joint venture.

The principal executive offices of Alumina Limited are located at Level 36, 2 Southbank Boulevard, Southbank Victoria 3006. Alumina Limited’s telephone number is +61 (0)3 8699 2600.

Additional information about Alumina Limited can be found at www.AluminaLimited.com. See “Where You Can Find More Information” beginning on page 104 of this proxy statement. The information provided on Alumina Limited’s website is not part of this proxy statement and is not incorporated by reference.

Alumina Limited Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Alumina Limited Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with Alumina Limited’s consolidated financial statements and the accompanying notes thereto included elsewhere in this proxy statement. Unless otherwise stated, the annual information included herein is based on Alumina Limited’s consolidated financial statements, which have been prepared in accordance with the IFRS Accounting Standards, which differs in a number of significant respects from U.S. GAAP.

Overview

Alumina Limited is an Australian company listed on the Australian Securities Exchange (“ASX”) and trades on the over-the-counter market in the United States.

Alumina Limited owns, directly or indirectly, a 40% share in the affiliated entities that comprise the Alcoa World Alumina and Chemicals (“AWAC”) joint venture. AWAC has a portfolio of assets in Australia, Brazil, Spain, Saudi Arabia and Guinea, including globally leading bauxite mines and alumina refineries. AWAC also has a 55% interest in the Portland aluminum smelter in Victoria, Australia.

AWAC was formed in January 1994 as a result of a combination by Alcoa and Alumina Limited’s predecessor, Western Mining Corporation (“WMC Limited”), of their respective bauxite, alumina and alumina-based chemicals businesses and investments and certain smelting operations. Alumina Limited was created in 2002 as a result of WMC Limited’s alumina assets being demerged from its nickel, copper and fertilizer businesses.

Alumina Limited predominantly derives its income from its minority interest in AWAC’s operations, and therefore is dependent on those factors, including market and economic conditions, that impact AWAC.

AWAC’s joint venture partner and operator is Alcoa, which owns the remaining 60% interest in AWAC. For further information on Alcoa, see “Information about the Companies—Alcoa Corporation” beginning on page 68 of this proxy statement.

Most of the operations that comprise the Alumina segment of Alcoa are part of AWAC. As a result, the key drivers of the financial performance of the AWAC joint venture (with the exception of certain AWAC interests described in “Note A. Basis of Presentation—Principles of Consolidation” in Alcoa’s financial statements for the year ended December 31, 2023, incorporated by reference into this proxy statement) are further described in the disclosures concerning the Alumina segment of Alcoa, included in Alcoa’s financial statements and other information incorporated by reference in this proxy statement. It should be noted that, unlike Alumina Limited, Alcoa reports under U.S. GAAP.

Business Update

2023 was a challenging year with a culmination of cost pressures, mining permit approval delays and declining alumina prices impacting the performance of the AWAC business. These factors resulted in a net loss after tax for Alumina Limited for the year ended December 31, 2023 of $150.1 million, representing a decrease of $254.1 million as compared to 2022.

Alumina Limited renegotiated its syndicated facility in June 2023 to increase its limit from $350 million to $500 million to provide additional headroom to weather the disappointing results experienced in 2023 and support AWAC portfolio actions. An additional tranche of $150 million was added with a maturity in January 2026 and the maturity of an existing tranche was also extended from July 2024 to June 2027 in line with Alumina Limited’s treasury policy.

In December 2023, Alcoa announced it was taking action at the San Ciprián refinery to reduce losses and to work towards a long-term solution, including asking regional and national governments to identify all potential forms of relief and engaging with workers’ representatives of the refinery regarding the ongoing financial losses. More recently, in January 2024, the curtailment of the Kwinana refinery in Western Australia was announced.

Basis of Presentation

Alumina Limited’s consolidated financial statements:

•

incorporate assets, liabilities and results of operations of all Alumina Limited’s subsidiaries and equity accounts for its interests in associates. For the list of the Company’s associates and subsidiaries refer

Notes 2(a) and 3 of the Alumina Limited financial statements for the year ended December 31, 2023, respectively, which are included in this proxy statement.

•	have been prepared in accordance with the IFRS Accounting Standards.

•

have been prepared under the historical cost convention method, as modified by the revaluation of certain financial assets and liabilities (including derivative instruments) at fair value through profit or loss.

•	include amounts that have been rounded to the nearest hundred thousand dollars.

•	are presented in U.S. dollars, except where otherwise required.

•	adopted all new and amended accounting standards, applicable to Alumina Limited, and the IFRS Accounting Standards that are effective for the annual reporting period beginning January 1, 2023.

•	do not early adopt Accounting Standards, applicable to Alumina Limited, and Interpretations that have been issued or amended but were not yet effective as at December 31, 2023.

As noted above, the financial information included in this Alumina Limited Management’s Discussion and Analysis is presented in accordance with the IFRS Accounting Standards.

The financial statements of the entities forming AWAC, other than Alcoa of Australia Limited, are prepared in accordance with U.S. GAAP. For these entities, adjustments are made by Alumina Limited to convert the accounting policies under U.S. GAAP to the IFRS Accounting Standards. The principal adjustments are to create an additional asset retirement obligation for dismantling, removal and restoration of certain refineries, differences in the recognition of actuarial gains and losses on certain defined pension plans and the reversal of certain fixed asset uplifts included in Alcoa World Alumina Brasil Ltda. In arriving at the value of these adjustments, management is required to use accounting estimates and exercise judgement in applying Alumina Limited’s accounting policies.

Alumina Limited’s financial statements for the year ended December 31, 2023 have been prepared on a going concern basis. In the event that the Transaction completes, a Review Event under Alumina’s syndicated revolving cash advance facility may arise. As a result, there is a material uncertainty that may cast significant doubt about Alumina Limited’s ability to continue as a going concern. See “Basis of preparation - going concern” in the Notes to Alumina Limited’s financial statements for the year ended December 31, 2023 and quarter ended March 31, 2024, attached as Annex C to this proxy statement, for additional information.

Unless otherwise specified, all references to “dollars,” “$,” or “USD” in the financial information included herein shall mean U.S. dollars.

Key Components of Alumina Limited’s Results of Operations

Income from related parties

Alumina Limited’s income from related parties relates to income received from parent entity guarantees issued to a related entity.

Interest income

Alumina Limited’s interest income relates to interest received on short term bank deposits and cash held at banks.

Share of net profit/(loss) of associates accounted for using the equity method

Alumina Limited’s investment in AWAC is accounted for using the equity method. Under this method, the investment carrying value and share of profits is measured by taking 40% of AWAC’s net assets and net profit after tax.

General and administrative expenses

Alumina Limited’s general and administrative expenses primarily pertain to employee benefits. Liabilities for salaries and annual leave are recognized in current provisions (i.e., short-term employee benefits), and are measured as the amount unpaid at the reporting date at expected pay rates in respect of employees’ services up to that date, including related on-costs.

Alumina Limited’s liability for long-service leave is recognized in the non-current provision for employee benefits and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the end of the reporting period of high-quality corporate bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash flows.

Fixed annual remuneration for all Alumina Limited employees includes superannuation. Alumina Limited contribution of 11 percent (10.5 percent prior to July 1, 2023) of basic salary to the employee elected superannuation fund. Alumina Limited contributions are capped at the maximum annual super guarantee contribution, employees also have the option to make voluntary contributions to their account. Employer contributions to these funds are recognized as an expense.

Finance costs

Alumina Limited’s finance costs primarily represent the cost of borrowings under Alumina Limited’s syndicated facility.

Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Fees paid on establishment of loan facilities are recognized as transaction costs to the extent that it is probable that some or all of a facility will be drawn down. In this case, the fee is deferred until the draw down occurs. To the extent there is no evidence that it is probable that some or all of a facility will be drawn down, the fee is capitalized as a prepayment for the liquidity services and amortized over the period of the facility to which it relates.

Factors Affecting Alumina Limited’s Results of Operations

Alumina Limited predominantly derives its income from AWAC’s operations, and therefore is dependent on those market conditions and cost factors that impact AWAC. Alumina Limited’s equity interest in AWAC forms one reportable segment in Alumina Limited’s financial statements.

Alumina Limited is the 40% partner in the AWAC joint venture with a portfolio of assets in Australia, Brazil, Spain, Saudi Arabia and Guinea, including globally leading bauxite mines and alumina refineries. Below is a summary of certain metrics related to AWAC’s performance (on a 100% basis) for the quarters ended March 31, 2024 and 2023, and the fiscal years ended December 31, 2023, 2022 and 2021.

	Quarter ended March 31,		Year Ended December 31,
Alumina (AWAC-Operated Refineries)	2024	2023	2023	2022	2021
Production (million tonnes)	2.5	2.6	10.3	11.8	12.6
Average realized alumina price ($/tonne)	362	359	352	371	321
Cash cost per tonne of alumina produced	301	311	308	304	236
Margin[1] ($/tonne)	61	48	44	67	85
Platts FOB Australia – one month lag ($/tonne)	356	346	343	364	324
Cash cost per bone dry tonne (“BDT”) of bauxite produced	12.8	12.5	12.9	12.9	11.4

[1]	Calculated as average realized price less cash cost of production.

Alumina Production

As a result of a prolonged annual mine plan approvals process, production at the Pinjarra and Kwinana refineries was impacted by mining lower bauxite grades at the Huntly mine, starting from April 2023. In December 2023, the WA Government approved AWAC’s latest five-year mine plan, known as the 2023-2027 Mining and Management Program (“MMP”), for its Huntly and Willowdale bauxite mines.

In addition, the WA Government granted an exemption that allows AWAC to continue its mining operations while the WA Environmental Protection Authority undertakes a separate environmental impact assessment of the MMP.

During 2023, the San Ciprián refinery continued to operate at around 50% of capacity, after production was reduced in the second half of 2022. As announced in December 2023, discussions commenced on the future of San Ciprián refinery.

Production at the Alumar refinery was affected by a ship to-shore conveyance system failure, alumina ship loader maintenance as well as country wide power outages.

Across the system there was increased planned and unplanned maintenance activity, carried out in line with the objective of improving system stability and operational performance.

The cost of production in 2022 had increased significantly from 2021 due, predominantly to, rising energy prices in Spain and higher caustic prices. The rising input costs were compounded by the effect of reduced volume at the refineries. In 2023, the energy prices, while still elevated, had started to decline resulting in an improved cost of production. This was offset by the increased cost per tonne due to lower production volumes and higher maintenance costs. In the quarter ended March 31, 2024, the cost of production reduced from the corresponding period in 2023, with lower input prices of caustic and energy partially offset by increased costs as a result of the lower production.

Ma’aden Joint Venture

Ma’aden refinery production attributable to AWAC in 2023 decreased by 0.5% from 2022 to 0.442 million tonnes of alumina, operating at 98% of nameplate capacity. The equity accounted loss for the Ma’aden Joint venture was $47.5 million during 2023 (2022: $39.5 million equity loss). The result was predominantly driven by a lower realized alumina price. The production in the quarter ended March 31, 2024 was 0.113 million tonnes (2023: 0.109 million tonnes).

Third Party Bauxite Sales

AWAC’s shipments to third party customers in the year ended December 31, 2023 increased by 4.1 million BDT to 7.6 million BDT, as compared to 2022, with the increase mainly from additional sales from the Compagnie des Bauxites de Guinée (CBG) mine in Guinea.1

Third party revenue increased in the year ended December 31, 2023 by 182% to $464.3 million, as compared to 2022, due to increased shipments and a higher average realized bauxite price (includes freight revenue of $128.4 million for 2023 (2022: $36.7 million).

Portland

AWAC has a 55% interest in the Portland aluminum smelter in Victoria, Australia. Portland’s aluminum production attributable to AWAC in 2023 decreased by 1.9% to 0.156 million tonnes of alumina. In March 2023 production rates were reduced to approximately 75% of capacity, due to operational instability and challenges related to production of rodded anodes. The production in the quarter ended March 31, 2024 was 0.039 million tonnes (2023: 0.042 million tonnes).

[1]

Based on the terms of its bauxite supply contracts, AWAC’s bauxite purchases from the Mineração Rio do Norte S.A. (“MRN”) mine in Brazil, and Compagnie des Bauxites de Guinée (CBG) mine in Guinea, differ from their proportional equity in those mines; the sale of MRN was completed in the first half of calendar year 2022.

Results of Operations

The discussion that follows includes a comparison of Alumina Limited results of operations for the fiscal years ended December 31, 2023, 2022 and 2021 and the fiscal quarters ended March 31, 2024 and 2023.

	Quarter ended March 31,		Year Ended December 31,
($, in millions)	2024	2023	2023	2022	2021
Income from related parties	0.0	0.1	0.4	0.3	0.0
Interest income	0.0	0.1	0.1	0.4	0.0
Share of net profit/(loss) of associates accounted for using the equity method	(41.6)	0.8	(119.4)	120.1	204.6
General and administrative expenses	(5.6)	(3.4)	(11.6)	(12.5)	(13.3)
Foreign exchange gains/(losses)	0.0	(0.0)	0.2	0.1	0.0
Finance costs	(6.4)	(3.8)	(19.8)	(4.4)	(3.7)
Profit/(loss) before income tax	(53.6)	(6.2)	(150.1)	104.0	187.6

Income tax expense	—	—	—	—	—
Profit/(loss) attributable to the owners of Alumina Limited	(53.6)	(6.2)	(150.1)	104.0	187.6

Profit/(loss) attributable to the owners of Alumina Limited

Net loss after tax for the quarter ended March 31, 2024 was $53.6 million, or an increase of $47.4 million as compared to the quarter ended March 31, 2023, due to a decrease in the share of net profit of associates, reflecting AWAC performance, as well as increased finance costs due to Alumina Limited’s higher debt levels.

Net loss after tax for the year ended December 31, 2023 was $150.1 million, representing a decrease of $254.1 million as compared to 2022, reflecting performance of underlying AWAC operations and increased finance cost due to refinancing activities and higher debt levels.

Net profit after tax for the year ended December 31, 2022 was $104.0 million, representing a decrease of $83.6 million as compared to 2021, reflecting weaker AWAC performance and therefore the decrease in the share of net profit of associates.

Income from related parties

Income from related parties for the quarter ended March 31, 2024 was nil, or a decrease of $0.1 million as compared to the quarter ended March 31, 2023, as a result of discontinued payments of parent company guarantee fees by the beneficiary of the guarantee.

Income from related parties for the year ended December 31, 2023 was $0.4 million, or an increase of $0.1 million, or 33%, as compared to 2022, as a result of increased payments of parent company guarantee fees by the beneficiary of the guarantee.

Income from related parties for the year ended December 31, 2022 was $0.3 million, or an increase of $0.3 million as compared to 2021, as a result of payments of parent company guarantee fees by the beneficiary of the guarantee.

Interest income

Interest income for the quarter ended March 31, 2024 was nil, or a decrease of $0.1 million as compared to the quarter ended March 31, 2023, due to lower interest income received on short term deposits and cash held at bank.

Interest income for the year ended December 31, 2023 was $0.1 million, or a decrease of $0.3 million, or 75%, as compared to 2022, due to lower interest income received on short term deposits and cash held at bank.

Interest income for the year ended December 31, 2022 was $0.4 million, or an increase of $0.4 million as compared to 2021, due to higher interest income received on short term deposits and cash held at bank.

Share of net profit/(loss) of associates accounted for using the equity method

Share of net loss of associates accounted for using the equity method for the quarter ended March 31, 2024 was $41.6 million, or a decrease of $42.4 million as compared to the quarter ended March 31, 2023, primarily as a result of Kwinana restructuring costs, partially offset by higher average realized alumina price and lower cost of production as a result of lower energy and caustic costs.

Share of net loss of associates accounted for using the equity method for the year ended December 31, 2023 was $119.4 million, or a decrease of $239.5 million as compared to 2022, primarily as a result of lower average realized prices of alumina and aluminum, higher production costs as a result of the lower quality of bauxite grades in Western Australia and negative movement in fair value of energy contracts, partially offset by lower taxes on lower earnings and a lower net charge for valuation allowances on certain deferred tax assets in 2023 and lower energy costs, primarily in Europe.

Share of net profit/(loss) of associates accounted for using the equity method for the year ended December 31, 2022 was $120.1 million, or a decrease of $84.5 million, or 41%, as compared to 2021, primarily as a result of lower alumina production and higher production costs as a result of higher caustic and energy prices, partially offset by higher average realized alumina price and favorable movement in fair value of energy contracts.

General and administrative expenses

General and administrative expenses for the quarter ended March 31, 2024 were $5.6 million, or an increase of $2.2 million, or 65%, as compared to the quarter ended March 31, 2023, primarily as a result of higher consultants and advisors fees associated with the current proposed transaction between Alcoa and Alumina Limited.

General and administrative expenses for the year ended December 31, 2023 were $11.6 million, or a decrease of $0.9 million, or 7%, as compared to 2022, primarily as a result of the weaker Australian dollar and lower employee compensation. General and administrative expenses for the year ended December 31, 2022 were $12.5 million, or a decrease of $0.8 million as compared to 2021, primarily as a result of the weaker Australian dollar.

Finance costs

Finance costs for the quarter ended March 31, 2024 were $6.4 million, or an increase of $2.6 million, or 68%, as compared to for the quarter ended March 31, 2023, primarily as a result of increased interest expenses as a result of higher market interest rates and a greater level of drawn debt under the syndicated facility.

Finance costs for the year ended December 31, 2023 were $19.8 million, or an increase of $15.4 million as compared to 2022, primarily as a result of increased interest expenses as a result of higher market interest rates and a greater level of drawn debt under the syndicated facility.

Finance costs for the year ended December 31, 2022 were $4.4 million, or an increase of $0.7 million, or 19%, as compared to 2021, primarily as a result of increased interest expenses as a result of higher market interest rates and a greater level of drawn debt under the syndicated facility.

Liquidity and Capital Resources

Alumina Limited’s management maintains sufficient cash and credit facilities to ensure Alumina Limited’s commitments and plans can be met. This is managed by maintaining committed credit facilities to cover reasonably expected forward cash requirements. In addition, the Scheme Implementation Deed contains certain limited, temporary arrangements regarding funding of AWAC equity calls, which would end no later than 1 September 2025 (subject to certain accelerated repayment triggers). In summary, the arrangements defer Alumina’s obligation to make required capital contributions to AWAC if Alumina’s net debt position exceeds $420 million. See clause 9.6 of the Scheme Implementation Deed (Annex A) for further detail.

Management believes that Alumina Limited’s cash on hand, projected cash flows, and liquidity options, combined with AWAC’s strategic actions, will be adequate to fund its short-term (at least 12 months) and long-term cash needs. As at March 31, 2024, the total drawn down debt on Alumina Limited’s syndicated facility was $363 million (December 31, 2023: $296 million) and Alumina Limited had full availability of remaining amounts under the facility. Alumina Limited has no significant debt maturities until 2025. For further information on Alumina Limited’s credit facilities refer to the ‘Syndicated Credit Facility’ section below.

Although management believes that Alumina Limited’s projected cash flows and other liquidity options will provide adequate resources to fund cash needs, Alumina Limited’s access to, and the availability of, financing on acceptable terms in the future will be affected by many factors, including: (i) Alumina Limited’s credit rating; (ii) the status of the overall capital markets, including the available terms and market liquidity; (iii) the current state of the economy and commodity markets, and (iv) short- and long-term debt ratings. There can be no assurances that the Company will continue to have access to capital markets on terms acceptable to Alumina Limited.

Changes in market conditions caused by global or macroeconomic events, such as ongoing regional conflicts, high inflation, and changing global monetary policies could have adverse effects on Alumina Limited’s ability to obtain additional financing and its cost of borrowing. AWAC’s inability to generate sufficient earnings could impact Alumina Limited’s ability to meet the financial covenants in its syndicated credit facility agreement and limit its ability to access these sources of liquidity or refinance or renegotiate our outstanding debt or credit agreements on terms acceptable to Alumina Limited.

Syndicated Credit Facility

Alumina Limited has a $500 million syndicated bank facility with tranches maturing in October 2025 ($100 million), January 2026 ($150 million), July 2026 ($150 million) and June 2027 ($100 million). As at 31 March 2024, there was US$363 million drawn against the syndicated facility. As of December 31, 2023, there was $296 million drawn against the syndicated facility, compared to $110 million as of December 31, 2022 and $65 million as of December 31, 2021.

Alumina Limited’s facility contains a financial covenant limiting the incurrence of indebtedness. As of March 31, 2024, Alumina Limited was in compliance with such covenant and could access the entire amount of commitments under the syndicated credit facility.

Alumina Limited’s cost of borrowing and ability to access the capital markets are affected not only by market conditions, but also by the short- and long-term debt ratings assigned to Alumina Limited’s debt by credit rating agencies. On April 9, 2024, Standard & Poors downgraded the rating of Alumina to BB and affirmed the current negative outlook.

Dividends

Alumina Limited’s historical dividend policy is to distribute free cash flow derived from net AWAC distributions less Alumina Limited’s corporate and finance costs, while taking into consideration its capital structure, any capital requirements for AWAC and market conditions. Alumina Limited’s board of directors determined not to declare an interim or final dividend in respect of 2023. With respect to 2022, an interim dividend of 4.2 cents per share was paid and no final dividend was declared.

Cashflows

	Quarter ended March 31,		Year Ended December 31,
($, in millions)	2024	2023	2023	2022	2021
Net cash inflow/(outflow) from operating activities	(5.4)	(1.2)	0.7	347.0	175.2
Net cash inflow/(outflow) from financing activities	67.0	87.0	186.0	(158.1)	(178.6)
Net cash inflow/(outflow) from investing activities	(60.5)	(86.5)	(189.1)	(194.1)	2.4

Net increase/(decrease) in cash and cash equivalents	1.1	(0.7)	(2.4)	(5.2)	(1.0)

Operating

Cash used in from operations in the quarter ended March 31, 2024 was $5.4 million, or an increase of $4.2 million from the quarter ended March 31, 2023, primarily driven by $3 million in additional finance costs paid and $1 million in higher payments to suppliers.

Cash provided from operations in the year ended December 31, 2023 was $0.7 million, or a decrease of $346.3 million from the year ended December 31, 2022, primarily driven by a reduction of $330 million in distributions received from associates and $15 million in increased financing costs.

Cash provided from operations in the year ended December 31, 2022 was $347 million, or an increase of $171.8 million compared to the year ended December 31, 2021, primarily driven by an increase of $170 million in distributions received by associates, and a reduction of in payments to suppliers and employees.

Financing

Cash provided from financing activities in the quarter ended March 31, 2024 was $67 million, or a decrease of $20 million from the quarter ended March 31, 2023, primarily driven by the drawdown of the syndicated facility.

Cash provided from financing activities in the year ended December 31, 2023 was $186 million, or an increase of $344.1 million from the year ended December 31, 2022, primarily driven by the reduced dividend and increased drawdown of the syndicated facility.

Cash used in financing activities in the year ended December 31, 2022 was $158.1 million, or a decrease of $20.5 million from the year ended December 31, 2021, primarily driven by a $20 million increase in dividend payments, offset by $40 million decreased drawings on the syndicated facility.

The source of cash for the year ended December 31, 2023 and the quarters ended March 31, 2024 and 2023, respectively, was from the drawdown of the syndicated facility. Cash used for financing activities in the year ended December 31, 2022 resulted from increased dividend payment, partially offset by increased drawdowns on the syndicated facility.

Investing

Cash used for investing activities in the first quarter of 2024 was $60.5 million, or a decrease of $26.0 million compared to the first quarter of 2023, due to payments for investments in associates.

Cash used for investing activities was $189.1 million in 2023, or a decrease of $5 million compared to 2022, due to payments for investments in associates.

Cash used for investing activities was $194.1 million in 2022, or an increase of $196 million compared to 2021, due to payments for investments in associates.

In the year ended December 31, 2023, and both quarters ended March 31, 2024 and 2023, the use of cash was attributable to increased payments for investments in associates, partially offset by proceeds from returns on invested capital.

Recent Accounting Pronouncements

The following amended accounting standard became applicable commencing January 1, 2024:

•	Classification of liabilities as current or non-current (Amendments to IAS 1)

The amendments did not have any material impact on Alumina Limited’s accounting policies and did not require current period or retrospective adjustments.

Alumina Limited has applied the following standards and amendments for the first time for its annual reporting period commencing January 1, 2023:

•	IFRS17 Insurance Contracts

•	International Tax Reform – Pillar Two Model Rules (Amendments to IAS 12, published in May 2023)

•	Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12, published in May 2021)

The change in accounting policies and amendments listed above did not have any impact on the amounts recognized in prior periods and are not expected to significantly affect the current or future periods.

Critical Accounting Policies

See “Accounting policies, critical accounting estimates and judgements” in the Notes to Alumina Limited’s financial statements for the year ended December 31, 2023, included in this proxy statement, for additional information regarding Alumina Limited’s accounting policies.

Quantitative and Qualitative Disclosure About Market Risk

Alumina Limited is exposed to various market risks by virtue of the industry and geographies in which its interests operate and the nature of the financial instruments it holds. The key risks that could adversely affect Alumina Limited’s financial assets, liabilities or future cash flows are foreign currency risk, interest rate risk, credit risk and liquidity risk. Further details of each of these risks are set in in Note 5 to Alumina Limited’s financial statements for the year ended December 31, 2023, included in this proxy statement.

THE TRANSACTION AGREEMENT, SCHEME AND DEED POLL

The Transaction will be carried out pursuant to the Transaction Agreement, the Scheme and the Deed Poll. The following is a summary of the principal terms of the Transaction Agreement, the Scheme and the Deed Poll. This summary does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached as Annex A to this proxy statement, the Scheme, which forms Annexure B to the Transaction Agreement, the Deed Poll, which forms Annexure C to the Transaction Agreement, and the form of the Certificate of Designation, which forms Schedule 2 of the Transaction Agreement. The rights and obligations of the parties are governed by the express terms and conditions of the Transaction Agreement, the Scheme, the Deed Poll and the Certificate of Designation and not the summary set forth in this section or any other information contained in this proxy statement. The terms of the Scheme and Deed Poll may change prior to the Scheme becoming effective, including as a result of changes to the terms of those documents required by the Court on the First Court Date or otherwise as agreed between the parties. All stockholders of Alcoa are urged to read the Transaction Agreement, the Scheme, the Deed Poll and the Certificate of Designation carefully and in their entirety.

This summary of the terms of the Transaction Agreement, the Scheme, the Deed Poll and the Certificate of Designation is intended to provide information about the terms of the Transaction. The Transaction Agreement, the Scheme, the Deed Poll and the Certificate of Designation each contains representations, warranties, covenants and other agreements, each as of specific dates. You should not rely on these representations, warranties, covenants and other agreements as statements of fact. These representations, warranties, covenants and other agreements are qualified by confidential information disclosed and exchanged by Alcoa and Alumina Limited in connection with their execution of the Transaction Agreement. Moreover, information concerning the subject matter of these representations, warranties, covenants and other agreements may have changed since the date of the Transaction Agreement, which may or may not be fully reflected in Alcoa’s public disclosures.

The representations and warranties and other provisions of the Transaction Agreement, the Scheme, the Deed Poll and the Certificate of Designation should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement.

Form of the Scheme and Scheme Consideration

On March 12, 2024 (Australian Eastern Standard Time), Alcoa, Alcoa Bidder and Alumina Limited entered into the Transaction Agreement, pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Transaction Agreement, Alcoa Bidder will acquire all of the Alumina Limited Shares in accordance with the Scheme to be submitted for approval by the Court.

If the Scheme becomes effective on the terms and subject to the conditions set forth in the Transaction Agreement, the Scheme and the Deed Poll, upon implementation of the Scheme, each issued and outstanding Alumina Limited Share as of the Scheme Record Date will be transferred to Alcoa Bidder and each Scheme Participant on the Scheme Record Date will be entitled to receive in exchange for each such Alumina Limited Share 0.02854 New Alcoa CDIs (except that, (i) Ineligible Foreign Shareholders will receive their pro rata share of the net cash proceeds by the Sale Nominee of the Sale Nominee Alcoa Shares, (ii) the ADR Depositary (or its custodian) will receive, for each Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) the CITIC Participant will receive, for certain of their Alumina Limited Shares, 0.02854 shares of New Alcoa Preferred Stock).

The New Alcoa CDIs are an instrument through which shares of Alcoa common stock can be traded on the ASX. Each New Alcoa CDI will represent a beneficial interest in one share of Alcoa common stock. The holders of New Alcoa CDIs will not be registered Alcoa stockholders; rather, a depository nominee will hold the underlying shares of Alcoa common stock. The shares of Alcoa common stock represented by New Alcoa CDIs will be held by CHESS Depositary Nominees Pty Limited, ACN 071 346 506 (“CDN”), a subsidiary of the ASX.

Alcoa will not issue fractional shares of Alcoa common stock in the Transaction. If the number of Alumina Limited Shares held by a Scheme Participant is such that the aggregate entitlement to New Alcoa CDIs includes a fractional entitlement to a New Alcoa CDI, then such entitlement of the Scheme Participant will be rounded up or down, with any such fractional entitlement of less than 0.5 being rounded down to the nearest whole number of New Alcoa CDIs, and any such fractional entitlement of 0.5 or more being rounded up to the nearest whole number of New Alcoa CDIs.

Ineligible Foreign Shareholders

An Alumina Limited shareholder will be an “Ineligible Foreign Shareholder” for the purposes of the Scheme if, at 7:00 p.m. (Australian Eastern Standard Time) on the Scheme Record Date, such shareholder’s address on Alumina Limited’s share register is, unless otherwise agreed by Alcoa and Alumina Limited (each acting reasonably), a place outside Australia and its external territories, British Virgin Islands, Norway, Canada, Hong Kong, New Zealand, Singapore, Switzerland, the European Union, the United Arab Emirates, the United Kingdom or the United States, unless Alcoa (after consultation with Alumina Limited) determines that it is lawful and not unduly onerous or unduly impracticable to issue the New Alcoa CDIs to such Alumina Limited shareholder.

With respect to the New Alcoa CDIs that would otherwise be issuable to an Ineligible Foreign Shareholder, in lieu of issuing any New Alcoa CDIs to such Ineligible Foreign Shareholder, Alcoa will issue new shares of Alcoa common stock to which an Ineligible Foreign Shareholder would otherwise be entitled to receive in the form of New Alcoa CDIs to a Sale Nominee appointed by Alcoa. Alcoa will appoint such nominee on terms reasonably acceptable to Alumina Limited at least 5 business days before the Scheme Meeting. Such nominee will sell or procure the sale of such Sale Nominee Alcoa Shares in the ordinary course of trading on the NYSE as soon as reasonably practicable after the Implementation Date (and in any event within 15 days after the Sale Nominee Alcoa Shares are capable of being traded on the NYSE) and remit the proceeds, net of any applicable brokerage, stamp duty and other selling costs, taxes, and charges as soon as reasonably practicable after settlement (and in any event within 10 business days), to Alcoa Bidder. Promptly after receiving the proceeds, Alcoa will pay or procure the payment of the proportional amount of such proceeds to each Ineligible Foreign Shareholder. None of Alcoa, Alcoa Bidder, Alumina Limited or the nominee gives any assurance as to the price that will be achieved for the sale of the Sale Nominee Alcoa Shares and the sale of the Sale Nominee Alcoa Shares will be at the risk of the Ineligible Foreign Shareholder.

Status of Shares of Alcoa Common Stock Issued in the Scheme

Under the Transaction Agreement, Alcoa covenants that (1) the shares of Alcoa common stock to be issued or issuable in the Transaction will (a) rank equally in all respects with all existing shares of Alcoa common stock, (b) be entitled to participate in and receive any dividends paid and any other entitlements which accrue in respect of Alcoa common stock on and from the Implementation Date, (c) be duly and validly issued in accordance with all applicable laws and Alcoa’s certificate of incorporation and bylaws, and (d) be fully paid and issued free from any mortgage, charge, lien, encumbrance or other security interest and (2) it will use all reasonable endeavors to ensure that (a) trading in the shares of Alcoa common stock to be issued in the Transaction commences on a normal settlement basis on NYSE no later than the first business day after the Implementation Date and (b) the New Alcoa CDIs will be listed for quotation on the official list of ASX initially on a deferred settlement basis with effect from the first business day after the Effective Date (or a later date as ASX or the Court may require) and on an ordinary (T+2) settlement basis from no later than the first business day after the Implementation Date.

Status of Shares of Alcoa Preferred Stock Issued in the Scheme

Under the Transaction Agreement, Alcoa covenants that, (1) the New Alcoa Preferred Stock to be issued or issuable in the Transaction will (a) rank equally in all respects with all other Alcoa Preferred Stock then on issue in the same class, (b) be entitled to participate in and receive any dividends paid and any other entitlements which accrue in respect of New Alcoa Preferred Stock on and from the Implementation Date, (c) be duly and validly issued in accordance with all applicable laws and Alcoa’s certificate of incorporation and bylaws, and the Certificate of Designation and (d) be fully paid and issued free from any mortgage, charge, lien, encumbrance or other security interest and (2) until such time as there is no New Alcoa Preferred Stock outstanding, Alcoa will comply with, and perform, its obligations under the Certificate of Designation.

Conditions Precedent to the Scheme

The Scheme will not become effective, and the obligations of Alcoa, Alcoa Bidder and Alumina Limited to complete the Transaction are not binding, until each of the following conditions precedent is satisfied (or waived to the extent permissible):

(a) before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, the Federal Treasurer or the Federal Treasurer’s delegate has provided a written no objection notification to the Scheme (either without conditions or with conditions acceptable to Alcoa (acting reasonably)) or the Federal Treasurer otherwise becomes precluded by passage of time from objecting to the Transaction;

(b) before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, the ACCC advises Alcoa in writing that it does not intend to conduct a public review of, or intervene in respect of, or otherwise to oppose the Transaction and the Scheme either unconditionally or on conditions acceptable to Alcoa (acting reasonably) and such advice is not withdrawn or revoked before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date;

(c) before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, CADE clears the Transaction and the Scheme either unconditionally or on conditions acceptable to Alcoa and Alumina Limited (each acting reasonably);

(d) Alumina Limited shareholders approve the Scheme at the Scheme Meeting by the requisite majorities in accordance with the Australian Corporations Act;

(e) Alcoa stockholders approve the issuance of the New Alcoa Shares by the requisite majorities in accordance with the NYSE listing rules;

(f) the Court approves the Scheme in accordance with the Australian Corporations Act;

(g) before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, Alumina Limited has received confirmation from the Australian Tax Office (the “ATO”) that the ATO is prepared to issue a class ruling (in a form and substance satisfactory to Alumina Limited acting reasonably) confirming that qualifying Australian resident Scheme Participants who hold their Alumina Limited shares on capital account will be eligible for scrip-for-scrip rollover relief;

(h) no Australian or United States court or regulatory authority has issued or enacted, as applicable, any law, an order, temporary restraining order, preliminary or permanent injunction, decree or ruling enjoining, or has taken similar action, restraining or otherwise imposing a legal restraint or prohibition preventing the implementation of the Scheme, and no such law, order, temporary restraining order, preliminary or permanent injunction, decree or ruling is in effect as of 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date;

(i) the Independent Expert issues a report that concludes that the Scheme is in the best interests of Alumina Limited shareholders before the lodgement of the Scheme Booklet with ASIC, which conclusion is not changed in any written update to the report or withdrawn before 8:00 a.m. on the Second Court Date;

(j) no Alumina Limited Prescribed Event (as defined and described further under “—Conduct of Business” below) occurs between the date of the Transaction Agreement and 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date;

(k) no Alcoa Prescribed Event (as defined and described further under “—Conduct of Business” below) occurs between the date of the Transaction Agreement and 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date;

(l) before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, the New Alcoa CDIs to be issued pursuant to the Scheme have been approved for official quotation on the ASX, subject only to customary conditions and effectiveness of the Scheme; and

(m) before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, the shares of Alcoa common stock to be issued or issuable pursuant to the Scheme have been approved for listing on the NYSE, subject only to customary conditions, including approval of the Scheme by the Court, approval of the issuance of the New Alcoa Shares (including the New Alcoa Shares underlying the New Alcoa CDIs) by the Alcoa shareholders, approval of the Scheme by the Alumina Limited shareholders, and official notice of issuance.

Conditions (g), (i) and (k) are for the sole benefit of Alumina Limited and may only be waived in writing by Alumina Limited in its absolute discretion. Condition (j) is for the sole benefit of Alcoa and may only be waived in writing by Alcoa in its absolute discretion. Conditions (c), (h), (l) and (m) are for the benefit of both parties and may only be waived with the agreement in writing of both parties. Other conditions cannot be waived.

If Alumina Limited or Alcoa becomes aware of any breach or non-fulfillment of a condition precedent, each of Alumina Limited and Alcoa has agreed to immediately give written notice to the other party. If there is (1) a breach or non-fulfillment of a condition precedent which is not waived pursuant to the terms of the Transaction Agreement or (2) an act, failure to act or occurrence that will prevent a condition precedent from being satisfied pursuant to the terms of the Transaction Agreement (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with the Transaction Agreement), the parties have agreed to consult in good faith to determine whether (i) the Scheme may proceed by way of an alternative means or methods so as to achieve substantially similar commercial outcomes, (ii) to extend the relevant time for satisfaction of the applicable condition precedent or to adjourn or change the date of application to the Court, or (iii) to extend the End Date (as defined and described further under “—Termination” below) for the Scheme. If following the consultations described in the foregoing in this paragraph the parties are unable to reach an agreement pursuant to sub-clauses (i)-(iii) of this paragraph, within five business days of reasonable consultation (or any shorter period ending at 5:00 p.m. (Australian Eastern Standard Time) on the day before the Second Court Date) (“Consultation Failure”), (x) either party may terminate the Transaction Agreement (subject to clause (y) below) or (y) if a condition precedent giving rise to the Consultation Failure exists for the benefit of one party only, that party only may waive such condition precedent or terminate the Transaction Agreement. No party can exercise such termination right if the relevant condition precedent has not been satisfied or agreement cannot be reached as a result of such party’s breach of its obligations under the Transaction Agreement, including obligations to use reasonable endeavors to satisfy the conditions precedent, obligations in respect of regulatory matters or obligations to consult with the other party on failure of a condition precedent.

Representations and Warranties

The Transaction Agreement contains a number of representations and warranties made by Alumina Limited to Alcoa with respect to Alumina Limited and its subsidiaries (the “Alumina Limited Group”), including in relation to:

•	corporate existence;

•	power and authority to execute, deliver and perform the Transaction Agreement;

•

that the entry by it into and performance under the Transaction Agreement does and will not conflict with its constituent documents, any applicable law or any material encumbrance or document binding on Alumina Limited;

•	effectiveness of necessary authorizations;

•	the validity and enforceability of its obligations under the Transaction Agreement;

•	the accuracy and good faith inclusion of information relating to Alumina Limited included in or incorporated by reference into the Scheme Booklet or this proxy statement;

•	the good faith preparation and accuracy of non-forward looking Alumina Limited Disclosure Materials (as defined below);

•	the good faith preparation and accuracy of written information provided to Alcoa;

•	compliance with laws, regulations and orders of governmental agencies and continuous disclosure requirements;

•	the good faith provision of information to the Independent Expert for purposes of its report;

•

the good faith provision of information to the accounting firm to be appointed by Alumina Limited and Alcoa (the “Investigating Accountant”) to prepare a report in relation to the financial information regarding the combined company for inclusion in the Scheme Booklet (the “Investigating Accountant’s Report”);

•	no default under any binding document, agreement or instrument;

•	issued securities;

•	no material encumbrance over its assets;

•	solvency;

•	no regulatory actions;

•	no material litigation;

•	no shareholding of Alumina Limited or its subsidiaries in Alcoa;

•	no indebtedness;

•	taxes;

•	no undisclosed liabilities; and

•	employee benefit plans and other compensation or benefits payable to employees.

Alcoa has made representations and warranties to Alumina Limited with respect to Alcoa and its subsidiaries (the “Alcoa Group”) as to:

•	corporate existence;

•	power and authority to execute, deliver and perform the Transaction Agreement;

•

that the entry by it into and performance under the Transaction Agreement does and will not conflict with or breach its constituent documents, any applicable law, or any material encumbrance or document binding on Alcoa;

•	effectiveness of necessary authorizations;

•	the validity and enforceability of its obligations under the Transaction Agreement;

•	the accuracy and good faith inclusion of information relating to Alcoa included in or incorporated by reference into the Scheme Booklet or this proxy statement;

•	the good faith preparation and accuracy of non-forward-looking information included in or incorporated by reference into the Alcoa Disclosure Materials (as defined below);

•	the good faith preparation and accuracy of written information provided to Alumina Limited;

•	compliance with laws, regulations and orders of governmental agencies;

•	good faith provision of information to the Independent Expert and the Investigating Accountant for their respective reports;

•	no default of existing debt facilities;

•	issued securities;

•	solvency;

•	no regulatory actions;

•	no material litigation;

•	no dealings in Alumina Limited securities and no dealings with Alumina Limited officers, employees or shareholders;

•	authorization and valid issuance of, and absence of encumbrances over, the New Alcoa Shares, the New Alcoa CDIs and the New Alcoa Preferred Stock;

•

the approval by the holders of a majority of voting power of Alcoa common stock represented in person or by proxy at the Special Meeting being the only shareholder vote required for the issuance of the Scheme Consideration;

•	financial information and filings and the accounting standards applicable thereto;

•	no undisclosed liabilities; and

•	pensions and defined employee benefits.

In addition, Alcoa Bidder has made certain representations and warranties to Alumina Limited as to:

•	corporate existence;

•	power and authority to execute, deliver and perform the Transaction Agreement;

•

that the entry by it into and performance under the Transaction Agreement does and will not conflict with or breach its constituent documents, any applicable law, or any material encumbrance or document binding on Alcoa Bidder;

•	effectiveness of necessary authorizations;

•	the validity and enforceability of its obligations under the Transaction Agreement; and

•	solvency.

Each of the representations and warranties is subject to materiality qualifications. In addition, each of the representations and warranties is qualified by (x) matters known to the other party in relation to the Scheme or AWAC and (y) matters “Disclosed,” which means disclosed, (1) for Alumina Limited, (a) in its confidential disclosure letter delivered to Alcoa (the “Alumina Limited Disclosure Letter”), (b) in Alumina Limited’s virtual data room (as of 7:00 p.m. (Australian Eastern Standard Time) on March 10, 2024) (together with the Alumina Limited Disclosure Letter, the “Alumina Limited Disclosure Materials”) or (c) in Alumina Limited’s announcements on the ASX in the 12 months prior to the date of the Transaction Agreement (excluding forward looking, projected or hypothetical information) and (2) for Alcoa, (a) in its confidential disclosure letter delivered to Alumina Limited (the “Alcoa Disclosure Letter”), (b) in Alcoa’s virtual data room (as of 7:00 p.m. (Australian Eastern Standard Time) on March 10, 2024) (together with the Alcoa Disclosure Letter, the “Alcoa Disclosure

Materials”) or (c) in Alcoa’s filings with the SEC in the 12 months prior to the date of the Transaction Agreement (excluding forward looking, projected or hypothetical information). The confidential disclosure letter of each party contains information provided by such party to the other party in connection with the Transaction before entering into the Transaction Agreement.

Conduct of Business

Alumina Limited has agreed that from the date of the Transaction Agreement up to and including the Implementation Date (the “Interim Period”), it must (and must cause each member of the Alumina Limited Group (an “Alumina Limited Group Member”) to), to the extent it is within its power to do so, conduct its business and operations in the ordinary and usual course consistent with the same manner in which it has been conducted in the 12-month period prior to the date of the Transaction Agreement. Alumina Limited has also agreed to promptly keep Alcoa informed of, and consult with Alcoa in relation to, any material developments concerning its business, assets, operations, insurance and financial affairs, subject to applicable competition laws.

During the Interim Period, Alumina Limited has agreed to (and cause each Alumina Limited Group Member to) use all reasonable endeavors to (1) maintain the value and condition of its businesses and assets consistent with its past practices, including maintaining at least its current level of insurance, (2) keep available the services of its key officers and employees, (3) ensure that no Alumina Limited Prescribed Event occurs, (4) preserve its relationships with customers, suppliers, regulatory authorities, financiers and others having business dealings with any Alumina Limited Group Member, and (5) ensure that there is no material decrease in the amount of cash in the Alumina Limited Group other than as used in the ordinary course of business and consistent with its forecast cash utilization or as a result of costs incurred directly in relation to the transactions contemplated by the Scheme.

An “Alumina Limited Prescribed Event” means the occurrence of any of the following:

(a) Alumina Limited converts all or any of its shares into a larger or smaller number of shares;

(b) Alumina Limited or another Alumina Limited Group Member resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares;

(c) Alumina Limited or another Alumina Limited Group Member enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement under the Australian Corporations Act;

(d) Alumina Limited declares or determines to pay, or pays any dividend or other distribution;

(e) any Alumina Limited Group Member issues shares or grants an option over its shares (or agrees to do the foregoing) in each case to a person outside the Alumina Limited Group;

(f) Alumina Limited fails to deal with the equity incentives existing at the date of the Transaction Agreement issued to employees so that there remain outstanding certain employee share rights on the Effective Date;

(g) any Alumina Limited Group Member issues or agrees to issue securities or other instruments convertible into shares or debt securities in each case to a person outside the Alumina Limited Group;

(h) Alumina Limited adopts a new constitution or modifies or repeals (in whole or in part) its constitution, other than to refresh the proportional takeover provisions in rule 79 and 80 of the Alumina Limited constitution at the next annual general meeting of Alumina Limited shareholders;

(i) other than in the ordinary course of business and consistent with past practice, any Alumina Limited Group Member creates or agrees to create any encumbrance over or declares itself the trustee of the whole or a substantial part of its business or property;

(j) Alumina Limited or any of its subsidiaries becomes insolvent;

(k) Alumina Limited or any of its Related Bodies Corporate is deregistered as a company or otherwise dissolved;

(l) Alumina Limited or another Alumina Limited Group Member enters into or resolves to enter into a transaction with any related party of Alumina Limited within the meaning of Section 228 of the Australian Corporations Act, other than a transaction for the giving of a financial benefit by an Alumina Limited Group Member to another for which member approval under Section 208 of the Australian Corporations Act is or would not be required solely because of Sections 211, 212 and 214 of the Australian Corporations Act; or

(m) Alumina Limited or another Alumina Limited Group Member incorporates or acquires a new subsidiary, or deregisters a subsidiary, resulting in a change in the membership of the income tax consolidated group of which Alumina Limited is the head company.

However, an Alumina Limited Prescribed Event does not include any matters (1) contemplated by the Transaction Agreement or the Scheme, (2) required by law, regulation, changes in generally acceptable accounting principles or by an order (or similar) of a court or a regulatory authority, (3) Disclosed by Alumina Limited to Alcoa, or (4) consented to in writing by Alcoa (in its sole discretion).

In addition, during the Interim Period, Alumina Limited has agreed that it must not (and must ensure each Alumina Limited Group Member does not):

(a) acquire, offer to acquire or agree to acquire any one or more assets (including any one or more shares in any company) having a market value that in aggregate is, or the consideration for which in aggregate is A$5 million or more;

(b) dispose, offer to or agree to dispose of any one or more assets (including any one or more shares in any company), or an interest in any one or more assets, having a market value that in aggregate is, or the consideration for which in aggregate is A$5 million or more;

(c) enter into, or offer to enter into, any joint venture, asset or profit sharing arrangement, partnership or merger of businesses or of corporate entities (including through a multiple listed companies structure) in respect of any one or more assets (including any one or more shares in any company) or undertakings having a market value that in aggregate is, or involving a commitment or liability that in aggregate is, A$5 million or more (other than in connection with AWAC);

(d) incur any financial indebtedness where the aggregate amount of financial indebtedness is A$5 million of more, other than:

(i) drawing down on the US$500 million syndicated bank facility Disclosed in Alumina Limited’s financial statements for the year ended 31 December 2023; or

(ii) any financial indebtedness relating to trade creditors, employee liabilities and items of a similar nature incurred in the usual and ordinary course of business and consistent with past practice;

(e) settle or agree to settle any claim, dispute or litigation (including any court proceeding, arbitration or expert determination) against any Alumina Limited Group Member (whether in aggregate or for any single litigation) which in the reasonable opinion of Alumina Limited may result in a judgment against an Alumina Limited Group Member of A$1 million or more;

(f) other than in the ordinary course of its business:

(i) incur or commit to, or bring forward the time for incurring or committing, or grant to another person a right the exercise of which would involve an Alumina Limited Group Member incurring or committing to, any capital expenditure or liability, for one or more related items or amounts of A$5 million or more; or

(ii) forgo any revenue, in each case, for one of more related items or amounts of A$5 million or more;

(g) other than in the ordinary course of its business:

(i) advance any money or make available financial accommodation to or for the benefit of any person which is not an Alumina Limited Group Member;

(ii) give a guarantee, indemnity or encumbrance in connection with an obligation or liability of, or enters into any agreement under which it assumes a liability of any person which is not an Alumina Limited Group Member; or

(iii) deposit or lend money on terms that Alumina Limited will not be repaid until it or another person’s obligations or indebtedness are performed or discharged,

in each case, for one of more related items or amounts of A$5 million or more;

(h) enter into an agreement or give a commitment restraining a member of the Alumina Limited Group from competing with any person or conducting activities in any market;

(i) change any accounting policy applied by it to report its financial position other than any change in policy required by a change in applicable accounting standards or law;

(j) enter into or terminate a material contract;

(k) do any of the following in respect of any employee or prospective employee of the Alumina Limited Group:

(i) enter into a new employment agreement with any person who was an employee at the date of the Transaction Agreement;

(ii) enter into a new employment agreement to replace an existing role where the total annual fixed remuneration is greater than A$300,000; and

(iii) increase the remuneration of (including with regard to superannuation benefits) or benefits provided to or pay any bonus or issue any securities or options (excluding any rights to acquire Alumina Limited shares in accordance with certain plans) to, or otherwise vary employment agreements with, any of its directors or employees whose total annual fixed remuneration (excluding fixed short-term incentives and any rights to acquire Alumina Limited shares in accordance with certain plans) as at the date of the Transaction Agreement is greater than A$300,000;

(l) accelerate the rights of any of its directors or employees to benefits of any kind;

(m) pay a director, executive or employee a termination payment;

(n) amend in any material respect any arrangement with its financial advisors in respect of the transactions contemplated by the Transaction Agreement;

(o) other than with the prior written approval of Alcoa, make, change or revoke any material tax election;

(p) Alumina Limited or another Alumina Limited Group Member pays, or agrees to pay, persons engaged to provide professional advice or other fees or expenses of any type in connection with the Scheme which are in excess of the aggregate which has been Disclosed, including for corporate advisory, legal, accounting, tax, industry, business advisory or other consulting, financial or investment banking advice to Alumina Limited or another Alumina Limited Group Member; or

(q) agree to do any of the matters set out above,

and in the case of clauses (k), (l) and (m), other than:

(i) as provided for in an existing employment contract or applicable policy or plan in place as at the date of the Transaction Agreement and a copy or the relevant details of which has been Disclosed; or

(ii) as a result of a good faith remuneration review (including an ad hoc review in respect of a specific role) and ordinary course incentive process.

During the Interim Period, Alcoa has agreed to (1) to the extent it is within its power to do so, conduct the business and operations of the Alcoa Group in the ordinary and usual course in all material respects, (2) use all reasonable endeavors to maintain, in all material respects, the businesses and assets of the Alcoa Group in the ordinary and usual course, and (3) use all reasonable endeavors to ensure that no Alcoa Prescribed Event occurs.

An “Alcoa Prescribed Event” means the occurrence of one of the following:

(a) Alcoa converts all or any Alcoa shares into a larger or smaller number of Alcoa shares;

(b) Alcoa or another member of the Alcoa Group (an “Alcoa Group Member”) resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares;

(c) Alcoa or another Alcoa Group Member

(i) enters into a buy-back agreement; or

(ii) resolves to approve the terms of a buy-back agreement,

other than:

(iii) a buy-back agreement for purchases of Alcoa shares in satisfaction of the exercise price or tax withholdings upon the exercise or vesting of Alcoa equity incentives issued under any equity plan described in Alcoa’s 10-K filed with the SEC on February 21, 2024 (the “Equity Plans”); or

(iv) a buy-back agreement between Alcoa Group Members;

(d) Alcoa makes or declares (or announces an intention to do so) any dividend or other distribution (other than the Alcoa capped dividend set forth in the Transaction Agreement);

(e) any Alcoa Group Member: (i) issues shares; (ii) grants an option over its shares; or (iii) agrees to make such an issue or grant such an option, other than (A) under any Equity Plan or (B) in the case of an Alcoa Group Member other than Alcoa, to a person within the Alcoa Group;

(f) any Alcoa Group Member issues or agrees to issue securities or other instruments convertible into shares or debt securities in each case to a person outside the Alcoa Group, other than under, on vesting or exercise of Alcoa equity incentives issued under, or in respect of, any Equity Plan;

(g) Alcoa adopts, modifies or repeals its certificate of incorporation or by-laws or a provision of them;

(h) other than in the ordinary course of business and consistent with past practice, any Alcoa Group Member creates or agrees to create any encumbrance over or declares itself the trustee of the whole or a substantial part of the Alcoa Group’s business or property;

(i) Alcoa or any of its material Related Bodies Corporate becomes insolvent; or

(j) Alcoa or any Alcoa Group Member that is an entity of substance (for example, that holds assets on its balance sheet as at the time of deregistration or dissolution) is deregistered as a company or otherwise dissolved.

However, Alcoa Prescribed Event does not include any matters (1) expressly contemplated by the Transaction Agreement or the Scheme; (2) required by law, regulation, changes in generally acceptable accounting principles or by an order (or similar) of a court or a regulatory authority, (3) Disclosed by Alcoa to Alumina Limited, or (4) consented to in writing by Alumina Limited (in its sole discretion).

In addition, during the Interim Period, Alcoa has agreed that it must not (and must ensure each Alcoa Group Member does not):

(a) acquire, offer to acquire or agree to acquire any one or more assets (including any one or more shares in any company) having a market value that in aggregate, or the consideration for which in aggregate, is 20% or more of Alcoa’s market capitalization as at market close on the NYSE on the date of the Transaction Agreement;

(b) dispose, offer to dispose or agree to dispose of any one or more assets (including any one or more shares in any company), or an interest in any one or more assets, having a market value that in aggregate, or the consideration for which in aggregate, is 20% or more of Alcoa’s market capitalization as at market close on the NYSE on the date of the Transaction Agreement; and

(c) agree to do any of the matters set out above.

The foregoing restrictions do not apply to any action that (1) is expressly required or permitted by the Transaction Agreement, the Scheme, or otherwise required by applicable law, (2) has been Disclosed by Alcoa to Alumina Limited or Alumina Limited to Alcoa (as applicable), (3) relates to payment of any transaction costs and expenses incurred by a party including all fees payable to external advisers with certain exceptions, or (4) has been agreed to in writing by Alcoa or Alumina Limited (as applicable) (such agreement not to be unreasonably withheld, conditioned or delayed).

“Related Body Corporate” has the meaning given to it in the Australian Corporations Act, except that, to the extent applicable to Alcoa or any Alcoa Group Member that is not an Australian company, it means any entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

Additional Obligations

The Proxy Statement and Special Meeting

Under the terms of the Transaction Agreement, Alcoa and Alumina Limited have agreed to use their respective best endeavors to coordinate and hold the Special Meeting before, but not more than 48 hours (or such other time as agreed with Alumina Limited) before, the Scheme Meeting (unless the Scheme Meeting is ordered to be convened on a Monday, in which case Alcoa will use its best endeavors to hold the Special Meeting on the immediately prior business day). Taking into consideration the foregoing, Alcoa has agreed to (1) prepare and file this proxy statement in preliminary form with the SEC as soon as reasonably practicable after the date of the Transaction Agreement, provided that Alumina Limited has complied with its obligations to promptly provide to Alcoa any information reasonably required for inclusion in this proxy statement, (2) file this proxy statement in definitive form and begin mailing to the Alcoa stockholders as soon as practicable after the later of (1) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act without comment from the SEC, and (2) the date on which Alcoa learns that the SEC has no further comments on, or does not intend to review, this proxy statement (such later date, the “Clearance Date”), and (3) use its best endeavors to convene and hold the Special Meeting to obtain Alcoa stockholder approval of the Transaction Proposal as soon as practicable after the Clearance Date.

Alcoa has agreed to not propose any matters to be voted on at the Special Meeting other than the Transaction Proposal and the Adjournment Proposal.

Alcoa has agreed not to postpone or adjourn the Special Meeting without the prior consent of Alumina Limited. Notwithstanding the foregoing, and except as required by law or a regulatory authority, Alcoa may adjourn or postpone the Special Meeting if (1) two business days prior to the date for which the Special Meeting is scheduled, Alcoa has not received proxies representing a sufficient number of Alcoa shares to obtain the Alcoa stockholder approval, whether or not a quorum is present, or if there are holders of an insufficient number of Alcoa shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting, provided that no such postponement or adjournment may be to a date that is after the 10th business day after the originally scheduled date, or (2) necessary to ensure that any required (or, if determined by Alcoa’s board of directors acting reasonably and in good faith after consulting with outside counsel and having first consulted with Alumina Limited, advisable) supplement or amendment to this proxy statement is provided to the Alcoa stockholders, with such postponement or adjournment to extend for no longer than the period that Alcoa’s board of directors determines in good faith (after consulting with outside counsel) is required or (having first consulted with Alumina Limited) advisable to give the Alcoa stockholders sufficient time to evaluate any such supplement or amendment so provided or disseminated (except that no such postponement or adjournment may be to a date that is after the 10th business day after the date of such supplement or amendment, other than to the extent required by law).

Access to Information

Between the date of the Transaction Agreement and the closing of the Transaction, Alumina Limited and Alcoa have agreed to procure that their respective chief financial officers meet not less than fortnightly to provide material updates in connection with the Alumina Limited Group and Alcoa Group (as applicable), including but not limited to: (1) all information that is or becomes known to Alumina Limited or any Alumina Limited Group Member on and from the date of the Transaction Agreement, which is not already in the public domain, regarding any event, matter or circumstance that has or is reasonably likely to have a material effect on the Alumina Limited Group and the businesses of the Alumina Limited Group, or the net debt, cash flow or earnings of the Alumina Limited Group; (2) all information that is or becomes known to Alcoa on and from the date of the Transaction Agreement, which is not already in the public domain, regarding any event, matter or circumstance that has or is reasonably likely to have a material effect on the Alcoa Group and the businesses of the Alumina Limited Group (taken as a whole), or the net debt, cash flow or earnings of the Alumina Limited Group (taken as a whole); (3) any information reasonably requested by Alcoa, any Alcoa Group Member or any of their representatives or Alumina Limited, any Alumina Limited Group Member or any of their representatives, for the purposes of: (a) keeping Alcoa or Alumina Limited (as applicable) informed of material developments relating to the Alumina Limited Group or Alcoa Group (as applicable) and the businesses of the Alumina Limited Group or Alcoa Group (as applicable) or (b) obtaining an understanding, or furthering an understanding, of the Alumina Limited Group, the businesses of the Alumina Limited Group or the financial position of the Alumina Limited Group (including its cash flow, debt and working capital position) or the Alcoa Group, the businesses of the Alcoa Group or the financial position of the Alcoa Group (including its cash flow, debt and working capital position), or (4) for any other purpose agreed between Alumina Limited and Alcoa.

Parties’ Obligations with Respect to the Scheme

Alumina Limited, Alcoa and Alcoa Bidder have agreed to use all reasonable endeavors and commit necessary resources (including management and corporate relations resources and the resources of external advisers) and procure that its respective officers and advisers work in good faith and in a timely and cooperative fashion with the other party (including by attending meetings and providing information) to produce the Scheme Booklet and this proxy statement and implement the Scheme as soon as reasonably practicable and on the timeline for completion of the Scheme. Each party has agreed to keep the other party informed about their progress and notify each other if it believes that any of the dates in the timeline are not achievable as soon as reasonably practicable after forming that belief. Moreover, each of Alumina Limited and Alcoa has agreed to use all reasonable endeavors to procure that each of the conditions precedent to the Scheme for which it is the responsible party is satisfied as soon as practicable and continues to be satisfied at all times until the last time it is to be satisfied and that there is no occurrence within its control or the control of its Related Bodies Corporate that would prevent satisfaction of the condition precedent for which it is the responsible party.

Each of Alumina Limited and Alcoa has agreed to, among other actions, (1) promptly apply for all relevant regulatory approvals for which it is responsible (and pay any applicable fee or filing charge), (2) keep the other party reasonably informed in a timely manner of progress in relation to each relevant regulatory approval, and (3) cooperate with and provide reasonable assistance to the other party to enable it to obtain any relevant regulatory approvals for which such other party is responsible. In addition, Alcoa has agreed to accept the standard tax conditions published at the time of the no objection notification in Guidance Note 12 issued by the Australian Foreign Investment Review Board and offer and agree or accept, any undertakings, commitments or conditions imposed, required or requested by a regulatory authority in relation to the relevant regulatory approval on terms that Alcoa considers to be acceptable (acting reasonably).

Alcoa’s Board of Directors after Implementation of the Scheme

Alcoa has agreed to, on or before the Implementation Date, invite two existing Alumina Limited board members who are Australian residents or citizens to join the Alcoa board of directors. The identity of those appointees will be mutually agreed by Alcoa and Alumina Limited. Conditional on the Scheme becoming effective and, subject to those individuals providing the necessary signed documents to Alcoa, Alcoa has agreed to take all necessary steps to ensure that Alcoa appoints such individuals to the Alcoa board of directors, and their appointment will have effect on and from the Implementation Date and recommend such individuals for election at the first Alcoa annual general meeting of Alcoa stockholders following the Implementation Date.

Liquidity Support

Alcoa has agreed to make a shareholder loan to AWAC to fund AWAC in place of required capital contributions to AWAC by Alumina Limited if Alumina Limited’s net debt position exceeds US$420 million. Subject to certain accelerated repayment triggers, Alumina Limited would be required to pay its equity calls (plus accrued interest) not later than September 1, 2025 in the event the Transaction is not completed.

Employee and Benefit Matters

Alumina Limited has agreed to ensure that there are no outstanding employee share rights by no later than the Effective Date.

United States Tax Matters

The parties agreed that they and their respective subsidiaries would use best endeavors to cause the Transaction to qualify as a “qualified stock purchase” within the meaning of Section 338(d) of the Internal Revenue Code. The parties acknowledged and agreed that, after the Implementation Date, Alcoa will be permitted to make elections under Section 338 of the Internal Revenue Code with respect to Alumina Limited and/or any of its subsidiaries and under Section 301.7701-3 of the United States Treasury Regulations with respect to any subsidiary of Alumina Limited. The parties agreed that no party or subsidiary of a party will take or fail to take any action that could reasonably be expected to preclude those elections.

Release and Indemnification

Subject to the Australian Corporations Act, each of Alcoa and Alumina Limited has agreed to release its rights and not make a claim against the other party’s officers, employees and advisers and the officers, employees and advisers of the other party’s Related Bodies Corporate (but excluding the other party and its Related Bodies Corporate) in connection with:

•	any breach of any representations and warranties of the other party or any of its subsidiaries in the Transaction Agreement; or

•

any disclosures of the other party or any of its subsidiaries in connection with the Scheme (including in any documents disclosed to ASX or NYSE or lodged with ASIC or the SEC) containing any statement which is false or misleading whether in content or by omission), except where the other party has not acted in good faith or has engaged in fraud or willful misconduct.

Alcoa undertakes to ensure that, for a period of seven years from the Implementation Date, the constitutions of Alumina Limited and each other Alumina Limited Group Member will continue to contain such rules as are contained in those constitutions at the date of the Transaction Agreement that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of such company to any person other than an Alcoa Group Member. Alcoa also undertakes to procure that Alumina Limited and each Alumina Limited Group Member complies with any deeds of indemnity, access and insurance made by them in favor of their respective directors and officers for a period of seven years after the Implementation Date. Alcoa further undertakes to (1) ensure that directors’ and officers’ insurance cover continues to be maintained for the directors and officers in respect of acts and omissions on or prior to the Implementation Date for a period of seven years after the Implementation Date unless a directors and officers’ run-off insurance policy is obtained and (2) procure that Alumina Limited and each other Alumina Limited Group Member at any time after the Implementation Date, not do anything or fail to do anything within its reasonable control which would prejudice or adversely affect the directors’ and officers’ insurance cover or any directors’ and officers’ run-off insurance cover. Alumina Limited may, prior to the Implementation Date, enter into, and pay in full the premium in respect of, a directors’ and officers’ run-off insurance policy for a period of up to seven years on and from the Implementation Date in respect of the directors and officers and other individuals and entities who are insured under the existing directors’ and officers’ insurance policies of the Alumina Limited Group.

Public Announcements

Alcoa and Alumina Limited have agreed that neither party may make any public announcement or disclosure in connection with the Scheme without approval of the other party (acting reasonably and without delay), except where the board of the relevant party determines (acting reasonably and in good faith) that an announcement is necessary to satisfy the relevant board’s fiduciary or statutory duties, or to ensure an informed market for securities for the relevant company, in which case it has agreed to use all reasonable endeavors to consult with Alcoa or Alumina Limited (as applicable), including by providing Alcoa or Alumina Limited (as applicable) a draft of the announcement and an opportunity to review and, in good faith, consider any comments provided by the other party in a timely manner, prior to making the relevant announcement. The foregoing does not apply to announcements made in connection with (1) a Competing Transaction (as defined and described in more detail below under “—Exclusivity”), except to the extent that such announcement or disclosure could be reasonably deemed to be a solicitation of Alcoa stockholders in connection with the Scheme, (2) an Alcoa board member or Alumina Limited board member (as applicable) withdrawing or changing his or her recommendation, (3) any dispute between the parties regarding the Transaction Agreement, the Scheme or other transaction contemplated by the Transaction Agreement, or (4) the termination of the Transaction Agreement in accordance with its terms.

Board Recommendation

Alumina Limited has agreed that the Scheme Booklet will include a statement by Alumina Limited’s board of directors that each independent director of Alumina Limited and Alumina Limited’s Managing Director and Chief Executive Officer recommends that Alumina Limited shareholders vote in favor of the Scheme and intends to vote or cause to be voted all Alumina Limited Shares they hold or control in favor of the Scheme, subject to there being no Alumina Limited Superior Proposal (as defined below under “—Exclusivity”) and provided the Independent Expert’s Report concludes, and continues to conclude, that the Scheme is in the best interests of the Alumina Limited shareholders.

Alcoa agreed that this proxy statement will include a statement that Alcoa’s board of directors unanimously recommends that Alcoa stockholders vote in favor of the issuance of New Alcoa Shares, unless there is an Alcoa Superior Proposal (as defined below under “—Exclusivity”).

Pursuant to the Transaction Agreement, Alumina Limited has agreed to use its best endeavors to procure that no Alumina Limited board member adversely changes, withdraws, qualifies or modifies his or her recommendation from the form in the public announcement unless:

•

there is an Alumina Limited Superior Proposal and Alumina Limited’s board of directors determines in good faith and acting reasonably having received advice from its external counsel specializing in corporate law that by virtue of the fiduciary or statutory duties of the Alumina Limited board members they are required to change, modify, qualify or withdraw their recommendation;

•	the Independent Expert report concludes, or is amended or updated in writing so as to conclude, that the Scheme is not in the best interests of Alumina Limited shareholders;

•	the Court or ASIC requires or reasonably requests that the relevant Alumina Limited board member abstains from making a recommendation.

Pursuant to the Transaction Agreement, Alcoa has agreed to use its best endeavors to procure that no Alcoa board member changes, withdraws, qualifies or modifies his or her recommendation that Alcoa stockholders vote in favor of the issuance of New Alcoa Shares, unless Alcoa has received an Alcoa Superior Proposal (as defined below) and the Alcoa Board has determined in good faith and acting reasonably having received advice from its external counsel specialising in corporate law that failure to do so would constitute a breach of their fiduciary or statutory obligations to Alcoa stockholders.

If any member of either Alumina Limited’s board of directors or Alcoa’s board of directors proposes to change, withdraw, qualify or modify his or her recommendation, the relevant party has agreed to notify the other party in writing as soon as practicable. If certain members of Alumina Limited’s board of directors or any member of Alcoa’s board of directors withdraws or changes his or her recommendation, a termination fee may be payable by the party whose board member withdrew or changed his or her recommendation, as described under “—Termination Fees” below.

Exclusivity

Between the date of the Transaction Agreement and the closing of the Transaction, each party has agreed to ensure that neither it nor its representatives:

•

directly or indirectly solicit, invite, encourage or initiate any enquiries, expressions of interest, negotiations, proposals or discussions (or communicates any intention to do any of the foregoing) with a view to obtaining any offer, proposal or expression of interest from any person in relation to a Competing Transaction (“No Shop”);

•

directly or indirectly negotiate, accept or enter into or agree to do the foregoing or facilitate, participate or continue in negotiations or discussions with any person regarding a Competing Transaction or any agreement, proposal, understanding or arrangement with any other person that may be reasonably expected to lead to or encourage a Competing Transaction (even if such Competing Transaction was not directly or indirectly solicited, invited, encouraged or initiated by that party or its representatives or such Competing Transaction was announced publicly) (“No Talk”); and

•

in relation to a Competing Transaction or with a view to obtaining a Competing Transaction, directly or indirectly (x) enable any other person other than Alcoa or Alumina Limited (as applicable) to undertake due diligence investigations on it, its Related Bodies Corporate or their businesses or operations or (y) make available to any other person, or permits any other person to receive, other than Alcoa or Alumina Limited (as applicable) (in the course of due diligence investigations or otherwise) any non-public information relating to it, its Related Bodies Corporate or their businesses or operations (“No Due Diligence”).

The parties’ No Talk and No Due Diligence obligations do not apply to the extent they restrict a party or its board of directors from taking or refusing to take any action with respect to a genuine Competing Transaction that did not result from a material breach of that party’s No Shop, No Talk or No Due Diligence obligations, provided that Alumina Limited’s or Alcoa’s board of directors, as applicable, has determined in good faith that (1) after receiving written advice from its reputable financial advisors experienced in transactions of this nature that such a genuine Competing Transaction is, or could reasonably be considered to become, a Superior Proposal and (2) after receiving written legal advice from its external legal advisers (who are reputable advisers experienced in transactions of this nature) that failing to respond to such a genuine Competing Transaction would be reasonably likely to breach the Alumina Limited board’s or Alcoa board’s (as applicable) fiduciary or statutory obligations.

Between the date of the Transaction Agreement and the closing of the Transaction, Alumina Limited has agreed to promptly inform Alcoa if it or any of its representatives:

(1) receives any approach with respect to any Alumina Limited Competing Transaction from a third party, and disclose in writing to Alcoa all material details of the Alumina Limited Competing Transaction, including details of the price, consideration type, conditions precedent, timetable, break fee or reimbursement fee and the identity of the third party, to the extent known by Alumina Limited or its representatives;

(2) receives any request for information relating to Alumina Limited or any of its Related Bodies Corporate or any of their respective businesses or operations or any request for access to the books or records of Alumina Limited or any of its Related Bodies Corporate, which Alumina Limited has reasonable grounds to suspect may relate to a current or future Alumina Limited Competing Transaction; and

(3) provides any information relating to Alumina Limited or any of its respective Related Bodies Corporate or any of its businesses or operations to any person in connection with or for the purposes of a current or future Alumina Limited Competing Transaction.

Between the date of the Transaction Agreement and the closing of the Transaction, Alcoa has agreed to promptly inform Alumina Limited on a confidential basis if it or any of its representatives receives any written approach or any written request for information with respect to any Alcoa Competing Transaction from a third party and disclose in writing on a confidential basis to Alumina Limited all material details of the Alcoa Competing Transaction, including details of the price, consideration type, conditions precedent, timetable, break fee or reimbursement fee and the identity of the third party, to the extent known by Alcoa or its representatives.

Between the date of the Transaction Agreement and the closing of the Transaction, Alumina Limited has agreed not to enter into any legally binding agreement pursuant to which a third party, Alumina Limited or both proposes or propose to undertake or give effect to an Alumina Limited Competing Transaction, unless:

(1) Alumina Limited’s board acting in good faith and in order to satisfy what it considers to be its statutory or fiduciary duties (having received written advice from its external legal advisers (who are reputable advisers experienced in transactions of this nature)), determines that the Alumina Limited Competing Transaction would be or would be likely to be an Alumina Limited Superior Proposal;

(2) Alumina Limited has provided Alcoa with the material terms and conditions of the Alumina Limited Competing Transaction, including the price of and the identity of the third party making the approach with respect to the Alumina Limited Competing Transaction;

(3) Alumina Limited has given Alcoa at least 4 business days after the date of the provision of the information referred to in clause (2) above to provide a matching or superior proposal to the terms of the Alumina Limited Competing Transaction; and

(4) Alcoa has not announced a matching or superior proposal to the terms of the Alumina Limited Competing Transaction by the expiry of the 4 business day period.

If Alcoa proposes to Alumina Limited, or announces amendments to the Scheme or a new proposal that constitute a matching or superior proposal to the terms of the Alumina Limited Competing Transaction (an “Alcoa Counterproposal”) by the expiry of the 4 business day period, Alumina Limited has agreed to procure that Alumina Limited’s board considers the Alcoa Counterproposal and if Alumina Limited’s board, acting reasonably and in good faith, determines that the Alcoa Counterproposal would provide an equivalent or superior outcome for Alumina Limited shareholders as a whole compared with the Alumina Limited Competing Transaction, taking into account all of the terms and conditions of the Alcoa Counterproposal, then:

(1) Alumina Limited and Alcoa have agreed to use their best endeavors to agree the amendments to the Transaction Agreement and, if applicable, the Scheme and Deed Poll that are reasonably necessary to reflect the Alcoa Counterproposal and to implement the Alcoa Counterproposal, in each case as soon as reasonably practicable; and

(2) Alumina Limited has agreed to use its reasonable endeavors to procure that each independent Alumina Limited director and Alumina Limited’s Managing Director and Chief Executive Officer continues to recommend the Scheme (as modified by the Alcoa Counterproposal) to Alumina Limited Shareholders.

An “Alumina Limited Competing Transaction” means a proposal, offer, transaction or arrangement which, if completed, would mean a person (other than Alcoa or its Related Bodies Corporate) would:

(1) directly or indirectly, acquire an interest in or become the holder of 20% or more of the Alumina Limited shares (other than as custodian, nominee or bare trustee), other than in the circumstances of an acquisition in accordance with item 9 of Section 611 of the Australian Corporations Act by any person or their associate that is an Alumina Limited shareholder at the date of the Transaction Agreement;

(2) acquire control of Alumina Limited or any Alumina Limited Group Member which holds all, or substantially all, of the property or material assets of the Alumina Limited Group, within the meaning of Section 50AA of the Australian Corporations Act;

(3) directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an economic interest in all or a substantial part or a material part of, the Alumina Limited Group’s interests in AWAC;

(4) otherwise acquire or merge (including by a reverse takeover bid or dual listed company structure or other synthetic merger) with Alumina Limited; or

(5) which otherwise requires Alumina Limited to abandon or to not proceed with the Scheme in a manner consistent with this document or otherwise would have the result that the Scheme is not reasonably able to be implemented, by whatever means.

An “Alumina Limited Superior Proposal” means a genuine Alumina Limited Competing Transaction (other than an Alumina Limited Competing Transaction that resulted from a breach of Alumina Limited’s exclusivity obligations), which Alumina Limited’s board of directors, acting in good faith and after taking advice from its legal and financial advisors, determines (a) is reasonably capable of being completed within a reasonable time frame in accordance with its terms and (b) would, if completed substantially in accordance with its terms, be more favorable to Alumina Limited’s shareholders (as a whole) than the Scheme, taking into account all aspects of the Alumina Limited Competing Transaction, including the identity, reputation and financial condition of the person making such proposal, and all relevant legal, regulatory and financial matters (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the proposal being completed).

An “Alcoa Competing Transaction” means a proposal, offer, transaction or arrangement which, if completed, would mean a person would:

(1) directly or indirectly, acquire an interest in or become the holder of 20% or more of the total voting power of, or of any class of, equity securities of Alcoa or any of its subsidiaries (other than as custodian, nominee or bare trustee);

(2) acquire control of Alcoa or any Alcoa Group Member which holds all, or substantially all, of the property or material assets of the Alcoa Group, within the meaning of Section 50AA of the Australian Corporations Act; or

(3) directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an economic interest in 20% or more of the consolidated total assets (including equity securities of Alcoa’s subsidiaries) of, or business (including revenues or net income) conducted by, the Alcoa Group (which, for the avoidance of doubt, does not include an Alumina Limited Competing Transaction); or

(4) require Alcoa to abandon or to not proceed with the Scheme in a manner consistent with the Transaction Agreement, or otherwise would have the result that the Scheme is not reasonably able to be implemented, by whatever means.

An “Alcoa Superior Proposal” means a genuine Alcoa Competing Transaction (other than an Alcoa Competing Transaction that resulted from a breach of Alcoa’s exclusivity obligations), which Alcoa’s board of directors, acting in good faith and after taking advice from its legal and financial advisors, determines (a) is reasonably capable of being completed within a reasonable time frame in accordance with its terms and (b) would, if completed substantially in accordance with its terms, be more favorable to Alcoa’s shareholders (as a whole) than the Scheme, taking into account all aspects of the Alcoa Competing Transaction, including the identity, reputation and financial condition of the person making such proposal, and all relevant legal, regulatory and financial matters (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the proposal being completed).

If Alcoa’s or Alumina Limited’s board of directors changes its recommendation in favor of the Scheme to publicly recommend an Alcoa Superior Proposal or Alumina Limited Superior Proposal, as applicable, a termination fee may be payable by Alcoa or Alumina Limited, as applicable, as described under “—Termination Fees” below.

Termination

The Transaction Agreement may be terminated by either Alcoa or Alumina Limited:

•

if the Scheme has not become effective by December 31, 2024 or such other date agreed by Alcoa and Alumina Limited (the “End Date”), provided that the party purporting to terminate the Transaction Agreement has complied in all material respects with certain of its obligations under the Transaction Agreement;

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if the other party is in material breach of a term of the Transaction Agreement, taken in the context of the Scheme as a whole, provided that the breaching party has, if practicable, given notice to the non-breaching party setting out the relevant circumstances and the relevant circumstances continue to exist 10 business days (or any shorter period ending at 8:00 a.m. on the Second Court Date) after the time such notice is given;

•

if (a) a Consultation Failure has occurred or (b) the Court refuses to make orders convening the Scheme Meeting or approving the Scheme and the parties agree not to appeal or an independent counsel advises that an appeal would be futile; or

•	if agreed to in writing by both parties.

The Transaction Agreement may be terminated by Alcoa:

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if (a) any of Alumina Limited’s board members publicly adversely changes his or her recommendation from the form in the public announcement attached to the Transaction Agreement or otherwise makes a public statement indicating that they do not or no longer support the Scheme or support or endorse an Alumina Limited Competing Transaction or (b) any independent Alumina Limited director or Alumina Limited’s Managing Director and Chief Executive Officer does not state he or she intends to vote all of the Alumina Limited shares that he or she directly or indirectly owns or controls in favor of the Scheme at the Scheme Meeting, or withdraws or adversely modifies (including by attaching any qualifications to) an earlier statement that they intend to vote in favor of the Scheme at the Scheme Meeting (an “Alumina Limited Adverse Recommendation Change”); or

•

Alcoa has received an Alcoa Superior Proposal and the Alcoa board has determined in good faith and acting reasonably having received advice from its external counsel specializing in corporate law, that by virtue of the fiduciary or statutory duties of Alcoa’s board, Alcoa is required to terminate this document as a result of the Alcoa Superior Proposal.

The Transaction Agreement may be terminated by Alumina Limited:

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if any Alcoa board member publicly changes his or her recommendation to Alcoa stockholders that they vote in favor of the issuance of New Alcoa Shares, including any adverse modification to his or her recommendation, or otherwise makes a public statement indicating that they no longer support the Scheme or support or endorse an Alcoa Competing Transaction (an “Alcoa Adverse Recommendation Change”);

•

before 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date, if Alumina Limited has received an Alumina Limited Competing Transaction and Alumina Limited’s board has determined that the Alumina Limited Competing Transaction constitutes an Alumina Limited Superior Proposal and the Alumina Limited board has determined in good faith and acting reasonably having received advice from its external counsel specializing in corporate law, that by virtue of the fiduciary or statutory duties of the Alumina Limited board members, Alumina Limited is required to terminate the Transaction Agreement as a result of the Alumina Limited Superior Proposal.

Termination Fees

Alumina Limited is required to pay a termination fee of US$22 million to Alcoa if:

•

between the date of the Transaction Agreement and the termination of the Transaction Agreement, an Alumina Limited Competing Transaction of any kind is announced and, within 12 months of such announcement (whether or not before the termination of the Transaction Agreement), the third party who announced or made the Alumina Limited Competing Transaction completes an Alumina Limited Competing Transaction;

•

Alcoa validly terminates the Transaction Agreement where any independent Alumina Limited director or Alumina Limited’s Managing Director and Chief Executive Officer makes an Alumina Limited Adverse Recommendation Change, except where (a) the Independent Expert’s report concludes that the Scheme is not in the best interests of Alumina Limited’s shareholders, other than due to the existence of an Alumina Limited Competing Transaction which the Independent Expert may reasonably regard to be on more favorable terms than the transaction contemplated by the Transaction Agreement or (b) the Court or ASIC requires or reasonably requests that the relevant Alumina Limited board member abstain from making a recommendation on the Scheme;

•

Alumina Limited validly terminates the Transaction Agreement because its board of directors has determined, after completion of the process outlined under “—Exclusivity” above, that an Alumina Limited Competing Transaction is an Alumina Limited Superior Proposal, except where the Independent Expert’s report concludes that the Scheme is not in the best interests of Alumina Limited’s shareholders, other than due to the existence of an Alumina Limited Competing Transaction which the Independent Expert may reasonably regard to be on more favorable terms than the transaction contemplated by the Transaction Agreement; or

•

Alcoa validly terminates the Transaction Agreement for Alumina Limited’s material breach of the Transaction Agreement (including any representation and warranty not being true and correct), taken in the context of the Scheme as a whole, subject to notice to Alumina Limited of the breach setting out the relevant circumstances and 10 business day cure period (or such shorter period ending at 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date) after such notice is given.

Alcoa is required to pay a termination fee of US$50 million to Alumina Limited if:

•

between the date of the Transaction Agreement and the termination of the Transaction Agreement, an Alcoa Competing Transaction of any kind is announced and, within 12 months of such announcement (whether or not before the termination of the Transaction Agreement), the third party who announced or made the Competing Transaction completes an Alcoa Competing Transaction;

•

Alcoa validly terminates the Transaction Agreement because its board of directors has determined, after completion of the process outlined under “—Exclusivity” above, that Alcoa is required to terminate the Transaction Agreement as a result of an Alcoa Superior Proposal;

•	any board member of Alcoa makes an Alcoa Adverse Recommendation Change;

•	Alcoa or Alcoa Bidder does not provide the Scheme Consideration in accordance with the terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll; or

•

Alumina Limited validly terminates the Transaction Agreement for Alcoa’s material breach of the Transaction Agreement (including any representation and warranty not being true and correct), taken in the context of the Scheme as a whole, subject to notice to Alcoa of the breach setting out the relevant circumstances and 10 business day cure period (or such shorter period ending at 8:00 a.m. (Australian Eastern Standard Time) on the Second Court Date) after such notice is given.

Alcoa is required to pay a termination fee of US$20 million to Alumina Limited if Alumina Limited validly terminates the Transaction Agreement on the basis that Alcoa has failed to obtain the approval of its stockholders for issuance of the New Alcoa Shares at its shareholder meeting.

Notwithstanding the foregoing, no termination fee is payable by either Alcoa or Alumina Limited if the Scheme becomes effective, and any amount already paid should be refunded.

Unless finally determined otherwise by the Takeovers Panel or a Court as described below, the maximum aggregate liability of a party under or in connection with the Transaction Agreement is the amount of the applicable termination fee, and the payment of the termination fee represents the maximum liability of the paying party in aggregate in respect of the matter giving rise to the payment or otherwise under or in connection with the Transaction Agreement, provided that this limitation of liability does not impact either party’s right to specific performance or injunctive relief or any other remedies otherwise available in equity or law as a remedy for a breach or threatened breach of the Transaction Agreement or the Deed Poll.

If it is finally determined following the exhaustion of all reasonable avenues of appeal or review to the Takeovers Panel or a Court (or the period for lodging such appeals or commencing review proceedings has expired without an appeal having been lodged or review proceedings commenced) that all or any part of the termination fee payable by Alumina Limited or Alcoa, as applicable, (a) is, or would be if performed, unlawful; (b) involves a breach of the fiduciary or statutory duties of the Alumina Limited board of directors or Alcoa board of directors, as applicable; or (c) constitutes unacceptable circumstances as declared by the Takeovers Panel within the meaning of the Australian Corporations Act, then Alumina Limited’s or Alcoa’s obligation, as applicable, to pay the applicable termination fee or part of the termination fee does not apply and if Alcoa or Alumina Limited, as applicable, has received any such part of the termination fee it must refund it within 5 business days of such final determination.

Alcoa Preferred Stock

Alcoa has agreed to issue shares of Alcoa Preferred Stock to the CITIC Participant in lieu of New Alcoa CDIs that would have otherwise resulted in the CITIC Participant beneficially owning, in the aggregate, in excess of 4.5% of the outstanding shares of Alcoa common stock (including the shares underlying the New Alcoa CDIs) upon implementation of the Scheme. The designations, powers, rights and preferences and the qualifications, limitations and restrictions will be set forth on the Certificate of Designation. The form of the Certificate of Designation is attached as Schedule 2 of the Transaction Agreement, which is attached as Annex A.

The shares of New Alcoa Preferred Stock will be subject to the following terms, among others:

•	The New Alcoa Preferred Stock will have no voting rights, except as may be required by applicable law and except as specified in the Certificate of Designation;

•	Each share of New Alcoa Preferred Stock will be convertible into one share of Alcoa common stock, subject to adjustment under certain circumstances as set forth in the Certificate of Designation;

•

The New Alcoa Preferred Stock will participate in dividends (other than stock dividends which shall adjust the Conversion Ratio) paid on the shares of Alcoa common stock to the same extent as the Alcoa common stock; and

•

The New Alcoa Preferred Stock will rank senior to Alcoa common stock in the event of a liquidation, dissolution or winding up of Alcoa to the extent of a liquidation preference of $0.0001 for each share of Alcoa Preferred Stock and, after the payment of such liquidation preference, rank pari passu with the Alcoa common stock.

Costs and Expenses

Except in respect of the termination fees described above and all stamp duty, registration fees and similar taxes (which are payable by Alcoa), each party has agreed to pay its own costs in connection with the preparation, negotiation, execution, and completion of the Transaction Agreement.

Governing Law

The Transaction Agreement is governed by the laws of Victoria, Australia.

Amendment and Waiver

A provision of or a right, power, or remedy under the Transaction Agreement may only be varied or waived with written consent of the party to be bound.

Scheme

The Scheme is the document which records the terms and conditions of the arrangement between Alumina Limited and Alumina Limited shareholders that gives effect to the Transaction. The principal terms have the effect that Alcoa Bidder will acquire all of the Alumina Limited Shares in exchange for the Scheme Consideration.

The Scheme provides that, if the Scheme becomes effective, all Alumina Limited Shares held by Scheme Participants as of the Scheme Record Date will be transferred to Alcoa Bidder on the Implementation Date and each Scheme Participant will be entitled to receive 0.02854 New Alcoa CDIs in respect of each Alumina Limited Share it held as of the Scheme Record Date (except that, (i) Ineligible Foreign Shareholders will receive their pro rata share of the net cash proceeds by the Sale Nominee of the Sale Nominee Alcoa Shares, (ii) the ADR Depositary (or its custodian) will receive, for each Alumina Limited Share, 0.02854 shares of Alcoa common stock and (iii) the CITIC Participant will receive, for certain of their Alumina Limited Shares, 0.02854 shares of New Alcoa Preferred Stock). The Scheme appoints Alumina Limited and its directors and secretaries as attorney and agent for each Alumina Limited shareholder in order for them to execute any document necessary or expedient to give effect to the Scheme and to enforce the Deed Poll against Alcoa and Alcoa Bidder.

The Scheme provides that Alumina Limited may consent to any variations, alterations or conditions to the Scheme imposed by the Court only with Alcoa’s consent.

The Scheme includes a deemed warranty from Alumina Limited shareholders in favor of Alcoa Bidder that the Alumina Limited Shares transferred under the Scheme will, at the date of transfer, be fully paid and free from all encumbrances.

The Scheme provides that Alcoa or Alcoa Bidder will pay all stamp duty payable in connection with the transfer of the Alumina Limited shares to Alcoa Bidder.

Deed Poll

The Scheme, once effective, is binding upon Alumina Limited and all Alumina Limited shareholders (whether or not they voted in favor of the resolution to approve the Scheme at the Alumina Limited shareholders meeting). The Scheme operates as an agreement between Alumina Limited and all Alumina Limited shareholders, and includes obligations of Alcoa and Alcoa Bidder that are necessary in order for the Scheme to be implemented, including obligations that relate to provision of the Scheme Consideration.

However, Alcoa and Alcoa Bidder are not parties to the Scheme, and therefore, do not under the Scheme owe a contractual obligation in favor of Alumina Limited shareholders to perform all of their respective obligations under the Scheme, including provision of the Scheme Consideration. Accordingly, the Deed Poll is entered into by Alcoa and Alcoa Bidder in order for each of them to covenant in favor of Scheme Participants to perform all of their respective obligations under the Scheme, including provision of the Scheme Consideration. The Deed Poll, therefore, gives Scheme Participants a direct contractual right against each of Alcoa and Alcoa Bidder to enforce performance of their respective obligations under the Scheme.

PROPOSAL 1

ISSUANCE OF ALCOA SHARES IN THE TRANSACTION

Alcoa’s board of directors has adopted a resolution authorizing, approving, declaring advisable and recommending to Alcoa stockholders for their approval the issuance of New Alcoa Shares to Alumina Limited shareholders pursuant to the Scheme and the Deed Poll and as contemplated by the Transaction Agreement.

Section 312.03 of the NYSE Listed Company Manual requires stockholder approval for certain issuances of common stock, including instances where the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding on a non-diluted basis before the issuance of the common stock or of securities convertible into or exercisable for common stock.

As of June 5, 2024, 179,561,504 shares of Alcoa common stock were issued and outstanding and no shares of Alcoa common stock were held as treasury stock. Upon the completion of the Transaction, Alumina Limited shareholders would acquire an aggregate of up to approximately 82,932,035 shares of Alcoa common stock (including the shares of Alcoa common stock issuable upon conversion of shares of New Alcoa Preferred Stock issued to the CITIC Participant). Because the number of shares of Alcoa common stock to be issued is in excess of 20% of the number of shares of common stock outstanding on a non-diluted basis before such issuance, Section 312.03 of the NYSE Listing Company Manual requires Alcoa to obtain stockholder approval before completing the Transaction.

Required Vote and Board of Directors’ Recommendation

Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. For approval of the Transaction Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Any abstentions or attending non-votes will have the same effect as a vote “AGAINST” the Transaction Proposal.

The vote on the Transaction Proposal is a vote separate and apart from the Adjournment Proposal. Accordingly, you may vote in favor of the Adjournment Proposal and vote not to approve the Transaction Proposal and vice versa. If Alcoa stockholders fail to approve the Transaction Proposal, the Transaction will not occur and a termination fee of $20 million may be payable to Alumina Limited.

Alcoa’s board of directors unanimously recommends that you vote “FOR” the approval of the Transaction Proposal.

PROPOSAL 2

ADJOURNMENT OF SPECIAL MEETING

Alcoa is asking its stockholders to consider and vote upon a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate.

If the number of shares of Alcoa common stock present or represented by proxy at the Special Meeting voting in favor of the Transaction Proposal is insufficient to approve the Transaction Proposal at the time of the Special Meeting, then Alcoa may move to adjourn the Special Meeting in order to enable its board of directors to solicit additional proxies in respect of the Transaction Proposal. In that event, Alcoa stockholders will be asked to vote only upon the Adjournment Proposal, and not on the Transaction Proposal.

In the Adjournment Proposal, you are being asked to authorize the holder of any proxy solicited by Alcoa’s board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting one or more times. If Alcoa stockholders approve the Adjournment Proposal, Alcoa could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Alcoa stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the Adjournment Proposal could mean that, even if Alcoa has received proxies representing a sufficient number of votes against the Transaction Proposal such that the Transaction Proposal would be defeated, Alcoa could adjourn the Special Meeting without a vote on the Transaction Proposal and seek to obtain sufficient votes in favor of the Transaction Proposal to obtain approval of the Transaction Proposal.

Required Vote and Board of Directors’ Recommendation

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). You may vote “FOR,” “AGAINST” or “ABSTAIN” for the Adjournment Proposal. Any abstentions or attending non-votes will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the Transaction Proposal. Accordingly, you may vote in favor of the Transaction Proposal and vote not to approve the Adjournment Proposal and vice versa. The approval of the Adjournment Proposal is not a condition to the closing.

Alcoa’s board of directors unanimously recommends that you vote “FOR” the approval of the Adjournment Proposal.

FUTURE ALCOA STOCKHOLDER PROPOSALS AND NOMINATIONS

Alcoa stockholders may present proper proposals for inclusion in Alcoa’s proxy statement for the 2025 annual meeting of Alcoa stockholders by submitting their proposals in writing to Alcoa’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Alcoa’s proxy statement for the 2025 annual meeting of stockholders, Alcoa’s Secretary must receive the written proposal at its principal executive offices no later than November 19, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Alcoa Corporation

Attention: Secretary

201 Isabella Street, Suite 500

Pittsburgh, Pennsylvania 15212-5858

Alcoa’s Amended and Restated Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in Alcoa’s proxy statement. For any proposal that is not submitted for inclusion in Alcoa’s proxy statement, but is instead sought to be presented directly at the 2025 annual meeting of Alcoa stockholders, notice of intention to present the proposal, including all information required to be provided by the stockholder in accordance with Alcoa’s Amended and Restated Bylaws, must be received in writing at Alcoa’s principal executive offices not later than the close of business on February 9, 2025, and not earlier than the close of business on January 10, 2025.

In the event that Alcoa holds the 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the date of the 2024 annual meeting of stockholders (May 10, 2024), notice of a stockholder proposal that is not intended to be included in Alcoa’s proxy statement must be received no earlier than the close of business on the 120th day before the 2025 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to the 2025 annual meeting of stockholders or, if the first public announcement is less than 100 days prior to the date of the 2025 annual meeting of stockholders, the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made by Alcoa.

Recommendation and Nomination of Director Candidates

Alcoa’s Governance and Nominating Committee of the Board of Directors (for purposes of this section, the “Committee”) will consider candidates for the Board recommended by stockholders. Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to Alcoa’s principal executive offices: Alcoa Corporation, Governance and Nominating Committee, c/o Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. The written submission should comply with all requirements set forth in Alcoa’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, a description of all direct and indirect compensation, and other arrangements between the proposed nominee and the nominating stockholder, and a completed questionnaire with respect to the background and qualification of the proposed nominee. The Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy Alcoa’s minimum qualifications for director nominees and Board member attributes.

In addition, Alcoa’s Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by Alcoa’s Amended and Restated Bylaws. Additionally, the stockholder must give timely notice to Alcoa’s Secretary in accordance with Alcoa’s Amended and Restated Bylaws, which, in general, require that the notice be received by Alcoa’s Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.

Proxy Access Director Nominations

In addition to the advance notice procedures, Alcoa’s Amended and Restated Bylaws also include provisions permitting, subject to certain terms and conditions set forth therein, stockholders who have maintained continuous qualifying ownership of at least 3% of outstanding Alcoa common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in Alcoa’s annual meeting proxy statement. Proxy access candidates and the stockholder nominators meeting the qualifications and requirements set forth in Alcoa’s Amended and Restated Bylaws will be included in Alcoa’s proxy statement and ballot. To be timely, an eligible stockholder’s proxy access notice must be delivered to Alcoa’s principal executive offices, Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, no earlier than 150 days and no later than 120 days before the one-year anniversary of the date that Alcoa commenced mailing of its definitive proxy statement for the immediately preceding annual meeting, except as otherwise provided in Alcoa’s Amended and Restated Bylaws. For the 2025 annual meeting of Alcoa stockholders, such notice must be delivered to the Secretary no earlier than October 20, 2024 and no later than November 19, 2024.

WHERE YOU CAN FIND MORE INFORMATION

Where Stockholders Can Find More Information about Alcoa

Alcoa files annual, quarterly and current reports, proxy statements and other information with the SEC. Alcoa’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Alcoa’s website at www.alcoa.com. Unless otherwise provided below, the information provided in Alcoa’s SEC filings (or available on Alcoa’s website or the SEC’s website) is not part of this proxy statement and is not incorporated by reference.

The SEC allows Alcoa to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are an Alcoa stockholder, Alcoa can disclose important information to you by referring you to those documents.

The information filed by Alcoa and incorporated by reference is considered to be a part of this proxy statement, and later information that Alcoa files with the SEC will update and supersede that information. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Alcoa incorporates by reference the documents listed below and any documents filed by Alcoa with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the Special Meeting:

•	Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;

•	Alcoa’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 2, 2024;

•

Alcoa’s Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 17, 2024, January 19, 2024, February 26, 2024, March 5, 2024, March 7, 2024, March 12, 2024, March 21, 2024, May 16, 2024 and May 20, 2024;

•

The description of Alcoa’s capital stock contained in Exhibit 4.6 to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020, including any amendments or reports filed for the purpose of updating such description; and

•	Definitive Proxy Statement on Schedule 14A filed on March 19, 2024.

Alcoa undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of Alcoa’s filings should be directed to the Secretary at Alcoa Corporation at 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858 or by email at Corporate_Secretary@Alcoa.com.

Document requests from Alcoa should be made no later than five business days before the Special Meeting in order to receive them before the Special Meeting. Therefore, if you would like to request documents from Alcoa, please do so by July 9, 2024 in order to receive them before the Special Meeting.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Alcoa has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated June 6, 2024. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

If you would like additional copies of this proxy statement, without charge, you should contact Alcoa’s proxy solicitor, Innisfree, at 1-877-750-9501 (toll-free from the U.S. and Canada) or at 1-412-232-3651 (from other countries).

Where Stockholders Can Find More Information about Alumina Limited

Alumina Limited is subject to regular reporting and disclosure obligations under the Australian Corporations Act on ASX listing rules. As a company listed on the ASX, Alumina Limited is subject to the ASX listing rules which, subject to certain exceptions, require immediate disclosure to the ASX of any information of which Alumina Limited is aware which a reasonable person would expect to have a material effect on the price or value of its securities.

ASIC also maintains records of documents lodged with it by Alumina Limited, and these may be obtained from or inspected at any office of ASIC.

Information is also available on Alumina Limited’s website at www.AluminaLimited.com. The information provided on Alumina Limited’s website is not part of this proxy statement and is not incorporated by reference.

Annex A

Execution version

Deed of Amendment and Restatement

in relation to the Scheme Implementation Deed

Alcoa Corporation

AAC Investments Australia 2 Pty Ltd

ACN 675 585 850

Alumina Limited

ACN 004 820 419

20 May 2024

THIS DEED is made on 20 May 2024

BETWEEN:

(1)	Alcoa Corporation whose registered office is at 201 Isabella Street, Suite 500, Pittsburgh, PA 15212-5858 United States of America (Alcoa);

(2)	AAC Investments Australia 2 Pty Ltd ACN 675 585 850 whose registered office is at c/- Ashurst Level 16, 80 Collins Street, South Tower, Melbourne Victoria 3000 Australia (Alcoa Bidder); and

(3)	Alumina Limited ACN 004 820 419 whose registered office is at Level 36, 2 Southbank Boulevard, Southbank, Victoria 3006 Australia (Alumina).

RECITALS:

(A)	Alcoa, Alcoa Bidder and Alumina are parties to a scheme implementation deed dated 12 March 2024 (the Scheme Implementation Deed).

(B)	Clause 21.1 of the Scheme Implementation Deed provides that a variation of any term of the Scheme Implementation Deed must be in writing and signed by the party to be bound.

(C)	The parties have agreed to amend and restate the Scheme Implementation Deed on the terms and in the manner set out in this deed.

THE PARTIES AGREE AS FOLLOWS:

1.	Interpretation

1.1	Definitions

A term defined in the Scheme Implementation Deed and not in this deed has the same meaning in this deed as in the Scheme Implementation Deed, unless expressly amended by this deed or the context requires otherwise.

1.2	Interpretation

(a)	Subject to clause 1.2(b), clause 1.2 of the Scheme Implementation Deed applies to this deed but read as if references to ‘this document’ in the Scheme Implementation Deed are references to this deed.

(b)	The parties acknowledge and agree that each reference to ‘the date of this document’ in the Scheme Implementation Deed will be taken to mean 12 March 2024, notwithstanding the terms of this deed.

1.3	Components

This deed includes any schedule.

2.	Consideration

Each party acknowledges that it has received valuable consideration for entering into this deed.

3.	Amendment

3.1	Amendment to the Scheme Implementation Deed

With effect on and from the date of this deed, the Scheme Implementation Deed is amended and restated as set out in the amended version attached as Schedule 1 and is to be read as a single integrated document incorporating the amendments effected by this deed.

3.2	References

On and from the date of this deed, any reference in any document (other than this deed) to the Scheme Implementation Deed is a reference to the Scheme Implementation Deed as amended under clause 3.1.

3.3	Amendments to not affect validity, rights and obligations

The parties acknowledge that:

(a)	this deed is intended only to vary the Scheme Implementation Deed and not to terminate, discharge, rescind or replace it;

(b)	the amendments to the Scheme Implementation Deed set out in Schedule 1 do not affect the validity or enforceability of the Scheme Implementation Deed; and

(c)	nothing in this deed:

(i)	prejudices or adversely affects any right, power, authority, discretion or remedy which arose under or in connection with the Scheme Implementation Deed before the date of this deed; or

(ii)	discharges, releases or otherwise affects any liability or obligation which arose under or in connection with the Scheme Implementation Deed before the date of this deed.

3.4	Confirmation

On and with effect from the date of this deed, each party is bound by the Scheme Implementation Deed as amended by this deed.

3.5	Acknowledgement

Each party acknowledges that this deed is issued in accordance with the Scheme Implementation Deed.

4.	Representations and warranties

The parties acknowledge and agree that:

(a)

in respect of Alumina, each representation and warranty made or given under clauses 13.1(a) (status), 13.1(b) (power), 13.1(c) (no contravention), 13.1(d) (authorisations) and 13.1(e) (validity of obligations) of the Scheme Implementation Deed is given in relation to this deed as at the date of this deed;

(b)

in respect of Alcoa, each representation and warranty made or given under clauses 13.4(a) (status), 13.4(b) (power), 13.4(c) (no contravention), 13.4(d) (authorisations) and 13.4(e) (validity of obligations) of the Scheme Implementation Deed is given in relation to this deed as at the date of this deed; and

(c)

in respect of Alcoa Bidder, each representation and warranty made or given under clauses 13.5(a) (status), 13.5(b) (power), 13.5(c) (no contravention), 13.5(d) (authorisations) and 13.5(e) (validity of obligations) of the Scheme Implementation Deed is given in relation to this deed as at the date of this deed, in each case, in addition to the timing such representations and warranties are made or given in accordance with clause 13.10(a) of the Scheme Implementation Deed.

5.	Public announcements

Immediately after signing this deed (and in any case within 24 hours), Alumina and Alcoa must issue a public announcement in relation to the amendments to the Scheme Implementation Deed as contemplated by this deed in the forms contained in Schedule 2.

6.	General

6.1	Notices

Any notice or other communication including any request, demand, consent or approval to or by a party to this deed must be provided in accordance with clause 17 of the Scheme Implementation Deed.

6.2	Governing law and jurisdiction

The governing law and jurisdiction provision set forth in clause 22 of the Scheme Implementation Deed applies as if incorporated in this deed but as if references to ‘this document’ in the Scheme Implementation Deed are to this deed.

6.3	Liability for expenses

Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this deed.

6.4	Boilerplate

Clauses 19 (Costs), 21.9 (Counterparts), 21.10 (Entire agreement), 21.11 (Further steps), 21.14 (Rules of construction), 21.17 (No representation or reliance) and 22 (Governing law) of the Scheme Implementation Deed apply to this deed but read as if references to ‘this document’ in the Scheme Implementation Deed are to this deed.

6.5	Deed is supplemental

This deed is supplemental to the Scheme Implementation Deed.

Deed of Amendment and Restatement

Schedule 1

Amended form of the Scheme Implementation Deed

Amended and Restated Scheme Implementation Deed

Dated 20 May 2024

Alcoa Corporation (Alcoa)

AAC Investments Australia 2 Pty Ltd (Alcoa Bidder)

Alumina Limited (Alumina)

King & Wood Mallesons

Level 27

Collins Arch

447 Collins Street

Melbourne VIC 3000

Australia

T +61 3 9643 4000

F +61 3 9643 5999

DX 101 Melbourne

www.kwm.com

Amended and Restated Scheme Implementation Deed

Amended and Restated Scheme Implementation Deed

Details

Parties

Alcoa	Name	Alcoa Corporation

	Formed in	Delaware, United States of America

	Address	201 Isabella Street, Suite 500, Pittsburgh, PA 15212-5858 United States of America

	Email	[********]

	Attention	Andrew Hastings, Executive Vice President and General Counsel

Alcoa Bidder	Name	AAC Investments Australia 2 Pty Ltd

	ACN	675 585 850

	Formed in	Victoria, Australia

	Address	c/- Ashurst Level 16, 80 Collins Street, South Tower, Melbourne Victoria 3000 Australia

	Email	[********]

	Attention	Andrew Hastings, Executive Vice President and General Counsel

Alumina	Name	Alumina Limited

	ACN	004 820 419

	Formed in	Victoria, Australia

	Address	Level 36, 2 Southbank Boulevard, Southbank, Victoria 3006 Australia

	Email	[********]

	Attention	Katherine Kloeden, General Counsel and Company Secretary

Recitals	A The parties have agreed that Alcoa Bidder will acquire all of the ordinary shares in Alumina by means of a members’ scheme of arrangement under Part 5.1 of the Corporations Act.
B At the request of Alcoa and Alcoa Bidder, Alumina intends to propose the Scheme and issue the Scheme Booklet.
C The parties have agreed to implement the Scheme on the terms and conditions of this document.

Amended and Restated Scheme Implementation Deed

General terms

1	Definitions and interpretation

1.1	Definitions

Unless the contrary intention appears, these meanings apply:

ACCC means the Australian Competition and Consumer Commission.

Accrued Interest means interest at a rate equal to the rate of interest applying under the Alumina Facility Agreement as if the equity call under clause 9.6(a)(ii)(B) were a “Loan” under and as defined in the Alumina Facility Agreement, such interest to be calculated from the date on which Alcoa or one of its Subsidiaries (other than an AWAC Entity) provides the Alcoa Shareholder Loan under clause 9.6(a)(ii)(C) until the date of payment of the equity call, with such interest to be capitalised in accordance with the terms of the applicable Alcoa Shareholder Loan Agreement.

ADR Custodian means HSBC Custody Nominees (Australia) Limited (ACN 003 094 568) (in its capacity as custodian for Bank of New York Mellon acting in its capacity as the depositary of Alumina’s American Depositary Receipt program).

ADR Depositary means Bank of New York Mellon acting in its capacity as the depositary of Alumina’s American Depositary Receipt program.

Aggregate Equity Amount has the meaning given in clause 9.6(a).

Alcoa Board means the board of directors of Alcoa.

Alcoa Board Member means any director of Alcoa comprising part of the Alcoa Board.

Alcoa Capped Dividend has the meaning given in clause 9.8(a).

Alcoa Competing Transaction means a proposal, offer, transaction or arrangement (whether by way of merger, tender offer, exchange offer, recapitalisation, takeover bid, scheme of arrangement, capital reduction, sale of assets, sale or issue of securities, joint venture or otherwise) which, if completed, would mean a person whether alone or together with its Associates, directly or indirectly in a single transaction or a series of related transactions, would:

(a)

directly or indirectly, acquire an interest (including an economic interest by way of an equity swap, contract for difference or similar transaction or arrangement) or Relevant Interest in or become the holder of 20% or more of the total voting power of, or of any class of, equity securities of Alcoa or any of its Subsidiaries (other than as custodian, nominee or bare trustee);

(b)

acquire control of Alcoa or any Alcoa Group Member which holds all, or substantially all, of the property or material assets of the Alcoa Group, within the meaning of section 50AA of the Corporations Act;

(c)

directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an economic interest in 20% or more of the consolidated total assets (including equity securities of Alcoa’s Subsidiaries) of, or business (including revenues or net income) conducted by, the Alcoa Group (which, for the avoidance of doubt, does not include an Alumina Competing Transaction); or

(d)

require Alcoa to abandon or to not proceed with the Scheme in a manner consistent with this document, or otherwise would have the result that the Scheme is not reasonably able to be implemented, by whatever means.

Alcoa Counterproposal has the meaning given in clause 10.9.

Alcoa Disclosure Letter means the letter in connection with this document dated on or about the date of this document from Alcoa to Alumina and delivered to Alumina before the date of this document.

Alcoa Disclosure Materials means:

(a)

the documents and information disclosed in Alcoa’s virtual data room hosted at SmartRoom made available by Alcoa to Alumina prior to 7.00pm on 10 March 2024, the index of which has been initialled by, or on behalf of, the parties for identification; and

(b)	the Alcoa Disclosure Letter.

Alcoa Existing Debt Facilities means the existing debt facilities Disclosed in Alcoa’s financial statements for the year ended 31 December 2023.

Alcoa Group means Alcoa and its Subsidiaries and Alcoa Group Member means each member of the Alcoa Group.

Alcoa Indemnified Parties means Alcoa, its officers, employees and advisers, its Related Bodies Corporate and the officers, employees and advisers of each of its Related Bodies Corporate, provided that any person who has been nominated to the board of an AWAC Entity by Alumina will not be an Alcoa Indemnified Party.

Alcoa Information means:

(a)

all information relating to the Alcoa Group, the Combined Group, the businesses of the Alcoa Group and Combined Group, New Alcoa Shares, New Alcoa CDIs and New Alcoa Preferred Shares, Alcoa’s interests and dealings in Alumina Shares, Alcoa’s intentions for the Combined Group and Combined Group’s employees and Alcoa’s funding, expressly provided by or on behalf of Alcoa to Alumina in writing for inclusion in the Scheme Booklet (or any amendment or supplement);

(b)

any other information under the Corporations Act, Corporations Regulations or ASIC Regulatory Guide 60 to be included in, or to enable the preparation of, the Scheme Booklet (or any amendment or supplement) that Alumina and Alcoa agree in writing is “Alcoa Information” and that is identified in the Scheme Booklet as such;

(c)	all information included in the Proxy Statement (or any amendment or supplement), other than any report or opinion prepared by an external advisor to Alcoa;

(d)

all information regarding AWAC, any AWAC Agreement or any AWAC Entity in the Scheme Booklet (or any amendment or supplement), other than information expressly provided by or on behalf of Alumina to Alcoa in writing for the Scheme Booklet; and

(e)	any other information that Alumina and Alcoa agree in writing is “Alcoa Information” and that is identified in the Scheme Booklet or the Proxy Statement (as applicable) as such,

in each case, excluding any Alumina Information.

Alcoa Preferred Share means one share of Series A Convertible Preferred Stock of Alcoa established pursuant to a certificate of designation in the form set forth at Schedule 2 or as otherwise agreed in writing between Alcoa and Alumina and if necessary, the Court (the Certificate of Designation).

Alcoa Prescribed Event means any of the following events:

(a)	(conversion) Alcoa converts all or any Alcoa Shares into a larger or smaller number of Alcoa Shares;

(b)

(reduction of share capital) Alcoa or another Alcoa Group Member resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares;

(c)	(buy-back) Alcoa or another Alcoa Group Member:

(i)	enters into a buy-back agreement; or

(ii)	resolves to approve the terms of a buy-back agreement,

other than:

(iii)	a buy-back agreement for purchases of Alcoa Shares in satisfaction of the exercise price or tax withholdings upon the exercise or vesting of Alcoa equity incentives issued under any Equity Plan; or

(iv)	a buy-back agreement between Alcoa Group Members;

(d)

(distribution) Alcoa makes or declares, or announces an intention to make or declare, any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie), other than an Alcoa Capped Dividend;

(e)	(issuing or granting shares or options) any Alcoa Group Member:

(i)	issues shares;

(ii)	grants an option over its shares; or

(iii)	agrees to make such an issue or grant such an option,

other than (i) under any Equity Plan or (ii) in the case of an Alcoa Group Member other than Alcoa Corporation, to a person within the Alcoa Group;

(f)

(securities or other instruments) any Alcoa Group Member issues or agrees to issue securities or other instruments convertible into shares or debt securities in each case to a person outside the Alcoa Group, other than under, on vesting or exercise of Alcoa equity incentives issued under, or in respect of, any Equity Plan;

(g)	(constitution) Alcoa adopts, modifies or repeals its certificate of incorporation or by-laws or a provision of them;

(h)

(Encumbrances) other than in the ordinary course of business and consistent with past practice any Alcoa Group Member creates, or agrees to create, any Encumbrance over or declares itself the trustee of the whole or a substantial part of the Alcoa Group’s business or property;

(i)	(Insolvency) Alcoa or any of its material Related Bodies Corporate becomes Insolvent; or

(j)

(deregistration) Alcoa or any Alcoa Group Member that is an entity of substance (for example, that holds assets on its balance sheet as at the time of deregistration or dissolution) is deregistered as a company or otherwise dissolved, provided that an Alcoa Prescribed Event will not include any matter:

(a)	expressly contemplated by this document or the Scheme;

(b)	except for in the case of paragraph (i), required by law, regulation, changes in generally acceptable accounting principles or by an order (or similar) of a court or a Regulatory Authority;

(c)	Disclosed by Alcoa to Alumina; or

(d)	consented to in writing by Alumina (in its sole discretion).

Alcoa Reporting Documents means all required material reports, schedules, prospectuses, forms, statements, notices and other documents required to be filed or furnished to the SEC by Alcoa pursuant to the Securities Act or the Exchange Act.

Alcoa Share means one share of common stock of Alcoa.

Alcoa Shareholder Loan has the meaning given in clause 9.6(a).

Alcoa Shareholder Loan Agreement means a shareholder loan agreement entered into by Alcoa or one of its Subsidiaries (other than an AWAC Entity) with an AWAC Entity, in accordance with clause 9.6(a) and on terms consistent with the Shareholder Loan Term Sheet.

Alcoa Stockholder means a holder of an Alcoa Share.

Alcoa Stockholder Meeting means a special meeting of the Alcoa Stockholders to consider the Alcoa Stockholder Resolution.

Alcoa Stockholder Resolution means a resolution of Alcoa Stockholders approving the issuance of New Alcoa Shares, including the New Alcoa Shares underlying the New Alcoa CDIs pursuant to the Scheme, and the issuance of New Alcoa Preferred Shares, including the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares.

Alcoa Superior Proposal means a genuine Alcoa Competing Transaction (other than an Alcoa Competing Transaction which has resulted from a breach by Alcoa of its obligations in clauses 10.2, 10.3 or 10.4) which the Alcoa Board, acting in good faith, and after taking advice from its legal and financial advisers, determines:

(a)	is reasonably capable of being completed within a reasonable timeframe in accordance with its terms; and

(b)

would, if completed substantially in accordance with its terms, be more favourable to Alcoa Stockholders (as a whole) than the Scheme, taking into account all aspects of the Alcoa Competing Transaction, including the identity, reputation and financial condition of the person making such proposal, and all relevant legal, regulatory and financial matters (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the proposal being completed).

Alumina Board means the board of directors of Alumina.

Alumina Board Member means any director of Alumina comprising part of the Alumina Board.

Alumina Competing Transaction means a proposal, offer, transaction or arrangement (whether by way of takeover bid, scheme of arrangement, capital reduction, sale of assets, sale or issue of securities, joint venture or otherwise) which, if completed, would mean a person (other than Alcoa or its Related Bodies Corporate) whether alone or together with its Associates, directly or indirectly in a single transaction or a series of related transactions, would:

(a)

directly or indirectly, acquire an interest (including an economic interest by way of an equity swap, contract for differences or similar transaction or arrangement) or Relevant Interest in or become the holder of 20% or more of the Alumina Shares (other than as custodian, nominee or bare trustee), other than in the circumstances of an acquisition in accordance with item 9 of section 611 of the Corporations Act by any person or their Associate that is an Alumina Shareholder at the date of this document;

(b)

acquire control of Alumina or any Alumina Group Member which holds all, or substantially all, of the property or material assets of the Alumina Group, within the meaning of section 50AA of the Corporations Act;

(c)

directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an economic interest in all or a substantial part or a material part of, the Alumina Group’s interests in the AWAC Joint Venture;

(d)	otherwise acquire or merge (including by a reverse takeover bid or dual listed company structure or other synthetic merger) with Alumina; or

(e)

which otherwise requires Alumina to abandon or to not proceed with the Scheme in a manner consistent with this document or otherwise would have the result that the Scheme is not reasonably able to be implemented, by whatever means.

Alumina Consolidated Tax Group means the consolidated group of which Alumina is the head company. In this definition, “consolidated group” and “head company” have the respective meanings given by the Income Tax Assessment Act 1997 (Cth).

Alumina Disclosure Letter means the letter in connection with this document dated on or about the date of this document from Alumina to Alcoa and delivered to Alcoa before the date of this document.

Alumina Disclosure Materials means:

(a)

the documents and information disclosed in Alumina’s virtual data room hosted at Ansarada made available by Alumina to Alcoa prior to 7.00pm on 10 March 2024, the index of which has been initialled by, or on behalf of, the parties for identification; and

(b)	the Alumina Disclosure Letter.

Alumina Facility Agreement means the syndicated revolving cash advance facility agreement between Australia and New Zealand Banking Group Limited, Westpac Banking Corporation, Commonwealth Bank of Australia and Alumina, dated 2 December 2013 as amended from time to time prior to the date of this document.

Alumina Group means Alumina and its Subsidiaries and Alumina Group Member means each member of the Alumina Group, and for the avoidance of doubt, does not include any AWAC Entities.

Alumina Headroom Limit means total drawn “Loans” (as defined in the Alumina Facility Agreement) of US$420 million net of all received net proceeds from the completion of one or more successful equity, convertible securities and/or debt raisings by Alumina, regardless of whether those proceeds have been used to repay the Alumina Facility Agreement.

Alumina Indemnified Parties means Alumina, its officers, employees, and advisers and its Related Bodies Corporate and the officers, employees and advisers of each of its Related Bodies Corporate.

Alumina Information means:

(a)

all information included in the Scheme Booklet (or any amendment or supplement) other than the Alcoa Information, the Independent Expert’s Report (or references to the Independent Expert’s analysis of conclusions), the Investigating Accountant Report or other report or opinion prepared by an external adviser to Alumina;

(b)	all information relating to the Alumina Group or the businesses of the Alumina Group, expressly provided by or on behalf of Alumina to Alcoa in writing for:

(i)	inclusion in the Proxy Statement (or any amendment or supplement); or

(ii)	use in the preparation of the Combined Group Information in the Scheme Booklet (or any amendment or supplement) or in the Proxy Statement (or any amendment or supplement), as applicable; and

(c)	any other information that Alumina and Alcoa agree in writing is “Alumina Information” and that is identified in the Scheme Booklet or the Proxy Statement (as applicable) as such.

Alumina Prescribed Event means, any of the following events:

(a)	(conversion) Alumina converts all or any of its shares into a larger or smaller number of shares;

(b)

(reduction of share capital) Alumina or another Alumina Group Member resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares;

(c)	(buy-back) Alumina or another Alumina Group Member:

(i)	enters into a buy-back agreement; or

(ii)	resolves to approve the terms of a buy-back agreement under the Corporations Act;

(d)

(distribution) Alumina declares or determines to pay, or pays a distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie) to its members or any class of them;

(e)	(issuing or granting shares or options) any Alumina Group Member:

(i)	issues shares;

(ii)	grants an option over its shares; or

(iii)	agrees to make such an issue or grant such an option,

in each case to a person outside the Alumina Group;

(f)	(Equity Incentives) Alumina fails to deal with the Equity Incentives as required by clause 4.8 so that there remain outstanding Employee Share Rights at the Effective Date;

(g)

(securities or other instruments) any Alumina Group Member issues or agrees to issue securities or other instruments convertible into shares or debt securities in each case to a person outside the Alumina Group;

(h)

(constitution) Alumina adopts a new constitution or modifies or repeals its constitution or a provision of it, other than to refresh the proportional takeover provisions in rule 79 and 80 of the Alumina constitution at the next annual general meeting of Alumina Shareholders;

(i)

(Encumbrances) other than in the ordinary course of business and consistent with past practice any Alumina Group Member creates, or agrees to create, any Encumbrance over or declares itself the trustee of the whole or a substantial part of its business or property;

(j)	(Insolvency) Alumina or any of its Subsidiaries becomes Insolvent;

(k)	(deregistration) Alumina or any of its Related Bodies Corporate is deregistered as a company or otherwise dissolved;

(l)

(related party transactions) Alumina or another Alumina Group Member enters into or resolves to enter into a transaction with any related party of Alumina within the meaning of section 228 of the Corporations Act, other than a transaction for the giving of a financial benefit by an Alumina Group Member to another Alumina Group Member for which member approval under section 208 of the Corporations Act is or would not be required solely because of sections 211, 212 and 214 of the Corporations Act; or

(m)

(change to Alumina Consolidated Tax Group) Alumina or another Alumina Group Member incorporates or acquires a new Subsidiary, or without limitation to paragraph (k), deregisters a Subsidiary, resulting in a change in the membership of the Alumina Consolidated Tax Group, provided that an Alumina Prescribed Event will not include any matter:

(a)	contemplated by this document, or the Scheme;

(b)	required by law, regulation, changes in generally acceptable accounting principles or by an order (or similar) of a court or a Regulatory Authority;

(c)	Disclosed by Alumina to Alcoa; or

(d)	consented to in writing by Alcoa (in its sole discretion).

Alumina Reporting Documents means all required material reports, schedules, prospectuses, forms, statements, notices and other documents required to be filed with ASIC and the ASX, including any notices required to be filed by Listing Rule 3.1.

Alumina Senior Executive means each person designated a “key management personnel” of Alumina for the purposes of its annual report for the financial year ended 31 December 2023.

Alumina Share means a fully paid ordinary share in the capital of Alumina.

Alumina Shareholder means each person registered in the Register as a holder of Alumina Shares.

Alumina Superior Proposal means a genuine Alumina Competing Transaction (other than an Alumina

Competing Transaction which has resulted from a breach by Alumina of its obligations in clauses 10.2, 10.3 or 10.4) which the Alumina Board, acting in good faith, and after taking advice from its legal and financial advisers, determines:

(a)	is reasonably capable of being completed within a reasonable timeframe in accordance with its terms; and

(b)	would, if completed substantially in accordance with its terms, be more favourable to Alumina Shareholders (as a whole) than the Scheme,

taking into account all aspects of the Alumina Competing Transaction, including the identity, reputation and financial condition of the person making such proposal, and all relevant legal, regulatory and financial matters (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the proposal being completed).

Amended and Restated Scheme Implementation Deed means the scheme implementation deed dated 12 March 2024 between Alumina, Alcoa and Alcoa Bidder as amended and restated on or around 20 May 2024.

ASIC means the Australian Securities & Investments Commission.

Assignment and Novation Agreement means the agreement entitled “Assignment and Novation Agreement” between, amongst others, Alumina, Alcoa and Arconic Inc., dated 1 November 2016.

Associate has the meaning set out in section 12 of the Corporations Act, as if section 12(1) of the Corporations Act included a reference to this document.

ASX means ASX Limited, or the market operated by it, as the context requires.

ASX Admission means the admission of Alcoa to the official list of ASX as an ASX foreign exempt listing and the official quotation of all New Alcoa CDIs on ASX.

ATO means the Australian Taxation Office.

Authorised Officer means a director, officer or company secretary of a party, or any other person nominated by a party to act as an Authorised Officer for the purposes of this document.

AWAC means the Alcoa World Alumina and Chemicals global joint venture between Alcoa and Alumina, as constituted under the Charter of the Strategic Council.

AWAC Agreements means the agreements and ancillary documents relating to AWAC between Alumina (and/or Alumina Group Members), Alcoa (and/or Alcoa Group Member) and/or any one or more AWAC Entities, as entered into 1 September 2016 or as entered into or amended, restated and novated with effect on and from 1 November 2016.

AWAC Entities means the operating entities comprising AWAC that are owned directly or indirectly by Alcoa and Alumina, being the Enterprise Companies as defined in the Charter of the Strategic Council.

Break Fee means US$22 million.

Business Day means a business day as defined in the ASX Listing Rules, provided that day is not a day on which the banks in Melbourne, Victoria, Australia are authorised or required to close.

CDN means CHESS Depositary Nominees Pty Ltd (ACN 071 346 506).

Charter of the Strategic Council means the document entitled “Charter of the Strategic Council” between Alumina, Alcoa and others relating to AWAC as amended, restated and novated pursuant to the Framework Agreement and Assignment and Novation Agreement effective as of 1 November 2016.

CITIC Shareholders means each of:

(a)	Bestbuy Overseas Co. Ltd;

(b)	CITIC Resources Australia Pty Ltd; and

(c)	CITIC Australia Pty Ltd.

CITIC Threshold has the meaning given to it in clause 4.3.

Class Ruling means a binding public ruling issued by the Commissioner of Taxation pursuant to Division 358 of Schedule 1 to the TAA and as described in the class ruling CR 2001/1.

Clearance Date has the meaning given in clause 5(i).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Combined Group means the Alcoa Group, including the Alumina Group following implementation of the Scheme.

Combined Group Information means any information regarding the Combined Group in the Scheme Booklet or Proxy Statement (or any amendments or supplements), as applicable.

Competing Transaction means an Alumina Competing Transaction or an Alcoa Competing Transaction, as the context requires.

Conditional Right means a right to acquire Alumina Shares subject to and in accordance with the Share Rights Grant Plan.

Conditions Precedent means the conditions precedent set out in clause 3.1.

Confidential Information has the meaning it has in the Confidentiality Agreement.

Confidentiality Agreement means the Confidentiality Agreement between Alcoa and Alumina dated 30 November 2023.

Controller has the meaning it has in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Court means the Federal Court of Australia (sitting in Melbourne), or another court of competent jurisdiction under the Corporations Act agreed in writing by Alcoa and Alumina.

Deed Poll means a deed poll substantially in the form of Annexure C to this document.

Details means the section of this document headed “Details”.

Disclosed means fully and fairly disclosed, with sufficient detail and context to enable a reasonable, diligent and sophisticated investor entering into a transaction of the nature contemplated by this document to understand the nature, scope and financial significance of the relevant fact, matter, event or circumstance:

(a)	in the case of Alumina, in:

(i)	the Alumina Disclosure Materials; or

(ii)	any announcement made by Alumina on ASX in the 12 months prior to the date of this document (excluding forward looking, projected or hypothetical information); and

(b)	in the case of Alcoa, in:

(i)	the Alcoa Disclosure Materials; or

(ii)

any statement, prospectus, report, schedule or another form filed with or furnished to the SEC by Alcoa pursuant to the Securities Act or the Exchange Act in the 12 months prior to the date of this document (excluding forward looking, projected or hypothetical information).

Effective, when used in relation to the Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Scheme becomes Effective.

Employee Share Plan means the employee share plan operated by the Alumina Group as adopted by the Alumina Board in place as at the date of this document as Disclosed by Alumina to Alcoa, and as may be amended from time to time as permitted by this document.

Employee Share Right means:

(a)	a Conditional Right issued under the Share Rights Grant Plan; and/or

(b)	an ESP Entitlement issued under the Employee Share Plan,

operated by Alumina, including specific amendments with certain employees.

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or 12(2) of the PPSA, right of first refusal, pre-emptive right, any similar restriction, or any agreement to create any of them or allow them to exist.

End Date means 31 December 2024 or such other date as is agreed by Alcoa and Alumina.

Equity Incentives means all share rights, performance rights and any other rights, options or shares (including Employee Share Rights) existing at the date of this document, whether issued under an employee incentive plan or otherwise and whether vested or unvested, which confers on the holder a right to acquire or hold (on a restricted or unrestricted basis) an Alumina Share, as further described in Part 1 of Schedule 1.

Equity Plans means each of the equity plans as described in Alcoa’s 10-K filed with the SEC on 21 February 2024 as set out in the 10-K’s exhibit list.

ESP Entitlement means an entitlement to be allocated Alumina Shares subject to and in accordance with the Employee Share Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exclusivity Period means the period from and including the date of this document to the earlier of:

(a)	the termination of this document in accordance with its terms;

(b)	the End Date; and

(c)	the Implementation Date.

FIRB means the Australian Foreign Investment Review Board.

FIRB Act means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

First Court Date means the first day on which an application made to the Court, in accordance with clause 6.2(i), for orders under section 411(1) of the Corporations Act to convene the Scheme Meeting is heard (or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard).

Framework Agreement means the agreement entitled “Framework Agreement” between Alumina, Alcoa and Arconic Inc., dated 1 September 2016.

Funding Deadline means the earlier of:

(a)

5 Business Days after Alumina has received proceeds from the completion of one or more successful equity, convertible securities and/or debt raisings after the date of this document, provided that those total net proceeds equal or exceed US$200 million. “Completion” for this purpose includes completion of a placement of shares or completion of the accelerated component of an entitlement offer;

(b)	1 September 2025;

(c)	25 Business Days after the date:

(i)	Alumina validly terminates this document under clause 14.1(d); or

(ii)	Alcoa validly terminates this document under clause 14.1(b) due to an Alumina Board Member making a public statement indicating that they support or endorse an Alumina Competing Transaction; and

(d)	10 Business Days after the date:

(i)	Alcoa validly terminates this document under clause 14.1(f) due to Alumina’s material breach of this document; or

(ii)

a third party completes an Alumina Competing Transaction, provided that for the purposes of the definition of “Alumina Competing Transaction” the reference to 20% in paragraph (a) of that definition is deemed to be replaced with 50%.

GST means goods and services tax as defined in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the 5th Business Day following the Scheme Record Date, or such other date after the Scheme Record Date as Alcoa and Alumina agree in writing, ordered by the Court or required by ASX.

Incoming Director means a person nominated in writing to Alumina by Alcoa not less than 10 Business Days before the Implementation Date to be appointed to the Alumina Board or the board of directors of an Alumina Group Member on the Implementation Date.

Independent Alumina Director means each Alumina Board Member other than Alumina’s Managing Director and Chief Executive Officer and any Alumina Board Member nominated by a substantial shareholder of Alumina.

Independent Expert means the independent expert appointed by Alumina under clause 6.2(c).

Independent Expert’s Report means the report from the Independent Expert for inclusion in the Scheme Booklet, including any update or supplementary report, stating whether or not it holds the opinion that the Scheme is in the best interests of Alumina Shareholders.

Ineligible Foreign Shareholder means:

(a)

an Alumina Shareholder whose Registered Address is a place outside Australia and its external territories, British Virgin Islands, Norway, Canada, Hong Kong, New Zealand, Singapore, Switzerland, the European Union, the United Arab Emirates, the United Kingdom or the United States (unless otherwise agreed by Alcoa and Alumina, each acting reasonably), unless Alcoa (after consultation with Alumina) determines that it is lawful and not unduly onerous or unduly impracticable to issue that Alumina Shareholder with New Alcoa CDIs on implementation of the Scheme; and

(b)

an Alumina Shareholder to the extent it is not an Ineligible Foreign Shareholder under paragraph (a) of this definition, but only to the extent necessary to fund any Withholding Amount pursuant to clause 20(d).

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to any part of its property;

(c)

it is subject to any arrangement (including a deed of company arrangement or creditors’ scheme of arrangement), assignment, moratorium, compromise or composition, protected from creditors under any statute or other law or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this document);

(d)

an application or order has been made (and in the case of an application which is disputed by the person, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of the things described in any of paragraphs (a) to (c) above;

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;

(f)

it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this document reasonably deduces it is so subject);

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)

any other event, matter or circumstance having a substantially similar effect to any of the things described in paragraphs (a) to (g) above happens in connection with that person under the law of any jurisdiction.

Investigating Accountant means the accounting firm to be jointly appointed by Alumina and Alcoa to prepare the Investigating Accountant Report.

Investigating Accountant Report means the report prepared by the Investigating Accountant in relation to the financial information regarding the Combined Group for inclusion in the Scheme Booklet.

Lending Cessation Date means the earlier of:

(a)	31 August 2025;

(b)	the date on which either of the triggers in limb (c)(i), (c)(ii), (d)(i) or (d)(ii) of the definition of “Funding Deadline” occurs; or

(c)

three months after the date on which there is a breach of the Condition Precedent in clause 3.1(d) or the document is validly terminated under clause 3.9(a)because of non-fulfilment of the Condition Precedent in clause 3.1(d).

Listing Rules means:

(a)	in respect of Alumina, the Listing Rules of ASX and any other applicable rules of ASX modified to the extent of any express written waiver by ASX (ASX Listing Rules); or

(b)	in respect of Alcoa, the applicable rules and standards contained in the NYSE Listed Company Manual (NYSE Listing Rules),

as the context requires.

Losses means all claims, demands, damages, losses, costs, expenses (including reasonable counsel fees) and liabilities.

Material Contract means a contract or commitment requiring payments over the term of the contract in excess of A$5 million.

New Alcoa CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a New Alcoa Share (in the form of a CHESS Depositary Interest) registered in the name of CDN, to be issued to Scheme Participants as Scheme Consideration under the Scheme.

New Alcoa Preferred Shares means a fully paid Alcoa Preferred Share to be issued as Scheme Consideration under the Scheme in accordance with clause 5.4 of the Scheme.

New Alcoa Share means a fully paid Alcoa Share to be issued as Scheme Consideration to Scheme Participants under the Scheme (including those issued to CDN in connection with the New Alcoa CDIs).

NYSE means the New York Stock Exchange or any other stock exchange in the United States of America upon which the Alcoa Shares are listed.

Outgoing Directors means a person nominated in writing to Alumina by Alcoa not less than 5 Business Days before the Implementation Date to resign from the Alumina Board or the board of directors of an Alumina Group Member on the Implementation Date.

Pittsburgh Business Day means a business day as defined in the NYSE Listing Rules, provided that day is not a day on which the banks in Pittsburgh, Pennsylvania, United States of America are authorised or required to close.

Plans has the meaning given in clause 13.1(y).

PPSA means the Personal Property Securities Act 2009 (Cth).

Proxy Statement means the proxy statement to be sent to Alcoa Stockholders in relation to the Alcoa Stockholder Meeting, as amended, supplemented or otherwise modified from time to time.

Register means the register of members of Alumina maintained by or on behalf of Alumina in accordance with the Corporations Act.

Registered Address means, in relation to an Alumina Shareholder, the address shown in the Register as at the Scheme Record Date.

Regulator’s Draft means the draft of the Scheme Booklet in a form acceptable to Alumina and Alcoa (acting reasonably) which is provided to ASIC for approval pursuant to section 411(2) of the Corporations Act.

Regulatory Approval means the FIRB approval contemplated in clause 3.1(a), the ACCC confirmation contemplated in clause 3.1(b) and clearance by the Brazil Administrative Council for Economic Defense contemplated in clause 3.1(c).

Regulatory Authority means:

(a)	ASX, ACCC, ASIC, FIRB, the ATO and the Takeovers Panel;

(b)	the SEC and the NYSE;

(c)	the Brazil Administrative Council for Economic Defense;

(d)	any national, federal, state, county, municipal, local or foreign government or governmental, semi-governmental, judicial, executive, legislative or regulatory entity or authority;

(e)	any minister, department, office, commission, delegate, instrumentality, agency, board, authority, organisation, bureau, department or other political subdivision of any government;

(f)	any regulatory organisation established under statute; and

(g)	any quasi-governmental, self-regulatory agency, commission or authority, including any national securities exchange or national quotation system.

Related Body Corporate of an entity:

(a)

to the extent applicable to Alcoa or any Alcoa Group Member that is not an Australian company, means any entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity; and

(b)	otherwise has the meaning given to it in the Corporations Act.

Relevant Interest has the meaning it has in sections 608 and 609 of the Corporations Act, and to the extent applicable to Alcoa or any Alcoa Group Member that is not an Australian company, the meaning of this term will be amended to the extent required to apply to the entity in a similar manner as if it were an Australian company.

Representative means, in relation to a party:

(a)	a Related Body Corporate;

(b)	a director, officer or employee of the party or any of the party’s Related Bodies Corporate, provided that any person currently employed by Alumina will not be a Representative of Alcoa; or

(c)

an adviser to the party or any of the party’s Related Bodies Corporate, where an “adviser” means, in relation to an entity, a financier, financial adviser, corporate adviser, legal adviser, or technical or other expert adviser or consultant who provides advisory services in a professional capacity and who has been engaged by that entity.

Reverse Break Fee means in respect of clause 12.2(d), US$20 million, and in all other instances, US$50 million.

Sale Nominee has the meaning given in clause 4.6(a)(i).

Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act under which all the Alumina Shares will be transferred to Alcoa Bidder substantially in the form of Annexure B together with any amendment or modification made pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Alumina and Alcoa in accordance with this Scheme.

Scheme Booklet means, in respect of the Scheme, the information booklet to be approved by the Court and despatched to Alumina Shareholders which includes the Scheme, an explanatory statement complying with the requirements of the Corporations Act and notices of meeting and proxy forms.

Scheme Consideration means the consideration to be provided by Alcoa Bidder (or by Alcoa on behalf of and at the direction of Alcoa Bidder) for the transfer of Alumina Shares held by a Scheme Participant to Alcoa Bidder, being:

(a)	in respect of each Alumina Share held by a Scheme Participant on the Scheme Record Date, 0.02854 New Alcoa CDIs;

(b)

where clause 4.3 applies, in respect of each Alumina Share held by a CITIC Shareholder that would result in the CITIC Threshold being exceeded, 0.02854 New Alcoa Preferred Shares and, for the avoidance of doubt, 0.02854 New Alcoa CDIs for each other Alumina Share held by a CITIC Shareholder on the Scheme Record Date; or

(c)	where clause 6.2(c) of the Scheme applies, in respect of each Alumina Share held by ADR Depositary or ADR Custodian on the Scheme Record Date, 0.02854 New Alcoa Shares.

Scheme Meeting means the meeting of Alumina Shareholders, ordered by the Court to be convened by Alumina under section 411(1) of the Corporations Act at which Alumina Shareholders will vote on the Scheme and including any meeting following an adjournment or postponement of that meeting.

Scheme Participant means each person who is an Alumina Shareholder at the Scheme Record Date.

Scheme Record Date means 7.00pm on the 2nd Business Day following the Effective Date or such other date as Alumina and Alcoa agree in writing.

Scheme Resolution means a resolution to approve the Scheme under section 411(4)(a)(ii) of the Corporations Act.

SEC means the United States Securities and Exchange Commission.

Second Court Date means the first day on which an application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme is heard or scheduled to be heard or, if the application is adjourned for any reason, the date on which the adjourned application is heard or scheduled to be heard.

Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

Shareholder Loan Term Sheet means the term sheet setting out the key terms and conditions for an Alcoa Shareholder Loan, as agreed by Alcoa and Alumina prior to the date of this document and initialled for the purposes of identification.

Share Rights Grant Plan means the share rights grant plan operated by the Alumina Group.

Superior Proposal means an Alumina Superior Proposal or an Alcoa Superior Proposal, as the context requires.

Subdivision 14-D has the meaning given to it in clause 20(a).

Subsidiary of an entity:

(a)

to the extent applicable to Alcoa or any Alcoa Group Member that is not an Australian company, means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries, or by such entity and one or more of its Subsidiaries; and

(b)	otherwise has the meaning given to it in the Corporations Act.

TAA means the Taxation Administration Act 1953 (Cth).

Tax means any tax, levy, charge, excise, GST, impost, rates, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any fiscal Regulatory Authority and includes any interest, fine, penalty, charge or other amount imposed by any fiscal Regulatory Authority on or in respect of any of the above.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), or both as the context requires.

Tax Law means a law with respect to or imposing any Tax.

Taxing Authority means the ATO or any Regulatory Authority responsible for the administration of any Taxes.

Tax Return means any return relating to Tax including any document which must be lodged with a Regulatory Authority or which a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, schedule or election and any attachment).

Timetable means the indicative timetable for the Scheme agreed by Alumina and Alcoa in writing.

Treasurer means the Treasurer of Australia.

US GAAP means the generally accepted accounting principles in the United States of America.

Valid Variation Notice means a Variation Notice, which contains:

(a)	the name of each Alumina Shareholder described in clause 20(a), which matches the name of the same Alumina Shareholder on the Register; and

(b)	an expiry date which is on or after the date Alcoa Bidder becomes the owner of the shares referred to in clause 20(a).

Variation Notice means a notice of variation granted by the Commissioner of Taxation under subsection 14-235(2) of Schedule 1 to the TAA.

Withholding Amount means the amount that Alcoa or Alcoa Bidder are required to pay to the Commissioner of Taxation under Subdivision 14-D in respect of the acquisition of any Alumina Shares from a Withholding Amount Shareholder pursuant to the Scheme.

Withholding Amount Shareholder means an Alumina Shareholder who is described in clause 20(a).

1.2	General interpretation

Headings and labels used for definitions are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:

(a)	the singular includes the plural and vice versa;

(b)	a reference to a document includes any agreement or other legally enforceable arrangement created by it (whether the document is in the form of an agreement, deed or otherwise);

(c)	a reference to a document also includes any variation, replacement or novation of it;

(d)	the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;

(e)	the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”;

(f)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;

(g)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	a reference to a time of day is a reference to Melbourne, Australia time unless expressly specified otherwise;

(i)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(j)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(k)	if an act prescribed under this document to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(l)

where the day on or by which any thing is to be done is not a Business Day or a Pittsburgh Business Day, that thing must be done on or by the next Business Day or Pittsburgh Business Day, as applicable;

(m)	a reference to A$ or AUD$ is a reference to the currency of Australia, and a reference to US$ is a reference to the currency of the United States of America;

(n)	a reference to “law” includes common law, principles of equity and legislation (including regulations);

(o)	a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of the law or any of them;

(p)	a reference to “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(q)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;

(r)	a reference to any thing (including an amount) is a reference to the whole and each part of it;

(s)	the expression this document includes the agreement, arrangement, understanding or transaction expressly recorded in this document; and

(t)	a reference to terms defined in the GST Act have the same meaning in this document unless the context otherwise requires.

2	Agreement to propose and implement Scheme

2.1	Agreement to propose and implement Scheme

(a)	Alumina agrees to propose the Scheme on and subject to the terms and conditions of this document.

(b)	Alcoa and Alcoa Bidder agree to assist Alumina in proposing and implementing the Scheme on and subject to the terms of this document.

(c)	The parties agree to implement the Scheme on the terms and conditions of this document.

3	Conditions Precedent

3.1	Conditions Precedent

Subject to this clause 3, the Scheme will not become Effective, and the obligations of the parties in regards to the implementation of the Scheme (including each of Alcoa and Alcoa Bidder’s obligations under clause 4.4) are not binding, until each of the following Conditions Precedent are satisfied or waived to the extent and in the manner set out in this clause.

Condition Precedent		Party entitled to benefit	Party responsible

(a)

(FIRB approval) Before 8.00am on the Second Court Date either:

(i) the Treasurer (or the Treasurer’s delegate) has provided a written no objection notification to the Scheme either without conditions or with conditions acceptable to Alcoa acting in accordance with clause 3.4; or

(ii)  following notice of the proposed Scheme having been given by Alcoa to the Treasurer under the FIRB Act, the Treasurer has ceased to be empowered to make any order under Part 3 of the FIRB Act because the applicable time limit on making orders and decisions under the FIRB Act has expired.

		Cannot be waived	Alcoa

(b)	(ACCC) The ACCC advises Alcoa in writing before 8.00am on the Second Court Date that it does not intend to conduct a public review of, or intervene in respect of, or otherwise to oppose the proposed acquisition of the Alumina Shares in accordance with this document and the Scheme either unconditionally or on conditions (including any undertakings) that are acceptable to Alcoa (acting reasonably) and that advice is not withdrawn or revoked before 8.00am on the Second Court Date.	Cannot be waived	Alcoa

(c)	(Brazil competition approval) Before 8.00am on the Second Court Date, clearance by the Brazil Administrative Council for Economic Defense in respect of the proposed acquisition of the Alumina Shares in accordance with this document and the Scheme either unconditionally or on conditions (including any undertakings) that are acceptable to Alcoa and Alumina (each acting reasonably) is confirmed.	Alumina and Alcoa	Alumina and Alcoa

(d)	(Alumina Shareholder approval) Alumina Shareholders approve the Scheme by the requisite majorities (or such approval is deemed under clause 3.5 to be obtained) in accordance with the Corporations Act.	Cannot be waived	Alumina

Condition Precedent		Party entitled to benefit	Party responsible

(e)	(Alcoa Stockholder approval) Alcoa Stockholders approve the Alcoa Stockholder Resolution by the requisite majority in accordance with the NYSE Listing Rules.	Cannot be waived	Alcoa

(f)	(Court approval) The Court approves the Scheme in accordance with section 411(4)(b) of the Corporations Act.	Cannot be waived	Alumina

(g)	(ATO Rulings) Before 8.00am on the Second Court Date, Alumina has received confirmation from the ATO that it is prepared to issue, in a form and substance satisfactory to Alumina (acting reasonably) a Class Ruling confirming that qualifying Australian resident Scheme Participants who hold their Alumina Shares on capital account will be eligible to choose scrip-for-scrip roll-over relief under subdivision 124-M of the Tax Act to the extent to which they receive New Alcoa CDIs in exchange for their Alumina Shares under the Scheme.	Alumina	Alumina

(h)	(Regulatory intervention) No Australian or United States court or Australian or United States Regulatory Authority has issued or enacted, as applicable, any law, an order, temporary restraining order, preliminary or permanent injunction, decree or ruling, or has taken similar action, enjoining, restraining, preventing or otherwise imposed a legal restraint or prohibition preventing the implementation of the Scheme and none of those things are in effect as at 8.00am on the Second Court Date.	Alumina and Alcoa	Alumina and Alcoa

(i)

(Independent Expert) The Independent Expert:

(i) issues the Independent Expert’s Report which concludes that the Scheme is in the best interests of Alumina Shareholders before the date on which the Scheme Booklet is registered with ASIC; and

(ii)  does not change its conclusion that the Scheme is in the best interests of Alumina Shareholders in any written update to the Independent Expert’s Report or withdraw the conclusion in the Independent Expert’s Report that the Scheme is in the best interests of Alumina Shareholders, in each case before 8.00am on the Second Court Date.

		Alumina	Alumina

(j)	(No Alumina Prescribed Event) No Alumina Prescribed Event occurs between the date of this document and 8.00am on the Second Court Date.	Alcoa	Alumina

(k)	(No Alcoa Prescribed Event) No Alcoa Prescribed Event occurs between the date of this document and 8.00am on the Second Court Date.	Alumina	Alcoa

(l)	(ASX quotation) Before 8.00am on the Second Court Date, the New Alcoa CDIs have been approved for official quotation on ASX, subject only to customary conditions and the Scheme becoming Effective.	Alumina and Alcoa	Alcoa

Condition Precedent		Party entitled to benefit	Party responsible

(m)	(NYSE listing) Before 8.00am on the Second Court Date, the New Alcoa Shares have been approved for listing on NYSE, subject only to customary conditions including, without limitation, approval of the Scheme by the Court in accordance with section 411(4)(b) of the Corporations Act, approval of the Alcoa Stockholder Resolution by the Alcoa Shareholders (if applicable), approval of the Scheme by the Alumina Shareholders (if applicable) and official notice of issuance.	Alumina and Alcoa	Alcoa

3.2	Reasonable endeavours

Each party must use reasonable endeavours to procure that:

(a)	each of the Conditions Precedent for which it is a party responsible (as noted in clause 3.1):

(i)	is satisfied as soon as practicable after the date of this document; and

(ii)	continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and

(b)

there is no occurrence within its control or the control of its Related Bodies Corporate that would prevent the Condition Precedent for which it is a party responsible being or remaining satisfied at all times until the last time it is to be satisfied (as the case may require).

3.3	Regulatory matters

(a)	Without limiting clause 3.2 and subject to clause 3.3(b), each of Alcoa and Alumina must:

(i)

(applying for Regulatory Approvals) promptly apply for all relevant Regulatory Approvals for which it is responsible (and pay any applicable fee or filing charge) and provide the other party with a copy of those applications. In relation to the Regulatory Approval in clause 3.1(c), the parties shall promptly and acting reasonably prepare any application and Alcoa or Alcoa Bidder shall pay any applicable fee or filing charge;

(ii)

(keep informed) keep the other party reasonably informed in a timely manner of progress in relation to each relevant Regulatory Approval (including in relation to any material matters raised by, or conditions or other arrangements proposed or imposed by, or to, any Regulatory Authority in relation to the Regulatory Approval);

(iii)

(assistance) cooperate with, and provide any reasonable assistance to the other party in order to enable the other party to obtain any relevant Regulatory Approvals for which it is responsible including by providing any information reasonably requested by the other party for such purposes and, if reasonably requested, participating in and making submissions to meetings with a Regulatory Authority in relation to a Regulatory Approval;

(iv)	(Regulatory Approvals process) take all steps it is responsible for as part of the Regulatory Approval process, including responding to requests for information at the earliest practicable time;

(v)

(consultation) consult with the other party in advance in relation to all applications and other material communications (whether written or oral, and whether direct or via a Representative) with any Regulatory Authority relating to any Regulatory Approval and where commercially practicable (acting reasonably) provide:

(A)	the other party with drafts of any applications or other material written communications to be sent to a Regulatory Authority;

(B)	the other party with a reasonable opportunity to review and make any amendments in good faith the other party reasonably requires to the drafts provided under clause 3.3(a)(v)(A); and

(C)	copies of any material written communications sent to or received from a Regulatory Authority to the other party promptly upon despatch or receipt (as the case may be);

(vi)	not, and must ensure that its Related Bodies Corporate and Representatives do not, do any of the following:

(A)	apply to any Regulatory Authority for any approval, consent, clearance, waiver, concession or similar in connection with the Scheme; or

(B)	send any submission, notification or communication to, or otherwise contact, any Regulatory Authority in connection with the Scheme,

in each case other than:

(C)	in respect of a Regulatory Approval and in accordance with this clause 3.3;

(D)

in respect of a United States Regulatory Authority, provided (i) where not prohibited by law, the party consults in good faith with the other party in advance of making any such application, submission, notification, communication or contact; and (ii) it would not be reasonably expected to have a material adverse impact on the Implementation of the Scheme in accordance with the Timetable; or

(E)	with the prior written consent of the other party.

(b)	Before a party (the Discloser) provides any document or other information to the other party (the Recipient) under clause 3.3(a), the Discloser may redact such information if and to the extent:

(i)	required to comply with applicable law;

(ii)	required to preserve legal professional or attorney-client privilege; or

(iii)	that it reasonably believes contains commercially sensitive information.

3.4	Conditions on Regulatory Approvals

(a)

(FIRB conditions) Alcoa must accept the standard tax conditions published at the time of the no objection notification in Guidance Note 12 issued by the Foreign Investment Review Board for the purposes of the Condition Precedent in clause 3.1(a) if imposed on the no objection notifications.

(b)

(Other conditions) Alcoa agrees that it must offer and agree or accept, any undertakings, commitments or conditions imposed, required or requested by the Regulatory Authority in relation to the relevant Regulatory Approval on terms that Alcoa considers to be acceptable (acting reasonably).

3.5	Alumina Shareholder Approval

If the Condition Precedent in clause 3.1(d) is not satisfied only because of a failure to obtain the majority required under 411(4)(a)(ii)(A) of the Corporations Act, then either Alumina or Alcoa may by written notice to the other party within 3 Business Days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought, pursuant to the Court’s discretion under that section, provided that the party has in good faith formed the view that the prospect of the Court exercising its discretion in that way is reasonable. If approval is given, the Condition Precedent in clause 3.1(d) is deemed to be satisfied.

3.6	Waiver of Conditions Precedent

(a)

A Condition Precedent may only be waived in writing by the party or parties entitled to the benefit of that Condition Precedent as noted in clause 3.1 and will be effective only to the extent specifically set out in that waiver.

(b)	A party entitled to waive the breach or non-fulfilment of a Condition Precedent under this clause 3.6 may do so in its absolute discretion.

(c)	If either Alumina or Alcoa waives the breach or non-fulfilment of a Condition Precedent in accordance with this clause 3.6, then:

(i)

subject to clause 3.6(c)(ii), that waiver precludes that party from suing the other party for any breach of this document arising as a result of the breach or non-fulfilment of that Condition Precedent or arising from the same event which gave rise to the breach or non-fulfilment of that Condition Precedent; but

(ii)	if the waiver of the Condition Precedent is itself conditional and the other party:

(A)	accepts the condition, the terms of that condition apply notwithstanding any inconsistency with clause 3.6(c)(i); or

(B)	does not accept the condition, the Condition Precedent has not been waived.

(d)	A waiver of a breach or non-fulfilment in respect of a Condition Precedent does not constitute a waiver of a breach or non-fulfilment of:

(i)	any other Condition Precedent arising from the same event; or

(ii)	that Condition Precedent resulting from any other event.

3.7	Notices in relation to Conditions Precedent

Each party must:

(a)	(notice of satisfaction) promptly notify the other party of satisfaction of a Condition Precedent;

(b)	(keep informed) keep each other party informed of any material development of which it becomes aware that may lead to the breach or non-fulfilment of a Condition Precedent;

(c)

(notice of failure) immediately give written notice to each other party of a breach or non-fulfilment of a Condition Precedent, or of any event which will prevent a Condition Precedent being satisfied; and

(d)

(notice of waiver) upon receipt of a notice given under clause 3.7(c), give written notice to each other party as soon as possible as to whether or not it waives the breach or non-fulfilment of any Condition Precedent resulting from the occurrence of that event, specifying the Condition Precedent in question.

Failure to provide a notice required under this clause 3.7 will not give rise to the failure of a Condition Precedent or any right to terminate this document.

3.8	Consultation on failure of Condition Precedent

If:

(a)

there is a breach or non-fulfilment of a Condition Precedent which is not waived in accordance with this document by the time or date specified in this document for the satisfaction of the Condition Precedent; or

(b)

there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this document for the satisfaction of the Condition Precedent (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with this document), the parties must consult in good faith with a view to determining:

(c)	whether the Scheme may proceed by way of alternative means or methods so as to achieve substantially similar commercial outcomes;

(d)	to extend the relevant time for satisfaction of the Condition Precedent or to adjourn or change the date of an application to the Court; or

(e)	to extend the End Date.

3.9	Failure to agree

If the parties are unable to reach agreement under clause 3.8 within 5 Business Days of reasonable consultation (or any shorter period ending at 5.00pm on the day before the Second Court Date):

(a)	subject to clause 3.9(b), either Alcoa or Alumina may terminate this document (in accordance with clause 14.1(g)(i)); or

(b)

if a Condition Precedent may be waived and exists for the benefit of one party only, that party only may waive that Condition Precedent or terminate this document (in accordance with clause 14.1(g)(ii)), in each case before 8.00am on the Second Court Date.

A party will not be entitled to terminate this document pursuant to this clause 3.9 if the relevant Condition Precedent has not been satisfied or agreement cannot be reached as a result of a breach of this document by that party or a deliberate act or omission of that party. For the avoidance of doubt, nothing in this clause 3.9 affects the obligation of Alumina to pay the Break Fee, or the obligation of Alcoa to pay the Reverse Break Fee, if it is required to do so under clause 11 or clause 12 (as applicable).

4	Outline of Scheme

4.1	Scheme

Alumina must propose a scheme of arrangement under which:

(a)	all of the Alumina Shares held by Scheme Participants at the Scheme Record Date will be transferred to Alcoa Bidder; and

(b)	each Scheme Participant will be entitled to receive the Scheme Consideration.

4.2	Scheme Consideration

Subject to and in accordance with this document and the Scheme, each Scheme Participant is entitled to receive the Scheme Consideration in respect of each Alumina Share held by that Scheme Participant.

4.3	CITIC Shareholders

Where, on the Implementation Date:

(a)	Alcoa Shares (including the New Alcoa CDIs) that the CITIC Shareholders, collectively, would receive as Scheme Consideration without giving effect to clause 5.4 of the Scheme;

(b)

less any New Alcoa Shares that a CITIC Shareholder would have otherwise been entitled to as Scheme Consideration (in the form of New Alcoa CDIs) that will instead be sold via the sale facility described in clause 4.6, as contemplated by clause 20(d) to fund any applicable Withholding Amount, represent beneficial ownership in aggregate of more than 4.5% of the total number of Alcoa Shares (including the New Alcoa Shares) that would be issued and outstanding on the Implementation Date (CITIC Threshold), the Scheme Consideration to which the CITIC Shareholders, collectively, are entitled to in excess of the CITIC Threshold must instead be issued as New Alcoa Preferred Shares to Bestbuy Overseas Co. Ltd.

4.4	Provision of Scheme Consideration

Subject to this document and the Scheme, each of Alcoa and Alcoa Bidder undertakes to Alumina (in its own right and separately as trustee or nominee of each Scheme Participant) that, in consideration of the transfer to Alcoa Bidder of each Alumina Share held by a Scheme Participant, on the Implementation Date, Alcoa Bidder will:

(a)	accept that transfer;

(b)	provide (or procure as set out in clause 4.4(c) the provision of) the Scheme Consideration to each Scheme Participant in accordance with this document and the Scheme; and

(c)

cause Alcoa to, and Alcoa will at the direction of and on behalf of Alcoa Bidder (in satisfaction of Alcoa Bidder’s obligation to provide such Scheme Consideration to the Scheme Participants under clause 4.4(b)), provide the Scheme Consideration to each Scheme Participant in accordance with this document and the Scheme. If Alcoa Bidder fails to provide direction to Alcoa as contemplated by this clause 4.4(c) (or to have otherwise procured the provision of the Scheme Consideration) within one Business Day following the Effective Date, Alcoa Bidder will be deemed to have provided such direction to Alcoa and Alcoa agrees that it will take the actions required by this clause 4.4(c).

4.5	Fractional entitlements

(a)

If the number of Alumina Shares held by a Scheme Participant at the Scheme Record Date is such that the aggregate entitlement of the Scheme Participant to New Alcoa CDIs, New Alcoa Preferred Shares or New Alcoa Shares (as applicable) includes a fractional entitlement to a New Alcoa CDI, a New Alcoa Preferred Share or a New Alcoa Share (as applicable), the fractional entitlement will be rounded as follows:

(i)	if the fractional entitlement is less than 0.5, it will be rounded down to zero; and

(ii)	if the fractional entitlement is equal to or more than 0.5, it will be rounded up to one.

(b)

If Alcoa or Alumina is of the opinion that two or more Scheme Participants (each of whom holds a number of Alumina Shares which results in rounding in accordance with clause 4.5(a)(ii)) have, before the Scheme Record Date, been party to a shareholding splitting or division in an attempt to obtain an advantage by reference to such rounding, Alumina must provide the relevant details of the relevant Scheme Participant to Alcoa, and if requested by Alcoa, Alumina must give notice to those Scheme Participants:

(i)	setting out their names and registered addresses as shown in the Register;

(ii)	stating that opinion; and

(iii)	attributing to one of them specifically identified in the notice the Alumina Shares held by all of them,

and, after such notice has been given, the Scheme Participant specifically identified in the notice as the deemed holder of the specified Alumina Shares will, for the purpose of the provisions of the Scheme, be taken to hold all of those Alumina Shares and each of the other Scheme Participants whose names and registered addresses are set out in the notice will, for the purposes of the provisions of the Scheme, be taken to hold no Alumina Shares.

4.6	Ineligible Foreign Shareholders

(a)	Where an Ineligible Foreign Shareholder would otherwise be entitled to receive New Alcoa CDIs as Scheme Consideration pursuant to clause4.4, each of Alcoa and Alcoa Bidder must not and have no obligation to issue or procure the issuance of any of the relevant New Alcoa CDIs to the Ineligible Foreign Shareholder, and instead:

(i)

Alcoa must issue or procure the issue of any relevant New Alcoa Shares to a nominee appointed by Alcoa (Sale Nominee) to which an Ineligible Foreign Shareholder would otherwise be entitled to receive in the form of New Alcoa CDIs (which, for the avoidance of doubt, where clause 20(d) applies, is only the New Alcoa Shares to be sold to fund the Withholding Amount and brokerage, stamp duty and other selling costs, taxes and charges in respect of the sale of those New Alcoa Shares) (Relevant Alcoa Shares);

(ii)	Alcoa must procure that the Sale Nominee:

(A)

as soon as reasonably practicable after the Implementation Date (and in any event within 15 days after the Relevant Alcoa Shares are capable of being traded on NYSE), sells or procures the sale of all of the New Alcoa Shares issued to the Sale Nominee pursuant to clause 4.6(a)(i), in the ordinary course of trading on NYSE at such price as the Sale Nominee reasonably determines in good faith; and

(B)

as soon as reasonably practicable after settlement (and in any event within 10 Pittsburgh Business Days), remits to Alcoa Bidder the proceeds of such sale (net of any applicable brokerage, stamp duty and other selling costs, taxes and charges) (Proceeds); and

(iii)

promptly after receiving the Proceeds in accordance with clause 4.6(a)(ii)(B), but subject to clause subject to clause 20(d), Alcoa Bidder must pay or procure Computershare to pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the Proceeds of sale received by Alcoa Bidder under clause 4.6(a)(ii)(B) to which that Ineligible Foreign Shareholder is entitled (rounded down to the nearest cent) in full satisfaction of the Ineligible Foreign Shareholder entitlement to the relevant New Alcoa CDIs, being, in respect of an Ineligible Foreign Shareholder who is:

(A)	a Withholding Amount Shareholder, the amount described in clause 6.4(c)(i) of the Scheme;

(B)	not a Withholding Amount Shareholder, the amount described in clause 6.4(c)(ii) of the Scheme.

(b)	Alcoa must appoint the Sale Nominee on terms reasonably acceptable to Alumina at least 5 Pittsburgh Business Days before the date of the Scheme Meeting.

(c)

None of Alcoa, Alcoa Bidder, Alumina or the Sale Nominee gives any assurance as to the price that will be achieved for the sale of New Alcoa Shares in accordance with this clause 4.6 and the sale of New Alcoa Shares will be at the risk of the Ineligible Foreign Shareholder.

4.7	New Alcoa Shares

(a)

Alcoa covenants in favour of Alumina (in its own right and on behalf of the Scheme Participants) that the New Alcoa Shares required to be issued as Scheme Consideration, and the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares will, when issued, will:

(i)	rank equally in all respects with all other Alcoa Shares then on issue;

(ii)

be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements, in each case which accrue in respect of Alcoa Shares on and from the Implementation Date;

(iii)	be duly and validly issued in accordance with all applicable laws and Alcoa’s certificate of incorporation and by-laws; and

(iv)	be fully paid and free from any Encumbrance.

(b)	Alcoa will use all reasonable endeavours to ensure that:

(i)	the New Alcoa Shares will commence trading on a normal settlement basis on NYSE no later than the first Pittsburgh Business Day after the Implementation Date (New York Time); and

(ii)

the New Alcoa CDIs will be listed for quotation on the official list of ASX with effect from the first Business Day after the Effective Date (or such later date as ASX may require), initially on a deferred settlement basis and, with effect from no later than the second Business Day after the Implementation Date, on an ordinary (T+2) settlement basis.

4.8	New Alcoa Preferred Shares

Alcoa covenants in favour of Alumina (in its own right and on behalf of each relevant CITIC Shareholder) that:

(a)	the New Alcoa Preferred Shares required to be issued as Scheme Consideration will:

(i)	rank equally in all respects with all other Alcoa Preferred Shares then on issue in the same class;

(ii)

be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements, in each case which accrue in respect of New Alcoa Preferred Shares on and from the Implementation Date;

(iii)	be duly and validly issued in accordance with all applicable laws, Alcoa’s certificate of incorporation, Alcoa’s by-laws and the Certificate of Designation;

(iv)	be fully paid and free from any Encumbrance;

(b)	until such time as there are no New Alcoa Preferred Shares outstanding, Alcoa will comply with, and perform, its obligations under the Certificate of Designation.

4.9	Employee incentives

(a)	Alumina must ensure that, by no later than the Effective Date, there are no outstanding Employee Share Rights.

(b)	In order to comply with its obligation under clause 4.9(a), Alumina must:

(i)	cause:

(A)

some or all of the outstanding ESP Entitlements to vest and, following such vesting, cause the relevant number of Alumina Shares to be transferred to the relevant former holder in sufficient time to allow the relevant former holders of the relevant Employee Share Rights to participate in the Scheme or pay a cash settled amount to be paid in place of the transfer of Alumina Shares; and

(B)	the transfer of Alumina Shares to the holders of Conditional Rights under the Share Rights Grant Plan or a cash settled amount to be paid in place of the transfer of Alumina Shares; and

(ii)	take such action as may be necessary to cancel any outstanding:

(A)	ESP Entitlements which it does not cause to vest; and

(B)	Conditional Rights to which Alumina Shares are not transferred or a cash settlement amount is not paid;

in accordance with clause 4.9(b)(i) (if any),

as Disclosed by Alumina in the Alumina Disclosure Letter.

4.10	Excluded Alumina Shareholders

(a)	Alcoa represents that any Alcoa Group Member who holds Alumina Shares on the Scheme Record Date consents to be excluded from the operation of the Scheme.

(b)	If any Alcoa Group Member holds or acquires any Alumina Shares, that entity will not be a “Scheme Participant” for the purposes of this document and will be excluded from the operation of the Scheme.

4.11	Australian Tax roll-over

(a)

Alcoa acknowledges that each Scheme Participant who is an Australian resident shareholder who holds on capital account is expected to seek roll-over relief under subdivision 124-M of the Tax Act, to the extent permitted under the Tax Act.

(b)	Alcoa undertakes that it will not make a choice to deny roll-over relief to the Scheme Participants under subsection 124-795(4) of the Tax Act.

4.12	U.S. Tax treatment

(a)

Each of Alumina, Alcoa and their respective Subsidiaries shall cooperate and use best endeavours to cause the acquisition of the Alumina Shares pursuant to the Scheme to qualify as a “qualified stock purchase” within the meaning of Section 338(d) of the Code.

(b)	The parties acknowledge and agree that, after the Implementation Date, Alcoa shall be permitted, in its sole discretion and to the extent permitted by law, to make elections under:

(i)	Section 338 of the Code with respect to Alumina and/or any of its Subsidiaries; and

(ii)	Treasury Regulations Section 301.7701-3 with respect to any Subsidiary of Alumina, which election may be retroactively effective to a date prior to the Implementation Date.

(c)

None of Alcoa, Alumina or any of their respective Subsidiaries will take (or fail to take) any action, or allow any affiliate to take (or fail to take) any action, that could reasonably be expected to preclude the relevant elections described in subclause 4.12(b).

(d)	In the event that Alcoa determines in its sole and absolute discretion to make an election under Section 338(g) of the Code, Alumina will cooperate with Alcoa in:

(i)	determining if notice under Treasury Regulations Section 1.338-2(e)(4) is required; and

(ii)	completing and delivering the notice under Treasury Regulations Section 1.338-2(e)(4).

(e)

After the date of this document and prior to the Implementation Date, Alumina shall deliver, or cause to be delivered, upon the reasonable request of Alcoa and to the extent permitted under applicable law, any certificates or documents to eliminate or reduce any withholding Taxes, including but not limited to (i) one or more certificates under Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that each U.S. Subsidiary of Alumina identified in Alcoa’s request is not a “United States real property holding corporation” within the meaning of Section 897(c)(3) of the Code, together with any notifications to the U.S. Internal Revenue Service related thereto, (ii) a certificate with respect to Alcoa World Alumina LLC pursuant to Treasury Regulations Section 1.1445-11T certifying that fifty percent of the value of its gross assets do not consist of U.S. real property interests or ninety percent or more of the value of its gross assets do not consist of U.S. real property interests plus any cash or cash equivalents, and (iii) one or more certificates under Treasury Regulations Section 1.1446(f)-2(b) such that no withholding under Section 1446(f) of the Code is required with respect to an actual or deemed disposition of an interest in Alcoa World Alumina LLC by any Subsidiary of Alumina identified in Alcoa’s request.

4.13	No amendment to the Scheme without consent

Alumina must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Scheme without the prior written consent of Alcoa (not to be unreasonably withheld, conditioned or delayed).

5	Alcoa Stockholder approval

Without limiting clause 3.2:

(a)

as soon as reasonably practicable after the date of this document and in accordance with the Timetable, Alcoa must prepare and file the preliminary Proxy Statement with the SEC (provided Alumina has complied with its obligations under clause 5(c));

(b)

subject to clause 7.2, Alcoa must include in the Proxy Statement a statement by the Alcoa Board unanimously recommending that Alcoa Stockholders vote in favour of the Alcoa Stockholder Resolution unless there is an Alcoa Superior Proposal;

(c)

Alumina must furnish all information concerning itself and its affiliates, other than information solely relating to AWAC, any AWAC Agreement or any AWAC Entity, that is required to be included in the Proxy Statement or that is requested by Alcoa and customarily included in proxy statements prepared in connection with transactions of the type contemplated by this document, and Alumina will use all reasonable endeavours to ensure that none of the information supplied or to be supplied by it for inclusion in or incorporation by reference into the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement thereto is filed with the SEC, cleared by the SEC or mailed to the Alcoa Stockholders or at the time of the Alcoa Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(d)	Alcoa must consult with Alumina in good faith as to the content and presentation of the Proxy Statement, including:

(i)

prior to the initial filing thereof with the SEC, providing Alumina a reasonable opportunity to review and provide comments on the preliminary Proxy Statement to be filed with the SEC and considering in good faith any timely and reasonable comments; and

(ii)

prior to any subsequent filing with the SEC, providing Alumina a reasonable opportunity to review and provide comments on the preliminary Proxy Statement (or any amendment or supplement) and considering in good faith any timely and reasonable comments;

(e)

Alcoa must promptly respond to, and use all reasonable endeavours to cause to be resolved, any requests for information or comments from the SEC (including by filing amendments or supplements to the Proxy Statement) in relation to the Proxy Statement at the earliest practicable time;

(f)

Alcoa must keep Alumina reasonably informed of any matters raised or comments provided by the SEC in relation to the Proxy Statement, and use all reasonable endeavours to take into consideration in resolving any issues raised by Alumina;

(g)

if, at any time prior to the Alcoa Stockholder Meeting, any information relating to Alcoa or Alumina or any of their respective affiliates, officers or directors should be discovered by Alcoa or Alumina that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading, the party that discovers such information must promptly notify the other party and an appropriate amendment or supplement describing (or correcting) such information must be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable law, disseminated to Alcoa Stockholders;

(h)	prior to filing the Proxy Statement with the SEC (or any amendment or supplement), Alumina must confirm in writing to Alcoa that:

(i)	it has undertaken appropriate due diligence and verification processes for the Alumina Information in the Proxy Statement; and

(ii)

the Alumina Information in the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(i)

Alcoa must file the Proxy Statement with the SEC in definitive form and begin mailing the Proxy Statement to holders of Alcoa Shares as soon as practicable after the later of (1) the expiration of the 10 day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act without comment from the SEC, and (2) the date on which Alcoa learns that the SEC has no further comments on, or does not intend to review, the Proxy Statement (such later date) the Clearance Date), taking into account clause 5(l);

(j)

Alcoa must keep Alumina reasonably informed as to any actual or potential claim, dispute or litigation brought against Alcoa or any Alcoa Board Member with respect to the Proxy Statement or any amendment or supplement thereto;

(k)

Alcoa must keep Alumina reasonably informed (and at least on a daily basis on each of the 10 Pittsburgh Business Days prior to the deadline for receipt of proxies) as to the aggregate tally of the proxies received by Alcoa in relation to the Alcoa Stockholder Resolution;

(l)

subject at all times to any request or requirement of a Regulatory Authority, Alcoa must use its best endeavours to convene and hold the Alcoa Stockholder Meeting to consider the Alcoa Stockholder Resolution as soon as practicable after the Clearance Date, provided that:

(i)

subject to clause 5(l)(iii), Alcoa and Alumina must use their respective best endeavours to coordinate and hold the Alcoa Stockholder Meeting before, but not more than 48 hours (or such other time as agreed with Alumina) before, the Scheme Meeting;

(ii)	the Alcoa Stockholder Meeting is convened and held in accordance with the Timetable (and in any event, unless otherwise agreed by Alumina, before the End Date); and

(iii)

if the Scheme Meeting is ordered to be convened on a Monday in Melbourne, Australia then Alcoa must use its best endeavours to hold the Alcoa Stockholder Meeting on the immediately prior Friday in Pittsburgh, Pennsylvania, United States (and if such immediately prior Friday is not a Pittsburgh Business Day, such immediate prior Pittsburgh Business Day).

(m)

Alcoa must not propose any matters to be voted on at the Alcoa Stockholder Meeting other than the matters contemplated by this document in connection with the Alcoa Stockholder Resolution (and any matters of procedure to be voted on by the Alcoa Stockholders in connection therewith including any adjournment of the Alcoa Stockholder Meeting), except as required by SEC rules and regulations, the NYSE Listing Rules or other applicable law;

(n)

except as required by law or a Regulatory Authority, Alcoa may not adjourn or postpone the Alcoa Stockholder Meeting without the prior consent of Alumina, provided, however, that Alcoa may, without the consent of Alumina and in accordance with Alcoa’s organisational documents, law and, if relevant, the consent of any Regulatory Authority, adjourn or postpone the Alcoa Stockholder Meeting:

(i)	if:

(A)

on a date that is two Pittsburgh Business Days prior to the date for which the Alcoa Stockholder Meeting is scheduled, Alcoa has not received proxies representing a sufficient number of Alcoa Shares to obtain the Alcoa Stockholder approval, whether or not a quorum is present; or

(B)	if there are holders of an insufficient number of Alcoa Shares present or represented by proxy at the Alcoa Stockholder Meeting to constitute a quorum at the Alcoa Stockholder Meeting,

provided that no such postponement or adjournment may be to a date that is after the 10th Pittsburgh Business Day after the originally scheduled date; or

(ii)

to the extent necessary to ensure that any required (or, as determined by the Alcoa Board acting reasonably and in good faith after consulting with outside counsel and having first consulted with Alumina, advisable) supplement or amendment to the Proxy Statement is provided to the Alcoa Stockholders, with such postponement or adjournment to extend for no longer than the period that the Alcoa Board determines in good faith (after consulting with outside counsel) is required or (having first consulted with Alumina) advisable to give the Alcoa Stockholders sufficient time to evaluate any such supplement or amendment so provided or disseminated (provided, that no such postponement or adjournment may be to a date that is after the 10th Pittsburgh Business Day after the date of such supplement or amendment other than to the extent required by law); and

(o)

unless this document has been terminated in accordance with clause 14.1, Alcoa must hold the Alcoa Stockholder Meeting pursuant to this clause 5 and submit the issue of the New Alcoa Shares and the New Alcoa Preferred Shares for the approval of the Alcoa Stockholders.

6	Implementation

6.1	Timetable

(a)	The parties must each:

(i)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and

(ii)	procure that its officers and advisers work in good faith and in a timely and co-operative fashion with the other party (including by attending meetings and by providing information),

to produce the Scheme Booklet and the Proxy Statement, comply with their respective obligations under this clause 6 and implement the Scheme as soon as reasonably practicable and in accordance with the Timetable.

(b)

Failure by a party to meet any timeframe or deadline set out in the Timetable will not constitute a breach of clause 6.1(a) to the extent that such failure is due to circumstances and matters outside the party’s control.

(c)

Each party must keep the other party informed about their progress against the Timetable and notify each other party if it believes that any of the dates in the Timetable are not achievable as soon as reasonably practicable after forming that belief.

(d)

To the extent that any of the dates or timeframes set out in the Timetable become unachievable due to matters outside of a party’s control, Alcoa and Alumina will consult in good faith to agree how to implement the Scheme as soon as reasonably practicable within the shortest practicable timeframe.

6.2	Alumina’s obligations

Subject to any change, withdrawal, qualification or modification of recommendation by the Alumina Board that is made in accordance with clause 7.1, Alumina must take all reasonable steps to implement the Scheme on a basis consistent with this document and in particular must:

(a)

(announce directors’ recommendation) following execution of this document, announce (on the basis of statements made to Alumina by each Independent Alumina Director and its Managing Director and Chief Executive Officer) that each Independent Alumina Director and Alumina’s Managing Director and Chief Executive Officer intends to:

(i)	recommend to Alumina Shareholders that the Scheme be approved; and

(ii)	vote, or cause to be voted, any Alumina Shares which they hold or control in favour of the Scheme,

in each case, subject to the exceptions in clause 7.1(b), and that any other Alumina Board Member intends to abstain from making any recommendation in respect of the Scheme;

(b)	(preparation of Scheme Booklet) subject to Alcoa complying with clauses 6.3(c) and 6.3(d), as soon as practicable after the date of this document, prepare and despatch the Scheme Booklet:

(i)	in accordance with all applicable laws, including the Corporations Act, Corporations Regulations, ASIC Regulatory Guide 60, Takeover Panel’s guidance and the Listing Rules; and

(ii)	which includes a statement by the Alumina Board that each Independent Alumina Director and Alumina’s Managing Director and Chief Executive Officer:

(A)	recommends that Alumina Shareholders vote in favour of the Scheme; and

(B)	intends to vote, or cause to be voted, any Alumina Shares which they hold or control in favour of the Scheme,

subject to the exceptions in clause 7.1(b);

(c)

(Independent Expert) promptly appoint the Independent Expert and promptly provide any assistance and information reasonably requested by the Independent Expert to enable the Independent Expert to prepare its report for inclusion in the Scheme Booklet;

(d)

(Investigating Accountant) jointly with Alcoa, promptly appoint the Investigating Accountant (at their joint cost) and promptly provide all assistance and information reasonably requested by them in connection with the preparation of the Investigating Accountant’s Report for inclusion in the Scheme Booklet;

(e)	(section 411(17)(b) statement) apply to ASIC for the production of a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme;

(f)	(consultation with Alcoa) consult with Alcoa as to the content and presentation of:

(i)	the Scheme Booklet, which includes:

(A)

allowing Alcoa a reasonable opportunity to review and make comments on each successive draft of the Scheme Booklet, accepting that any review of the Independent Expert’s Report is limited to review for factual accuracy of those parts that include information relating to Alcoa or AWAC (including all information regarding AWAC, any AWAC Agreement or any AWAC Entity) and that Alumina makes no representation as to the extent to which the Independent Expert will receive or consider those comments;

(B)	taking any timely and reasonable comments made by Alcoa into account in good faith when producing a revised draft of the Scheme Booklet;

(C)

providing to Alcoa a revised draft of the Scheme Booklet within a reasonable time before the Regulator’s Draft is provided to ASIC for its review, to enable Alcoa to review the Regulator’s Draft before its submission to ASIC; and

(D)

obtaining Alcoa’s consent to the inclusion of the Alcoa Information in the Scheme Booklet, including in respect of the form and context in which the Alcoa Information appears in the Scheme Booklet (such consent must not be unreasonably withheld, delayed or conditioned by Alcoa); and

(ii)

documents required for the purposes of the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Scheme (including originating processes, affidavits, submissions and draft minutes of Court orders), and consider in good faith any timely and reasonable comments on, or suggested amendments to, those documents from Alcoa prior to filing those documents with the Court;

(g)	(lodgement of Regulator’s Draft):

(i)	no later than 14 days before the First Court Date, provide the Regulator’s Draft to ASIC for its review, and provide a copy of the Regulator’s Draft to Alcoa as soon as practicable thereafter; and

(ii)

keep Alcoa reasonably informed of any material issues raised by ASIC in relation to the Regulator’s Draft and, where practical to do so, consult with Alcoa in good faith prior to taking any steps or actions to address those material issues (provided that, where those issues relate to Alcoa Information, Alumina must not take any steps to address them without Alcoa’s prior written consent, not to be unreasonably withheld, delayed or conditioned by Alcoa);

(h)	(supplementary disclosure) if, after despatch of the Scheme Booklet and before the date of the Scheme Meeting, Alumina becomes aware:

(i)	that information included in the Scheme Booklet is or has become misleading or deceptive in any material respect (whether by omission or otherwise); or

(ii)	of information that is required to be disclosed to Alumina Shareholders under any applicable law but was not included in the Scheme Booklet,

promptly consult with Alcoa in good faith as to the need for, and the form of, any supplementary disclosure to Alumina Shareholders, and make any disclosure that Alumina considers reasonably necessary in the circumstances, having regard to applicable laws and to ensure that there would be no breach of the warranty in clause 13.1(g) if it applied as at the date that information arose;

(i)	(Court application) apply to the Court for an order under section 411(1) of the Corporations Act directing Alumina to convene the Scheme Meeting;

(j)	(dispatch Scheme Booklet) dispatch the Scheme Booklet to Alumina Shareholders as soon as practicable after the Court orders Alumina to convene the Scheme Meeting;

(k)

(promote Scheme) participate in efforts reasonably requested by Alcoa to promote the merits of the Scheme, including, where reasonably requested by Alcoa, meeting with key Alumina Shareholders and, in consultation with Alcoa, undertaking reasonable shareholder engagement and proxy solicitation actions so as to promote the merits of the Scheme and encourage Alumina Shareholders to vote in favour of the Scheme, in each case in accordance with the recommendation of the Independent Alumina Directors and its Managing Director and Chief Executive Officer, subject to applicable law and ASIC policy;

(l)

(proxy information) upon request of Alcoa made before the Scheme Meeting, Alumina must inform Alcoa not less than once per week after dispatch of the Scheme Booklet and daily in the 10 Business Days before the date of the Scheme Meeting of the total number of proxy votes:

(i)	in favour of the Scheme Resolution;

(ii)	against the Scheme Resolution;

(iii)	to abstain on the Scheme Resolution; and

(iv)	allowing the proxy to vote at the proxy’s discretion;

(m)

(Registry details) subject to the terms of the Scheme, Alumina must provide all necessary directions to Alumina’s share registry (the Registry) promptly to provide any information that Alcoa reasonably requires in relation to the Register, including any sub-register and Alumina’s register of beneficial ownership, and where requested by Alcoa, Alumina must procure whatever information to be provided in the electronic form as is reasonably requested by Alcoa;

(n)

(proxy solicitation) upon request by Alcoa before the Scheme Meeting, Alumina must retain a proxy solicitation services firm to assist Alumina with the solicitation of votes at the Scheme Meeting and, not less than once per week after dispatch of the Scheme Booklet and daily in the 10 Business Days before the date of the Scheme Meeting, provide Alcoa with copies of or access to information regarding the Scheme Meeting generated by that firm, including the identity of each proxy who can vote at that proxy’s discretion and the identity of the relevant Alumina Shareholders in respect of which the appointment for the Scheme Meeting:

(i)	specified that the proxy is to vote in favour of the Scheme Resolution;

(ii)	specified that the proxy is to vote against the Scheme Resolution;

(iii)	specified that the proxy is to abstain on the Scheme Resolution; and

(iv)	allows the proxy to vote at the proxy’s discretion;

(o)	(Scheme Meeting) convene the Scheme Meeting to seek Alumina Shareholders’ approval of the Scheme in accordance with any orders made by the Court pursuant to section 411(1) of the Corporations Act;

(p)

(Court approval) subject to all Conditions Precedent, other than clause 3.1(f) being satisfied or waived in accordance with this document, apply to the Court for an order approving the Scheme in accordance with sections 411(4)(b) and 411(6) (if applicable) of the Corporations Act;

(q)	(Conditions Precedent certificate) at the hearing on the Second Court Date, provide to the Court (through its counsel):

(i)

a certificate signed by one of its directors confirming (in respect of matters within Alumina’s knowledge) whether or not the Conditions Precedent for which it is responsible, as noted in clause 3.1 (other than paragraph (f)), have been satisfied or waived in accordance with this document, a draft of which must be provided to Alcoa by 5.00pm on the Business Day prior to the Second Court Date; and

(ii)	any certificate provided to it by Alcoa under clause 6.3(i);

(r)

(lodge copy of Court order) lodge with ASIC an office copy of the Court order approving the Scheme as approved by the Alumina Shareholders at the Scheme Meeting in accordance with section 411(10) of the Corporations Act on the first Business Day after that office copy is received (or any later date agreed in writing by Alcoa);

(s)	(Register) if the Scheme becomes Effective, close the Register as at the Scheme Record Date to determine the identity of Scheme Participants and their entitlements to Scheme Consideration;

(t)

(instruments of transfer) subject to each of Alcoa and Alcoa Bidder satisfying their obligations under clause 4.3 and providing the Scheme Consideration in accordance with the Scheme and Deed Poll, on the Implementation Date:

(i)	execute, on behalf of Scheme Participants, proper instruments of transfer and effect the transfer of Alumina Shares to Alcoa Bidder in accordance with the Scheme; and

(ii)	register all transfers of Alumina Shares held by Scheme Participants to Alcoa Bidder;

(u)	(suspension of trading) apply to ASX to suspend trading in Alumina Shares with effect from the close of trading on the Effective Date;

(v)

(listing) subject to clause 6.2(u), take all reasonable steps to maintain Alumina’s listing on ASX, notwithstanding any suspension of the quotation of Alumina Shares, up to and including the Implementation Date, including making appropriate applications to ASX and ASIC;

(w)	(ASX listing) provide assistance reasonably requested by Alcoa with the preparation of documents required by ASX in connection with the ASX Admission;

(x)	(compliance with laws) do everything reasonably necessary within its power to ensure that the Scheme is effected in accordance with all applicable laws and regulations, including the exemption from registration provided under Section 3(a)(10) of the Securities Act with respect to the issuance of the New Alcoa Shares and the New Alcoa Preferred Shares in connection with the Scheme;

(y)	(Class Ruling):

(i)

within a reasonable timeframe prior to submission with the ATO, provide Alcoa with a copy of the draft ruling application to be submitted to the ATO in relation to the Class Ruling referred to in clause 3.1(g);

(ii)	consider in good faith and incorporate (if applicable) any reasonable comments from Alcoa on the draft application provided to Alcoa in respect of the Class Ruling referred to in clause 3.1(g); and

(iii)

keep Alcoa reasonably informed in a timely manner of progress in relation to the ATO Class Ruling (including in relation to any material matters raised by, or conditions or other arrangements proposed or imposed by, or to, the ATO in relation to the ATO Class Ruling); and

(z)

(other steps) if the Scheme becomes Effective, do all other things reasonably necessary within its power to give effect to the Scheme and the orders of the Court approving the Scheme in accordance with all applicable laws and regulations.

6.3	Alcoa’s obligations

Alcoa must take all reasonable steps to assist Alumina to implement the Scheme on a basis consistent with this document and as soon as reasonably practicable, and in particular must:

(a)	(announce directors’ recommendation) following execution of this document, announce (on the basis of statements made to Alcoa by each Alcoa Board Member) that:

(i)	the Alcoa Board intends to unanimously recommend that Alcoa Stockholders vote in favour of the Alcoa Stockholder Resolution; and

(ii)	each Alcoa Board Member who holds Alcoa Shares, intends to vote, or cause to be voted, those Alcoa Shares in favour of the Alcoa Stockholder Resolution at the Alcoa Stockholder Meeting,

in each case, subject to there being no Alcoa Superior Proposal;

(b)	(Alcoa Information):

(i)

prepare and promptly provide to Alumina for inclusion in the Scheme Booklet Alcoa Information (in accordance with all applicable laws, including the Corporations Act, Corporations Regulations, ASIC Regulatory Guide 60, applicable Takeovers Panel guidance and the Listing Rules);

(ii)

prepare and promptly provide a statement for inclusion in the Scheme Booklet as Alcoa Information regarding Alcoa’s intention to support and maintain Alcoa’s ASX foreign exempt listing of Alcoa CDIs, notwithstanding any suspension of the quotation of Alcoa CDIs, in a form agreed in writing with Alumina (acting reasonably);

(iii)	ensure that the Alcoa Information included in the Scheme Booklet complies with the Listing Rules for the purposes of the ASX Admission;

(iv)

provide consent (not to be unreasonably withheld, delayed or conditioned) to the inclusion of the Alcoa Information in the Scheme Booklet in such form that Alumina reasonably requires and use its best endeavours to obtain consents from relevant third parties in relation to the Alcoa Information;

(c)	(assistance with Scheme Booklet and Court documents):

(i)

promptly provide any assistance or information reasonably requested by Alumina or its Representatives in connection with the preparation of the Scheme Booklet (including any supplementary disclosure to Alumina Shareholders) and any documents required to be filed with the Court in respect of the Scheme, including by making such submissions to the Court and filing such evidence (including affidavits) as counsel engaged by Alumina and Alcoa (respectively) to represent it in Court proceedings related to the Scheme considers is reasonably required to seek to persuade the Court to exercise its discretion under section 411(4)(a)(ii)(A), and to the extent any such submissions and evidence is considered reasonably required, consult with Alumina as to the content and presentation of those documents, and consider in good faith any timely and reasonable comments on, or suggested amendments to, those documents from Alumina prior to filing those documents with the Court or providing a final version to Alumina for filing with the Court; and

(ii)

promptly review the drafts of the Scheme Booklet (including any updated or supplementary Scheme Booklet) prepared by Alumina and provide comments on those drafts in a timely and reasonable manner and in good faith;

(d)

(further Alcoa Information) promptly provide to Alumina any further or new Alcoa information as may arise after the Scheme Booklet has been sent to Alumina Shareholders and until the date of the Scheme Meeting that is necessary to ensure that there would be no breach of clause 13.4(g) if it applied as at the date on which such further or new information arose, having reasonably considered any request from Alumina to provide such information;

(e)

(Independent Expert information) promptly provide any assistance and information reasonably requested by the Independent Expert or Alumina in connection with the preparation of the Independent Expert’s Report for inclusion in the Scheme Booklet;

(f)

(Investigating Accountant) jointly with Alumina, promptly appoint the Investigating Accountant (at their joint cost) and promptly provide all assistance and information reasonably requested by the Investigating Accountant or Alumina in connection with the preparation of the Investigating Accountant’s Report for inclusion in the Scheme Booklet;

(g)

(representation) procure that it is represented by counsel at the Court hearings convened for the purposes of section 411(4)(b) of the Corporations Act, at which, through its counsel, Alcoa must undertake (if requested by the court) to do all things and take all steps within its power as may be necessary in order to ensure the fulfilment of its obligations under this document and the Scheme;

(h)	(Deed Poll) no later than 2 Business Days prior to the First Court Date, sign and deliver the fully executed Deed Poll to Alumina and, if the Scheme becomes Effective, fully comply with the Deed Poll;

(i)

(Conditions Precedent certificate) by 8.00am on the Second Court Date, provide to Alumina for provision to the Court at the hearing on that date a certificate signed by one of its directors confirming (in respect of matters within Alcoa’s knowledge) whether or not the Conditions Precedent for which Alcoa is responsible, as noted in clause 3.1 (other than paragraph (f)), have been satisfied of waived in accordance with this document, a draft of which must be provided to Alumina by 5.00pm on the Business Day prior to the Second Court Date;

(j)

(Scheme Consideration) if the Scheme becomes Effective, at the direction and on behalf of Alcoa Bidder, ensure that Alcoa Bidder is able to provide the Scheme Consideration in the manner and amount contemplated by clause 4.4(c) and the terms of the Scheme;

(k)

(ASX Admission) prepare all documents required by ASX to apply for ASX Admission, apply to ASX for ASX Admission and use its best endeavours to ensure that the ASX grants approval for the quotation of the New Alcoa CDIs on the official list of ASX on or before the Business Day after the Effective Date and that trading in New Alcoa CDIs commences on ASX on a normal (T+2) trading basis no later than the second Business Day after the Implementation Date;

(l)

(NYSE quotation) use its best endeavours to ensure that the issue of the New Alcoa Shares and the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares are approved by the NYSE and to ensure that trading in the New Alcoa Shares commences on a normal settlement basis on NYSE from the first Pittsburgh Business Day after the Implementation Date (New York time);

(m)

(Class Ruling) provide Alumina with such assistance and information as may reasonably be requested by Alumina for the purposes of obtaining from the ATO a Class Ruling in a form reasonably acceptable to Alumina in relation to scrip-for-scrip roll-over relief under subdivision 124-M of the Tax Act; and

(n)	(promotion of Scheme) participate in efforts reasonably requested by Alumina to promote the merits of the Scheme, including:

(i)	meeting with key Alumina Shareholders; and

(ii)	providing Alumina with such information and assistance to enable it to promote the merits of the Scheme; and

(o)

(compliance with laws) do everything reasonably necessary within its power to ensure that the Scheme is effected in accordance with all applicable laws and regulations, including with respect to the Court’s approval of the Scheme on the Second Court Date, instructing counsel to make submissions to the Court regarding the availability of the exemption from registration provided under Section 3(a)(10) of the Securities Act with respect to the issuance of the New Alcoa Shares and the New Alcoa Preferred Shares in connection with the Scheme.

6.4	Alcoa Bidder’s obligations

Alcoa Bidder must take all reasonable steps to assist Alumina to implement the Scheme on a basis consistent with this document and as soon as reasonably practicable, and in particular must:

(a)

(Deed Poll) no later than 2 Business Days prior to the First Court Date, sign and deliver the fully executed Deed Poll to Alumina and, if the Scheme becomes Effective, fully comply with the Deed Poll; and

(b)

(Share transfer) if the Scheme becomes Effective, accept a transfer of the Alumina Shares as contemplated by clause 4.4(a) and execute proper instruments of transfer in respect of the Alumina Shares; and

(c)	(Scheme Consideration) if the Scheme becomes Effective, provide or procure the provision of the Scheme Consideration in the manner and amount contemplated by clause 4.4(b) and the terms of the Scheme.

6.5	Scheme Booklet responsibility statement

The responsibility statement to appear in the Scheme Booklet, in a form to be agreed by the parties, will contain words to the effect of:

(a)

Alumina has prepared, and is responsible for, the content of the Scheme Booklet other than, to the maximum extent permitted by law, the Alcoa Information, the Independent Expert’s Report, the Investigating Accountant’s Report or any other report or letter issued to Alumina by a third party; and

(b)

Alcoa has prepared, and is responsible for, the Alcoa Information in the Scheme Booklet (and no other part of the Scheme Booklet) and that Alumina and its directors and officers do not assume any responsibility for the accuracy or completeness of the sections of the Scheme Booklet that Alcoa has prepared and has responsibility for.

6.6	Disagreement on content of Scheme Booklet

If Alcoa and Alumina disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form or content of the Scheme Booklet. If complete agreement is not reached after 3 Business Days of reasonable consultation, then:

(a)	if the disagreement relates to the form or content of the Alcoa Information or the Combined Group Information contained in the Scheme Booklet, Alumina will make any amendments as Alcoa requires

(acting reasonably and in good faith), unless the information relates to Alcoa in the Independent Expert’s Report, in which case Alumina will only communicate the request for amendment to the Independent Expert; and

(b)

if the disagreement relates to the form or content of any other part of the Scheme Booklet, the Alumina Board will, acting reasonably and in good faith, decide the final form or content of the disputed part of the Scheme Booklet.

6.7	Verification

Each party must undertake appropriate verification processes for the information supplied by that party in the Scheme Booklet and, either party must, if requested by the other party in writing, provide a certificate to the other party attesting to the fact that:

(a)	appropriate verification processes have been undertaken in respect of the relevant Alcoa Information or Alumina Information (as applicable); and

(b)

the Alcoa Information or Alumina Information (as applicable) in the Scheme Booklet does not contain any statement that is false or misleading in any material respect, including because of any material omission from that statement, prior to lodgement of the Regulator’s Draft (or any supplementary Regulator’s Draft) with ASIC, filing the Scheme Booklet (or any supplementary Scheme Booklet) with the Court and/or dispatching the Scheme Booklet (or any supplementary Scheme Booklet) to Alumina Shareholders.

6.8	Conduct of Court proceeding

Alumina and Alcoa are entitled to separate representation at all Court proceedings relating to the Scheme. This document does not give Alumina or Alcoa any right or power to give undertakings to the Court for or on behalf of the other party without that party’s written consent. Alumina and Alcoa must, acting reasonably and in good faith, consider all undertakings to the Court in all Court proceedings which are reasonably required to obtain Court approval and confirmation of the Scheme as contemplated by this document.

6.9	Appeal process

If the Court refuses to make orders convening the Scheme Meeting or approving the Scheme, Alcoa and Alumina must appeal the Court’s decision to the fullest extent possible unless:

(a)	the parties agree otherwise in writing; or

(b)	an independent senior counsel of the bar in Victoria Australia advises that, in their opinion, an appeal would have no reasonable prospect of success before the End Date,

in which case either party may terminate this document in accordance with clause 14.1(g)(iii).

6.10	No partnership or joint venture

Subject to this document, nothing in this clause 6 requires either party to act at the direction of the other. The business of each party will continue to operate independently from the other until the Implementation Date. The parties agree that nothing in this document constitutes the relationship of a partnership or a joint venture between the parties or requires them to act in a manner contrary to law.

6.11	US securities laws matters

The parties agree that the Scheme will be carried out with the intention that, and must use their best endeavours to ensure that, all New Alcoa Shares and New Alcoa Preferred Shares issued in connection with the Scheme Consideration are issued by Alcoa in reliance on the exemption from registration requirements under Section 3(a)(10) of the Securities Act. In order to ensure the availability of the exemption under Section 3(a)(10) of the Securities Act and to facilitate Alcoa’s compliance with other U.S. securities laws, the parties agree that:

(a)

before the commencement of the hearing on the First Court Date, the Court shall be advised of the intention of Alcoa and Alumina to rely on the exemption from registration requirements provided by Section 3(a)(10) of the Securities Act with respect to the issuance of New Alcoa Shares (including in the form of New Alcoa CDIs) and the New Alcoa Preferred Shares to Scheme Participants pursuant to the Scheme, based on the Court’s approval of the Scheme, and that its approval of the Scheme is to be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Scheme to all persons who are entitled to receive Scheme Consideration pursuant to the Scheme;

(b)

Alumina will ensure that each Alumina Shareholder entitled to receive Scheme Consideration pursuant to the Scheme will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the Scheme, including the consideration of the procedural and substantive fairness of the terms and conditions of the Scheme to all persons who are entitled to receive Scheme Consideration pursuant to the Scheme and providing them with sufficient information necessary for them to exercise that right; and

(c)

the Scheme Booklet will include a statement to substantially the effect that the New Alcoa Shares and the New Alcoa Preferred Shares issued pursuant to the Scheme have not been registered under the Securities Act and will be issued by Alcoa in reliance on the exemption from registration under Section 3(a)(10) of the Securities Act and that certain restrictions on resale under U.S. securities laws, including Rule 144 under the Securities Act, may be applicable with respect to securities issued to holders that are (or have been in the 90 days immediately prior to the issuance of the New Alcoa Shares or the New Alcoa Preferred Shares, as applicable) affiliates (as defined in Rule 405 of the Securities Act) of Alcoa.

7	Board recommendation

7.1	Alumina Board Recommendation

(a)

Alumina represents and warrants to Alcoa and Alcoa Bidder that, as at the date of this document, each Independent Alumina Director and Alumina’s Managing Director and Chief Executive Officer has confirmed that:

(i)	his or her intention is to recommend that Alumina Shareholders vote in favour of the Scheme at the Scheme Meeting; and

(ii)	he or she intends to vote, or cause to be voted, all Alumina Shares which he or she holds or controls in favour of the Scheme at the Scheme Meeting,

in each case, subject to the exceptions in clause 7.1(b), and that any other Alumina Board Member has confirmed an intention to abstain from making any recommendation in respect of the Scheme.

(b)

Alumina must use its best endeavours to procure that no Alumina Board Member adversely changes, withdraws, qualifies or modifies their recommendation from the form in the public announcement contained in Annexure A, unless:

(i)

Alumina has received an Alumina Superior Proposal and after the procedure in clause 10.8 has been complied with the Alumina Board has determined in good faith and acting reasonably having received advice from its external counsel specialising in corporate law that by virtue of the fiduciary or statutory duties of the Alumina Board Members they are required to change, modify, qualify or withdraw their recommendation;

(ii)	the Independent Expert Report concludes, or is amended or updated in writing so as to conclude, that the Scheme is not in the best interests of Alumina Shareholders; or

(iii)	the Court or ASIC requires or reasonably requests that the relevant Alumina Board Member abstains from making a recommendation.

(c)

Without limiting clause 10, if any Alumina Board Member proposes to adversely change, withdraw, qualify or modify their recommendation from the form in the public announcement contained in Annexure A or otherwise make a public statement indicating that they no longer support the Scheme or support or endorse an Alumina Competing Transaction, in each case in accordance with this clause 7.1, Alumina must notify Alcoa in writing as soon as practicable.

(d)

For the purposes of this clause 7.1, qualifications and explanations contained in the Scheme Booklet in relation to a recommendation to vote in favour of the Scheme, including to the effect that the recommendation is made subject to:

(i)	there being no Alumina Superior Proposal;

(ii)	the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of Alumina Shareholders; or

(iii)	the Court or ASIC requiring or requesting that the relevant Alumina Board Member abstains from making a recommendation,

will not, in and of itself, be regarded as a failure to make or a withdrawal of a recommendation in favour of the Scheme by an Alumina Board Member.

(e)

Despite anything to the contrary in this clause 7.1, a statement made by Alumina, the Alumina Board or any Alumina Board Member, to the effect that no action should be taken by Alumina Shareholders pending the assessment of an Alumina Competing Transaction by Alumina or the completion of the procedure in clause 10.8 will not, in and of itself, contravene this clause 7.1.

7.2	Alcoa Board recommendation

(a)	Alcoa represents and warrants to Alumina that, as at the date of this document, each Alcoa Board Member has confirmed that:

(i)	his or her intention is to recommend that Alcoa Stockholders vote in favour of the Alcoa Stockholder Resolution at the Alcoa Stockholder Meeting; and

(ii)	he or she intends to vote, or cause to be voted, all Alcoa Shares which he or she holds in favour of the Alcoa Stockholder Resolution at the Alcoa Stockholder Meeting,

in each case, subject to there being no Alcoa Superior Proposal.

(b)

Alcoa must use its best endeavours to procure that no Alcoa Board Member changes, withdraws, qualifies or modifies their recommendation that Alcoa Stockholders vote in favour of the Alcoa Stockholder Resolution, unless Alcoa has received an Alcoa Superior Proposal and the Alcoa Board has determined in good faith and acting reasonably having received advice from its external counsel specialising in corporate law that failure to do so would constitute a breach of their fiduciary or statutory obligations to Alcoa Stockholders.

(c)	Without limiting clause 10, if an Alcoa Board Member proposes to change, withdraw, qualify or modify their recommendation, Alcoa must notify Alumina in writing as soon as practicable.

8	Directors and employees

8.1	Release of Alumina and Alumina directors and officers

Subject to the Corporations Act, each of Alcoa and Alcoa Bidder release its rights, and agrees with Alumina that it will not make a claim, against any Alumina Indemnified Party (other than Alumina and its Related Bodies Corporate) as at the date of this document and from time to time in connection with any:

(a)	breach of any representations and warranties of Alumina or any other Alumina Group Member in this document; or

(b)

disclosures of Alumina or any Alumina Group Member in connection with the Scheme (including in any document disclosed to ASX or lodged with ASIC) containing any statement which is false or misleading whether in content or by omission, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Alumina Indemnified Party has not acted in good faith or has engaged in wilful misconduct or fraud. For the avoidance of doubt, nothing in this clause 8.1 limits Alcoa’s rights to terminate this document under clause 14.1.

8.2	Benefit for Alumina Indemnified Parties

Alumina acknowledges that it receives and holds the benefit of clause 8 to the extent it relates to each Alumina Indemnified Party on behalf of each of them.

8.3	Release of Alcoa and Alcoa directors and officers

Subject to the Corporations Act, Alumina releases its rights, and agrees with Alcoa that it will not make a claim, against any Alcoa Indemnified Party (other than Alcoa and its Related Bodies Corporate) as at the date of this document and from time to time in connection with any:

(a)	breach of any representations and warranties of Alcoa or any other Alcoa Group Member in this document; or

(b)

disclosure by Alcoa or any Alcoa Group Member in connection with the Scheme (including any document disclosed to ASX or NYSE or filed with the SEC or lodged with ASIC) containing any statement which is false or misleading whether in content or by omission, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Alcoa Indemnified Party has not acted in good faith or has engaged in wilful misconduct or fraud. For the avoidance of doubt, nothing in this clause 8.3 limits Alumina’s rights to terminate this document under clause 14.1.

8.4	Benefit for Alcoa Indemnified Parties

Alcoa acknowledges that it receives and holds the benefit of clause 8.3 to the extent it relates to each Alcoa Indemnified Party on behalf of each of them.

8.5	Appointment and retirement of Alumina directors

Subject to the Scheme Consideration having been provided to the Scheme Participants and receipt by Alumina of signed consents to act, Alumina must:

(a)	cause the appointment of each relevant Incoming Director to the relevant boards of the Alumina Group Members; and

(b)	procure that each relevant Outgoing Director retires from the relevant boards of the Alumina Group Members,

in each case, on the Implementation Date and in accordance with the constitution of the relevant Alumina Group Member, the Corporations Act and the Listing Rules (as applicable).

8.6	Alcoa Board

Alcoa must, on or before the Implementation Date, invite 2 existing Alumina Board Members who are Australian residents or citizens to join the Alcoa Board, whose identity will be mutually agreed by Alcoa and Alumina. Conditional on the Scheme becoming Effective and, subject to those individuals providing the necessary signed documents to Alcoa (including, but not limited to, questionnaires customarily required of Alcoa Board Members), Alcoa must:

(a)	take all necessary steps to ensure that Alcoa appoints such individuals to the Alcoa Board with effect on and from the Implementation Date; and

(b)	recommend such individuals for election at the first Alcoa annual general meeting of Alcoa Stockholders following the Implementation Date.

8.7	Directors’ and officers’ insurance and constitutions

(a)

Subject to the Scheme becoming Effective and subject to the Corporations Act and other applicable laws, Alcoa undertakes in favour of Alumina and each other person who is an Alumina Indemnified Party that it will:

(i)

for a period of 7 years from the Implementation Date, ensure that the constitutions of Alumina and each other Alumina Group Member continue to contain such rules as are contained in those constitutions at the date of this document that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than an Alcoa Group Member;

(ii)

procure that Alumina and each other Alumina Group Member complies with any deeds of indemnity, access and insurance made by them in favour of their respective directors and officers from time to time, subject to clause 8.7(b), for a period of 7 years after the Implementation Date;

(iii)

without limiting the foregoing, ensure that directors’ and officers’ insurance cover continues to be maintained for the directors and officers referred to in clause 8.7(a)(ii), in respect of acts and omissions on or prior to the Implementation Date, subject to clause 8.7(b), for a period of 7 years after the Implementation Date unless a directors and officers’ run-off insurance policy is obtained pursuant to clause 8.7(b); and

(iv)

procure that Alumina and each other Alumina Group Member at any time after the Implementation Date, not do anything or fail to do anything within its reasonable control which would prejudice or adversely affect the directors’ and officers’ insurance cover under clause 8.7(a)(iii) or any directors’ and officers’ run-off insurance cover placed pursuant to clause 8.7(b);

(b)

Alcoa acknowledges that notwithstanding any other provision of this document, Alumina may, prior to the Implementation Date, enter into, and pay in full the premium in respect of, a directors’ and officers’ run-off insurance policy (D&O Run-Off Policy) for a period of up to 7 years on and from the Implementation Date in respect of the directors and officers and other individuals and entities (Insured Parties) who are insured under the existing directors’ and officers’ insurance policies of the Alumina Group and that any actions to facilitate that insurance or in connection with such insurance will not be an Alumina Prescribed Event or a breach of any provision of this document, provided that:

(i)

Alumina provides Alcoa draft policies and quotations prior to entering into such D&O Run-Off Policy, subject to any confidentiality restrictions applying to those policies (provided that Alumina promptly uses all reasonable endeavours to request exceptions to any such confidentiality restrictions from such prospective insurers);

(ii)

subject to clause 8.7(b)(iii), such D&O Run-Off Policy is not in respect of cover which is materially more extensive than the existing directors’ and officers’ insurance policies in place for Alumina’s directors or officers at the date of this document (other than as to the policy period); and

(iii)

notwithstanding anything else in this document, such D&O Run-Off Policy may also include coverage for disclosures made or other actions or omissions by or on behalf of the Insured Parties in connection with the Scheme, provided such coverage is consistent with market practice for a transaction and company in comparable circumstances to Alumina.

8.8	Period of undertaking

(a)

Subject to clause 8.8(b), the undertakings contained in clause 8.7 are given until the earlier of the end of the relevant period specified in that clause or the relevant Alumina Group Member ceasing to be part of the Alcoa Group.

(b)

To the extent Alumina or an Alumina Group Member ceases to exist or to be a part of the Alcoa Group after the Implementation Date, Alcoa must ensure that each director and officer referred to in clause 8.7(a)(ii) has the benefit of an indemnity and directors’ and officers’ insurance cover no less favourable than those described in clauses 8.7(a)(i) to 8.7(a)(iii) or, if a directors’ and officers’ run-off insurance cover is placed pursuant to clause 8.7(b), such cover remains and is not prejudiced or adversely affected.

(c)	Alcoa indemnifies the Alumina Indemnified Parties against all Losses incurred as a result of a breach of clauses 8.7(a)(i) to 8.7(a)(iv), 8.7(b), 8.8(a) or 8.8(b).

9	Conduct of business

9.1	General requirements for Alumina

Subject to clause 9.5, from the date of this document up to and including the Implementation Date and without limiting any other obligations under this document, Alumina must:

(a)

to the extent it is within its power to do so, conduct, and procure that each Alumina Group Member conducts, its business and operations in the ordinary and usual course consistent with the same manner in which it has been conducted in the 12 month period prior to the date of this document;

(b)

promptly keep Alcoa informed of, and consult with Alcoa in relation to, any material developments concerning its business, assets, operations, insurance and financial affairs, subject to applicable competition laws; and

(c)	use all reasonable endeavours, and cause each Alumina Group Member to use all reasonable endeavours, to:

(i)	(business and assets) maintain the value and condition of its businesses and assets, consistent with its past practices, including maintaining at least its current level of insurance;

(ii)	(officers and employees) keep available the services of its key officers and employees;

(iii)	(Alumina Prescribed Event) ensure that no Alumina Prescribed Event occurs;

(iv)	(relationships) preserve its relationships with customers, suppliers, Regulatory Authorities, financiers and others having material business dealings with any Alumina Group Member; and

(v)	(cash) ensure there is no material decrease in the amount of cash in the Alumina Group other than as:

(A)	used in the ordinary course of business and consistent with forecast cash utilisation Disclosed; or

(B)	a result of costs incurred directly in relation to the transactions contemplated by the Scheme and in accordance with this document,

provided that, for the avoidance of doubt, the obligation in this paragraph (c), to use reasonable endeavours does not require Alumina or any Alumina Group Member exercise or refrain from exercising, any rights of approval or veto under any AWAC Agreement.

9.2	General requirements for Alcoa

Subject to clause 9.5, from the date of this document up to and including the Implementation Date and without limiting any other obligations under this document, Alcoa must:

(a)	to the extent it is within its power to do so, conduct the business and operations of the Alcoa Group in the ordinary and usual course in all material respects;

(b)	use all reasonable endeavours to maintain, in all material respects, the businesses and assets of the Alcoa Group in the ordinary and usual course; and

(c)	use all reasonable endeavours to ensure that no Alcoa Prescribed Event occurs.

9.3	Specific requirements for Alcoa

(a)

Subject to clause 9.5, Alcoa must not, and must ensure that each Alcoa Group Member does not (in order to protect the goodwill of the business of Alcoa), from the date of this document up to and including the Implementation Date:

(i)

(asset acquisitions) acquire, offer to acquire or agree to acquire any one or more assets (including any one or more shares in any company) having a market value that in aggregate, or the consideration for which in aggregate, is 20% or more of Alcoa’s market capitalisation as at market close on the NYSE on the date of this document;

(ii)

(asset disposals) dispose, offer to dispose or agree to dispose of any one or more assets (including any one or more shares in any company), or an interest in any one or more assets, having a market value that in aggregate, or the consideration for which in aggregate, is 20% or more of Alcoa’s market capitalisation as at market close on the NYSE on the date of this document, (and, for the avoidance of doubt, “dispose” includes sell, transfer, grant an option over, declare or create a trust over, surrender or allow to lapse, or grant an Encumbrance); and

(iii)	(agree) agree to do any of the matters set out above.

(b)

For the avoidance of doubt, none of the specific requirements set out in clause 9.2 and 9.3 apply in respect of any action which may be taken, or proposed to be taken, by AWAC and/or any of the AWAC Entities.

9.4	Specific requirements for Alumina

Subject to clause 9.5, Alumina must not, and must ensure each Alumina Group Member does not (in order to protect the goodwill of the business of Alumina), from the date of this document up to and including the Implementation Date and without limiting clause 9.1 or any other obligations under this document:

(a)

(asset acquisitions) acquire, offer to acquire or agree to acquire any one or more assets (including any one or more shares in any company) having a market value that in aggregate is, or the consideration for which in aggregate is A$5 million or more;

(b)

(asset disposals) dispose, offer to dispose or agree to dispose of any one or more assets (including any one or more shares in any company), or an interest in any one or more assets, having a market value that in aggregate is, or the consideration for which in aggregate is A$5 million or more (and, for the avoidance of doubt, “dispose” includes sell, transfer, grant an option over, declare or create a trust over, surrender or allow to lapse, or grant an Encumbrance);

(c)

(joint ventures) enter into, or offer to enter into, any joint venture, asset or profit sharing arrangement, partnership or merger of businesses or of corporate entities (including through a multiple listed companies structure) in respect of any one or more assets (including any one or more shares in any company) or undertakings having a market value that in aggregate is, or involving a commitment or liability that in aggregate is, A$5 million or more (other than in connection with AWAC);

(d)

(Financial Indebtedness) incur any financial indebtedness (including loan, debt, financial accommodation or borrowing) where the aggregate amount of financial indebtedness is A$5 million of more, other than:

(i)	drawing down on the US$500 million syndicated bank facility Disclosed in Alumina’s financial statements for the year ended 31 December 2023; or

(ii)	any financial indebtedness relating to trade creditors, employee liabilities and items of a similar nature incurred in the usual and ordinary course of business and consistent with past practice;

(e)

(legal proceedings) settle or agree to settle any claim, dispute or litigation (including any court proceeding, arbitration or expert determination) against any Alumina Group Member (whether in aggregate or for any single litigation) which in the reasonable opinion of Alumina may result in a judgment against an Alumina Group Member of A$1 million or more;

(f)	(commitments) other than in the ordinary course of its business:

(i)

incur or commit to, or bring forward the time for incurring or committing, or grant to another person a right the exercise of which would involve an Alumina Group Member incurring or committing to, any capital expenditure or liability; or

(ii)	foregoes any revenue,

in each case, for one of more related items or amounts of A$5 million or more;

(g)	(financial accommodation) other than in the ordinary course of its business:

(i)	advance any money or make available financial accommodation to or for the benefit of any person which is not an Alumina Group Member;

(ii)

give a guarantee, indemnity or Encumbrance in connection with an obligation or liability of, or enters into any agreement under which it assumes a liability of any person which is not an Alumina Group Member; or

(iii)	deposit or lend money on terms that it will not be repaid until it or another person’s obligations or indebtedness are performed or discharged,

in each case, for one of more related items or amounts of A$5 million or more;

(h)	(restraints of trade) enter into an agreement or give a commitment restraining a member of the Alumina Group from competing with any person or conducting activities in any market;

(i)	(accounting policy) change any accounting policy applied by it to report its financial position other than any change in policy required by a change in applicable accounting standards or law;

(j)	(Material Contracts) enter into or terminate a Material Contract;

(k)	(employment agreements) do any of the following in respect of any employee or prospective employee of the Alumina Group:

(i)	enter into a new employment agreement with any person who was an employee at the date of this document;

(ii)	enter into a new employment agreement to replace an existing role where the total annual fixed remuneration is greater than A$300,000; and

(iii)

increase the remuneration of (including with regard to superannuation benefits) or benefits provided to or pay any bonus or issue any securities or options (excluding any Conditional Rights or ESP Entitlements) to, or otherwise vary the employment agreements with, any of its directors or employees whose total annual fixed remuneration (excluding fixed short term incentives and any Conditional Rights or ESP Entitlements) as at the date of this document is greater than A$300,000;

(l)	(accelerate rights) accelerate the rights of any of its directors or employees to benefits of any kind;

(m)	(termination payments) pay a director, executive or employee a termination payment;

(n)	(financial arrangements) amend in any material respect any arrangement with its financial advisers in respect of the transactions contemplated by this document;

(o)	(tax elections) other than with the prior written approval of Alcoa, make, change or revoke any material Tax election which would have a material impact on the Tax obligations of Alumina;

(p)

(Adviser fees) Alumina or another Alumina Group Member pays, or agrees to pay, persons engaged to provide professional advice or other fees or expenses of any type in connection with the Scheme which are in excess of the aggregate which has been Disclosed, including for corporate advisory, legal, accounting, tax, industry, business advisory or other consulting, financial or investment banking advice to Alumina or another Alumina Group Member; or

(q)	(agree) agree to do any of the matters set out above,

and in the case of clauses 9.4(k), 9.4(l) and 9.4(m), other than:

(r)	as provided for in an existing employment contract or applicable policy or plan in place as at the date of this document and a copy or the relevant details of which has been Disclosed; or

(s)	as a result of a good faith remuneration review (including an ad hoc review in respect of a specific role) and ordinary course incentive process.

9.5	Exceptions to conduct of business provisions

Nothing in clauses 9.1, 9.2, 9.3 and 9.4 restricts the ability of a party to take any action which:

(a)	is expressly required or permitted by this document, including without limitation clause 9.6, the Scheme, or otherwise required by applicable law;

(b)	has been Disclosed by Alcoa to Alumina or Alumina to Alcoa (as applicable);

(c)

relates to payment of any transaction costs and expenses incurred by a party including all fees payable to external advisers, provided that clause 9.4(p) applies to the payment of certain adviser fees by Alumina and Alumina Group Members; or

(d)	has been agreed to in writing by Alcoa or Alumina (as applicable) (such agreement not to be unreasonably withheld, conditioned or delayed).

For the avoidance of doubt, in relation to Alumina, the parenthetical requirement set out in clause 9.5(d) above, does not restrict in any way the discretion of Alumina (or any Alumina Group Member) to exercise, or refrain from exercising, any right of approval or veto under any AWAC Agreement.

9.6	Funding of equity calls

(a)	Notwithstanding any restrictions in or imposed by the Charter of the Strategic Council, Alcoa and Alumina agree that, from the date of this document up to and including the Lending Cessation Date,

any funding required to meet the needs of AWAC or the AWAC Entities will be met first, out of the cashflow of AWAC and the AWAC Entities, and secondly:

(i)	by way of equity call made in accordance with Section 8(a) of the Charter of the Strategic Council, subject to clause 9.6(a)(ii) below; and

(ii)

if Alumina is unable to contribute its share of the relevant equity call without its total “Loans” (as defined in the Alumina Facility Agreement) exceeding the Alumina Headroom Limit, and Alumina elects to notify Alcoa and the applicable AWAC Entity that it requires funding under this clause 9.6(a)(ii) within 14 days of the equity call, by the following mechanism:

(A)	the applicable AWAC Entity confirming the equity call in respect of the relevant funding requirement (being the Aggregate Equity Amount);

(B)

Alcoa procuring that the applicable AWAC Entity makes the equity call to Alumina only payable on the Funding Deadline, with the amount payable by Alumina to satisfy the call being equal to 40% (or such lesser percentage as may represent Alumina’s interest in the AWAC Entity at that time) of the Aggregate Equity Amount plus Accrued Interest;

(C)

Alcoa providing, or procuring that one of its Subsidiaries (other than an AWAC Entity) provides a shareholder loan (Alcoa Shareholder Loan) to the applicable AWAC Entity for a principal amount equal to 40% (or such lesser percentage as may represent Alumina’s interest in AWAC at that time) of the Aggregate Equity Amount, plus capitalised interest, and on terms that are in accordance with and governed by the applicable Alcoa Shareholder Loan Agreement, and on the basis that there will be no dilution of Alumina’s interest in AWAC, by virtue of the Alcoa Shareholder Loan, other than in the circumstances contemplated by clause 9.6(d); and

(D)

immediately following payment of some or all of the equity call to which it relates by Alumina, Alcoa procuring that the applicable AWAC Entity repays the Alcoa Shareholder Loan (in full or, if the amount of the Alumina payment of the equity call is less than the total amount outstanding under the Alcoa Shareholder Loan, in part to the extent of the Alumina payment only).

For the avoidance of doubt, if Alumina does not elect to notify Alcoa and the applicable AWAC Entity that it requires funding under clause 9.6(a)(ii) within the 14 day period referred to in the first paragraph of clause 9.6(a)(ii), Alumina will be obliged to contribute its share of that equity call in accordance with Section 8(a) of the Charter of the Strategic Council.

If Alumina elects to notify Alcoa and the applicable AWAC Entity that it requires funding under this clause 9.6(a)(ii) within 14 days of the equity call, then Alumina and Alcoa shall negotiate in good faith for a period ending on the last day of the 30 day notice period for that equity call to agree the form of the Alcoa Shareholder Loan Agreement. If, at the end of such negotiation period, Alcoa and Alumina have not agreed the form of the Alcoa Shareholder Loan Agreement, then Alcoa may execute a form of Alcoa Shareholder Loan Agreement, on terms consistent with the Shareholder Loan Term Sheet, with the relevant AWAC Entity.

(b)

Provided that Alumina has complied with clause 9.6(a), Alumina will continue to receive distributions reflecting a 40% (or such lesser percentage as may represent Alumina’s interest in AWAC at that time) interest in AWAC and the AWAC Entities, including prior to the Funding Deadline.

(c)	If an Alcoa Shareholder Loan has been advanced in accordance with clause 9.6(a)(ii)(C) and has not been repaid in full in accordance with this clause 9.6 at the relevant time of distribution:

(i)

Alumina agrees that any distributions that it is entitled to from an AWAC Entity will be used to satisfy equity calls made to it by an AWAC Entity, and hereby directs that such distributions are applied accordingly; and

(ii)

Alumina must not declare or pay any distributions to Alumina Shareholders or undertake any other return of capital until such time as the relevant Alcoa Shareholder Loan has been repaid in full or converted to equity in accordance with clause 9.6(d) below.

If Alumina breaches this clause 9.6(c)(ii), any outstanding equity call at the time of the breach will immediately accelerate and require payment in full of Alumina’s share of the Aggregate Equity Amount within 5 Business Days.

(d)

If Alumina does not make one or more equity contributions by the Funding Deadline as required under clause 9.6(a), Alcoa may, at its election, contribute Alumina’s share by effectively converting the corresponding Alcoa Shareholder Loan(s) into an equity contribution on behalf of Alumina in the manner set out in subsection (i) of Section 8(a) of the Charter of the Strategic Council, and Alumina agrees that, in this scenario, its interest in AWAC and each of the AWAC Entities will be diluted by reference to the amount of the Alcoa Shareholder Loan so converted into an equity contribution, in accordance with the formula set out in Exhibit A of the Charter of the Strategic Council.

(e)	For the purposes of clause 9.6(a), Alcoa must procure that any Alcoa Shareholder Loan will be provided without being limited by reference to either:

(i)	the Target Enterprise Debt Level (as defined in the Charter of the Strategic Council); or

(ii)	the Debt (as defined in the Charter of the Strategic Council) limit set out in Section 9(b) of the Charter of the Strategic Council,

and the parties agree, on their own part and on behalf of each other relevant Alumina Group Member or Alcoa Group Member (as applicable), to waive compliance with those relevant limitations in the Charter of the Strategic Council to the extent necessary to give full effect to this clause 9.6.

(f)	Alcoa acknowledges and agrees that it will not, and will procure that each relevant Alcoa Group Member does not:

(i)	amend or vary the terms of any Alcoa Shareholder Loan Agreement; or

(ii)	waive any rights under, or assign, novate or replace, any Alcoa Shareholder Loan Agreement,

or otherwise consent to any of the foregoing, without Alumina’s prior written consent (such consent not to be unreasonably withheld or delayed).

(g)	Subject to clause 9.6(c), if this document is terminated in accordance with clause 14.1, then Alcoa must ensure that:

(i)	it does not effect or procure repayment of any Alcoa Shareholder Loan; and

(ii)	there is no breach, event of default or other event or circumstance which obliges or requires repayment of any such Alcoa Shareholder Loan,

in each case during the period ending on the Funding Deadline.

(h)	For the avoidance of doubt, the parties agree that:

(i)

any repayment of an Alcoa Shareholder Loan in accordance with this clause 9.6 will not impact or affect in any way the continuation of other existing AWAC debt funding that has been put in place to satisfy the requirements of Section 9 of the Charter of the Strategic Council, or the parties’ ongoing obligations under Section 9 of the Charter of the Strategic Council;

(ii)	there will be no dilution of Alumina’s interest in AWAC during the period up to the Funding Deadline; and

(iii)	to the extent of any inconsistency between the operation of this clause 9.6 and any other AWAC Agreement, this clause 9.6 will prevail.

(i)	This clause 9.6 survives the termination of this document.

9.7	Access to information

(a)

During the Exclusivity Period, Alumina and Alcoa must procure that their respective chief financial officers meet not less than fortnightly to provide material updates in connection with the Alumina Group and Alcoa Group (as applicable), including but not limited to:

(i)

all information that is or becomes known to Alumina or any Alumina Group Member on and from the date of this document, which is not already in the public domain, regarding any event, matter or circumstance that has or is reasonably likely to have a material effect on the Alumina Group and the businesses of the Alumina Group, or the net debt, cash flow or earnings of the Alumina Group;

(ii)

all information that is or becomes known to Alcoa on and from the date of this document, which is not already in the public domain, regarding any event, matter or circumstance that has or is reasonably likely to have a material effect on the Alcoa Group and the businesses of the Alumina Group (taken as a whole), or the net debt, cash flow or earnings of the Alumina Group (taken as a whole);

(iii)	any information reasonably requested by Alcoa, any Alcoa Group Member or any of their Representatives or Alumina, any Alumina Group Member or any of their Representatives, for the purposes of:

(A)

keeping Alcoa or Alumina (as applicable) informed of material developments relating to the Alumina Group or Alcoa Group (as applicable) and the businesses of the Alumina Group or Alcoa Group (as applicable); or

(B)

obtaining an understanding, or furthering an understanding, of the Alumina Group, the businesses of the Alumina Group or the financial position of the Alumina Group (including its cash flow, debt and working capital position) or the Alcoa Group, the businesses of the Alcoa Group or the financial position of the Alcoa Group (including its cash flow, debt and working capital position); or

(iv)	for any other purpose agreed between Alumina and Alcoa.

(b)

Nothing in clause 9.7(a) requires Alcoa or any other Alcoa Group Member to provide any additional information in relation to AWAC, any AWAC Agreement or any AWAC Entity that it would not otherwise be required to provide to the Alumina Group in accordance with (i) the AWAC Agreements or (ii) another provision of this document.

9.8	Alcoa Capped Dividend

The parties agree that during the Exclusivity Period Alcoa may, subject to complying with Alcoa’s by-laws and applicable law, declare and pay, a quarterly dividend in the ordinary course (Alcoa Capped Dividend) provided that each Alcoa Capped Dividend is:

(a)	no greater than US$0.10 cash per Alcoa Share in aggregate in the quarter;

(b)	determined or declared and paid in accordance with Alcoa’s existing dividend policy and with reference to Alcoa’s business performance; and

(c)	otherwise declared and paid in the ordinary course and consistent with Alcoa’s past practice, including with respect to setting the dividend record and payment dates.

9.9	Payment of dividends

(a)	For the purposes of this document, a reference to declaration of a dividend will include determination that a dividend is payable.

(b)	For the avoidance of doubt, the Scheme Consideration will not be adjusted by any Alcoa Capped Dividend.

9.10	Notifications

During the Exclusivity Period, if a party becomes aware that it has (or any of its Representatives has caused it to have) breached or will breach its obligations under this clause 9, or there is an event, occurrence, circumstance or matter which makes it reasonably likely that it has breached or will breach its obligations under this clause 9, then it must notify the other parties as soon as reasonably practicable and provide reasonable details, including specifying the actual or potential breach, the relevant obligation and the underlying event, occurrence, circumstance or matter which has caused the breach or potential breach of this clause 9.

10	Exclusivity

10.1	No existing discussions

Each of Alcoa and Alumina represents and warrants to the other party that, other than the discussions with the other party in respect of the Scheme, it and each of its Representatives:

(a)	is not a party to any agreement, arrangement, discussions or understanding with a third party entered into for the purpose of facilitating a Competing Transaction;

(b)	is not currently in negotiations or discussions in respect of any Competing Transaction or which could reasonably be expected to lead to a Competing Transaction with any person;

(c)

have ceased providing or making available any non-public information in relation to the Alcoa Group or Alumina Group (as applicable) to a third party where such information was being provided for the purpose of facilitating, or could reasonably be expected to lead to, a Competing Transaction; and

(d)

has enforced the relevant provisions of any confidentiality agreement, deed of undertaking or similar document entered into with any person (other than Alcoa or Alumina, as applicable) for or in connection with discussions or negotiations for a Competing Transaction, including by requesting in writing the return or destruction of any non-public information (with such return or destruction to be effected as soon as practicable) in relation to the Alcoa Group or Alumina Group (as applicable) provided to a third party at any time within the 12 months prior to the date of this document where such information was provided for the purpose of facilitating, or could reasonably be expected to lead to, a Competing Transaction.

10.2	No-shop

During the Exclusivity Period, each party must ensure that neither it nor any of its Representatives directly or indirectly:

(a)	solicit, invite, encourage or initiate (including by the provision of non-public information to any third party) any enquiries, expressions of interest, negotiations, proposals or discussions; or

(b)	communicates any intention to do any of these things,

with a view to obtaining any offer, proposal or expression of interest from any person in relation to a Competing Transaction.

10.3	No-talk

Subject to clause 10.5, during the Exclusivity Period, each party must ensure that neither it nor any of its Representatives directly or indirectly:

(a)	negotiate, accept or enter into, or agree to negotiate, accept or enter into; or

(b)	facilitate, participate or continue in negotiations or discussions with any other person regarding,

a Competing Transaction or any agreement, proposal, understanding or arrangement with any other person that may be reasonably expected to lead to or encourage a Competing Transaction, even if that Competing Transaction was not directly or indirectly solicited, invited, encouraged or initiated by that party or any of its Representatives or the person proposing the Competing Transaction has publicly announced the Competing Transaction.

10.4	Due diligence information

Subject to clause 10.5, during the Exclusivity Period, each party must ensure that neither it nor any of its Representatives, in relation to a Competing Transaction or with a view to obtaining a Competing Transaction, directly or indirectly:

(a)	enables any other person other than Alcoa or Alumina (as applicable) to undertake due diligence investigations on it, its Related Bodies Corporate or their businesses or operations; or

(b)

makes available to any other person, or permits any other person to receive, other than Alcoa or Alumina (as applicable) (in the course of due diligence investigations or otherwise) any non-public information relating to it, its Related Bodies Corporate or their businesses or operations.

10.5	Exceptions

Clause 10.3 and clause 10.4 do not apply to the extent that they restrict a party or a party’s board of directors from taking or refusing to take any action with respect to a genuine Competing Transaction (which was not solicited, invited, encouraged or initiated by that party in contravention of clause 10) provided that the Alumina Board or Alcoa Board (as applicable) has determined in good faith that:

(a)

after receiving written advice from its financial advisors (who must be reputable advisers experienced in transactions of this nature), such a genuine Competing Transaction is, or could reasonably be considered to become, a Superior Proposal; and

(b)

after receiving written legal advice from its external legal advisers (who must be reputable advisers experienced in transactions of this nature) that failing to respond to such a genuine Competing Transaction would be reasonably likely to breach the Alumina Board’s or Alcoa Board’s (as applicable) fiduciary or statutory obligations.

10.6	Further exceptions

Nothing in this clause 10 prevents Alumina or Alcoa from:

(a)	continuing to make normal presentations to, and to respond to enquiries from, brokers, portfolio investors and analysts in the ordinary course in relation to the Scheme or its business generally; or

(b)	fulfilling its continuous disclosure obligations.

10.7	Notice of approach

(a)	During the Exclusivity Period, Alumina must promptly inform Alcoa if it or any of its Representatives:

(i)

receives any approach with respect to any Alumina Competing Transaction from a third party and must disclose in writing to Alcoa all material details of the Alumina Competing Transaction, including details of the price, consideration type, conditions precedent, timetable, break fee or reimbursement fee and the identity of the third party, to the extent known by Alumina or its Representatives;

(ii)

receives any request for information relating to Alumina or any of its Related Bodies Corporate or any of their respective businesses or operations or any request for access to the books or records of Alumina or any of its Related Bodies Corporate, which Alumina has reasonable grounds to suspect may relate to a current or future Alumina Competing Transaction; and

(iii)

without limiting clause 10.4, provides any information relating to Alumina or any of its respective Related Bodies Corporate or any of its businesses or operations to any person in connection with or for the purposes of a current or future Alumina Competing Transaction.

(b)

During the Exclusivity Period, Alcoa must promptly inform Alumina on a confidential basis if it or any of its Representatives receives any written approach or any written request for information with respect to any Alcoa Competing Transaction from a third party and must disclose in writing on a confidential basis to Alumina all material details of the Alcoa Competing Transaction, including details of the price, consideration type, conditions precedent, timetable, break fee or reimbursement fee and the identity of the third party, to the extent known by Alcoa or its Representatives.

10.8	Matching right

Without limiting clauses 10.2 and 10.3, during the Exclusivity Period, Alumina must not enter into any legally binding agreement pursuant to which a third party, Alumina or both proposes or propose to undertake or give effect to an Alumina Competing Transaction, unless:

(a)

the Alumina Board acting in good faith and in order to satisfy what the Alumina Board considers to be its statutory or fiduciary duties (having received written advice from its external legal advisers (who must be reputable advisers experienced in transactions of this nature)), determines that the Alumina Competing Transaction would be or would be likely to be an Alumina Superior Proposal;

(b)

Alumina has provided Alcoa with the material terms and conditions of the Alumina Competing Transaction, including price of and the identity of the third party making the approach with respect to the Alumina Competing Transaction;

(c)

Alumina has given Alcoa at least 4 Pittsburgh Business Days after the date of the provision of the information referred to in clause 10.8(b) to provide a matching or superior proposal to the terms of the Alumina Competing Transaction; and

(d)	Alcoa has not announced a matching or superior proposal to the terms of the Alumina Competing Transaction by the expiry of the 4 Pittsburgh Business Day period referred to in clause 10.8(c).

10.9	Alcoa counterproposal

If Alcoa proposes to Alumina, or announces amendments to the Scheme or a new proposal that constitute a matching or superior proposal to the terms of the Alumina Competing Transaction (Alcoa Counterproposal) by the expiry of the 4 Pittsburgh Business Day period referred to in clause 10.8(c), Alumina must procure that the Alumina Board considers the Alcoa Counterproposal and if the Alumina Board, acting reasonably and in good faith, determines that the Alcoa Counterproposal would provide an equivalent or superior outcome for Alumina Shareholders as a whole compared with the Alumina Competing Transaction, taking into account all of the terms and conditions of the Alcoa Counterproposal, then:

(a)

Alumina and Alcoa must use their best endeavours to agree the amendments to this document and, if applicable, the Scheme and Deed Poll that are reasonably necessary to reflect the Alcoa Counterproposal and to implement the Alcoa Counterproposal, in each case as soon as reasonably practicable; and

(b)

Alumina must use its reasonable endeavours to procure that each Independent Alumina Director and Alumina’s Managing Director and Chief Executive Officer continues to recommend the Scheme (as modified by the Alcoa Counterproposal) to Alumina Shareholders on the basis set out in clause 7.1.

10.10	Legal advice

Each party acknowledges that it has received legal advice on this document and the operation of this clause 10.

11	Break Fee

11.1	Background

This clause 11 has been agreed in circumstances where:

(a)

Alumina believes that the Scheme will provide significant benefits to Alumina and its shareholders, and Alumina acknowledges that, if it enters into this document and the Scheme is subsequently not implemented, Alcoa will incur significant costs, including those set out in clause 11.5;

(b)	Alcoa requested that provision be made for the payment of the Break Fee, without which Alcoa would not have entered into this document;

(c)	the Alumina Board believes that it is appropriate to agree to the payment referred to in this clause 11 to secure Alcoa’s participation in the Scheme; and

(d)	Alumina has received legal advice on this document and the operation of this clause 11.

11.2	Payment by Alumina to Alcoa

Subject to clauses 11.3, 11.6, 11.7 and 11.8, and provided that Alumina is not entitled to terminate this document in accordance with clause 14.1(f)(i), Alumina agrees to pay the Break Fee to Alcoa if:

(a)

(Alumina Competing Transaction) during the Exclusivity Period an Alumina Competing Transaction of any kind is announced (whether or not such proposal is stated to be subject to any pre-conditions) and, within 12 months of such announcement (whether or not during the Exclusivity Period), the third party who announced or made the Alumina Competing Transaction (or any of its Associates) completes an Alumina Competing Transaction;

(b)	(change of Alumina Board recommendation) Alcoa validly terminates this document under clause 14.1(b) where any Independent Alumina Director or Alumina’s Managing Director and Chief Executive Officer:

(i)

fails to recommend the Scheme or withdraws or adversely changes, qualifies or modifies (including by attaching any qualifications to) their recommendation from the form in the public announcement contained in Annexure A, or approves, recommends or makes an announcement in support of an Alumina Competing Transaction, or announces an intention to do any of these acts; or

(ii)	fails to state that he or she intends to vote all of the Alumina Shares that he or she directly or indirectly owns or controls in favour of the Scheme at the Scheme Meeting; or

(iii)

withdraws or adversely modifies (including by attaching any qualifications to) an earlier statement that they intend to vote all of the Alumina Shares that he or she directly or indirectly owns or controls in favour of the Scheme at the Scheme Meeting, except where:

(iv)

the Independent Expert’s Report concludes, or is amended or updated in writing so as to conclude, that the Scheme is not in the best interests of Alumina Shareholders, other than due to the existence of an Alumina Competing Transaction which the Independent Expert may reasonably regard to be on more favourable terms than the transaction contemplated by this document; or

(v)	the Court or ASIC requires or reasonably requests that the relevant Alumina Board Member abstains from making a recommendation on the Scheme;

(c)

(Alumina Superior Proposal) Alumina validly terminates this document under clause 14.1(d), except where the Independent Expert’s Report concludes, or is amended or updated in writing so as to conclude, that the Scheme is not in the best interests of Alumina Shareholders, other than due to the existence of an Alumina Competing Transaction which the Independent Expert’s may reasonably regard to be on more favourable terms than the transaction contemplated by this document; or

(d)	(material breach) Alcoa validly terminates this document in accordance with clause 14.1(f)(ii).

11.3	No amount payable if Scheme becomes Effective

Notwithstanding the occurrence of any event in clause 11.2, if the Scheme becomes Effective:

(a)	no amount is payable by Alumina under clause 11.2; and

(b)	if any amount has already been paid under clause 11.2 it must be refunded by Alcoa.

11.4	Timing of payment

(a)	A demand by Alcoa for payment of the Break Fee under clause 11.2 must:

(i)	be in writing;

(ii)	be made after the occurrence of the event in that clause giving rise to the right to payment and, where applicable, the termination of this document;

(iii)	state the circumstances which give rise to the demand; and

(iv)	nominate an account in the name of Alcoa into which Alumina must pay the Break Fee.

(b)	Alumina must pay the Break Fee to Alcoa under clause 11.2 within 10 Business Days of receipt by Alumina of a valid demand for payment from Alcoa under clause 11.4(a).

11.5	Nature of payment

The Break Fee is an amount to compensate Alcoa for:

(a)	advisory costs;

(b)	costs of management and directors’ time;

(c)	out-of-pocket expenses;

(d)	the distraction of Alcoa’s management from conducting Alcoa’s business as usual caused by pursuing the Scheme;

(e)

reasonable opportunity costs incurred by Alcoa in pursuing the Scheme or in not pursuing alternative acquisitions or strategic initiatives which Alcoa could have developed to further its business and objectives; and

(f)	damage to Alcoa’s reputation associated with a failed transaction and the implications of that damage to Alcoa’s business.

The parties agree that the costs incurred are of a nature that they cannot be accurately quantified and that a genuine pre-estimate of the costs would equal or exceed the amount payable under clause 11.2.

11.6	Reduction in amount payable

(a)

The Break Fee is reduced by an amount equal to the amount which is recovered by Alcoa or Alcoa Bidder as a result of a claim against Alumina pursuant to any other remedies available to Alcoa under this document including pursuant to clause 13.1.

(b)

Where the Break Fee has already been paid, Alcoa must, within 2 Pittsburgh Business Days of the event contemplated by clause 11.6(a) which would have reduced the amount payable, refund an amount to Alumina which is equivalent to that calculated under clause 11.6(a).

11.7	Break Fee payable only once

Where the Break Fee becomes payable to Alcoa under clause 11.2 and is actually paid to Alcoa, Alcoa cannot make any claim against Alumina for payment of any subsequent Break Fee.

11.8	Alumina’s limitation of liability and Alcoa’s remedies

(a)	Notwithstanding any other provision of this document but subject to clause 11.9:

(i)

the maximum aggregate liability of Alumina to Alcoa and Alcoa Bidder under or in connection with this document (including to the maximum extent permitted by law) including in respect of any breach or repudiation of this document will be an amount equal to the Break Fee;

(ii)

the payment by Alumina of the Break Fee represents the maximum liability of Alumina and the Alumina Indemnified Parties in aggregate in respect of the matter giving rise to payment and otherwise under or in connection with this document, to the maximum extent permitted by law, no further damages, fees, expenses or reimbursements of any kind will be payable by Alumina or the Alumina Indemnified Parties under or in connection with this document; and

(iii)

after the payment by Alumina of the Break Fee, neither Alcoa nor any of its Related Bodies Corporate (including Alcoa Bidder) may make any claim whatsoever whether for damages, loss, liability, compensation, payments, fees, expenses or reimbursements against Alumina or any other Alumina Indemnified Party.

(b)

Nothing in this clause 11.8 affects Alcoa or Alcoa Bidder’s right to specific performance or injunctive relief or any other remedies which would otherwise be available in equity or law as a remedy for a breach or threatened breach of this document by Alumina or any other Alumina Group Member.

11.9	Compliance with law

If it is finally determined following the exhaustion of all reasonable avenues of appeal or review to the Takeovers Panel or a Court (or the period for lodging such appeals or commencing review proceedings has expired without an appeal having been lodged or review proceedings commenced) that all or any part of the amount payable under clause 11.2:

(a)	is, or would be if performed, unlawful;

(b)	involves a breach of the fiduciary or statutory duties of the Alumina Board; or

(c)	constitutes unacceptable circumstances as declared by the Takeovers Panel within the meaning of the Corporations Act,

then Alumina’s obligation to pay the applicable amount or part of the amount payable under clause 11.2 does not apply and if Alcoa has received any such part of the payment due under clause 11.2 it must refund it within 5 Pittsburgh Business Days of such final determination.

The parties must not make or cause or permit to be made any application to a Court, arbitral tribunal or the Takeovers Panel for or in relation to a determination referred to in this clause 11.9.

12	Reverse Break Fee

12.1	Background

This clause 12 has been agreed in circumstances where:

(a)

Alcoa believes that the Scheme will provide significant benefits to Alcoa and its shareholders, and Alcoa acknowledges that, if it enters into this document and the Scheme is subsequently not implemented, Alumina and Alumina Shareholders will incur significant costs including those set out in clause 12.5;

(b)	Alumina requested that provision be made for the payment of the Reverse Break Fee, without which Alumina would not have entered into this document;

(c)	the Alcoa Board believes that it is appropriate to agree to the payment referred to in this clause 12 to secure Alumina’s participation in the Scheme; and

(d)	Alcoa and Alcoa Bidder have received legal advice on this document and the operation of this clause 12.

12.2	Payment by Alcoa to Alumina

Subject to clauses 12.3, 12.6, 12.7 and 12.8, and provided that Alcoa is not entitled to terminated this document in accordance with clause 14.1(f)(ii), Alcoa agrees to pay the Reverse Break Fee to Alumina if:

(a)

(Alcoa Competing Transaction) during the Exclusivity Period an Alcoa Competing Transaction of any kind is announced (whether or not such proposal is stated to be subject to any pre-conditions) and, within 12 months of such announcement (whether or not during the Exclusivity Period), the third party who announced or made the Competing Transaction (or any of its Associates) completes an Alcoa Competing Transaction;

(b)	(Alcoa Superior Proposal) Alcoa validly terminates this document under clause 14.1(e);

(c)

(change of Alcoa Board recommendation) any Alcoa Board Member fails to recommend, withdraws, adversely changes, qualifies or modifies their recommendation, that Alcoa Stockholders vote in favour of the Alcoa Stockholder Resolution;

(d)	(failure to obtain Alcoa Stockholder approval) this document is validly terminated under clause 3.9 because there is a breach or non-fulfilment of the Condition Precedent in clause 3.1(e);

(e)	(failure to provide Scheme Consideration) Alcoa or Alcoa Bidder does not provide the Scheme Consideration in accordance with the terms and conditions of this document, the Scheme and the Deed Poll; or

(f)	(material breach) Alumina validly terminates this document in accordance with clause 14.1(f)(i).

12.3	No amount payable if Scheme becomes Effective

Notwithstanding the occurrence of any event in clause 12.2, if the Scheme becomes Effective:

(a)	no amount is payable by Alcoa under clause 12.2; and

(b)	if any amount has already been paid under clause 12.2 it must be refunded by Alumina.

12.4	Timing of payment

(a)	A demand by Alumina for payment of the Reverse Break Fee under clause 12.2 must:

(i)	be in writing;

(ii)	be made after the occurrence of the event in clause 12.2 giving rise to the right to payment and, where applicable, the termination of this document;

(iii)	state the circumstances which give rise to the demand; and

(iv)	nominate an account in the name of Alumina into which Alcoa must pay the Reverse Break Fee.

(b)	Alcoa must pay the Reverse Break Fee to Alumina within 10 Pittsburgh Business Days of receipt by Alcoa of a valid demand for payment from Alumina under clause 12.4(a).

12.5	Nature of payment

The Reverse Break Fee is an amount to compensate Alumina for:

(a)	advisory costs;

(b)	costs of management and directors’ time;

(c)	out-of-pocket expenses;

(d)	the distraction of Alumina’s management from conducting Alumina’s business as usual caused by pursuing the Scheme;

(e)

reasonable opportunity costs incurred by Alumina in pursuing the Scheme or in not pursuing alternative acquisitions or strategic initiatives which Alumina could have developed to further its business and objectives; and

(f)	damage to Alumina’s reputation associated with a failed transaction and the implications of that damage to Alumina’s business.

The parties agree that the costs incurred are of a nature that they cannot be accurately quantified and that a genuine pre-estimate of the costs would equal or exceed the amount payable under clause 12.2.

12.6	Reduction in amount payable

(a)

The Reverse Break Fee is reduced by an amount equal to the amount which is recovered by Alumina as a result of a claim against Alcoa pursuant to any other remedies available to Alumina under this document including pursuant to clause 13.4.

(b)

Where the Reverse Break Fee has already been paid, Alumina must, within 2 Business Days of the event contemplated by clause 12.6(a) which would have reduced the amount payable, refund an amount to Alcoa which is equivalent to that calculated under clause 12.6(a).

12.7	Reverse Break Fee payable only once

Where the Reverse Break Fee becomes payable to Alumina under clause 12.2 and is actually paid to Alumina, Alumina cannot make any claim against Alcoa for payment of any subsequent Reverse Break Fee.

12.8	Alcoa’s limitation of liability and Alumina’s remedies

(a)	Notwithstanding any other provision of this document but subject to clauses 4.3 and clause 12.9:

(i)

the maximum aggregate liability of Alcoa to Alumina under or in connection with this document (including to the maximum extent permitted by law) including in respect of any breach or repudiation of this document will be an amount equal to the Reverse Break Fee;

(ii)

the payment by Alcoa of the Reverse Break Fee represents the maximum liability of Alcoa and the Alcoa Indemnified Parties in aggregate in respect of the matter giving rise to payment and otherwise under or in connection with this document, to the maximum extent permitted by law, no further damages, fees, expenses or reimbursements of any kind will be payable by Alcoa or the Alcoa Indemnified Parties under or in connection with this document; and

(iii)

after the payment by Alcoa of the Reverse Break Fee, neither Alumina nor any of its Related Bodies Corporate may make any claim whatsoever whether for damages, loss, liability, compensation, payments, fees, expenses or reimbursements against Alcoa or any other Alcoa Indemnified Party.

(b)	Nothing in this clause 12.8 limits Alcoa’s or Alcoa Bidder’s liability under the Deed Poll.

(c)

Nothing in this clause 12.8 affects Alumina’s or a Scheme Participant’s right to specific performance or injunctive relief or any other remedies which would otherwise be available in equity or law as a remedy for a breach or threatened breach of this document or the Deed Poll (as applicable).

12.9	Compliance with law

If it is finally determined following the exhaustion of all reasonable avenues of appeal or review to the Takeovers Panel or a Court (or the period for lodging such appeals or commencing review proceedings has expired without an appeal having been lodged or review proceedings commenced) that all or any part of the amount payable under clause 12.2:

(a)	is, or would be if performed, unlawful;

(b)	involves a breach of the fiduciary or statutory duties of the Alcoa Board; or

(c)	constitutes unacceptable circumstances as declared by the Takeovers Panel within the meaning of the Corporations Act,

then Alcoa’s obligation to pay the applicable amount or part of the amount payable under clause 12.2 does not apply and if Alumina has received any such part of the payment due under clause 12.2 it must refund it within 5 Business Days of such final determination.

The parties must not make or cause or permit to be made any application to a Court, arbitral tribunal or the Takeovers Panel for or in relation to a determination referred to in this clause 12.9.

13	Representations and warranties

13.1	Alumina’s representations and warranties

Alumina represents and warrants to Alcoa (on its own behalf and separately as trustee or nominee for each of the Alcoa directors) that each of the following statements is true and correct in all material respects:

(a)

(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it in accordance with its terms;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this document in accordance with its terms do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or its assets; or

(iii)	any material Encumbrance or material document binding on or applicable to it;

(d)

(authorisations) it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced in accordance with its terms;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms;

(f)

(reliance) the Alumina Information contained in the Scheme Booklet and the Proxy Statement will be included in good faith and on the understanding that Alcoa and its directors will rely on that information for the purposes of considering and approving the Alcoa Information in the Scheme Booklet before it is despatched, approving the entry into the Deed Poll and implementing the Scheme, and preparing the Proxy Statement;

(g)

(Alumina Information) the Alumina Information provided in accordance with this document and included in the Scheme Booklet and the Proxy Statement, as at the date of the Scheme Booklet or the Proxy Statement (as applicable), will not contain any material statement which is misleading or deceptive nor contain any material omission having regard to applicable disclosure requirements and will comply in all material respects with the requirements of the Corporations Act, the ASX Listing Rules and all relevant regulatory guides and other guidelines and requirements of ASIC and in respect of the Alumina Information in the Proxy Statement, the Securities Act and the Exchange Act (as applicable);

(h)

(regulatory disclosure) since 1 January 2023, Alumina has complied in all material respects with the requirements of the Listing Rules, section 674 of the Corporations Act and any other applicable continuous disclosure laws, and is not relying on the carve-out in Listing Rule 3.1A to withhold any information from disclosure (other than the transaction contemplated by this document);

(i)

(information) as far as Alumina is aware having made all reasonable inquiries, all the information provided in writing to Alcoa by Alumina in connection with this document, as part of due diligence, has been prepared and provided in good faith and is true and accurate and not misleading (including by omission) in all material respects;

(j)

(compliance) so far as Alumina is aware, in the 12 months prior to the date of this document the Alumina Group has complied in all material respects with all material laws and regulations applicable to them and orders of governmental agencies having jurisdiction over it;

(k)

(provision of information to Independent Expert) all information provided by or on behalf of Alumina to the Independent Expert to enable the Independent Expert’s Report to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s Report;

(l)

(provision of information to Investigating Accountant) all information provided by or on behalf of Alumina to the Investigating Accountant to enable the Investigating Accountant’s Report to be prepared and completed will be provided in good faith and on the understanding that the Investigating Accountant will rely upon that information for the purpose of preparing the Investigating Accountant’s Report;

(m)

(no default) so far as Alumina is aware, as at the date of this document neither Alumina nor any of its Subsidiaries is in default under, or in breach of, any material document, agreement or instrument binding on it or its assets nor has anything occurred which is or would with the giving of notice or lapse of time constitute an event of default, prepayment event or similar event, or give another party a termination right or right to accelerate any right or obligation, under any such document or agreement with such an effect;

(n)

(securities) Part 1 of Schedule 1 accurately records the total number and details of Alumina’s issued securities as at the date of this document (including the Alumina Shares and Equity Incentives), and other than as Disclosed it has not issued or agreed to issue and is not under any actual or contingent obligation to issue, convert or cancel any other securities or instruments other than as listed in Part 1 of Schedule 1;

(o)	(no Encumbrances) there are no material Encumbrances over all or any of its assets;

(p)

(Insolvency event or regulatory action) no Alumina Group Member is Insolvent, and as at the date of this document Alumina has not received written notice of any regulatory action of any nature having been taken that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this document or the Scheme;

(q)	(no litigation) so far as Alumina is aware, as at the date of this document, no Alumina Group Member is:

(i)	a party to any material legal action, investigation, proceeding, dispute, claim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution or litigation;

(ii)

the subject of any material ruling, judgement, order, declaration or decree by any Regulatory Authority, and as far as Alumina is aware, there is no such material legal action, investigation, proceeding, dispute, claim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution or litigation, ruling, judgement, order, declaration or decree pending, threatened or anticipated, against any member of the Alumina Group;

(r)

(no shareholding in Alcoa) as at the date of this document neither Alumina nor any other member of the Alumina Group holds any shares or other securities in Alcoa or units of such shares or securities;

(s)

(provision of information) Alumina has provided to Alcoa all material information known to Alumina and each other Alumina Group Member (having made reasonable enquiries) regarding the Alumina Group and the businesses of the Alumina Group which is not already in the public domain and, as far as Alumina is aware, all such information has been prepared and provided in good faith and is true and accurate and not misleading (including by omission) in all material respects;

(t)	(Not Insolvent) No Alumina Group Member is Insolvent;

(u)

(employees) except as Disclosed to Alcoa, neither the execution of this document nor the implementation of the transaction contemplated by this document will (alone or in combination with one or more events or circumstances, including any termination of employment or service):

(i)	result in any compensation or benefit (including severance, golden parachute, bonus or otherwise) becoming due to any Alumina employee or service provider (except as provided by applicable law);

(ii)	increase or otherwise enhance any compensation or benefit otherwise payable to any such individual;

(iii)	result in the acceleration of the time of payment, funding or vesting of any compensation or benefit under any Plans;

(iv)	result in the acceleration or forgiveness (in whole or in part) of any outstanding loan to any Alumina employee or service provider; or

(v)	require any contributions or payments to fund any obligations under any Plans;

(v)	(Indebtedness): as at the date of this agreement:

(i)

no member of the Alumina Group has incurred or agreed to incur any indebtedness material to the Alumina Group as a whole under any bank facility or other similar material arrangement providing financial accommodation of any description (excluding usual terms of trade with customers and suppliers and excluding hedges, swaps and similar arrangements and excluding any such indebtedness, arrangement or financial accommodation (irrespective of what form that accommodation takes) to or among members of the Alumina Group); and

(ii)

no event has occurred which would entitle any person to require the repayment of any material borrowings of the Alumina Group or require any material borrowings of the Alumina Group to be repaid before their due date for any reason;

(w)	(Taxes):

(i)	in the 12 months prior to the date of this document:

(A)	all income Tax Returns and all other material Tax Returns required to be filed by Alumina and its Subsidiaries, have been timely filed;

(B)	so far as Alumina is aware, all such Tax Returns are or will be true, complete and correct in all material respects;

(C)

all Taxes shown as due and payable on such Tax Returns, and all material amounts of Taxes (whether or not reflected on such Tax Returns) required to have been paid by Alumina and its Subsidiaries have been paid or appropriate reserves have been recorded in the financial statements of Alumina;

(ii)	neither Alumina nor any of its Subsidiaries:

(A)

is currently the subject of a material Tax audit or examination or other administrative or judicial proceeding arising therefrom, and to Alumina’s knowledge, no such audit, examination or proceeding is threatened or contemplated; or

(B)	has received from any taxing authority any written notice of a material proposed adjustment, deficiency or underpayment of Taxes which has not been satisfied by payment or been withdrawn;

(iii)

so far as Alumina is aware, Alumina and its Subsidiaries have duly and timely withheld all material amounts of Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Taxing Authority;

(iv)

neither Alumina nor any of its Subsidiaries (A) is resident for Tax purposes in a jurisdiction outside of its jurisdiction of organization or incorporation, or (B) currently has, or has ever had, a permanent establishment or other taxable presence in any jurisdiction other than its jurisdiction of organization of incorporation; and

(v)	so far as Alumina is aware, Alumina is not and has not been a “controlled foreign corporation” within the meaning of section 957 of the Code.

(x)

(No Undisclosed Liabilities): so far as Alumina is aware as at the date of this document, no Alumina Group Member has any indebtedness or liabilities arising after 1 January 2024 required under generally accepted Australian accounting principles or IFRS to be reflected on a balance sheet or the notes thereto, other than those:

(i)	specifically reflected in, fully reserved against or otherwise described in the Alumina Reporting Documents or the notes thereto;

(ii)	incurred in the ordinary course of business consistent with past practice since such date; or

(iii)	incurred under this document; and

(y)

(Employee benefit plans) Alumina has made available to Alcoa a true and complete copy of each material written employee benefit plan, including any change in control, severance, transaction and sale bonus, of the Alumina Group (collectively, the Plans) and each such Plan has been maintained in compliance with its terms in all material respects and in compliance in all material respects with all applicable laws.

13.2	Alumina’s indemnity

Alumina indemnifies the Alcoa Indemnified Parties against all Losses incurred as a result of any of the representations and warranties in clause 13.1 not being true and correct.

13.3	Qualifications on Alumina’s representations, warranties and indemnities

The representations and warranties in clause 13.1 and the indemnity in clause 13.2 are each subject to matters that:

(a)	are required or permitted by this document or the Scheme or any transaction contemplated by either;

(b)	are known to an Alcoa Group Member in relation to the Scheme or in relation to AWAC, including AWAC’s assets, business and operations and the AWAC Entities as at the date of this document; or

(c)	have been Disclosed by Alumina.

13.4	Alcoa’s representations and warranties

Alcoa represents and warrants to Alumina (on its own behalf and separately as trustee or nominee for each of the Alumina directors) that each of the following statements is true and correct in all material respects:

(a)

(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it in accordance with its terms;

(c)

(no contravention) subject to approval of the Alcoa Stockholder Resolution, the entry by it into, its compliance with its obligations and the exercise of its rights under, this document in accordance with its terms do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or its assets; or

(iii)	any material Encumbrance or material document binding on or applicable to it;

(d)

(authorisations) subject to approval of the Alcoa Stockholder Resolution, it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced in accordance with its terms;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms;

(f)

(reliance) the Alcoa Information provided to Alumina for inclusion in the Scheme Booklet will be provided in good faith and on the understanding that Alumina and its directors will rely on that information for the purposes of preparing the Scheme Booklet and proposing and implementing the Scheme in accordance with the Corporations Act;

(g)

(Alcoa Information) the Alcoa Information provided in accordance with this document and included in the Scheme Booklet and the Proxy Statement, as at the date of the Scheme Booklet or the Proxy Statement (as applicable), will not contain any material statement which is misleading or deceptive nor contain any material omission having regard to applicable disclosure requirements and will comply in all material respects with the requirements of the Corporations Act, the Securities Act, the Exchange Act, the ASX Listing Rules, the NYSE Listing Rules and all other relevant laws and regulations;

(h)

(SEC filings) since 1 January 2023, Alcoa has complied in all material respects with the material requirements of the Securities Act, the Exchange Act, the NYSE Listing Rules and any other applicable laws;

(i)

(information) as far as Alcoa is aware having made all reasonable inquiries, all the information provided in writing to Alumina by Alcoa in connection with this document, as part of due diligence, has been prepared and provided in good faith and is true and accurate and not misleading (including by omission) in all material respects;

(j)

(compliance) so far as Alcoa is aware, in the 12 months prior to the date of this document the Alcoa Group has complied in all material respects with all material laws and regulations applicable to them and orders of governmental agencies having jurisdiction over it;

(k)

(provision of information to Independent Expert) all information provided by or on behalf of Alcoa to the Independent Expert to enable the Independent Expert’s Report to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s Report;

(l)

(provision of information to Investigating Accountant) all information provided by or on behalf of Alcoa to the Investigating Accountant to enable the Investigating Accountant’s Report to be prepared and completed will be provided in good faith and on the understanding that the Investigating Accountant will rely upon that information for the purpose of preparing the Investigating Accountant’s Report;

(m)

(no default) so far as Alcoa is aware, as at the date of this document neither Alcoa nor any of its Subsidiaries is in default under, or in breach of, the Alcoa Existing Debt Facilities, nor has anything occurred which is or would with the giving of notice or lapse of time constitute an event of default, prepayment event or similar event, or give another party a termination right or right to accelerate any right or obligation, under the Alcoa Existing Debt Facilities or agreement with such an effect;

(n)

(securities) Part 2 of Schedule 1 accurately records the total number and details of Alcoa’s issued securities as at the date of this document, and other than as Disclosed it has not issued or agreed to issue and is not under any actual or contingent obligation to issue, convert or cancel any other securities or instruments other than as listed in Part 2 of Schedule 1;

(o)

(Insolvency event or regulatory action) no Alcoa Group Member is Insolvent, and as of the date of this document Alcoa has not received written notice of any regulatory action of any nature that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this document, the Deed Poll or the Scheme;

(p)	(no litigation) so far as Alcoa is aware, as at the date of this document, no Alcoa Group Member is:

(i)

a party to any legal action, investigation, proceeding, dispute, claim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution or litigation, in each case which is material to the Alcoa Group taken as a whole; or

(ii)

the subject of any ruling, judgement, order, declaration or decree by any Regulatory Authority, in each case which is material to the Alcoa Group taken as a whole, and as far as Alcoa is aware, there is no legal action, investigation, proceeding, dispute, claim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution, litigation, ruling, judgement, order, declaration or decree, in each case which is material to the Alcoa Group taken as a whole, pending, threatened or anticipated, against any member of the Alcoa Group;

(q)	(dealings in Alumina securities) as at the date of this document, except as Disclosed by Alcoa to Alumina:

(i)

Alcoa and its Associates do not have a Relevant Interest in any Alumina Shares, and neither Alcoa nor any Associate of Alcoa has a Relevant Interest in, or a right to acquire, any Alumina Shares (whether issued or not or held by Alcoa or not); and

(ii)

Alcoa and each of its Associates have not entered into any agreement or arrangement that confers rights the economic effect of which is equivalent or substantially equivalent to holding, acquiring, or disposing of securities in Alumina or any of its Associates or of any assets of Alumina or any of its Associates (including cash-settled derivative contract, contracts for difference or other derivative contracts);

(r)

(New Alcoa Shares and New Alcoa CDIs) the New Alcoa Shares and New Alcoa CDIs will, upon issue under the Scheme, and the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares will, when issued:

(i)	be fully paid up;

(ii)	be free from any Encumbrance; and

(iii)	rank equally in all respects with all other Alcoa Shares then on issue;

(s)	(New Alcoa Preferred Shares) the New Alcoa Preferred Shares will, upon issue under the Scheme:

(i)	be fully paid up;

(ii)	be free from any Encumbrance; and

(iii)	rank equally in all respects with all other Alcoa Preferred Shares then on issue in the same class;

(t)

(vote required) the approval at the Alcoa Stockholder Meeting of the Alcoa Stockholder Resolution by the affirmative vote of a majority of the Alcoa Shares present in person or represented by proxy at the Alcoa Stockholder Meeting and entitled to vote on the proposal to approve the issuance of New Alcoa Shares, including the New Alcoa Shares underlying the New Alcoa CDIs, and the New Alcoa Preferred Shares, including the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares, in each case pursuant to the Scheme, is the only vote of the holders of any class or series of Alcoa’s capital stock necessary under applicable law, the NYSE Listing Rules and Alcoa’s organisational documents for Alcoa to implement the Scheme and the other transactions contemplated by this document;

(u)

(no other approvals) no Alcoa Group Member requires any material approval, consent, clearance, waiver, ruling, relief, exemption, declaration or authorisation from its shareholders or any Regulatory Authority in order to execute and perform this document, other than the Regulatory Approvals, approval of the Scheme by the Court, approval of the Alcoa Stockholder Resolution and the filing of any applications, filings and notices (as applicable) required in relation to the Regulatory Approvals, as contemplated by this document;

(v)

(no dealing with Alumina Shareholders) no Alcoa Group Member nor any of its Associates has any agreement, arrangement or understanding with any Alumina Shareholder under which that Alumina Shareholder (or an Associate of that Alumina Shareholder) would be entitled to receive consideration for their Alumina Shares different from the Scheme Consideration or under which the Alumina Shareholder agrees to vote in favour of the Scheme or against any Competing Transaction;

(w)

(no dealings with Alumina officers and employees) as at the date of this document, no Alcoa Group Member has any agreement, arrangement or understanding with any director, officer or employee of any Alumina Group Member relating in any way to the Scheme or the operation of the Alumina Group’s business after implementation of the Scheme;

(x)

(provision of information) Alcoa has provided to Alumina all material information known to Alcoa and each other Alcoa Group Member (having made reasonable enquiries) regarding the Alcoa Group and the businesses of the Alcoa Group which is not already in the public domain and, as far as Alcoa is aware, all such information has been prepared and provided in good faith and is true and accurate and not misleading (including by omission) in all material respects;

(y)	(financial information and filings) the financial statements of the Alcoa Group included in Alcoa’s annual report on Form 10-K for the year ended 31 December 2023, including the related notes:

(i)

have been prepared in accordance with the requirements of the Securities Act, the Exchange Act and any other applicable laws and in accordance with US GAAP applied on a consistent basis during the periods involved; and

(ii)

present fairly, in all material respects, the consolidated financial position of the Alcoa Group and the consolidated results of operations and its cash flows (except as may be indicated in the notes to the applicable financial statements);

(z)	(No Undisclosed Liabilities): so far as Alcoa is aware at the date of this document, no Alcoa Group Member has any indebtedness or liabilities arising after 1 January 2024 required under generally accepted United States accounting principles or US GAAP to be reflected on a balance sheet or the notes thereto, other than those:

(i)	specifically reflected in, fully reserved against or otherwise described in the Alcoa Reporting Documents or the notes thereto;

(ii)	incurred in the ordinary course of business consistent with past practice since such date; or

(iii)	incurred under this document; and

(aa)

(pensions and defined benefits) as at the date of this document there are no material unfunded liabilities of any Alcoa Group Member in relation to any employee retirement or benefit plan which have not been Disclosed.

13.5	Alcoa Bidder’s representations and warranties

Alcoa Bidder represents and warrants to Alumina (in its own right and separately as trustee or nominee for each of the other Alumina Indemnified Parties) that each of the following statements is true and correct in all material respects:

(a)

(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it in accordance with its terms;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this document do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or its assets; or

(iii)	any material Encumbrance or material document binding on or applicable to it;

(d)

(authorisations) it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced in accordance with its terms;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and

(f)

(Insolvency event or regulatory action) it is not Insolvent and it has not received written notice of any regulatory action of any nature been taken that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this document, the Scheme or the Deed Poll.

13.6	Alcoa’s indemnity

Alcoa indemnifies the Alumina Indemnified Parties against all Losses incurred as a result of any of the representations and warranties in clause 13.4 and clause 13.5 not being true and correct.

13.7	Qualifications on Alcoa’s and Alcoa’s Bidders representations, warranties and indemnities

The representations and warranties in clause 13.4 and clause 13.5 and the indemnity in clause 13.6 are each subject to matters that:

(a)	are required or permitted by this document or the Scheme or any transaction contemplated by either;

(b)	are known to a Alumina in relation to the Scheme or in relation to AWAC, including AWAC’s assets, business and operations and the AWAC Entities as at the date of this document; or

(c)	have been Disclosed by Alcoa.

13.8	Survival of representations and warranties

Each representation and warranty in clauses 13.1, 13.4 and 13.5:

(a)	is severable;

(b)	survives the termination of this document; and

(c)	is given with the intention that liability under it is not confined to breaches that are discovered before the date of termination of this document.

13.9	Survival of indemnities and reimbursement obligations

Any indemnity, reimbursement or similar obligation in this document (including those in clauses 13.2 and 13.6):

(a)	is severable;

(b)	is a continuing obligation;

(c)	constitutes a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this document;

(d)	survives the termination of this document; and

(e)	is subject to clauses 11.8 and 12.8 (as applicable) and remains subject to those clauses (as applicable) following termination of this document.

13.10	Timing of representations and warranties

(a)	Each representation and warranty made or given under clauses 13.1, 13.4 and 13.5:

(i)

other than the representation and warranty made or given under clauses 13.4(r) (to the extent relating to the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares), 13.4(s) and 13.4(t) (to the extent relating to the New Alcoa Preferred Shares, including the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares), is given at the date of this document (being, for the avoidance of doubt, 12 March 2024);

(ii)	is given at the date the Scheme Booklet is despatched to Alumina Shareholders; and

(iii)	is given at 8:00am on the Second Court Date and at the Effective Date,

unless expressed to be given at a particular time, in which case it is given at that time.

(b)

Each representation and warranty made or given under clauses 13.4(r) (to the extent relating to the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares), 13.4(s) and 13.4(t) (to the extent relating to the New Alcoa Preferred Shares, including the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares) is given as at the date of Amended and Restated Scheme Implementation Deed.

13.11	Awareness

If a representation or warranty is given subject to awareness or knowledge, the awareness or knowledge of a party is limited to and deemed to only comprise the facts, matters and circumstances of which:

(a)	in the case of Alumina, Mike Ferraro, Galina Kraeva, Katherine Kloeden, Craig Evans and Liping Li; or

(b)	in the case of Alcoa or Alcoa Bidder, each of the persons listed on the “Executive Team” page of Alcoa’s website on the date of this document,

is actually aware as at the time the representation or warranty is given, having made reasonable enquiries.

13.12	No representation or reliance

(a)

Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this document, except for representations or inducements expressly set out in this document and (to the maximum extent permitted by law) all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this document, the circumstances surrounding the parties’ entry into it and the Scheme, are expressly excluded.

(b)

Each party acknowledges and confirms that it does not enter into this document in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this document.

13.13	Notice in relation to representations and warranties

If at any time prior to 8.00am on the Second Court Date, Alumina, Alcoa or Alcoa Bidder (as applicable) becomes aware that any of its respective representations and warranties in clause 13.1, 13.4 or 13.5 (as applicable) is not true and correct or is misleading or deceptive in any material respect (whether by omission or otherwise), or there is an event, occurrence, circumstance or matter which makes it reasonably likely that a representation or warranty will not be true and correct or will be misleading or deceptive in any material respect (whether by omission or otherwise), then it must promptly notify Alcoa, Alumina or Alcoa Bidder (as applicable) and provide reasonable details, including specifying the representation and warranty in question and the underlying event, occurrence, circumstance or matter which has caused the representation or warranty to not be true and correct.

14	Termination

14.1	Termination events

This document may be terminated:

(a)

(End Date) by Alumina or Alcoa, if the Scheme has not become Effective by the End Date (inclusive) (provided that the party purporting to terminate this document has complied in all material respects with its obligations in clauses 3.2, 3.3, 3.7 and 3.8 to the extent applicable);

(b)	(change of Alumina Board Member recommendation) by:

(i)	Alcoa at any time prior to 8.00am on the Second Court Date if:

(A)

any Alumina Board Member publicly adversely changes their recommendation to the Scheme Participants from the form in the public announcement contained in Annexure A, or otherwise makes a public statement indicating that they do not or no longer support the Scheme or support or endorse an Alumina Competing Transaction; or

(B)

any Independent Alumina Director or Alumina’s Managing Director and Chief Executive Officer does not state he or she intends to vote all of the Alumina Shares that he or she directly or indirectly owns or controls in favour of the Scheme at the Scheme Meeting, or withdraws or adversely modifies (including by attaching any qualifications to) an earlier statement that they intend to vote in favour of the Scheme at the Scheme Meeting;

(c)	(change of Alcoa Board Member recommendation) by Alumina if at any time prior to 8.00am on the Second Court Date any Alcoa Board Member publicly changes their recommendation to Alcoa

Stockholders that they vote in favour of the Alcoa Stockholder Resolution, including any adverse modification to their recommendation, or otherwise makes a public statement indicating that they no longer support the Scheme or support or endorse an Alcoa Competing Transaction;

(d)	(Alumina Superior Proposal) by Alumina at any time prior to 8.00am on the Second Court Date if:

(i)	Alumina has received an Alumina Competing Transaction; and

(ii)

following discharge of Alumina’s obligations under clause 10.8 and 10.9, the Alumina Board has determined that the Alumina Competing Transaction constitutes an Alumina Superior Proposal and the Alumina Board has determined in good faith and acting reasonably having received advice from its external counsel specialising in corporate law, that by virtue of the fiduciary or statutory duties of the Alumina Board Members, Alumina is required to terminate this document as a result of the Alumina Superior Proposal;

(e)	(Alcoa Superior Proposal) by Alcoa at any time prior to 8.00am on the Second Court Date if:

(i)	Alcoa has received an Alcoa Superior Proposal; and

(ii)

the Alcoa Board has determined in good faith and acting reasonably having received advice from its external counsel specialising in corporate law, that by virtue of the fiduciary or statutory duties of the Alcoa Board Members, Alcoa is required to terminate this document as a result of the Alcoa Superior Proposal;

(f)	(material breach):

(i)

by Alumina at any time prior to 8.00am on the Second Court Date, if Alcoa or Alcoa Bidder is in material breach of a term of this document (including any Alcoa representation and warranty not being true and correct, where the failure of such Alcoa representations and warranties to be true and correct has or would reasonably be excepted to have individually or in the aggregate a materially adverse effect on the Alcoa Group as a whole), taken in the context of the Scheme as a whole, provided that Alumina has, if practicable, given notice to Alcoa setting out the relevant circumstances and the relevant circumstances continue to exist 10 Business Days (or any shorter period ending at 8.00am on the Second Court Date) after the time such notice is given; and

(ii)

by Alcoa at any time prior to 8.00am on the Second Court Date, if Alumina is in material breach of a term of this document (including any Alumina representation and warranty not being true and correct, where the failure of such Alumina representations and warranties to be true and correct has or would reasonably be excepted to have individually or in the aggregate a materially adverse effect on the Alumina Group as a whole), taken in the context of the Scheme as a whole, provided that Alcoa has, if practicable, given notice to Alumina setting out the relevant circumstances and the relevant circumstances continue to exist 10 Business Days (or any shorter period ending at 8.00am on the Second Court Date) after the time such notice is given;

(g)	(consultation or appeal failure) in accordance with and pursuant to:

(i)	clause 3.9(a);

(ii)	clause 3.9(b); or

(iii)	clause 6.9,

(provided that the party purporting to terminate this document has complied in all material respects with its obligations in clauses 3.2, 3.3, 3.4, 3.7 and 3.8 to the extent applicable); or

(h)	(agreement) if agreed to in writing by Alcoa and Alumina.

14.2	Effect of public statements

(a)	Despite any other provision in this document, a statement by Alumina, the Alumina Board or any Alumina Board Member to the effect that:

(i)	Alumina has received an Alumina Competing Transaction;

(ii)	the Alumina Board is considering whether an Alumina Competing Transaction is an Alumina Superior Proposal;

(iii)	Alumina Shareholders should take no action pending the completion of the Alumina Board’s consideration of whether an Alumina Competing Transaction is an Alumina Superior Proposal;

(iv)	the Alumina Board has determined that an Alumina Competing Transaction is or may be an Alumina Superior Proposal and has commenced the matching right process set out in clause 10.8; or

(v)	Alumina Shareholders should take no action pending the completion of the matching right process set out in clause 10.8,

does not of itself:

(vi)	constitute a change, withdrawal, modification or qualification of the recommendation by any Alumina Board Member or an endorsement of an Alumina Competing Transaction;

(vii)	contravene this document;

(viii)	give rise to an obligation to pay the Break Fee under clause 11.2(b); or

(ix)	give rise to a termination right under clause 14.1(b).

(b)	Despite any other provision in this document, a statement by Alcoa, the Alcoa Board or any Alcoa Board Member to the effect that:

(i)	Alcoa has received an Alcoa Competing Transaction;

(ii)	the Alcoa Board is considering whether an Alcoa Competing Transaction is an Alcoa Superior Proposal;

(iii)	the Alcoa Board has determined that an Alcoa Competing Transaction is or may be an Alcoa Superior Proposal; or

(iv)	Alcoa Stockholders should take no action pending the completion of the Alcoa Board’s consideration of whether an Alcoa Competing Transaction is an Alcoa Superior Proposal,

does not of itself:

(v)	constitute a change, withdrawal, modification or qualification of the recommendation by any Alcoa Board Member or an endorsement of an Alcoa Competing Transaction;

(vi)	contravene this document;

(vii)	give rise to an obligation to pay the Reverse Break Fee under clause 12.2(c); or

(viii)	give rise to a termination right under clause 14.1(c).

14.3	Termination

Where a party has a right to terminate this document, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other parties stating that it terminates this document.

14.4	No other termination

No party may terminate or rescind this document, except as permitted under clause 14.1.

14.5	Effect of Termination

If this document is terminated by a party in accordance with this clause 14, then in either case all further obligations of the parties under this document, other than the obligations set out in this clause and in clauses 8.1, 8.2, 8.3, 8.4, 9.6, 11, 12, 13.3, 13.7 to 13.12 and 15 to 22 (inclusive) will immediately cease to be of further force and effect without further liability of any party to the other, provided that nothing in this clause 14 releases any party from liability for any pre-termination breach of this document.

14.6	Damages

In addition to the right of termination under clause 14.1 where there is no appropriate remedy for the breach in this document (other than termination), the non-defaulting party is entitled to damages for Losses suffered by it and expenses incurred by it as a result of the breach of the terms of this document, subject to clauses 11.8 and 12.8 (as appropriate).

15	Public announcements

15.1	Public announcement of Scheme

(a)	After signing this document on 12 March 2024 (, Alumina and Alcoa issued a public announcement of the proposed Scheme in the forms contained in Annexure A.

(b)	Immediately after signing the Amended and Restated Scheme Implementation Deed, Alumina and Alcoa must issue a public announcement of the amended Scheme in the forms contained in Annexure D.

15.2	Required disclosure

Subject to clause 15.3(b), where a party is required by law or the Listing Rules to make any public announcement or make any disclosure in connection with the Scheme or the transactions contemplated by this document, it must use all reasonable endeavours, to the extent possible in the circumstances, to consult with Alcoa or Alumina (as applicable), including by providing Alcoa or Alumina (as applicable) a draft of the public announcement or disclosure and an opportunity to review and, in good faith, consider any comments provided by Alcoa or Alumina (as applicable) in a timely manner, prior to making the relevant disclosure.

15.3	Other announcements

(a)

Subject to clauses 15.1, 15.2 and 15.3(b), no party may make any public announcement or disclosure (Announcement) in connection with the Scheme (including disclosure to a Regulatory Authority, other than in relation to a Regulatory Approval) other than:

(i)	in a form approved by Alcoa or Alumina (as applicable) (acting reasonably and without delay); or

(ii)

without limiting any other provision of this document, where the board of the relevant party determines (acting reasonably and in good faith) that an Announcement is necessary to satisfy the relevant board’s fiduciary or statutory duties, or to ensure an informed market for securities for the relevant company, in which case it must use all reasonable endeavours, to the extent possible in the circumstances, to consult with Alcoa or Alumina (as applicable), including by providing Alcoa or Alumina (as applicable) a draft of the Announcement and an opportunity to review and, in good faith, consider any comments provided by the other party in a timely manner, prior to making the relevant Announcement.

(b)	Clauses 15.2 and 15.3(a)(ii) do not apply to an Announcement made in connection with:

(i)	a Competing Transaction, except to the extent that such announcement or disclosure could be reasonably deemed to be a solicitation of Alcoa Stockholders in connection with the Scheme;

(ii)	an Alcoa Board Member or Alumina Board Member (as applicable) withdrawing or changing their recommendation in accordance with clause 7.1 or 7.2 (as applicable);

(iii)	any dispute between the parties regarding this document, the Scheme or other transaction contemplated by this document; or

(iv)	the termination of this document in accordance with its terms.

15.4	Confidential Information

To the extent any public announcement or disclosure in connection with the Scheme under this clause 15 contains any Confidential Information, the terms of the Confidentiality Agreement will apply.

16	Confidential Information

(a)

Each of Alumina and Alcoa acknowledges and agrees that it continues to be bound by the Confidentiality Agreement in respect of all information received by it from Alcoa or Alumina (as applicable) on, before or after the date of this document.

(b)	For the avoidance of doubt, the rights and obligations of Alcoa and Alumina under the Confidentiality Agreement survive termination of this document.

(c)	Alcoa Bidder agrees to comply with the terms of the Confidentiality Agreement in relation to the Confidential Information as if it were a party to the Confidentiality Agreement.

(d)	To the extent of any inconsistency between the Confidentiality Agreement and this document, this document prevails.

17	Notices and other communications

17.1	Form

Unless this document expressly states otherwise, all notices, demands, certificates, consents, approvals, waivers and other communications in connection with this document must be:

(a)	in writing and in English;

(b)	signed by the sender (if an individual) or an Authorised Officer of the sender;

(c)	other than email communications, be marked for the attention of the person referred to in the Details (or, if the recipient has notified otherwise, then marked for attention in the way last notified);

(d)	be copied to (which will not constitute notice), in the case of Alcoa and Alcoa Bidder to:

Ashurst

Level 16, South Tower, 80 Collins Street

Melbourne VIC 3000, Australia

Attention: Kylie Lane and Susannah Macknay

Email: kylie.lane@ashurst.com and susannah.macknay@ashurst.com

(e)	be copied to (which will not constitute notice), in the case of Alumina to:

King & Wood Mallesons

Level 27, Collins Arch, 447 Collins Street

Melbourne VIC 3000, Australia

Attention: Will Heath and Stephen Minns

Email: will.heath@au.kwm.com and stephen.minns@au.kwm.com; and

(f)	in the case of email communications, must state the first and last name of the sender and are taken to be signed by the named sender.

17.2	Delivery

Communications must be:

(a)	left at the address referred to in the Details for the relevant party, except for in the case of Alcoa Bidder, left at the address referred to in the Details for Alcoa; or

(b)	sent by email to the address referred to in the Details for the relevant party.

However, if the intended recipient has notified a change to its contact details, then communications must be sent to the changed contact details.

17.3	When effective

Communications take effect from the time they are received or taken to be received under clause 17.4 (whichever happens first) unless a later time is specified in the communication.

17.4	When taken to be received

Communications are taken to be received:

(a)	if delivered by hand in accordance with clause 17.2(a), when delivered to the relevant address;

(b)	if sent by email in accordance with 17.2(b):

(i)	when the sender receives an automated message confirming delivery; or

(ii)	4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed,

whichever happens first.

17.5	Receipt outside business hours

Despite anything else in this clause 17, if communications are received or taken to be received under clause 17.4 (“When taken to be received”) after 5.00pm on a Business Day or Pittsburgh Business Day (as applicable) or on a non-Business Day or non-Pittsburgh Business Day (as applicable), they are taken to be received at 9.00am on the next Business Day or Pittsburgh Business Day (as applicable).

18	GST

18.1	Definitions and interpretation

For the purposes of this clause 18:

(a)	a term which has a defined meaning in the GST Act has the same meaning when used in this clause 18, unless the contrary intention appears; and

(b)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.

18.2	GST exclusive

Unless this document expressly states otherwise, all consideration to be provided under this document is exclusive of GST.

18.3	Payment of GST

(a)

If GST is payable, or notionally payable, on a supply in connection with this document, the party providing the consideration for the supply agrees to pay to the supplier an additional amount equal to the amount of GST payable on that supply (GST Amount).

(b)

Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause 18.3 does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.

18.4	Adjustment events

If an adjustment event arises for a supply made in connection with this document, the GST Amount must be recalculated to reflect that adjustment. The supplier or the recipient (as the case may be) agrees to make any payments necessary to reflect the adjustment and the supplier agrees to issue an adjustment note.

18.5	Reimbursements

Any payment, indemnity, reimbursement or similar obligation that is required to be made in connection with this document which is calculated by reference to an amount paid by another party must be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 18.3 will apply to the reduced payment.

19	Costs

19.1	Defined terms

In this clause 19, Costs includes costs, charges and expenses, including those incurred in connection with advisers and any legal costs but does not include any costs that are expressed to be joint under this document.

19.2	Costs

The parties agree to pay their own Costs in connection with the preparation, negotiation, execution and completion of this document, except for as otherwise provided in this document, including amounts covered by clause 19.3.

19.3	Stamp duty and registration fees

Alcoa and Alcoa Bidder jointly and severally:

(a)

agree to pay or reimburse all stamp duty, registration fees and similar taxes payable or assessed as being payable in connection with this document or any other transaction contemplated by this document (including any fees, fines, penalties and interest in connection with any of those amounts); and

(b)	indemnify Alumina against, and agrees to reimburse and compensate it for, any liability in respect of stamp duty under clause 19.3(a).

Alcoa and Alcoa Bidder agree to pay amounts due to Alumina under this clause 19.3 within 3 Pittsburgh Business Days of demand from Alumina.

20	Withholding tax

(a)

If Alcoa or Alcoa Bidder is required under Subdivision 14-D of Schedule 1 of the TAA (Subdivision 14-D) or any other Tax Law, to withhold and pay any amount to the Commissioner of Taxation or any other Regulatory Authority in respect of the acquisition of Alumina Shares from certain Alumina Shareholders, Alcoa and Alcoa Bidder are permitted to deduct the relevant amount from the payment of the Scheme Consideration to those Alumina Shareholders, and remit such amount to the Commissioner of Taxation or such other Regulatory Authority. The aggregate sum payable to the relevant Alumina Shareholders must not be increased to reflect the deduction and the net aggregate sum payable to those Alumina Shareholders will be taken to be in full and final satisfaction of the amounts owing to those Alumina Shareholders.

(b)

Alcoa and Alcoa Bidder acknowledge and agree that it will not pay any amounts to the Commissioner of Taxation under Subdivision 14-D with respect to an Alumina Shareholder where it receives an entity declaration from the Alumina Shareholder prior to the Implementation Date, where:

(i)	the entity declaration is made in accordance with the requirements in section 14-225 of Subdivision 14-D and covers the Implementation Date (Entity Declaration); and

(ii)	Alcoa and Alcoa Bidder does not know the Entity Declaration to be false.

(c)

Alumina agrees that Alcoa and Alcoa Bidder may approach the ATO to obtain clarification as to the application of Subdivision 14-Dand will provide all information and assistance that Alcoa reasonably requires in making any such approach. Alcoa agrees:

(i)

to provide Alumina a reasonable opportunity to review the form and content of all materials to be provided to the ATO and must incorporate Alumina’s reasonable comments on those materials, and more generally to take into account Alumina’s comments in relation to Alcoa’s or Alcoa Bidder’s engagement with the ATO, and provide Alumina a reasonable opportunity to participate in any discussions and correspondence between Alcoa or Alcoa Bidder and the ATO in connection with the application of Subdivision 14-D; and

(ii)	not to contact any Alumina Shareholders in connection with the application of Subdivision 14-D or other withholding obligation to the Scheme without Alumina’s prior written consent.

(d)	At all times subject to clause 20(e), if Alcoa determines, acting reasonably, that it is necessary, in order to fund a Withholding Amount payable in respect of any Withholding Amount Shareholder:

(i)

that Withholding Amount Shareholder will be treated, for the purposes of the Scheme, as an Ineligible Foreign Shareholder in relation to an amount of New Alcoa Shares that the Withholding Amount Shareholder would otherwise be entitled to as Scheme Consideration (in the form of New Alcoa CDIs) under clause 4.4, but only to the extent necessary to fund the Withholding Amount paid or payable by Alcoa Bidder under Subdivision 14-D in respect of that Withholding Amount Shareholder and for the avoidance of doubt to fund any brokerage, stamp duty and other selling costs, taxes and charges in respect of a sale of Relevant Alcoa Shares (the number of New Alcoa Shares required to fund these amounts to be determined by Alcoa and Alcoa Bidder acting reasonably);

(ii)

Alcoa Bidder will receive in accordance with clause 4.6(a) an amount equal to the Withholding Amount in respect of that Withholding Amount Shareholder and remit such amount to the Commissioner of Taxation;

(iii)

any Proceeds of the sale of New Alcoa Shares through the sale facility described in clause 4.6 in excess of the Withholding Amount will be paid to that Withholding Amount Shareholder in accordance with clause 4.6(a);

(iv)

for the avoidance of doubt, the relevant Withholding Amount Shareholder will not be treated as an Ineligible Foreign Shareholder with respect to the balance of its Scheme Consideration, which will be provided in the form of New Alcoa CDIs in accordance with clause 4.4 and, if applicable, New Alcoa Preferred Shares, in accordance with clause 4.3; and

(v)	for the avoidance of doubt, where the conditions of this clause 20(d) are satisfied, the aggregate consideration payable to the relevant Withholding Amount Shareholder will not be increased to reflect the withholding under this clause and the net aggregate consideration payable to that Withholding Amount Shareholder will be taken to be in full and final discharge of the Scheme Consideration owing to that Withholding Amount Shareholder.

(e)	The parties agree to:

(i)	consult in good faith as to the application of Subdivision 14-D in connection with the Scheme; and

(ii)

subject to clause 20(c)(ii), use reasonable endeavours to take all actions that are necessary or desirable in relation to Subdivision 14-D, which may include, without limitation, promptly communicating with any Withholding Amount Shareholder to obtain a Valid Variation Notice or Entity Declaration contemplated by Subdivision 14-D Law so as to reduce or eliminate the Withholding Amount payable to the Commissioner of Taxation in respect of any Withholding Amount Shareholder.

21	General

21.1	Variation and waiver

A provision of this document, or right, power or remedy created under it, may not be varied or waived except in writing signed by the party to be bound.

21.2	Consents, approvals or waivers

By giving any approval, consent or waiver, a party does not give any representation or warranty as to any circumstance in connection with the subject matter of the consent, approval or waiver.

21.3	Discretion in exercising rights

Unless this document expressly states otherwise, a party may exercise a right, power or remedy or give or refuse its consent, approval or a waiver in connection with this document in its absolute discretion (including by imposing conditions).

21.4	Partial exercising of rights

Unless this document expressly states otherwise, if a party does not exercise a right, power or remedy in connection with this document fully or at a given time, they may still exercise it later.

21.5	Conflict of interest

Each party may exercise their rights, powers and remedies in connection with this document even if this involves a conflict of duty or they have a personal interest in their exercise.

21.6	Remedies cumulative

(a)

Except as expressly provided in this document, including in clauses 11.8 and 12.8, and as permitted by law, the rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.

(b)

Subject to clauses 11.8 and 12.8, each party acknowledges that the remedy of damages may be inadequate if a party breaches this document (including failing to take such actions as are required to implement the Scheme under this document) and that either party is entitled to seek and obtain, without limitation, injunctive relief or specific performance if either party breaches (including failing to take such actions as are required to implement the Scheme), or threatens to breach this document.

(c)

If a party makes any claim contemplated by clause 21.6(b) (other than to specifically enforce any clause that expressly survives the termination of this document), the End Date will be automatically extended to:

(i)	the day that is 40 Business Days after the claim is resolved or determined; or

(ii)	such other period ordered by a court with competent jurisdiction in respect of the claim.

21.7	Inconsistent law

To the extent the law permits, this document prevails to the extent it is inconsistent with any law.

21.8	Supervening law

Any present or future law which operates to vary the obligations of a party in connection with this document with the result another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

21.9	Counterparts

This document may consist of a number of copies, each signed by one or more parties to it. If so, the signed copies are treated as making up a single document and the date on which the last counterpart is executed is the date of this document.

21.10	Entire agreement

Subject to clause 9.3(b), this document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

21.11	Further steps

Each party agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed), which Alcoa or Alumina (as applicable) asks and considers necessary to:

(a)	bind the party and any other person intended to be bound under this document; or

(b)	show whether the party is complying with this document.

21.12	No liability for loss

Unless this document expressly states otherwise, a party is not liable for any loss, liability or costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this document.

21.13	Severability

If the whole or any part of a provision of this document is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause 21.13 has no effect if the severance alters the basic nature of this document or is contrary to public policy.

21.14	Rules of construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this document or any part of it.

21.15	Assignment

A party may not assign or otherwise deal with its rights under this document or allow any interest in them to arise or be varied without the consent of Alcoa or Alumina (as applicable).

21.16	Enforceability

For the purpose of this document:

(a)	Alumina is taken to be acting as agent and trustee on behalf of and for the benefit of all Alumina Indemnified Parties; and

(b)	Alcoa is taken to be acting as agent and trustee on behalf of and for the benefit of all Alcoa Indemnified Parties,

and all of those persons are to this extent taken to be parties to this document.

21.17	No representation or reliance

Each party acknowledges that:

(a)

no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this document, except for representations or inducements expressly set out in this document;

(b)

it does not enter into this document in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this document; and

(c)	clauses 21.17(a) and 21.17(b) above do not prejudice any rights a party may have in relation to information which had been filed by the other party with ASIC, ASX or the NYSE (as applicable).

22	Governing law

22.1	Governing law and jurisdiction

(a)	The law in force in Victoria, Australia governs this document.

(b)	Each party irrevocably:

(i)

submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Victoria, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this document; and

(ii)	waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

(c)

Each party agrees that a final judgment in any legal proceedings in a court exercising jurisdiction in Victoria, Australia will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

22.2	Serving documents

Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address for service of notices under clause 17.2 or with its process agent.

22.3	Appointment of process agent

Without preventing any method of service allowed under any relevant law, Alcoa and Alcoa Bidder:

(a)	irrevocably appoint Ashurst as its process agent to receive any document in an action in connection with this document;

(b)	agree that any document may be served on Alcoa or Alcoa Bidder by being delivered to or left for Alcoa or Alcoa Bidder at the following address:

Ashurst

Level 16, South Tower, 80 Collins Street

Melbourne VIC 3000, Australia; and

(c)	agree that failure by a process agent to notify Alcoa or Alcoa Bidder of any document in an action in connection with this document does not invalidate the action concerned.

If for any reason Ashurst ceases to be able to act as process agent, Alcoa and Alcoa Bidder must:

(d)	appoint another person as its process agent in the Victoria, Australia and ensure that the replacement process agent accepts its appointment and confirms its appointment to Alcoa and Alcoa Bidder;

(e)

deliver to Alumina within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this document; and

(f)	inform Alumina in writing of any change in the address of its process agent within 2 Business Days of the change.

EXECUTED as a deed

Amended and Restated Scheme Implementation Deed

Schedule 1 Capital structure

1	Alumina capital structure

Security	Total number on issue
Fully paid ordinary shares	2,901,681,417
ESP Entitlements	3,057,645
Conditional Rights	1,078,577

2	Alcoa capital structure

Security	Total number on issue
Basic Shares Outstanding – as of 8 March 2024	179,558,990
Share settled RSUs - as of 8 March 2024	2,191,177
Share settled performance based RSUs - as of 21 February 2024	0
2016 options - as of 31 January 2024 (net settled using TSM)	15,221
2019 options – as of 31 January 2024 (net settled using TSM)	1,085
2020 options - as of 31 January 2024 (net settled using TSM)	25,358

Amended and Restated Scheme Implementation Deed

Schedule 2	Form of Alcoa Series A Convertible Preferred Stock Certificate of Designation

FINAL

CONFIDENTIAL

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

ALCOA CORPORATION

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

ALCOA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board”) (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware, as it may be amended:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated the number of shares to be included in such series and fixed the designations, powers, rights and preferences of the shares of such series, and the qualifications, limitations and restrictions, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, of such series as follows:

Section I. Designation.

There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock,” par value $0.01 per share (the “Non-Voting Preferred Stock”) and the number of shares constituting such series shall be 10,000,000. The designations, powers, rights and preferences and the qualifications, limitations and restrictions of the Non-Voting Preferred Stock shall be as set forth herein. The Non-Voting Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated shares under the DGCL.

Section II. Definitions. For purposes hereof, the following terms shall have the following meanings, unless the context otherwise requires:

“Additional Issuance” has the meaning specified in Section III(b)(i).

“Additional Issuance Conversion Date” means the second Business Day following delivery of a valid Additional Issuance Notice.

“Additional Issuance Notice” has the meaning specified in Section III(b)(ii).

“Additional Shares of Common Stock” has the meaning specified in Section VII(c).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise). Notwithstanding the foregoing, (a) neither the Corporation nor any of its Affiliates shall be deemed to be an Affiliate of CITIC or its Affiliates and (b) neither CITIC nor any of its Affiliates shall be deemed to be an Affiliate of the Corporation or any of its Affiliates.

“Applicable Conversion Rate” means the Initial Conversion Rate, subject to adjustment pursuant to Sections VII for any such event occurring subsequent to the initial determination of such rate.

“Authorized Repurchases” means the number of shares of Common Stock calculated by dividing the dollar amount of the remaining unused balance of any publicly disclosed share repurchase program of the Corporation by the Fair Market Value.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“BHCA Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Board” has the meaning specified in the preamble.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York are required or authorized by Law to be closed.

“Certificate of Designation” means this Certificate of Designation of the Non-Voting Preferred Stock of the Corporation.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation (as amended and/or restated from time to time).

“CITIC” means Bestbuy Overseas Co. Ltd.

“Class of Voting Security” shall be interpreted in a manner consistent with how “class of voting shares” is defined in 12 C.F.R. Section 225.2(q)(3) or any successor provision.

“Closing Date” means, with respect to any shares of Non-Voting Preferred Stock, the date that such shares of Non-Voting Preferred Stock are issued.

“Common Equivalent Dividend Amount” has the meaning specified in Section IV(a).

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion Date” means either the Additional Issuance Conversion Date or a Convertible Transfer Conversion Date, as applicable.

“Conversion Shares” has the meaning specified in Section III(a)(ii).

“Convertible Transfer” means a Transfer by the Holder (a) to the Corporation; (b) in a widely distributed public offering of Common Stock issuable upon conversion of the Non-Voting Preferred Stock; (c) in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires two percent (2%) or more of any Class of Voting Securities of the Corporation then outstanding; or (d) to a transferee that controls more than fifty percent (50%) of every Class of Voting Securities of the Corporation then outstanding without giving effect to such Transfer.

“Convertible Transfer Conversion Date” means the date that a Convertible Transfer is consummated, which shall occur no later than the second Business Day following delivery of a valid Notice of Convertible Transfer and Conversion.

“Convertible Transfer Notice Documents” has the meaning specified in Section III(a)(ii).

“Corporation” means Alcoa Corporation.

“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended.

“Exchange” has the meaning specified in Section IX(a).

“Exchange Notice” has the meaning specified in Section IX(a).

“Exchange Property” has the meaning specified in Section VIII(a).

“Exchanged Common Shares” has the meaning specified in Section IX(a).

“Fair Market Value” means the volume-weighted average price (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Holder and the Corporation) on the NYSE of the Common Stock for the five (5) prior trading days.

“Government Entity” means any (a) federal, state, local, municipal, foreign or other government; (b) governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official, committee or entity and any court or other tribunal), whether foreign or domestic; or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including, without limitation, any arbitral tribunal and self-regulatory organizations.

“Holder” means the Person in whose name any shares of Non-Voting Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Non-Voting Preferred Stock for the purpose of making payment and settling conversion and for all other purposes.

“Initial Conversion Rate” means, for each share of Non-Voting Preferred Stock, one share of Common Stock.

“Junior Securities” has the meaning specified in Section VI(a).

“Law” means, with respect to any Person, any legal, regulatory and administrative laws, statutes, rules, Orders and regulations applicable to such Person.

“Liquidation Preference” means, for each share of Non-Voting Preferred Stock, an amount equal to $0.0001 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Non-Voting Preferred Stock).

“Maximum Conversion” has the meaning specified in Section IX(b).

“Non-BHCA Affiliate” means a Person that is both (a) not CITIC and (b) not a BHCA Affiliate of the Holder or CITIC.

“Non-Voting Preferred Stock” has the meaning specified in Section I.

“Notice of Convertible Transfer and Conversion” has the meaning specified in Section III(a)(ii).

“NYSE” means the New York Stock Exchange.

“Order” means any applicable order, injunction, judgment, decree, ruling, or writ of any Government Entity.

“Parity Securities” has the meaning specified in Section VI(a).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Sections 13(d)(3) and 14(d) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Recent Outstanding Common Shares” means the number of shares of Common Stock outstanding as set forth on the balance sheet of the Corporation in its most recent periodic filing with the SEC.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by statute, contract or otherwise).

“Reorganization Event” has the meaning specified in Section VIII(a).

“SEC” means the Securities and Exchange Commission.

“Senior Securities” has the meaning specified in Section VI(a).

“Share Repurchase” has the meaning specified in Section IX(a).

“Subject Preferred Share” has the meaning specified in Section III(a)(i).

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of or transfer (by merger, disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by merger, disposition, operation of Law or otherwise), of any interest in any equity securities beneficially owned by such Person.

“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

Section III. Conversion.

(a) Conversion upon Convertible Transfer.

(i) Upon the terms and in the manner set forth in this Section III, on any Convertible Transfer Conversion Date for any Convertible Transfer to a Non-BHCA Affiliate, each share of Non-Voting Preferred Stock subject to such Convertible Transfer (each, a “Subject Preferred Share”) will be converted into a number of fully-paid and non-assessable shares of Common Stock equal to the Applicable Conversion Rate. The Subject Preferred Shares so converted will be cancelled as described in Section XIII below.

(ii) To effect a Convertible Transfer, a Holder shall deliver to the Corporation a written notice (the “Notice of Convertible Transfer and Conversion”) that (1) identifies the proposed transferee and manner and date of Transfer (which shall be two (2) Business Days following delivery of the Notice of Convertible Transfer and Conversion), the number of Subject Preferred Shares to be converted and the corresponding number of shares of Common Stock to be transferred (the “Conversion Shares”), (2) certifies that such Transfer is a Convertible Transfer and that the proposed transferee is a Non-BHCA Affiliate, (3) notifies the Corporation that such Holder is tendering the Subject Preferred Shares for conversion in accordance with this Certificate of Designation and (4) provides instructions for delivery of the Conversion Shares to the proposed transferee on the Convertible Transfer Conversion Date (collectively, the “Convertible Transfer Notice Documents”). The Notice of Convertible Transfer and Conversion must be received by the Corporation by 4:00 p.m. Eastern Time two (2) Business Days prior to the Convertible Transfer Conversion Date.

(iii) Following receipt of valid Convertible Transfer Notice Documents, on the Convertible Transfer Conversion Date, the Corporation shall effect the conversion of the Subject Preferred Shares by delivering the Conversion Shares in accordance with the instructions provided in the Notice of Convertible Transfer and Conversion.

(b) Conversion upon Additional Issuance.

(i) If any action by the Corporation, which may include the issuance of additional Common Stock (any such action, an “Additional Issuance”), has the effect of reducing the percentage of a Class of Voting Securities held by CITIC (together with its BHCA Affiliates), then CITIC may elect to convert each share of the Non-Voting Preferred Stock into a number of fully-paid and non-assessable shares of Common Stock equal to the Applicable Conversion Rate so long as such conversion does not allow CITIC (together with its BHCA Affiliates) to acquire a higher percentage of the Class of Voting Securities than (x) 4.9% or (y) if lower, the percentage of the Class of Voting Securities CITIC (together, with its BHCA Affiliates) controlled immediately prior to such conversion.

(ii) Upon CITIC’s (or its Affiliates) election to convert the Non-Voting Preferred Stock pursuant to Section III(b)(i), CITIC shall deliver to the Corporation a written notice (the “Additional Issuance Notice”) that notifies the Corporation that such Holder is tendering the Non-Voting Preferred Stock for conversion in accordance with Section III(b)(i) of this Certificate of Designation. Any such conversion shall be settled by the Corporation on the second Business Day following delivery of a valid Additional Issuance Notice in accordance with Section XVI.

(c) Immediately upon a conversion pursuant to Section III(a) or Section III(b), the rights of the Holders with respect to the shares of the Non-Voting Preferred Stock so converted shall cease and the Persons entitled to receive the shares of Common Stock upon the conversion of such shares of Non-Voting Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of the shares of Non-Voting Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(e) No fractional shares of Common Stock shall be issued upon any conversion of shares of Non-Voting Preferred Stock. If more than one share of Non-Voting Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Non-Voting Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Non-Voting Preferred Stock, such fractional share will be rounded as follows: (i) if the fractional share is less than 0.5 shares, it will be rounded down to zero; and (ii) if the fractional entitlement is equal to or more than 0.5 shares, it will be rounded up to one.

(f) All shares of Common Stock which may be issued upon conversion of the shares of Non-Voting Preferred Stock will, upon issuance by the Corporation, be duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right or Law.

(g) Effective immediately prior to the applicable Conversion Date, dividends or distributions shall no longer be declared on the shares of Non-Voting Preferred Stock subject to conversion and such shares of Non-Voting Preferred Stock shall cease to be outstanding, in each case, subject to the rights of Holders to receive any declared and unpaid dividends or distributions on such shares and any other payments to which they are otherwise entitled pursuant to Section IV.

Section IV. Dividend Rights.

(a) With respect to any Non-Voting Preferred Stock, from and after the Closing Date for such Non-Voting Preferred Stock to but excluding the applicable Conversion Date for such Non-Voting Preferred Stock, (i) the Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, all dividends or distributions (excluding any dividends or distributions that would adjust the Applicable Conversion Rate pursuant to Section VII or would constitute, or be part of, a Reorganization Event) declared and paid or made in respect of the shares of Common Stock, at the same time and on the same terms as holders of Common Stock, in an amount per share of Non-Voting Preferred Stock equal to the product of (x) the Applicable Conversion Rate then in effect and (y) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock (the “Common Equivalent Dividend Amount”), and (ii) the Board or any duly authorized committee thereof may not declare and pay any such dividend or make any such distribution in respect of Common Stock unless the Board or any duly authorized committee of the Board declares and pays to the Holders, at the same time and on the same terms as holders of Common Stock, the Common Equivalent Dividend Amount per share of Non-Voting Preferred Stock. Notwithstanding any provision in this Section IV(a) to the contrary, no Holder of a share of Non-Voting Preferred Stock shall be entitled to receive any dividend or distribution made with respect to the Common Stock where the Record Date for determination of holders of Common Stock entitled to receive such dividend or distribution occurs prior to the date of issuance of such share of Non-Voting Preferred Stock.

(b) Each dividend or distribution declared and paid pursuant to paragraph (a) above will be payable to Holders of record of shares of Non-Voting Preferred Stock as they appear in the records of the Corporation at the close of business on the same day as the Record Date for the corresponding dividend or distribution to the holders of shares of Common Stock.

(c) Except as set forth in this Certificate of Designation, the Corporation shall have no obligation to pay, and the holders of shares of Non-Voting Preferred Stock shall have no right to receive, dividends or distributions at any time.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on shares of Non-Voting Preferred Stock that may be in arrears.

Notwithstanding any provision in this Certificate of Designation to the contrary, Holders shall not be entitled to receive any dividends or distributions on any shares of Non-Voting Preferred Stock on or after the applicable Conversion Date in respect of such shares of Non-Voting Preferred Stock that have been converted as provided herein, except to the extent that any such dividends or distributions have been declared by the Board or any duly authorized committee of the Board and the Record Date for such dividend occurs prior to such applicable Conversion Date (in which case, for the avoidance of doubt, Holders shall not be entitled to receive any such dividends or distributions in respect of the shares of Common Stock to which such shares of Non-Voting Preferred Stock have been converted).

Section V. Voting.

(a) Except as otherwise may be required by Law or as set forth in paragraph (b) below, the Holders shall not be entitled to vote on any matter submitted to a vote of the shareholders of the Corporation.

(b) So long as any shares of Non-Voting Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Non-Voting Preferred Stock, voting as a single and separate class, amend, alter or repeal any provision of (A) this Certificate of Designation or (B) the Certificate of Incorporation or the Corporation’s bylaws that would alter, modify or change the powers, preferences or special rights of the Non-Voting Preferred Stock, in each case, by any means, including, without limitation, by merger, consolidation, reclassification, or otherwise (other than in connection with a Reorganization

Event where the shares of Non-Voting Preferred Stock will be converted in accordance with Section VIII) so as to, or in a manner that would, change the rights or preferences of the Non-Voting Preferred Stock.

(c) Notwithstanding the foregoing, the Holders shall not have any voting rights set out in paragraph (b) above if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Non-Voting Preferred Stock shall have been converted into shares of Common Stock.

Section VI. Rank; Liquidation.

(a) With respect to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, except subject to (b) below, the Non-Voting Preferred Stock shall rank (i) senior to all of the Common Stock to the extent (and only to the extent) set forth in (b) below; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any shares of Non-Voting Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created (x) specifically ranking by its terms on parity with the Non-Voting Preferred Stock or (y) that does not by its terms rank junior or senior to the Non-Voting Preferred Stock (“Parity Securities”) (other than Common Stock or any future class or series of common stock of the Corporation); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any shares of Non-Voting Preferred Stock (“Senior Securities”).

(b) Subject to any superior liquidation rights of the holders of any Senior Securities of the Corporation and the rights of the Corporation’s existing and future creditors, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder shall be entitled to be paid out of the assets of the Corporation legally available for distribution to shareholders, (i) prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities (other than Common Stock or any future class or series of common stock of the Corporation), an amount equal to the sum of the Liquidation Preference for each share of Non-Voting Preferred Stock held by such Holder and (ii) after the payment of the amount set forth in (i) above and pari passu with any distribution to the holders of Parity Securities (including Common Stock or any future class or series of common stock of the Corporation), the amount the Holders would have received if, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Non-Voting Preferred Stock had converted into Common Stock (based on the then effective Applicable Conversion Rate and without giving effect to any limitations on conversion set forth herein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section VI and will have no right or claim to any of the Corporation’s remaining assets.

(c) In the event the assets of the Corporation available for distribution to shareholders upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Non-Voting Preferred Stock contemplated by Section VI(b), the Holders and the holders of any Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled (it being understood that, for purposes of the foregoing, Parity Securities shall not include Common Stock).

(d) For purposes of this Section VI, the sale, conveyance, exchange or Transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section VII. Anti-Dilution Adjustments.

(a) In the event the Corporation shall at any time prior to an applicable Conversion Date issue Additional Shares of Common Stock, then the Applicable Conversion Rate shall be adjusted, concurrently with such issue, to a rate determined in accordance with the following formula:

CR1 = CR0 x	OS1
OS0

(b) For purposes of the foregoing formula, the following definitions shall apply:

(i) “CR0” shall mean the Applicable Conversion Rate in effect immediately before the close of business on the Record Date or effective date, as applicable, for such issuance of Additional Shares of Common Stock;

(ii) “CR1” shall mean the Applicable Conversion Rate in effect immediately after the close of business of the Record Date or effective date, as applicable, of such issuance of Additional Shares of Common Stock;

(iii) “OS0” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Shares of Common Stock; and

(iv) “OS1” shall mean the number of shares of Common Stock outstanding immediately following such issuance of Additional Shares of Common Stock.

(c) For the purposes of this Section VII, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation after the Closing Date and prior to an applicable Conversion Date as a distribution, dividend, stock split, stock combination or other similar recapitalization with respect to the Common Stock (in each case excluding an issuance solely pursuant to a Reorganization Event).

(d) Notwithstanding the foregoing, if any distribution, dividend, stock split, stock combination or other similar recapitalization with respect to the Common Stock as described above is declared or announced, but not so paid or made, then the Applicable Conversion Rate in effect will be readjusted, effective as of the date the Board, or any officer acting pursuant to authority conferred by the Board, determines not to pay such distribution or dividend or to effect such stock split or stock combination or other similar recapitalization, to the Applicable Conversion Rate that would then be in effect had such dividend, distribution, stock split, stock combination or similar recapitalization not been declared or announced.

Section VIII. Reorganization Event.

(a) Upon the occurrence of a Reorganization Event prior to an applicable Conversion Date, each share of Non-Voting Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, automatically convert into the types and amounts of securities and cash that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Non-Voting Preferred Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities and cash, the “Exchange Property”), provided that if (x) the Exchange Property consists of Voting Securities of another Person and (y) after giving effect to such automatic conversion, CITIC and its Affiliates would collectively hold more than 4.9% of any Class of Voting Securities of such Person that is impermissible for CITIC to hold under the BHCA, then, at the Corporation’s election, the Corporation may redeem the portion of the Holder’s Non-Voting Preferred Stock that would cause CITIC and its Affiliates to collectively hold more than 4.9% of any Class of Voting Securities of such Person that is impermissible for CITIC to hold under the BHCA at a cash price per share of Non-Voting Preferred Stock equal to the product of the Applicable Conversion Rate and the Fair Market Value of the Common Stock. The Holders shall not have any separate class vote on any Reorganization Event. A “Reorganization Event” shall mean:

(i) any consolidation, merger, conversion or other similar business combination of the Corporation with or into another Person (other than a transaction in which the holders of the voting securities of the surviving corporation in such transaction immediately following the transaction are substantially the same as the holders of Common Stock immediately prior to such transaction), in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(ii) any sale, Transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or such Person (other than a transaction in which the holders of the voting securities of such Person immediately following the transaction are substantially the same as the holders of Common Stock immediately prior to such transaction); or

(iii) any statutory exchange of the outstanding Common Stock for securities of another Person (other than in connection with a merger or acquisition but not in a transaction in which the holders of the voting securities of such Person immediately following the transaction are substantially the same as the holders of Common Stock immediately prior to such transaction).

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Corporation shall ensure that the Holders have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of the Common Stock. The amount of Exchange Property receivable upon conversion of any Non-Voting Preferred Stock shall be determined based upon the Applicable Conversion Rate in effect on the date on which such Reorganization Event is consummated.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of Non-Voting Preferred Stock of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property.

Section IX. Common Stock Share Repurchase Program.

(a) Following March 11, 2024, if the Corporation repurchases its Common Stock, commences a new share repurchase program for Common Stock or modifies a share repurchase program in existence as of such date for Common Stock to increase the size of such share repurchase program (a “Share Repurchase”), CITIC shall be entitled, upon the terms and subject to the conditions hereof, to surrender Common Stock to the Corporation in exchange for the delivery to CITIC of a number of shares of such Non-Voting Preferred Stock that is equal to the product of (x) the applicable Exchanged Common Shares (as defined below) multiplied by (y) the Applicable Conversion Rate. Any exchange of Common Stock for Non-Voting Preferred Stock pursuant hereto is defined herein as an “Exchange.” Subject to Section IX(b) and (c), CITIC may effect an Exchange within 10 Business Days following a determination by CITIC that a Share Repurchase has or would have the effect of increasing the calculation of the percentage of outstanding shares of Common Stock held by CITIC (together with its BHCA Affiliates) above 4.9% by submitting a written request (an “Exchange Notice”) including the following information: (i) the number of shares of Common Stock held by CITIC (together with its BHCA Affiliates) as of the date of the Exchange Notice, (ii) the percentage of outstanding shares of Common Stock held by CITIC (together with its BHCA Affiliates) as described below, (iii) the proposed number of shares of Common Stock to be surrendered by CITIC in exchange for Non-Voting Preferred Stock in the Exchange (the “Exchanged Common Shares”), (iv) the calculation of the applicable Maximum Conversion (as defined below) and (v) the calculation of the percentage of outstanding shares of Common Stock held by CITIC (together with its BHCA Affiliates) following the settlement of the applicable Exchange. For purposes of calculating the percentage of outstanding shares of Common Stock held by CITIC (together with its BHCA Affiliates) referenced in clause (ii) of the immediately preceding sentence, CITIC shall use the Recent Outstanding Common Shares minus the Authorized Repurchases calculated as of the date immediately preceding the Exchange Notice.

(b) The number of Exchanged Common Shares in an Exchange in connection with a Share Repurchase shall not exceed the number of shares of Common Stock determined in accordance with the following formula and rounded to the nearest share (the “Maximum Conversion”):

M =	(	HS	– 0.049)	x OS’
OS’

For purposes of the foregoing formula, the following definitions shall apply:

(i) “M” shall mean the Maximum Conversion;

(ii) “HS” shall mean the number of shares of Common Stock held by CITIC (together with its BHCA Affiliates) as of the date of the Exchange Notice; and

(iii) “OS’” shall mean the Recent Outstanding Common Shares minus the Authorized Repurchases as of the date immediately preceding the Exchange Notice.

(c) Notwithstanding anything to the contrary herein, CITIC shall not be entitled to Exchange into a number of shares of Non-Voting Preferred Stock that would exceed 5,000,000 shares in the aggregate.

(d) The Corporation shall effect the Exchange on the second Business Day following delivery of a valid Exchange Notice.

Section X. Reservation of Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired or created by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Preferred Stock as provided in this Certificate of Designation, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Non-Voting Preferred Stock then outstanding.

(b) The Corporation hereby covenants and agrees that, for so long as shares of the Common Stock are listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Non-Voting Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Non-Voting Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Non-Voting Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section XI. Exclusion of Other Rights.

Except as may otherwise be required by Law, the shares of Non-Voting Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as this Certificate of Designation may be amended from time to time). The shares of Non-Voting Preferred Stock shall have no preemptive or subscription rights.

Section XII. Severability of Provisions.

If any voting powers, preferences or relative, participating, optional or other special rights of the Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of Law, all other voting powers, preferences and relative, participating, optional and other special rights of Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XIII. No Reissuance of Non-Voting Preferred Stock.

Any converted or redeemed shares of Non-Voting Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Non-Voting Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock.

Section XIV. Additional Authorized Shares.

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designation to the contrary, the Board or any authorized committee of the Board, without the vote of the Holders, may increase or decrease the number of authorized shares of Non-Voting Preferred Stock or other stock ranking junior or senior to, or on parity with, the Non-Voting Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section XV. Determinations.

The Corporation shall be solely responsible for making all calculations called for hereunder. Absent fraud or manifest error, such calculations shall be final and binding on all Holders. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof. Amounts resulting from any calculation will be rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths being rounded upwards.

Section XVI. Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (provided that no “error message” or other notification of non-delivery is generated) or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to (i) if to the Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Executive Vice President and General Counsel, (ii) if to any Holder, to such Holder at the address listed in the stock record books of the Corporation, or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section XVII. Taxes.

The Corporation and each Holder shall bear their own expenses in connection with any conversion contemplated by Section III.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by a duly authorized officer as of the [●]th day of [●], 2024.

ALCOA CORPORATION

By:
	Name:	Andrew Hastings
	Title:	Executive Vice President and General Counsel

[Signature Page to the Certificate of Designation]

Amended and Restated Scheme Implementation Deed

Signing page

DATED:

SIGNED, SEALED AND DELIVERED by ALUMINA LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth):
Signature of director	Signature of director/company secretary
Name of director (block letters)	Name of director/company secretary (block letters)

SIGNED, SEALED AND DELIVERED by ALCOA CORPORATION by its authorised representative:
Signature of witness	Signature of authorised signatory
Name of witness	Name of authorised signatory

SIGNED, SEALED AND DELIVERED by AAC INVESTMENTS AUSTRALIA 2 PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth):
Signature of director (who states that they are the sole director of the company and the company does not have a company secretary)
Name of director (block letters)

Amended and Restated Scheme Implementation Deed

Annexure A Public announcements

(Alcoa)

Press Release of Alcoa Corporation, dated March 11, 2024

Investor Contact:	Media Contact:
James Dwyer	Jim Beck
James.Dwyer@alcoa.com	James.Beck@alcoa.com

Alcoa Enters into Binding Agreement to Acquire Alumina Limited

Alcoa enters into Scheme Implementation Deed with Alumina Limited on terms consistent with previously agreed and announced Process Deed

Both Alcoa and Alumina Limited Boards of Directors recommend that its shareholders vote in favor of the transaction

Expected to result in long-term value creation for both companies’ shareholders

PITTSBURGH – March 11, 2024 – Alcoa (NYSE: AA or “Alcoa”) today announced that it has entered into a binding Scheme Implementation Deed (the “Agreement”) with Alumina Limited (ASX: AWC), under which Alcoa will acquire Alumina Limited in an all-scrip, or all-stock, transaction. The Agreement terms are consistent with the previously agreed and announced transaction process deed (“Process Deed”).

Consistent with the Process Deed, the Alumina Limited Board of Directors has recommended that Alumina Limited shareholders vote in favor of the Agreement in the absence of a superior proposal and subject to an independent expert concluding (and continuing to conclude) that the transaction is in the best interests of Alumina Limited shareholders. The Independent Directors of Alumina Limited, and its Managing Director and Chief Executive Officer intend to vote all shares of Alumina Limited held or controlled by them in favor of the Agreement.

“Entering into the Scheme Implementation Deed to acquire Alumina Limited is a milestone on our path to deliver value for both Alcoa and Alumina shareholders,” said William F. Oplinger, Alcoa’s President and CEO. “This transaction provides enhanced opportunities for value creation, including strengthening Alcoa’s position as one of the world’s largest bauxite and alumina producers and providing Alumina Limited shareholders the opportunity to participate in a stronger, better-capitalized combined company with upside potential. We look forward to building on Alcoa’s success and continuing to execute our long-term strategy.”

Agreement Details

The terms of the Agreement are consistent with the Process Deed. Accordingly, under the Agreement, Alumina Limited shareholders would receive consideration of 0.02854 Alcoa shares for each Alumina Limited share (the “Agreed Ratio”). Upon completion of the transaction, Alumina Limited shareholders would own 31.25 percent, and Alcoa shareholders would own 68.75 percent of the combined company.1

Based on Alcoa’s closing share price as of February 23, 2024, the last trading day prior to the announcement of the Process Deed, the Agreed Ratio implies a value of A$1.15 per Alumina Limited share and an equity value of approximately $2.2 billion for Alumina Limited.2

As part of the Agreement, interests in Alcoa shares would be delivered in the form of CHESS Depositary Interests (“CDIs”) that represent a unit of beneficial ownership in a share of Alcoa common stock 3, which would

[1]	Based on fully diluted shares outstanding for Alcoa and Alumina Limited as of February 23, 2024.
[2]	Based on the prevailing AUD / USD exchange rate of 0.656 as of February 23, 2024.
[3]	Each Clearing House Electronic Sub-register System Depositary Interest represents a unit of beneficial ownership in a share of Alcoa common stock.

allow Alumina Limited shareholders to trade Alcoa common stock via CDIs on the Australian Stock Exchange (“ASX”). In order to allow the trading of Alcoa CDIs, Alcoa will apply to establish a secondary listing on the Australian Securities Exchange. Alcoa has committed to maintain the CDI listing for at least 10 years.

In addition, two new mutually agreed upon Australian directors from Alumina Limited’s Board would be appointed to Alcoa’s Board of Directors upon closing of the transaction.

Under the terms of the Agreement and at Alumina’s request, Alcoa has agreed to provide short-term liquidity support to Alumina Limited to fund equity calls made by the AWAC joint venture if Alumina Limited’s net debt position exceeds $420 million. Based on AWAC’s current 2024 cashflow forecast, Alcoa does not expect any support to be required in the 2024 calendar year. Subject to certain accelerated repayment triggers, Alumina Limited would be required to pay its equity calls (plus accrued interest) not later than September 1, 2025 in the event the transaction is not completed.

Allan Gray Australia, currently the largest substantial holder in Alumina Limited, has confirmed it continues to be supportive of the proposed transaction.

Transaction Timing & Conditions

The transaction is expected to be completed in the third quarter 2024, subject to the satisfaction of customary conditions as well as approval by both companies’ shareholders and receipt of required regulatory approvals. The required regulatory approvals include approvals from Australia’s Foreign Investment Review Board and from the antitrust regulators in Australia and Brazil. The transaction is not conditional on due diligence or financing.

Transaction Website

Associated materials regarding the transaction will be available on the investor relations section of Alcoa’s website at www.alcoa.com as well as a transaction website at www.strongawacfuture.com.

Advisors

J.P. Morgan Securities LLC and UBS Investment Bank are acting as financial advisors to Alcoa, and Ashurst and Davis Polk & Wardwell LLP are acting as its legal counsel.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation (“Alcoa”) that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the proposed transaction; the ability of the parties to complete the proposed transaction; the expected benefits of the proposed transaction; the competitive ability and position following completion of the proposed transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; (2) the prohibition or delay of the consummation of the proposed transaction by a governmental entity; (3) the risk that the proposed transaction may not be completed in the expected time frame or at all; (4) unexpected costs, charges or expenses resulting from the proposed transaction; (5) uncertainty of the expected financial performance following completion of the proposed transaction; (6) failure to realize the anticipated benefits of the proposed transaction; (7) the occurrence of any event that could give rise to termination of the proposed transaction; (8) potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (9) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (10) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities; (11) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (12) competitive and complex conditions in global markets; (13) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (14) rising energy costs and interruptions or uncertainty in energy supplies; (15) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (16) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (17) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (18) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (19) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (20) changes in tax laws or exposure to additional tax liabilities; (21) global competition within and beyond the aluminum industry (22) our ability to obtain or maintain adequate insurance coverage; (23) disruptions in the global economy caused by ongoing regional conflicts; (24) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (25) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (26) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (27) claims, costs and liabilities related to health, safety, and environmental laws, regulations, and other requirements, in the jurisdictions in which we operate; (28) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (29) our ability to fund capital expenditures; (30) deterioration in our credit profile or increases in interest rates; (31) restrictions on our current and future operations due to our indebtedness; (32) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (33) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (34) labor market conditions, union disputes and other employee relations issues; (35) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (36) the other risk factors discussed in Part I Item 1A of Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the proposed transaction. In connection with the proposed transaction, Alcoa plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Alcoa may file with the SEC and send to its stockholders in connection with the proposed transaction. The issuance of the stock consideration in the proposed transaction will be submitted to Alcoa’s stockholders for their consideration. The Proxy Statement will contain important information about Alcoa, the proposed transaction and related matters. Before making any voting decision, Alcoa’s stockholders should read all relevant documents filed or to be filed with the SEC completely and in their entirety, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Alcoa and the proposed transaction.

Alcoa’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Alcoa, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by Alcoa with the SEC may be obtained, without charge, by contacting Alcoa through its website at https://investors.alcoa.com/.

Participants in the Solicitation

Alcoa, its directors, executive officers and other persons related to Alcoa may be deemed to be participants in the solicitation of proxies from Alcoa’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Alcoa and their ownership of common stock of Alcoa is set forth in the section entitled “Information about our Executive Officers” included in Alcoa’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 21, 2024 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1675149/000095017024018069/ aa-20231231.htm), and in the sections entitled “Director Nominees” and “Stock Ownership of Directors and Executive Officers” included in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 16, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1675149/000119312523072587/d427643ddef14a.htm). Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Additional Media Contacts

Australia

Citadel MAGNUS

Paul Ryan +61 409 296 511

pryan@citadelmagnus.com

United States

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Kaitlin Kikalo / Lyle Weston

Alcoa-jf@joelefrank.com

(Alumina)
ASX Announcement	12 March 2024

Alumina enters into binding Scheme Implementation Deed with Alcoa

Alumina Limited (“Alumina”) announces that it has entered into a Scheme Implementation Deed (“SID”) with Alcoa Corporation (“Alcoa”) in relation to a proposal for Alcoa to acquire 100% of the fully paid ordinary shares in Alumina by way of a scheme of arrangement (“the Transaction”).

Under the terms of the SID, eligible Alumina shareholders will be entitled to receive 0.02854 shares of Alcoa common stock (in the form of ASX-listed Alcoa CHESS Depositary Interests (CDIs)) for each Alumina share held. This exchange ratio implies a 19.5% premium to the average exchange ratio over the last 12 months1.

On implementation of the Transaction, Alumina shareholders on the record date will own approximately 31.6% of the combined group, and existing Alcoa shareholders will own approximately 68.4%.2

Alcoa has agreed to establish a foreign exempt listing on the Australian Securities Exchange (ASX), which would enable Alumina shareholders to trade shares of Alcoa common stock via CDIs on the ASX, in the same way they would normally trade ASX-listed Alumina shares.

Alcoa has agreed to appoint two existing Alumina directors who are Australian residents or citizens to the Alcoa board of directors, on implementation of the Transaction.3

Board Recommendation

The Independent Non-executive Directors and Managing Director and CEO of Alumina recommend that Alumina shareholders vote in favour of the Transaction, in the absence of a superior proposal for Alumina and subject to the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders.4

Additionally, the Independent Non-executive Directors of Alumina, and the Managing Director and CEO of Alumina, intend to vote all shares in Alumina which they hold or control in favour of the Transaction at the scheme meeting, in the absence of a superior proposal for Alumina and subject to the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders.

[1]

Based on the daily closing prices of Alumina and Alcoa and the daily prevailing AUD/USD foreign exchange rate, over the period of 12 months prior to the announcement of the proposed transaction to the ASX on 26 February 2024.

[2]

Based on the current shares on issue of 2,901,681,417 for Alumina and 179,558,990 for Alcoa. On a fully diluted share basis, including stock options, stock units, conditional and performance rights, Alumina shareholders would own 31.25% of the merged entity.

[3]	The identity of the individuals will be mutually agreed by Alcoa and Alumina and their appointment is subject to customary questionnaires and background checks.
[4]	The Non-independent Non-executive Director of Alumina abstains from making a recommendation.

Benefits of combining with Alcoa

The Transaction is expected to provide a number of benefits to Alumina shareholders, including the following:

•

Unifies the ownership of Alcoa World Alumina and Chemicals (“AWAC’). The Transaction represents a logical combination which simplifies the corporate structure and aligns the interests of the two AWAC joint venture partners. If the Transaction is implemented, Alumina shareholders will exchange their interest in a minority non-operating joint venture partner for a direct interest in the operating entity.

•

Exposure to a leading global pure play upstream aluminium company with a geographically diversified portfolio across bauxite, alumina and aluminium. Alumina shareholders will benefit from increased exposure to aluminium, a key product for energy transition and decarbonisation, while maintaining significant exposure to AWAC.

•

Enhanced capital structure. The Transaction will eliminate the capital structure inefficiencies embedded in the current joint venture structure, with AWAC’s balance sheet being largely ungeared historically. The Transaction will enable more efficient funding, resulting in potential financial synergies which will be shared by Alumina shareholders as investors in the combined group.

•	Better platform for the future. The combined entity is expected to have increased financial flexibility and greater strategic optionality through access to a larger and stronger balance sheet.

Alumina Chairman, Peter Day, said: “We believe the time is right to combine our two companies. The combined entity will have a larger and stronger balance sheet, and be better able to fund the current portfolio restructuring actions in AWAC, as well as realising potential growth options in the medium to longer term. Alumina shareholders will participate in a leading global pure play upstream aluminium company, with a low carbon smelting portfolio.”

Key conditions and terms

Alumina and Alcoa have entered into the binding SID, which contains the terms on which Alumina and Alcoa agree to implement the Transaction.

In summary, key conditions for implementation of the Transaction include:

•	Alumina shareholder approval in respect of the scheme of arrangement;

•	Alcoa stockholder approval authorising the issuance of Alcoa shares as consideration under the scheme of arrangement;

•

regulatory approvals and confirmations from Australia’s Foreign Investment Review Board, the Australian Competition and Consumer Commission, and the Brazilian Administrative Council for Economic Defense;

•	approval of the Federal Court of Australia;

•	the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders;

•	receipt of confirmation of an ATO class ruling for scrip-for-scrip roll over relief; and

•	other customary conditions.

The SID is subject to customary deal protections for both Alcoa and Alumina, including no shop, no talk, no due diligence and notification obligations. Alumina is also bound by other customary provisions, including a matching right for Alcoa in the event of a competing proposal for Alumina.

The SID includes certain circumstances in which a break fee of US$22 million would be payable to Alcoa, or a reverse break fee of up to US$50 million would be payable to Alumina.

Full details of the terms and conditions of the Transaction are set out in the SID, a copy of which is set out in Annexure A.

Indicative Timetable and Next Steps

Alumina shareholders do not need to take any action at this stage.

As outlined above, the Transaction is subject to a number of conditions, including approval of Alumina shareholders at a scheme meeting which is targeted to be held in 3Q 2024.

Alumina will send a scheme booklet containing an explanatory statement and notice of meeting to Alumina shareholders in due course. The scheme booklet will contain information in relation to the Transaction and an independent expert’s report on whether the Transaction is in the best interests of Alumina shareholders

If the Transaction is approved by Alumina shareholders and the other conditions precedent are satisfied or waived, the Scheme is expected to be implemented by 3Q 20245.

Further Information

If you require any further information, please visit Alumina’s website at www.aluminalimited.com/alcoa-offer for further information on the Transaction.

Advisers

Flagstaff Partners and BofA Securities are acting as Alumina’s financial advisers and King & Wood Mallesons as Australian legal adviser and Sullivan & Cromwell as US legal adviser to Alumina in connection with the Transaction.

Authorised by the Alumina Board

For investor enquiries:	For media enquiries:
Craig Evans	Tim Duncan
General Manager – Strategy & Investor Relations	Hinton and Associates

IR@aluminalimited.com	Mobile: +61 408 441 122

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

Forward-looking statements

Neither Alumina Limited nor any other person warrants or guarantees the future performance of Alumina Limited or any return on any investment made in Alumina Limited securities. This document may contain certain forward-looking statements, including forward looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995.

[5]	This timing of implementation is indicative and may be subject to change due to a range of factors, including (but not limited to) the expected timing of necessary regulatory approvals.

All statements other than statements of historical fact in this communication or referred to or incorporated by reference into this communication are “forward-looking statements”. The words “anticipate”, “aim”, “believe”, “expect”, “project”, “estimate”, “forecast”, “intend”, “likely”, “should”, “could”, “will”, “may”, “target”, “plan” and other similar expressions (including indications of “objectives”) are intended to identify forward-looking statements. Indications of, and guidance on, future financial position and performance and distributions, statements regarding Alumina Limited’s future developments and the market outlook, and statements regarding the future process for the Transaction, are also forward-looking statements.

Any forward-looking statements contained in this document are not guarantees of future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of Alumina Limited and its directors, officers, employees and agents that may cause actual results to differ materially from those expressed or implied in such statements. Those risks, uncertainties and other factors include (without limitation): (a) material adverse changes in global economic conditions, alumina or aluminium industry conditions or the markets served by AWAC; (b) changes in production or development costs, production levels or sales agreements; (c) changes in laws, regulations, policies or regulatory decision making; (d) changes in alumina or aluminium prices or currency exchange rates; (e) Alumina Limited does not hold a majority interest in AWAC and decisions made by majority vote may not be in the best interests of Alumina Limited; and (f) the other risk factors summarised in Alumina Limited’s Annual Report 2022. In addition, with respect to the Transaction, relevant factors may include, among others: (1) the risk that the Transaction may not be completed in a timely manner or at all, (2) the failure to receive, on a timely basis or otherwise, the required approvals of the Transaction by Alcoa stockholders or Alumina shareholders or the required approval of the scheme of arrangement by the Australian court, (3) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (4) the possibility that competing offers or acquisition proposals for Alumina or Alcoa will be made, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the SID, including in circumstances which would require Alcoa to pay a termination fee, (6) the effect of the announcement or pendency of the Transaction on Alumina’s operating results and business generally, (7) risks related to diverting management’s attention from Alumina’s ongoing business operations, (8) the risk of litigation in connection with the Transaction, including resulting expense or delay, and (9) those risks discussed in the documents that Alumina files with the ASX.

Readers should not place undue reliance on forward-looking statements. Forward-looking statements are based on management’s current expectations and reflect Alumina’s good faith assumptions, judgements, estimates and other information available as at the date of this communication. Except as required by law, Alumina Limited disclaims any responsibility to update or revise any forward-looking statements to reflect any new information or any change in the events, conditions or circumstances on which a statement is based or to which it relates.

© King & Wood Mallesons	Scheme Implementation Deed

Amended and Restated Scheme Implementation Deed

Annexure B Scheme of Arrangement

Scheme of Arrangement

Alumina Limited (ACN 004 820 419) (Alumina)

Scheme Participants

King & Wood Mallesons

Level 27

Collins Arch

447 Collins Street

Melbourne VIC 3000

Australia

T +61 3 9643 4000

F +61 3 9643 5999

DX 101 Melbourne

www.kwm.com

Scheme of Arrangement

Scheme of Arrangement

Details

Parties
Alumina	Name	Alumina Limited

	ACN	004 820 419

	Formed in	Victoria, Australia

	Address	Level 36, 2 Southbank Boulevard, Southbank, Victoria 3006 Australia

	Email	[********]

	Attention	Katherine Kloeden, General Counsel and Company Secretary

Scheme Participants	Each person registered as a holder of Alumina Shares in Alumina as at the Scheme Record Date.

Governing law	Victoria

Recitals

A  Alumina, Alcoa and Alcoa Bidder have agreed by executing the Scheme Implementation Deed to implement the Scheme on the terms of this document.

B   This document imposes obligations on Alcoa and Alcoa Bidder that Alcoa and Alcoa Bidder have agreed to but does not impose an obligation on Alcoa or Alcoa Bidder to perform those obligations.

C Each of Alcoa and Alcoa Bidder have executed the Deed Poll for the purpose of covenanting in favour of the Scheme Participants to perform the obligations attributed to it under this document.

General terms

1	Definitions and interpretation

1.1	Definitions

Unless the contrary intention appears, these meanings apply:

ACCC means the Australian Competition and Consumer Commission.

ADR Custodian means HSBC Custody Nominees (Australia) Limited (ACN 003 094 568) (in its capacity as custodian for Bank of New York Mellon acting in its capacity as the depositary of Alumina’s American Depositary Receipt program).

ADR Depositary means Bank of New York Mellon acting in its capacity as the depositary of Alumina’s American Depositary Receipt program.

Alcoa means Alcoa Corporation.

Alcoa Bidder means AAC Investments Australia 2 Pty Ltd (ACN 675 585 850) of c/- Ashurst, Level 16, 80 Collins Street, South Tower, Melbourne Victoria 3000 Australia.

Alcoa Preferred Share means one share of Series A Convertible Preferred Stock of Alcoa established pursuant to a certificate of designation in the form set forth at Schedule 2 of the Scheme Implementation Deed or as otherwise agreed in writing between Alcoa and Alumina and if necessary, the Court (the Certificate of Designation).

Alcoa Share means a share of common stock of Alcoa.

Alcoa Share Register means the register of stockholders maintained by Alcoa or its agent.

Alumina Share means a fully paid ordinary share in the capital of Alumina.

Alumina Shareholder means each person registered in the Register as a holder of Alumina Shares.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited, or the market operated by it, as the context requires.

ASX Official List means the official list of the entities that ASX has admitted and not removed.

ATO means the Australian Taxation Office.

Business Day means a business day as defined in the Listing Rules, provided that day is not a day on which banks in Melbourne, Victoria, Australia are authorised or required to close.

CDN means CHESS Depositary Nominees Pty Limited (ACN 071 346 506).

CHESS means the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd and ASX Clear Pty Limited.

CITIC Shareholders means each of:

(a)	Bestbuy Overseas Co. Ltd;

(b)	CITIC Resources Australia Pty Ltd; and

(c)	CITIC Australia Pty Ltd.

CITIC Threshold has the meaning given to it in clause 5.4.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia (sitting in Melbourne), or another court of competent jurisdiction under the Corporations Act agreed in writing by Alcoa and Alumina.

Deed Poll means the deed poll executed by Alcoa and Alcoa Bidder substantially in the form of Annexure C of the Scheme Implementation Deed or as otherwise agreed by Alcoa, Alcoa Bidder and Alumina under which each of Alcoa and Alcoa Bidder covenant in favour of each Scheme Participant to perform the actions attributed to it under this Scheme and the Scheme Implementation Deed.

Details means the section of this document headed “Details”.

Effective, when used in relation to this Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Scheme becomes Effective.

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or (2) of the PPSA, right of first refusal, pre-emptive rights, any similar restriction, or any agreement to create any of them or allow them to exist.

End Date means has the meaning given in the Scheme Implementation Deed.

Implementation Date means the fifth Business Day following the Scheme Record Date or such other date after the Scheme Record Date as is agreed by Alcoa and Alumina in writing, ordered by the Court or required by ASX.

Ineligible Foreign Shareholder means:

(a)

an Alumina Shareholder whose Registered Address is in a place outside Australia and its external territories, British Virgin Island, Norway, Canada, Hong Kong, New Zealand, Singapore, Switzerland, the European Union, the United Arab Emirates, United Kingdom and the United States (unless otherwise agreed by Alcoa and Alumina, each acting reasonably), unless Alcoa (after consultation with Alumina) determines that it is lawful and not unduly onerous or unduly impracticable to issue that Alumina Shareholder with the New Alcoa CDIs on implementation of this Scheme; and

(b)

an Alumina Shareholder that is not an Ineligible Foreign Shareholder under paragraph (a) of this definition, but only to the extent necessary to fund any Withholding Amount pursuant to clause 20(d) of the Scheme Implementation Deed.

Listing Rules means the Listing Rules of ASX and any other applicable rules of ASX modified to the extent of any express written waiver by ASX.

New Alcoa CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a New Alcoa Share (in the form of a CHESS Depositary Interest) registered in the name of CDN, or held beneficially by CDN, to be issued to Scheme Participants as Scheme Consideration under this Scheme.

New Alcoa Preferred Share means a fully paid Alcoa Preferred Share to be issued as Scheme Consideration under the Scheme in accordance with clause 5.4 of this Scheme.

New Alcoa Share means a fully paid Alcoa Share to be issued as Scheme Consideration to Scheme Participants under this Scheme (including those issued to CDN in connection with the New Alcoa CDIs).

NYSE means the New York Stock Exchange or any other stock exchange in the United States of America upon which the Alcoa Shares are listed.

NYSE Listing Rules means the applicable rules and standards contained in the NYSE Listed Company Manual.

Pittsburgh Business Day means a business day as defined in the NYSE Listing Rules, provided that day is not a day on which the banks in Pittsburgh, Pennsylvania, United States of America are authorised or required to close.

PPSA means the Personal Property Securities Act 2009 (Cth)

Proceeds has the meaning given to it in clause 6.4(b)(ii).

Register means the register of members of Alumina maintained by or on behalf of Alumina in accordance with the Corporations Act.

Registered Address means, in relation to an Alumina Shareholder, the address shown in the Register as at the Scheme Record Date.

Registry means Computershare Investor Services Pty Limited (ABN 48 078 279 277) or such other person nominated by Alumina to maintain the Register.

Regulatory Authority means:

(a)	ASX, ACCC, ASIC, FIRB, the ATO and the Takeovers Panel;

(b)	the SEC and the NYSE;

(c)	the Brazil Administrative Council for Economic Defense;

(d)	any national, federal, state, county, municipal, local or foreign government or governmental, semi-governmental, judicial, executive, legislative or regulatory entity or authority;

(e)	any minister, department, office, commission, delegate, instrumentality, agency, board, authority, organisation, bureau, department or other political subdivision of any government;

(f)	any regulatory organisation established under statute; and

(g)	any quasi-governmental, self-regulatory agency, commission or authority, including any national securities exchange or national quotation system.

Sale Agent means an entity or person appointed by Alcoa in accordance with clause 4.6(b) of the Scheme Implementation Deed to sell New Alcoa Shares that are to be issued under clause 6.4(a) of this Scheme.

Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act under which all the Alumina Shares will be transferred to Alcoa Bidder together with any amendment or modification made pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Alumina and Alcoa in accordance with this Scheme.

Scheme Consideration means the consideration to be provided by Alcoa Bidder (or by Alcoa on behalf of and at the direction of Alcoa Bidder) for the transfer of Alumina Shares held by a Scheme Participant to Alcoa Bidder, being:

(a)	in respect of each Alumina Share held by a Scheme Participant on the Scheme Record Date, 0.02854 New Alcoa CDIs;

(b)

where clause 5.4 applies, in respect of each Alumina Share held by a CITIC Shareholder that would result in the CITIC Threshold being exceeded, 0.02854 New Alcoa Preferred Shares and, for the avoidance of doubt, 0.02854 New Alcoa CDIs for each other Alumina Share held by a CITIC Shareholder on the Scheme Record Date; or

(c)	where clause 6.2(c) applies, in respect of each Alumina Share held by ADR Depositary or ADR Custodian on the Scheme Record Date, 0.02854 New Alcoa Shares.

Scheme Implementation Deed means the scheme implementation deed dated 12 March 2024 between Alumina, Alcoa and Alcoa Bidder as amended from time to time under which, amongst other things, Alumina has agreed to propose this Scheme to Alumina Shareholders, and each of Alcoa, Alcoa Bidder and Alumina has agreed to take certain steps to give effect to this Scheme.

Scheme Meeting means the meeting of Alumina Shareholders, ordered by the Court to be convened by Alumina pursuant to section 411(1) of the Corporations Act at which Alumina Shareholders will vote on this Scheme and including any meeting following an adjournment or postponement of that meeting.

Scheme Participant means each person who is an Alumina Shareholder on the Scheme Record Date.

Scheme Record Date means 7.00pm on the second Business Day following the Effective Date or such other date as Alumina and Alcoa agree in writing.

Scheme Share means an Alumina Share held by a Scheme Participant as at the Scheme Record Date and, for the avoidance of doubt, includes any Alumina Shares issued on or before the Scheme Record Date.

Scheme Share Transfer means a duly completed proper instrument of transfer of the Scheme Shares for the purposes of section 1071B of the Corporations Act, which will be a master transfer of all Scheme Shares.

Second Court Date means the first day on which an application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme is heard or scheduled to be heard or, if the application is adjourned for any reason means the date on which the adjourned application is heard or scheduled to be heard.

TAA means the Taxation Administration Act 1953 (Cth).

Unclaimed Money Act means the Unclaimed Money Act 2008 (Vic).

Withholding Amount means the amount that Alcoa or Alcoa Bidder is required to pay to the Commissioner of Taxation under Subdivision 14-D of Schedule 1 of the TAA in respect of the acquisition of any Alumina Shares from a Withholding Amount Shareholder pursuant to this Scheme.

Withholding Amount Shareholder means an Alumina Shareholder who is described in clause 20(a) of the Scheme Implementation Deed.

1.2	General interpretation

Headings and labels used for definitions are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:

(a)	the singular includes the plural and vice versa;

(b)	a reference to a document includes any agreement or other legally enforceable arrangement created by it (whether the document is in the form of an agreement, deed or otherwise);

(c)	a reference to a document also includes any variation, replacement or novation of it;

(d)	the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;

(e)	the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”;

(f)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;

(g)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	a reference to a time of day is a reference to the time in Melbourne, Australia;

(i)	a reference to “law” includes common law, principles of equity and legislation (including regulations);

(j)	a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;

(k)	a reference to “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(l)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;

(m)	a reference to any thing (including an amount) is a reference to the whole and each part of it;

(n)	a period of time starting from a given day or the day of an act or event, is to be calculated exclusive of that day;

(o)	if a party must do something under this document on or by a given day and it is done after 5.00pm on that day, it is taken to be done on the next day;

(p)	if the day on which a party must do something under this document is not a Business Day, the party must do it on the next Business Day; and

(q)	no provision of this Scheme will be construed adversely to a party because that party was responsible for the preparation of this Scheme or that provision.

2	Preliminary

2.1	Agreement to implement this Scheme

(a)	Alumina, Alcoa and Alcoa Bidder have agreed, by executing the Scheme Implementation Deed, to implement this Scheme on the terms and conditions of the Scheme Implementation Deed.

(b)

This Scheme attributes actions to Alcoa and Alcoa Bidder but does not itself impose an obligation on Alcoa or Alcoa Bidder to perform those actions. Each of Alcoa and Alcoa Bidder has undertaken, by executing the Deed Poll, to perform the actions attributed to it under this Scheme, including in the case of Alcoa Bidder the provision or procuring of the provision of the Scheme Consideration to the Scheme Participants subject to the terms and conditions of this Scheme.

2.2	Alumina

Alumina is:

(a)	a public company limited by shares;

(b)	incorporated in Australia and registered in Victoria; and

(c)	admitted to the ASX Official List and Alumina Shares are quoted for trading on ASX.

2.3	Alcoa

Alcoa is a corporation incorporated under the laws of the State of Delaware in the United States of America and Alcoa Shares are listed on the NYSE.

2.4	Alcoa Bidder

Alcoa Bidder is:

(a)	a proprietary company limited by shares; and

(b)	incorporated in Australia and registered in Victoria.

2.5	If Scheme becomes Effective

If this Scheme becomes Effective:

(a)

in consideration of the transfer of each Scheme Share to Alcoa Bidder, Alcoa Bidder will provide (or procure the provision of) the Scheme Consideration to each Scheme Participant in accordance with the terms of this Scheme and the Deed Poll;

(b)	subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clause 6 of this Scheme, on the Implementation Date:

(i)	all Scheme Shares, and all the rights and entitlements attaching to them as at the Implementation Date, must be transferred to Alcoa Bidder; and

(ii)	Alumina will enter the name of Alcoa Bidder in the Register in respect of all of the Scheme Shares transferred to Alcoa Bidder in accordance with the terms of this Scheme.

3	Conditions precedent

3.1	Conditions precedent to Scheme

This Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)	neither the Scheme Implementation Deed nor the Deed Poll having been terminated in accordance with its terms;

(b)

all of the conditions precedent in clause 3.1 of the Scheme Implementation Deed having been satisfied or waived (other than the condition precedent in clause 3.1f of the Scheme Implementation Deed relating to Court approval of this Scheme) in accordance with the terms of the Scheme Implementation Deed;

(c)

the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, Alumina and Alcoa having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(d)

subject to clause 10.1, such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme and agreed to by Alcoa and Alumina having been satisfied or waived; and

(e)

the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme on or before the End Date (or any later date Alumina and Alcoa agree in writing in accordance with the Scheme Implementation Deed).

3.2	Conditions precedent and operation of clause 5

The satisfaction of each condition of clause 3.1 of this Scheme is a condition precedent to the operation of clause 5 of this Scheme.

3.3	Certificate in relation to conditions precedent

(a)

Alcoa and Alumina must each provide to the Court on the Second Court Date a certificate in a form agreed by Alumina and Alcoa, acting reasonably, (or such other evidence as the Court requests) confirming (in respect of matters within its knowledge) whether or not the conditions precedent set out in clause 3.1(a) and clause 3.1(b) of this Scheme have been satisfied or waived (but in the case of the condition precedent in clause 3.1(b) only in respect of the applicable conditions in clause 3.1 of the Implementation Deed included for that party’s benefit).

(b)

The certificates referred to in clause 3.3(a) will constitute conclusive evidence (in the absence of manifest error) of whether the conditions precedent referred to in clause 3.1(a) and clause 3.1(b) of this Scheme have been satisfied or waived as at 8.00am on the Second Court Date.

4	Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

4.2	End Date

Without limiting any rights or obligations under the Scheme Implementation Deed, this Scheme will lapse and be of no further force or effect if:

(a)	the Effective Date does not occur on or before the End Date; or

(b)	the Scheme Implementation Deed or the Deed Poll is terminated in accordance with its terms,

unless Alcoa and Alumina otherwise agree in writing (and, if required, as approved by the Court).

5	Implementation of Scheme

5.1	Lodgement of Court orders with ASIC

If the conditions precedent set out in clause 3.1 of this Scheme (other than the condition precedent in clause 3.1(e) of this Scheme) are satisfied, Alumina must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Court order approving this Scheme as soon as possible, and in any event by no later than 5.00pm on the first Business Day after the day on which the Court provides its written orders approving this Scheme or such later time as agreed in writing with Alcoa.

5.2	Transfer and registration of Alumina Shares

On the Implementation Date, but subject to the provision of the Scheme Consideration for the Scheme Shares in accordance with clauses 6.1 to 6.4 of this Scheme:

(a)

the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, will be transferred to Alcoa Bidder without the need for any further act by any Scheme Participant (other than acts performed by Alumina as attorney and agent for Scheme Participants under clause 5.9 of this Scheme) by:

(i)	Alumina delivering to Alcoa Bidder a Scheme Share Transfer duly executed on behalf of the Scheme Participants; and

(ii)	Alcoa Bidder duly executing the Scheme Share Transfer as transferee and delivering it to Alumina for registration; and

(b)

immediately following receipt of the duly executed Scheme Share Transfer, but subject to the stamping of that Scheme Share Transfer (if required), Alumina must enter, or procure the entry of, the name of Alcoa Bidder in the Register in respect of all of the Scheme Shares transferred to Alcoa Bidder in accordance with the terms of this Scheme.

5.3	Entitlement to Scheme Consideration

On the Implementation Date, in consideration for the transfer to Alcoa Bidder of all of the Scheme Shares, each Scheme Participant will be entitled to receive the Scheme Consideration in respect of each of their Scheme Shares in accordance with clause 6 of this Scheme.

5.4	CITIC Shareholders

Where, on the Implementation Date:

(a)	Alcoa Shares (including the New Alcoa CDIs) that the CITIC Shareholders, collectively, would receive as Scheme Consideration without giving effect to this clause 5.4;

(b)

less any New Alcoa Shares that a CITIC Shareholder would have otherwise been entitled to as Scheme Consideration (in the form of New Alcoa CDIs) that will instead be sold via the sale facility described in clause 6.4, as contemplated by clause 20(d) of the Scheme Implementation Deed to fund any applicable Withholding Amount, represent beneficial ownership in aggregate of more than 4.5% of the number of Alcoa Shares (including the New Alcoa Shares) that would be issued and outstanding on the Implementation Date (CITIC Threshold), the Scheme Consideration to which the CITIC Shareholders, collectively, are entitled to in excess of the CITIC Threshold must instead be issued as New Alcoa Preferred Shares to Bestbuy Overseas., Co. Ltd.

5.5	Title and rights in Scheme Shares

(a)

Subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clause 6 of this Scheme, Alcoa Bidder will be beneficially entitled to the Scheme Shares transferred to it under this Scheme, pending registration by Alumina of Alcoa Bidder in the Register as the holder of the Scheme Shares.

(b)

To the extent permitted by law, the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme to Alcoa Bidder will, at the time of transfer, vest in Alcoa Bidder free from all Encumbrances and interests of third parties of any kind, whether legal or otherwise, and free from any restrictions on transfer of any kind.

5.6	Scheme Participant’s agreements

Under this Scheme, each Scheme Participant irrevocably and without the need for any further act by the Scheme Participant:

(a)	subject to the provision of the Scheme Consideration for the Scheme Shares in accordance with clauses 6.1 to 6.4 of this Scheme:

(i)	agrees for all purposes to the transfer of their Scheme Shares together with all rights and entitlements attaching to those Scheme Shares in accordance with this Scheme;

(ii)	agrees to the variation, cancellation or modification of the rights attached to their Scheme Shares constituted by or resulting from this Scheme; and

(iii)	agrees to, on the direction of Alcoa Bidder, destroy any holding statements or share certificates relating to their Scheme Shares;

(b)

if the Scheme Participant is not an Ineligible Foreign Shareholder, agrees to become a member of Alcoa, to have their name entered in the Alcoa Share Register, accepts the New Alcoa CDIs, New Alcoa Preferred Shares and/or New Alcoa Shares (as applicable) issued to them and agrees to be bound by Alcoa’s certificate of incorporation and by-laws;

(c)

agrees and acknowledges that the issue of New Alcoa CDIs, New Alcoa Preferred Shares and/or New Alcoa Shares (as applicable) in accordance with clause 6.2 or the provision of the Proceeds in accordance with clause 6.4(c) constitutes satisfaction of all their entitlements to Scheme Consideration under this Scheme;

(d)

acknowledges that this Scheme binds Alumina and all of the Scheme Participants from time to time (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting) and, to the extent of any inconsistency, overrides the constitution of Alumina; and

(e)

consents to Alumina and Alcoa and Alcoa Bidder doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it.

5.7	Warranty by Scheme Participants

(a)

Each Scheme Participant warrants to Alcoa Bidder and is deemed to have authorised Alumina to warrant to Alcoa Bidder as agent and attorney for the Scheme Participant by virtue of this clause 5.7, that on the Implementation Date:

(i)

all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to Alcoa Bidder under the Scheme will, as at the date of the transfer, be fully paid and free from all Encumbrances;

(ii)	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those shares) to Alcoa Bidder under the Scheme; and

(iii)	they have no existing right to be issued any Alumina Shares, or any options, performance rights, securities or other instruments exercisable, or convertible, into Alumina Shares.

(b)	Alumina undertakes that it will provide such warranty in clause 5.7(a) to Alcoa Bidder as agent and attorney of each Scheme Participant.

5.8	Appointment of Alcoa Bidder as sole proxy

Subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clause 6.2 of this Scheme, on and from the Implementation Date until Alumina registers Alcoa Bidder as the holder of all of the Alumina Shares in the Register, each Scheme Participant:

(a)

is deemed to have irrevocably appointed Alcoa Bidder as attorney and agent (and directed Alcoa Bidder in such capacity) to appoint Alcoa Bidder and each of its directors from time to time (jointly and each of them individually) as its sole proxy, and where applicable corporate representative, to attend shareholders’ meetings, exercise the votes attaching to Alumina Shares registered in its name and sign any shareholders resolution or document (whether in person, by proxy or corporate representative);

(b)

must not attend or vote at any Alumina shareholders’ meetings, exercise the votes attaching to Scheme Shares registered in its name or sign any Alumina shareholders’ resolution, whether in person, by proxy or by corporate representative (other than pursuant to clause 5.8(a));

(c)	must take all other actions in the capacity of the registered holder of Alumina Shares as Alcoa Bidder reasonably directs; and

(d)

acknowledges and agrees that in exercising the powers referred to in clause 5.8(a), Alcoa Bidder and any director may act in the best interests of Alcoa Bidder as the intended registered holder of the Scheme Shares.

5.9	Appointment of Alumina as attorney for implementation of Scheme

Each Scheme Participant, without the need for any further act by any Scheme Participant, irrevocably appoints Alumina and each of its directors and secretaries (jointly and each of them individually) as its attorney and agent for the purpose of:

(a)

on the Implementation Date, executing any document or doing or taking any other act necessary, desirable or expedient, or incidental to give effect to this Scheme and the transactions contemplated by it including executing and delivering any executed Scheme Share Transfer and any other deed or document reasonably required by Alcoa, that causes each Scheme Participant (or the Sale Agent, if applicable) to become a shareholder of Alcoa or holder of New Alcoa CDIs and to be bound by the certificate of incorporation and by-laws of Alcoa; and

(b)	on and from the Effective Date, enforcing the Deed Poll against Alcoa and Alcoa Bidder,

and Alumina accepts such appointment and undertakes in favour of each Scheme Participant to enforce the Deed Poll against Alcoa and Alcoa Bidder on behalf of and as agent and attorney for the Scheme Participants. Alumina as attorney and agent of each Scheme Participant may sub-delegate its functions, authorities or powers under this clause 5.9 to all or any of its directors, officers, secretaries or employees (jointly, severally or jointly and severally).

6	Scheme Consideration

6.1	Consideration under this Scheme

On the Implementation Date, Alcoa Bidder:

(a)

must provide or procure as set out in clause 6.1(b) the provision of, in consideration for the transfer to Alcoa Bidder of the Alumina Shares, the Scheme Consideration to the Scheme Participants in accordance with this clause 6; and

(b)

agrees to cause Alcoa to, and Alcoa must at the direction of and on behalf of Alcoa Bidder (in satisfaction of Alcoa Bidder’s obligation to provide such Scheme Consideration under clause 6.1(a)), issue the Scheme Consideration in accordance with this clause 6. If Alcoa Bidder fails to provide direction to Alcoa as contemplated by this clause 6.1(b) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Effective Date, Alcoa Bidder will be deemed to have provided such direction to Alcoa and Alcoa agrees that it will take the actions required by this clause 6.1(b).

6.2	Provision of Scheme Consideration

Subject to the other provisions of this clause 6, the obligations of Alcoa Bidder to provide or procure the provision of the Scheme Consideration to the Scheme Participants will be satisfied:

(a)	in the case of Scheme Consideration that is required to be provided to Scheme Participants in the form of New Alcoa CDIs, by Alcoa Bidder procuring:

(i)	the issue to CDN to be held on trust that number of New Alcoa Shares that will enable New Alcoa CDIs to be issued as envisaged by this clause 6 on the Implementation Date;

(ii)	that the name and address of CDN is entered into the Alcoa Share Register in respect of those New Alcoa Shares no later than the Implementation Date;

(iii)	that a holding statement (or equivalent document) in the name of CDN representing those New Alcoa Shares or such other document evidencing the issuance of those New Alcoa Shares to CDN is sent to CDN;

(iv)	that on the Implementation Date, each such Scheme Participant is issued with the number of New Alcoa CDIs to which it is entitled under this clause 6;

(v)

that on the Implementation Date, the name of each such Scheme Participant is entered in the records maintained by Alcoa as the holder of the New Alcoa CDIs issued to that Scheme Participant on the Implementation Date;

(vi)	in the case of each such Scheme Participant who held Scheme Shares on the CHESS subregister, that:

(A)	the New Alcoa CDIs are held on the CHESS subregister on the Implementation Date; and

(B)

on the second Business Day after the Implementation Date sending or procuring the sending of an allotment advice that sets out the number of New Alcoa CDIs held on the CHESS subregister by that Scheme Participant; and

(vii)	in the case of each such Scheme Participant who held Scheme Shares on the issuer sponsored subregister, that:

(A)	the New Alcoa CDIs are held on the issuer sponsored subregister on the Implementation Date; and

(B)

on the second Business Day after the Implementation Date sending or procuring the sending of a holding statement to each such Scheme Participant which sets out the number of New Alcoa CDIs held on the issuer sponsored subregister by that Scheme Participant; and

(b)	in the case of Scheme Consideration that is required to be provided to a Scheme Participant in the form of New Alcoa Preferred Shares, by Alcoa Bidder procuring that:

(i)

on the Implementation Date, that Scheme Participant is issued with the number of New Alcoa Preferred Shares to which it is entitled under clause 5.4 and this clause 6 and the name and address of that Scheme Participant is entered into the Alcoa Share Register in respect of those New Alcoa Preferred Shares; and

(ii)

a holding statement (or equivalent document) or evidence of book entry on the share ledger is sent to each such Scheme Participant which sets out the number of New Alcoa Preferred Shares issued to the Scheme Participant pursuant to this Scheme.

(c)	in the case of Scheme Consideration that is required to be provided to ADR Depositary or ADR Custodian, by Alcoa Bidder procuring that:

(i)

on the Implementation Date, ADR Depositary or ADR Custodian (as applicable) is issued with New Alcoa Shares to which it is entitled under this clause 6 and, the name and address of ADR Depositary or ADR Custodian (as applicable) is entered in the Alcoa Share Register with respect to those New Alcoa Shares; and

(ii)

on or before the date that is 5 Business Days after the Implementation Date, a holding statement (or equivalent document) is sent to the Registered Address of ADR Depositary or ADR Custodian (as applicable) representing the number of New Alcoa Shares issued to ADR Depositary or ADR Custodian (as applicable) pursuant to the Scheme.

6.3	Fractional entitlements

(a)

If the number of Alumina Shares held by a Scheme Participant at the Scheme Record Date is such that the aggregate entitlement of the Scheme Participant to New Alcoa CDIs, New Alcoa Preferred Shares or New Alcoa Shares (as applicable) includes a fractional entitlement to a New Alcoa CDI, a New Alcoa Preferred Share or a New Alcoa Share (as applicable), the entitlement will be rounded to the nearest whole number of New Alcoa CDIs, New Alcoa Preferred Shares or New Alcoa Shares (as applicable) as follows:

(i)	if the fractional entitlement is less than 0.5, the entitlement will be rounded down; and

(ii)	if the fractional entitlement is equal to or more than 0.5, the entitlement will be rounded up.

(b)

If Alcoa or Alumina is of the opinion that two or more Scheme Participants (each of whom holds a number of Alumina Shares which results in rounding in accordance with clause 6.3(a)) have, before the Scheme Record Date, been party to a shareholding splitting or division in an attempt to obtain an advantage by reference to such rounding, Alumina must provide the relevant details of the relevant Scheme Participants to Alcoa, and if reasonably requested by Alcoa, Alumina must give notice to those Scheme Participants:

(i)	setting out their names and registered addresses as shown in the Register;

(ii)	stating that opinion; and

(iii)	attributing to one of them specifically identified in the notice the Alumina Shares held by all of them,

and, after such notice has been given, the Scheme Participant specifically identified in the notice as the deemed holder of the specified Alumina Shares will, for the purpose of the provisions of this Scheme, be taken to hold all of those Alumina Shares and each of the other Scheme Participants whose names and registered addresses are set out in the notice will, for the purposes of the provisions of this Scheme, be taken to hold no Alumina Shares.

6.4	Ineligible Foreign Shareholder Sale Facility

Each Ineligible Foreign Shareholder authorises Alcoa Bidder to, and Alcoa Bidder must, subject to clauses 6.3 and 6.6:

(a)

issue, or procure the issue of, any relevant New Alcoa Shares to the Sale Agent to which an Ineligible Foreign Shareholder would otherwise be entitled to receive in the form of New Alcoa CDIs (which, for the avoidance of doubt, where clause 20(d) of the Scheme Implementation Deed applies, is only the New Alcoa Shares to be sold to fund the Withholding Amount and brokerage, stamp duty and other selling costs, taxes and charges in respect of the sale of those New Alcoa Shares) (Relevant Alcoa Shares);

(b)	on behalf of the Ineligible Foreign Shareholders, procure that the Sale Agent:

(i)

as soon as reasonably practicable after the Implementation Date (and in any event within 15 days after the Relevant Alcoa Shares are capable of being traded on NYSE), sells or procures the sale of all of the Relevant Alcoa Shares issued to the Sale Agent pursuant to clause 6.4(a) (including on an aggregated or partially aggregate basis), in the ordinary course of trading on NYSE at such price as the Sale Agent reasonably determines in good faith (and at the risk of the Ineligible Foreign Shareholder); and

(ii)

as soon as reasonably practicable after settlement (and in any event within 10 Pittsburgh Business Days), remits to Alcoa Bidder the proceeds of such sale (net of any applicable brokerage, stamp duty and other selling costs, taxes and charges) (Proceeds); and

(c)

promptly after receiving the Proceeds in accordance with clause 6.4(b) but subject to clause 20(d) of the Scheme Implementation Deed, Alcoa Bidder will pay or procure Computershare to pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the Proceeds received by Alcoa Bidder under clause 6.4(b) to which that Ineligible Foreign Shareholder is entitled (rounded down to the nearest cent) being, in respect of an Ineligible Foreign Shareholder who is:

(i)

a Withholding Amount Shareholder, such amount of the Proceeds to which they would otherwise have been entitled under clause 6.4(c)(ii) as if they were not a Withholding Amount Shareholder less the Withholding Amount in respect of that Ineligible Foreign Shareholder; and

(ii)	not a Withholding Amount Shareholder, in accordance with the following formula:

A = (B/C) x D

Where

A is the amount to be paid to the Ineligible Foreign Shareholder;

B is the number of Relevant Alcoa Shares attributable to, and that would otherwise have been issued to (in the form of New Alcoa CDIs), that Ineligible Foreign Shareholder had it not been an Ineligible Foreign Shareholder and which are instead issued to the Sale Agent;

C is the total number of Relevant Alcoa Shares attributable to, and which would otherwise have been issued to, all Ineligible Foreign Shareholders collectively (in the form of New Alcoa CDIs) and which are instead issued to the Sale Agent; and

D is the Proceeds.

(d)

The Ineligible Foreign Shareholders acknowledge that none of Alumina, Alcoa, Alcoa Bidder or the Sale Agent make any assurances or representation as to the price that will be achieved for the sale of the Relevant Alcoa Shares under clause 6.4(b)(i) or the amount of Proceeds to be received by Ineligible Foreign Shareholders under the 6.4(c). Each of Alumina, Alcoa, Alcoa Bidder and the Sale Agent expressly disclaim any fiduciary duty to the Ineligible Foreign Shareholders which may otherwise arise in connection with this clause 6.4.

(e)

Alcoa or Alcoa Bidder must make, or procure the making of, payments to Ineligible Foreign Shareholders under clause 6.4(c) by either (in the absolute discretion of Alcoa or Alcoa Bidder, and despite any election referred to in clause 6.4(e)(ii) or authority referred to in clause 6.4(e)(i) made or given by the Scheme Participant):

(i)

paying, or procuring the payment of, the relevant amount in Australian dollars by electronic means to a bank account nominated by the Ineligible Foreign Shareholder by an appropriate authority from the Ineligible Foreign Shareholder to Alcoa Bidder; or

(ii)	if a bank account has not been nominated by the Ineligible Foreign Shareholder in accordance with clause 6.4(e)(i):

(A)

if an Ineligible Foreign Shareholder has, before the Scheme Record Date, made a valid election in accordance with the requirements of the Registry to receive dividend payments from Alumina by electronic funds transfer to a bank account nominated by the Ineligible Foreign Shareholder, paying, or procuring the payment of, the relevant amount in dollars by electronic means in accordance with that election; or

(B)

otherwise dispatching, or procuring the dispatch of, a cheque for the relevant amount in dollars to the Ineligible Foreign Shareholder by prepaid post to their Registered Address, such cheque being drawn in the name of the Ineligible Foreign Shareholder (or in the case of joint holders, in accordance with the procedures set out in clause 6.8).

(f)

If Alcoa or Alcoa Bidder receives professional advice that any withholding is required under Subdivision 14-D of Schedule 1 of the TAA to be withheld from a payment to an Alumina Shareholder, Alcoa is entitled to withhold the relevant amount in accordance with clause 20(d) of the Scheme Implementation Deed before making the payment to the relevant Alumina Shareholder (and payment of the reduced amount shall be taken to be full payment of the relevant amount for the purposes of this Scheme, including clause 6.4(c)). Alcoa or Alcoa Bidder must pay any amount so withheld to the Commissioner of Taxation in accordance with clause 20(d) of the Scheme Implementation Deed and within the time permitted by law, and, if requested in writing by the relevant Ineligible Foreign Shareholder, provide a receipt or other appropriate evidence of such payment (or procure the provision of such receipt or other evidence) to the relevant Ineligible Foreign Shareholder.

(g)

Each Ineligible Foreign Shareholder appoints Alcoa as its agent to receive on its behalf any financial services guide (or similar or equivalent document) or other notices (including any updates of those documents) that the Sale Agent is required to provide to Ineligible Foreign Shareholders under the Corporations Act or any other applicable law.

(h)

Payment of the amounts calculated in accordance with clause 6.4(c) to an Ineligible Foreign Shareholder in accordance with this clause 6.4 satisfies in full the Ineligible Foreign Shareholder’s right to Scheme Consideration and interest will not be paid on any Proceeds.

6.5	Unclaimed monies

(a)	Alcoa or Alcoa Bidder may cancel a cheque issued under clause 6.4(e)(ii)(B) if the cheque:

(i)	is returned to Alcoa or Alcoa Bidder; or

(ii)	has not been presented for payment within 6 months after the date on which the cheque was sent.

(b)

During the period of 12 months commencing on the Implementation Date, on request in writing from a Scheme Participant to Alumina, the Registry or Alcoa or Alcoa Bidder, Alcoa or Alcoa Bidder must as soon as practicable reissue a cheque that was previously cancelled under 6.5(a).

(c)

The Unclaimed Money Act will apply in relation to any Scheme Consideration or Proceeds that becomes “unclaimed money” (as defined in section 6 of the Unclaimed Money Act), but any interest or other benefit accrued from the unclaimed Scheme Consideration or Proceeds will be for the benefit of Alcoa Bidder.

6.6	Orders of a court or Regulatory Authority

(a)

If an applicable law requires, or if written notice is given to Alumina (or the Registry) or Alcoa (or Alcoa’s share registry) of an order, direction or notice made or given by a court of competent jurisdiction or by another Regulatory Authority that:

(i)

requires consideration which would otherwise be provided to a Scheme Participant in accordance with this clause 6 to instead be provided to a Regulatory Authority or other third party (either through payment of a sum or the issuance of a security), or which requires any amount to be deducted or withheld from any consideration which would otherwise be provided to a Scheme Participant in accordance with this clause 6, then Alumina, Alcoa or Alcoa Bidder (as applicable) shall be entitled to procure that provision of that consideration is made in accordance with that order, direction or notice (and payment or provision of, or the deduction or withholding from, that consideration in accordance with that order, direction or notice will be treated for all purposes under this Scheme as having been paid or provided to that Scheme Participant); or

(ii)

prevents consideration being provided to any particular Scheme Participant in accordance with this clause 6, or the payment or provision of such consideration is otherwise prohibited by applicable law, Alumina or Alcoa Bidder shall be entitled to (as applicable):

(A)	in the case of an Ineligible Foreign Shareholder, retain an amount, in dollars, equal to the relevant Ineligible Foreign Shareholder’s share of the Proceeds; or

(B)

not issue (or procure the issue of), or to issue (or procure the issue) to a trustee or nominee, such number of New Alcoa CDIs as that Scheme Participant would otherwise be entitled to under this clause 6, until such time as payment or provision of the consideration in accordance with this clause 6 is permitted by that order or direction or otherwise by law.

To the extent that amounts are deducted or withheld under or in accordance with this clause 6.6, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction or withhold was made.

6.7	Status of New Alcoa Shares and New Alcoa CDIs

(a)

Alcoa covenants in favour of Alumina (in its own right and on behalf of the Scheme Participants) that the New Alcoa Shares (including those underlying the New Alcoa CDIs) required to be issued under this Scheme, and the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares when issued, will:

(i)	rank equally in all respects with all existing Alcoa Shares;

(ii)

be entitled to participate in and receive any dividends and any other entitlements accruing in respect of Alcoa Shares on and from the Implementation Date (in each case in accordance with the terms of such entitlements);

(iii)	be duly and validly issued in accordance with applicable laws and Alcoa’s certificate of incorporation and by-laws; and

(iv)	be fully paid and free from any Encumbrance.

(b)	Alcoa will use its best endeavours to ensure that the:

(i)

New Alcoa Shares issued in connection with the Scheme Consideration will commence trading on a normal settlement basis on NYSE from the first Pittsburgh Business Day after the Implementation Date (New York time); and

(ii)

New Alcoa CDIs issued as Scheme Consideration will be listed for quotation on the ASX Official List with effect from the first Business Day after the Effective Date (or such later date as ASX may require), initially on a deferred settlement basis and, with effect from no later than the first Business Day after the Implementation Date, on an ordinary (T+2) settlement basis.

6.8	Status of New Alcoa Preferred Shares

Alcoa covenants in favour of Alumina (in its own right and on behalf of each relevant CITIC Shareholder) that:

(a)	the New Alcoa Preferred Shares required to be issued as Scheme Consideration will:

(i)	rank equally in all respects with all other Alcoa Preferred Shares then on issue in the same class;

(ii)

be entitled to participate in and receive any dividends and any other entitlements accruing in respect of the New Alcoa Preferred Shares on and from the Implementation Date (in each case in accordance with the terms of such entitlements);

(iii)	be duly and validly issued in accordance with all applicable laws and Alcoa’s certificate of incorporation and by-laws and the Certificate of Designation); and

(iv)	be fully paid and free from any Encumbrance; and

(b)	until such time as there are no New Alcoa Preferred Shares outstanding, Alcoa will comply with, and perform, its obligations under the Certificate of Designation.

6.9	Joint holders

In the case of Scheme Shares held in joint names:

(a)

any New Alcoa CDIs to be issued as Scheme Consideration in respect of those Scheme Shares must be issued to and registered in the names of the joint holders and entry in the Alcoa Share Register must take place in the same order as the holders’ names appear in the Register as at the Scheme Record Date;

(b)

any cheque required to be sent by Alcoa or Alcoa Bidder under this Scheme must be payable to the joint holders and be forwarded to the holder whose name appears first in the Register as at the Scheme Record Date; and

(c)

any other document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of Alumina, the holder whose name appears first in the Register as at the Scheme Record Date or to the joint holders.

7	Dealings in Scheme Shares

7.1	Determination of Scheme Participants

To establish the identity of the Scheme Participants, dealings in Scheme Shares or other alterations to the Register will only be recognised by Alumina if:

(a)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Register as the holder of the relevant Scheme Shares on or before the Scheme Record Date; and

(b)

in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received on or before the Scheme Record Date at the place where the Register is kept.

7.2	Register

Alumina must register any registrable transmission applications or transfers of the Scheme Shares received in accordance with clause 7.1(b) of this Scheme on or before the Scheme Record Date.

7.3	No disposals after Effective Date

(a)

If this Scheme becomes Effective, a Scheme Participant (and any person claiming through that Scheme Participant) must not dispose of or deal with or purport or agree to dispose of or deal with any Scheme Shares or any interest in them after the Scheme Record Date in any way except as set out in this Scheme and any such disposal will be void and of no legal effect whatsoever, and Alumina shall be entitled to disregard any such disposals or dealings.

(b)

Alumina will not accept for registration or recognise for any purpose any transmission, application or transfer in respect of Scheme Shares received after the Scheme Record Date (except a transfer to Alcoa Bidder pursuant to this Scheme and any subsequent transfer by Alcoa Bidder or its successors in title).

7.4	Maintenance of Alumina Register

For the purpose of determining entitlements to the Scheme Consideration, Alumina will maintain the Register in accordance with the provisions of clause 7 until the Scheme Consideration has been issued to the Scheme Participants and Alcoa Bidder has been entered in the Register as the holder of all the Scheme Shares. The Register in this form will solely determine entitlements to the Scheme Consideration.

7.5	Effect of certificates and holding statements

Subject to provision of the Scheme Consideration and registration of the transfer to Alcoa Bidder contemplated in clauses 5.2 and 7.4 of this Scheme, any statements of holding or share certificates (or equivalent document) in respect of Scheme Shares will cease to have effect after the Scheme Record Date as documents of title in respect of those shares (other than statements of holding in favour of Alcoa Bidder and its successors in title). After the Scheme Record Date, each entry current on the Register as at the Scheme Record Date (other than entries in respect of Alcoa Bidder or its successors in title) will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.6	Details of Scheme Participants

As soon as possible on or after the Scheme Record Date, and in any event by 5.00pm on the third Business Day after the Scheme Record Date, Alumina will ensure that details of the names, Registered Addresses and holdings of Scheme Shares for each Scheme Participant, as shown in the Register at the Scheme Record Date, are available to Alcoa in such form as Alcoa reasonably requires.

7.7	Quotation of Alumina Shares

Alumina must apply to ASX to suspend trading on ASX of Alumina Shares with effect from the close of trading on the Effective Date.

7.8	Termination of quotation of Alumina Shares

After this Scheme has been fully implemented, on a date determined by Alcoa, Alumina will apply:

(a)	for termination of the official quotation of Alumina Shares on ASX; and

(b)	to have itself removed from the official list of the ASX.

8	Instructions and notifications

If not prohibited by law (and including where permitted or facilitated by relief granted by a Regulatory Authority), all instructions, notifications or elections by a Scheme Participant to Alumina that are binding or deemed binding between the Scheme Participant and Alumina relating to Alumina or Alumina Shares, including instructions, notifications or elections relating to:

(a)	whether dividends are to be paid by cheque or into a specific bank account;

(b)	payments of dividends on Alumina Shares; and

(c)	notices or other communications from Alumina (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by Alcoa in its sole discretion), by reason of this Scheme, to be made by the Scheme Participant to Alcoa and to be a binding instruction, notification or election to, and accepted by, Alcoa until that instruction, notification or election is revoked or amended in writing addressed to Alcoa at its registry.

9	Notices

9.1	No deemed receipt

If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Alumina, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at Alumina’s registered office or at the office of the registrar of Alumina Shares.

9.2	Accidental omission

The accidental omission to give notice of the Scheme Meeting or the non-receipt of such a notice by any Alumina Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

10	General

10.1	Variations, alterations and conditions

(a)

Alumina may, with the prior consent of Alcoa, by its counsel or solicitor, consent on behalf of all persons concerned to any variations, alterations or conditions to this Scheme which the Court thinks fit to impose; and

(b)	each Scheme Participant agrees to any such variations, alterations or conditions which Alumina has consented to.

10.2	Further action by Alumina

Alumina will execute all documents and do all things (on its own behalf and on behalf of each Scheme Participant) necessary or expedient to implement, and perform its obligations under, this Scheme.

10.3	Authority and acknowledgement

Each Scheme Participant irrevocably consents to Alumina, Alcoa and Alcoa Bidder doing all things necessary or expedient for or incidental to the implementation of this Scheme and the transactions contemplated by it.

10.4	No liability when acting in good faith

Each Scheme Participant agrees that, without prejudice to the Alumina’s, Alcoa’s, or Alcoa Bidder’s rights and obligations under the Scheme Implementation Deed, neither Alumina, Alcoa, nor Alcoa Bidder, nor any of their respective officers or employees, will be liable to a Scheme Participant for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

10.5	Stamp duty

Alcoa and Alcoa Bidder jointly and severally:

(a)	must pay all stamp duty (including any fines, penalties and interest) payable in connection with this Scheme or the transactions effected by or made under the Scheme; and

(b)	indemnify each Scheme Participant against any liability arising from failure to comply with clause 10.5(a), subject to and in accordance with clause 7 of the Deed Poll.

11	Governing law

11.1	Governing law and jurisdiction

The law in force in the place specified in the Details governs this document. The parties submit to the non-exclusive jurisdiction of the courts of that place.

11.2	Serving documents

Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address set out in the Details.

Amended and Restated Scheme Implementation Deed

Annexure C Deed Poll

Deed Poll

Alcoa Corporation (Alcoa)

AAC Investments Australia 2 Pty Ltd (ACN 675 585 850) (Alcoa Bidder)

In favour of each registered holder of fully paid ordinary shares in Alumina Limited (ACN 004 820 419) (Alumina) as at the Scheme Record Date (Scheme Participants)

King & Wood Mallesons

Level 27

Collins Arch

447 Collins Street

Melbourne VIC 3000

Australia

T +61 3 9643 4000

F +61 3 9643 5999

DX 101 Melbourne

www.kwm.com

Deed Poll

Deed Poll

Details

Parties
Alcoa	Name	Alcoa Corporation

	Formed in	Delaware, United States of America

	Address	201 Isabella Street, Suite 500, Pittsburgh, PA 15212-5858 United States of America

	Email	[********]

	Attention	Andrew Hastings, Executive Vice President and General Counsel

Alcoa Bidder	Name	AAC Investments Australia 2 Pty Ltd
	ACN	675 585 850
	Formed in	Victoria, Australia
	Address	c/- Ashurst, Level 16, 80 Collins Street, South Tower, Melbourne Victoria 3000 Australia
	Email	[********]
	Attention	Andrew Hastings, Executive Vice President and General Counsel
In favour of	Each registered holder of Alumina Shares as at the Scheme Record Date.
Governing law	Victoria
Recitals	A	The effect of the Scheme will be that all Scheme Shares will be transferred to Alcoa Bidder.

	B	Alumina, Alcoa and Alcoa Bidder have entered into the Scheme Implementation Deed.

	C	In the Scheme Implementation Deed, Alcoa Bidder agreed (amongst other things) to provide or procure the provision of the Scheme Consideration to each Scheme Participant, subject to the satisfaction of certain conditions.

	D	Each of Alcoa and Alcoa Bidder is entering into this document for the purpose of undertaking in favour of Scheme Participants to perform its obligations in relation to the Scheme and the Scheme Implementation Deed.

General terms

1	Definitions and interpretation

1.1	Definitions

Unless the contrary intention appears, these meanings apply:

First Court Date means the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard.

Scheme means the proposed scheme of arrangement under Part 5.1 of the Corporations Act under which all the Alumina Shares will be transferred to Alcoa Bidder, substantially in the form of Annexure A to this document, together with any amendment or modification made pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Alumina and Alcoa in accordance with clause 10 of the Scheme.

Scheme Implementation Deed means the scheme implementation deed dated 12 March 2024 between Alumina, Alcoa and Alcoa Bidder as amended from time to time and under which, amongst other things, Alumina has agreed to propose the Scheme to Alumina Shareholders, and each of Alcoa, Alcoa Bidder and Alumina has agreed to take certain steps to give effect to the Scheme.

All other words and phrases used in this document have the same meaning as given to them in the Scheme, unless otherwise stated.

1.2	General interpretation

Clause 1.2 of the Scheme applies to this document except that references to “this Scheme” are to be read as references to “this document”.

1.3	Nature of deed poll

Alcoa and Alcoa Bidder acknowledge that:

(a)

this document is entered into and has effect as a deed poll and may be relied on and enforced by any Scheme Participant in accordance with its terms even though the Scheme Participants are not a party to it; and

(b)

under the Scheme, each Scheme Participant irrevocably appoints Alumina and each of its directors, officers and secretaries (jointly and individually) as its agent and attorney to enforce this document against Alcoa and Alcoa Bidder in accordance with its terms.

2	Conditions precedent and termination

2.1	Conditions precedent

Alcoa’s and Alcoa Bidder’s obligations under clause 4 are subject to the Scheme becoming Effective.

2.2	Termination

Alcoa’s and Alcoa Bidder’s obligations under this document will automatically terminate and the terms of this document will be of no further force or effect if:

(a)	the Scheme has not become Effective on or before the End Date, unless Alumina, Alcoa and Alcoa Bidder otherwise agree in writing; or

(b)	the Scheme Implementation Deed is terminated in accordance with its terms.

2.3	Consequences of termination

If this document is terminated under clause 2.2, then, in addition and without prejudice to any other rights, powers or remedies available to Scheme Participants:

(a)	Alcoa and Alcoa Bidder are released from their obligations to further perform this document; and

(b)	each Scheme Participant retains the rights, powers or remedies they have against Alcoa and Alcoa Bidder in respect of any breach of this document which occurs before it is terminated.

3	Performance of obligations generally

Subject to clause 2, each of Alcoa and Alcoa Bidder covenants and undertakes in favour of each Scheme Participant that it will be bound by the terms of the Scheme as if it were a party to the Scheme and undertakes to perform all obligations and other actions, including those obligations and actions which relate to the provision of the Scheme Consideration, and give each acknowledgement, representation and warranty (if any), attributed to it under the Scheme, subject to and in accordance with the terms of the Scheme Implementation Deed and the Scheme.

4	Scheme Consideration

4.1	Scheme Consideration

Subject to clause 2:

(a)	Alcoa Bidder undertakes in favour of each Scheme Participant to provide, or procure as set out in clause 4.1(b) the provision of, the Scheme Consideration to each Scheme Participant;

(b)

Alcoa Bidder undertakes in favour of each Scheme Participant to cause Alcoa to, and Alcoa must at the direction of and on behalf of Alcoa Bidder (in satisfaction of Alcoa Bidder’s obligation to provide such Scheme Consideration to the Scheme Participants under clause 4.1(a)), issue the Scheme Consideration to each Scheme Participant; and

(c)	each of Alcoa and Alcoa Bidder undertakes to perform all other actions attributed to it under the Scheme,

in accordance with the Scheme.

Subject to clause 2, if Alcoa Bidder fails to provide direction to Alcoa as contemplated by clause 4.1(b) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Effective Date, Alcoa Bidder will be deemed to have provided such direction to Alcoa and Alcoa Bidder agrees that it will take the actions required by clause 4.1(b).

4.2	New Alcoa Shares to rank equally

Alcoa covenants in favour of each Scheme Participant that all New Alcoa Shares issued in connection with the provision of the Scheme Consideration (including those issued to CDN in connection with the New Alcoa CDIs) to each Scheme Participant or the Sale Agent in accordance with the Scheme, and the Alcoa Shares issuable upon conversion of the New Alcoa Preferred Shares, when issued, will, upon their issue:

(a)	rank equally in all respects with all other Alcoa Shares then on issue;

(b)

be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements, in each case which accrue in respect of Alcoa Shares on and from the Implementation Date;

(c)	be duly and validly issued in accordance with all applicable laws and Alcoa’s certificate of incorporation, by-laws and other constituent documents; and

(d)	be fully paid and free from Encumbrance.

4.3	New Alcoa Preferred Shares

Alcoa covenants in favour of each relevant CITIC Shareholder that:

(a)	the New Alcoa Preferred Shares required to be issued as Scheme Consideration will upon their issue:

(i)	rank equally in all respects with all other Alcoa Preferred Shares then on issue in the same class;

(ii)

be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements, in each case which accrue in respect of New Alcoa Preferred Shares on and from the Implementation Date;

(iii)

be duly and validly issued in accordance with all applicable laws and Alcoa’s certificate of incorporation and by-laws and certificate of designation in the form set forth at Schedule 2 of the Scheme Implementation Deed (or in a form as otherwise agreed in writing between Alcoa and Alumina and if necessary, the Court); and

(iv)	be fully paid and free from any Encumbrance; and

(b)	until such time as there are no New Alcoa Preferred Shares outstanding, Alcoa willy comply with, and perform, its obligations under the Certificate of Designation.

5	Representations and warranties

Each of Alcoa and Alcoa Bidder represents and warrants, in respect of itself, that:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation and is validly existing under those laws;

(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it in accordance with its terms;

(c)	(no contravention) the entry by it into and its compliance with its obligations under, this document in accordance with its terms do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it; or

(iii)	any Encumbrance binding on or applicable to it;

(d)

(authorisations) it has in full force and effect each corporate authorisation necessary for it to enter into this document, to comply with its obligations under it, and to allow them to be enforced in accordance with its terms;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(solvency) it is not Insolvent (as defined in the Scheme Implementation Deed).

6	Continuing obligations

This document is irrevocable and, subject to clause 2, remains in full force and effect until:

(a)	Alcoa and Alcoa Bidder have fully performed their obligations under this document; or

(b)	the earlier termination of this document under clause 2.2.

7	Stamp duty

Alcoa and Alcoa Bidder jointly and severally:

(a)

must pay or reimburse all stamp duty, registration fees and similar taxes payable or assessed as being payable in connection with this document or any other transaction contemplated by this document (including any fees, fines, penalties and interest in connection with any of these amounts); and

(b)	indemnify each Scheme Participant against, and agrees to reimburse and compensate it, for any liability in respect of stamp duty under clause 7(a).

8	Notices

8.1	Form

A notice or other communication in connection with this document must be:

(a)	in writing and in English and signed for or on behalf of the sending party; and

(b)	addressed to Alcoa or Alcoa Bidder in accordance with the details set out below (or any alternative details nominated by Alcoa or Alcoa Bidder by notice):

Attention:	Andrew Hastings, Executive Vice President and General Counsel

Address:	201 Isabella Street, Suite 500, Pittsburgh, PA 15212-5858 United States of America

Email:	[********]

with copy to (which shall not constitute notice):

Attention:	Kylie Lane of Ashurst

Email:	kylie.lane@ashurst.com

(c)	If a person sends a communication contemplated by this document other than by email, they must use all reasonable endeavours to send a copy of the communication promptly by email.

8.2	When taken to be received

Communications are taken to be received:

(a)	if delivered by hand to the nominated address, when delivered to the nominated address;

(b)	if sent by post, 6 Business Days (if posted within Australia to an address in Australia) or 10 Business Days (if posted from one country to another) after the date of posting; or

(c)	if sent by email:

(i)	at the time the email was delivered to the recipient’s email server or the recipient read the email, as stated in an automated message received by the sender; or

(ii)	4 hours after the email was sent (as recorded on the device from which it was sent), unless within 24 hours of sending the email the sender receives an automated message that it was not delivered,

whichever	happens first.

9	General

9.1	Variation

A provision of this document or any right created under it may not be varied, altered or otherwise amended unless:

(a)	if before the First Court Date, the variation is agreed to by Alumina and Alcoa in writing; and

(b)

if on or after the First Court Date, the variation is agreed to by Alumina and Alcoa in writing and the Court indicates that the variation, alteration or amendment would not itself preclude approval of the Scheme, in which event Alcoa and Alcoa Bidder must enter into a further deed poll in favour of the Scheme Participants giving effect to the variation, alteration or amendment.

9.2	Partial exercising of rights

Unless this document expressly states otherwise, if Alcoa or Alcoa Bidder does not exercise a right, power or remedy in connection with this document fully or at a given time, it may still exercise it later.

9.3	No waiver

A provision of this document, or any right, power or remedy created under it may not be varied or waived except in writing signed by the party to be bound.

No failure to exercise, nor any delay in exercising, any right, power or remedy by Alcoa, Alcoa Bidder or by any Scheme Participant operates as a waiver. A waiver of any right, power or remedy on one or more occasions does not operate as a waiver of that right, power or remedy on any other occasion, or of any other right, power or remedy.

9.4	Remedies cumulative

The rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.

9.5	Assignment or other dealings

Alcoa, Alcoa Bidder and each Scheme Participant may not assign or otherwise deal with its rights under this document or allow any interest in them to arise or be varied without the consent of Alcoa, Alcoa Bidder and Alumina. Any purported dealing in contravention of this clause 9.5 is invalid.

9.6	Further steps

Each of Alcoa and Alcoa Bidder agree to do all things (including executing all documents) necessary to give full effect to this document and the Scheme.

10	Governing law and jurisdiction

10.1	Governing law and jurisdiction

(a)	The law in force in the place specified in the Details governs this document.

(b)

Each of Alcoa and Alcoa Bidder irrevocably submits to the non-exclusive jurisdiction of the courts of that place and courts of appeal from them in respect of any such proceedings arising out of or in connection with this document.

(c)	Each of Alcoa and Alcoa Bidder irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

(d)

Each of Alcoa and Alcoa Bidder agrees that a final judgment in any legal proceedings in a court exercising jurisdiction in the place specified in the Details will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

10.2	Serving documents

Each of Alcoa and Alcoa Bidder appoints Ashurst Australia of Level 16, 80 Collins Street, Alumina Tower, Melbourne VIC 3000 as its agent to receive service of process for any proceedings arising out of or in connection with this document. Each of Alcoa and Alcoa Bidder undertakes to maintain this appointment until the earlier of Alcoa and Alcoa Bidder having fully performed their obligations under this document or termination under clause 2.2, and agrees that any such process served on that person is taken to be served on it.

EXECUTED as a deed poll

Deed Poll

Signing page

DATED:

SIGNED, SEALED AND DELIVERED by ALCOA CORPORATION by its authorised representative:

Signature of authorised signatory	Signature of witness

Name of authorised signatory	Name of witness

SIGNED, SEALED AND DELIVERED by AAC INVESTMENTS AUSTRALIA 2 PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director (who states that they are the sole director of the company and the company does not have a company secretary)

Name of director (block letters)

Deed Poll

Annexure A - Scheme

Amended and Restated Scheme Implementation Deed

Annexure D Public announcements – Amendment and restatement

(Alcoa)

Press Release of Alcoa Corporation, dated May 20, 2024

FOR IMMEDIATE RELEASE

Investor Contact: Jim Dwyer James.Dwyer@alcoa.com	Media Contact: Courtney Boone Courtney.Boone@alcoa.com

Alcoa Announces Update on Acquisition of Alumina Limited

Alcoa and Alumina enter into Amended Scheme of Implementation Deed

Allan Gray Australia reiterates support of the Transaction

Transaction remains on schedule for completion in the third quarter 2024

PITTSBURGH – May 20, 2024 – Alcoa Corp. (NYSE: AA or “Alcoa”) today announced it has entered into a Deed of Amendment and Restatement (the “Amendment”) of the Scheme Implementation Deed previously announced March 11, 2024 (the “Agreement”) with Alumina Limited in relation to the acquisition of Alumina Limited (the “Scheme”). Alumina Limited shareholders will continue to receive the previously announced Scheme Consideration of 0.02854 New CHESS Depositary Interests (“New Alcoa CDIs”) or equivalent for each Alumina Limited share (the “Agreed Ratio”). Each New Alcoa CDI represents a unit of beneficial ownership in a share of Alcoa common stock. Alumina Limited shareholders will be able to trade Alcoa common stock via the New Alcoa CDIs, which will be listed on the Australian Securities Exchange (“ASX”).

The Amendment is the result of cooperative discussions with all parties – including CITIC Group (“CITIC”), which holds or controls through its affiliates an 18.9% stake in Alumina Limited – to advance the transaction, which is expected to be completed in the third quarter of 2024. Alcoa has a longstanding working relationship with CITIC, which holds a stake in the Portland Aluminium joint venture in the state of Victoria, Australia, alongside Alcoa of Australia.

Alcoa and Alumina Limited have amended the Agreement whereby an affiliate of CITIC will receive a small proportion, approximately 1.5 percent of the pro forma outstanding Alcoa common stock, of its consideration under the Scheme in non-voting convertible series A preferred stock (par value US$0.01 per share) (“New Alcoa Non-Voting Shares”), instead of New Alcoa CDIs.

The New Alcoa Non-Voting Shares will be issued to enable CITIC to comply with the Bank Holding Company Act of 1956, which prohibits CITIC, as the owner of certain banking assets in the United States, from holding more than 5 percent of any class of voting shares in a U.S. public company. The economic rights of the New Alcoa Non-Voting Shares are generally equivalent to the economic rights of New Alcoa CDIs.

“The agreed change to the Scheme brings us a step closer to completing the transaction, which will provide significant and long-term benefits to both Alcoa and Alumina Limited shareholders,” said William F. Oplinger, President and CEO of Alcoa.

Allan Gray Australia Continues to Support the Scheme

Allan Gray Australia Pty Ltd, currently the largest substantial holder in Alumina Limited, has confirmed that it continues to be supportive of the Scheme. In light of that confirmation, Alcoa and Allan Gray Australia Pty Ltd have terminated their Conditional Share Sale Agreement in accordance with its terms.

Transaction Timing & Conditions

The transaction is expected to be completed in the third quarter 2024, subject to the satisfaction of customary conditions as well as approval by both companies’ shareholders and receipt of required regulatory approvals. The required regulatory approvals include approvals from Australia’s Foreign Investment Review Board and Brazil’s antitrust regulator. The Australian Competition and Consumer Commission has indicated it does not intend to conduct a public review of the Scheme. The transaction is not conditional on due diligence or financing.

Transaction Website

Associated materials regarding the transaction are available on the investor relations section of Alcoa’s website at www.alcoa.com as well as a transaction website at www.strongawacfuture.com.

Advisors

J.P. Morgan Securities LLC and UBS Investment Bank are acting as financial advisors to Alcoa, and Ashurst and Davis Polk & Wardwell LLP are acting as its legal counsel.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation (“Alcoa”) that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the proposed transaction; the ability of the parties to complete the proposed transaction; the expected benefits of the proposed transaction; the competitive ability and position following completion of the proposed transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; (2) the prohibition or delay of the consummation of the proposed transaction by a governmental entity; (3) the risk that the proposed transaction may not be completed in the expected time frame or at all; (4) unexpected costs, charges or expenses resulting from the proposed transaction; (5) uncertainty of the expected financial performance following completion of the proposed transaction; (6) failure to realize the anticipated benefits of the proposed transaction; (7) the occurrence of any event that could give rise to termination of the proposed transaction; (8) potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (9) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (10) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities; (11) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (12) competitive and complex conditions in global markets; (13) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (14) rising energy costs and interruptions or uncertainty in energy supplies; (15) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (16) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (17) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (18) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (19) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (20) changes in tax laws or exposure to additional tax liabilities; (21) global competition within and beyond the aluminum industry; (22) our ability to obtain or maintain adequate insurance coverage; (23) disruptions in the global economy caused by ongoing regional conflicts; (24) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (25) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (26) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (27) claims, costs and liabilities related to health, safety, and environmental laws, regulations, and other requirements, in the jurisdictions in which we operate; (28) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (29) our ability to fund capital expenditures; (30) deterioration in our credit profile or increases in interest rates; (31) restrictions on our current and future operations due to our indebtedness; (32) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (33) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (34) labor market conditions, union disputes and other employee relations issues; (35) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (36) the other risk factors discussed in Part I Item 1A of Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the proposed transaction. In connection with the proposed transaction, Alcoa plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Alcoa may file with the SEC and send to its stockholders in connection with the proposed transaction. The issuance of the stock consideration in the proposed transaction will be submitted to Alcoa’s stockholders for their consideration. The Proxy Statement will contain important information about Alcoa, the proposed transaction and related matters. Before making any voting decision, Alcoa’s stockholders should read all relevant documents filed or to be filed with the SEC completely and in their entirety, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Alcoa and the proposed transaction.

Alcoa’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Alcoa, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by Alcoa with the SEC may be obtained, without charge, by contacting Alcoa through its website at https://investors.alcoa.com/.

Participants in the Solicitation

Alcoa, its directors, executive officers and other persons related to Alcoa may be deemed to be participants in the solicitation of proxies from Alcoa’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Alcoa and their ownership of common stock of Alcoa is set forth in the section entitled “Information about our Executive Officers” included in Alcoa’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 21, 2024 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1675149/000095017024018069/aa-20231231.htm), and in the sections entitled “Director Nominees” and “Stock Ownership of Directors and Executive Officers” included in its proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 19, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1675149/000119312524071354/d207257ddef14a.htm). Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Additional Media Contacts

Australia

Citadel MAGNUS

Paul Ryan +61 409 296 511

pryan@citadelmagnus.com

United States

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Kaitlin Kikalo / Lyle Weston

Alcoa-jf@joelefrank.com

(Alumina)
ASX Announcement	20 May 2024

Update on transaction with Alcoa

Amendment to Scheme Implementation Deed

On 12 March 2024, Alumina Limited (Alumina) announced that it had entered into a Scheme Implementation Deed (SID) with Alcoa Corporation (Alcoa) in relation to a proposal for Alcoa to acquire 100% of the fully paid ordinary shares in Alumina by way of a scheme of arrangement (the Transaction).

Alumina announces that together with Alcoa it has entered into an amending deed to the SID and ancillary transaction documents (Amending Deed) to amend the form of consideration to be issued to CITIC Group (CITIC) and the Depositary and/or Custodian (as relevant) of Alumina’s American Depositary Receipt Program (ADR program).

The Amending Deed provides for:

•

CITIC, Alumina’s second largest shareholder, to receive a small portion of its consideration under the Transaction in the form of Alcoa non-voting convertible series A preferred stock (New Alcoa Preferred Shares), instead of Alcoa CDIs,[1] to enable compliance with the US Bank Holding Company Act of 1956.

The US Bank Holding Company Act of 1956 prevents CITIC, which holds certain banking assets in the United States, from holding more than a 5% interest in any class of voting shares in a U.S. public company. Accordingly, if the Transaction is implemented, CITIC would receive Alcoa CDIs representing up to 4.5% of the total voting shares on issue in Alcoa, with the balance of its consideration being provided in the form of New Alcoa Preferred Shares.

The economic rights of the New Alcoa Preferred Shares are generally equivalent to the economic rights of the Alcoa CDIs, except that the New Alcoa Preferred Shares will:

(a)	have a liquidation preference of US$0.0001 for each share;

(b)	convert into Alcoa common stock on a 1:1 basis upon transfer to a party that is not an affiliate of CITIC, subject to anti-dilution provisions and other customary adjustments; and

(c)	have no voting rights except as required by applicable law or in relation to a change in the existing rights of New Alcoa Preferred Shares.

•	The Depositary and/or Custodian of Alumina’s ADR program to receive Alcoa common stock as consideration under the Transaction, instead of Alcoa CDIs.

A copy of the Amending Deed is set out in Annexure A.

Progress Update on Transaction

On 20 May 2024 (Eastern Time), Alcoa lodged a preliminary proxy statement with the US Securities and Exchange Commission. The preliminary proxy statement relates to a proposed meeting of Alcoa stockholders which will consider a resolution to approve issuance of Alcoa common stock and New Alcoa Preferred Shares

[1]	An Alcoa CDI is an ASX-listed Alcoa CHESS Depositary Interest which represents a share of Alcoa common stock to be issued as consideration under the Transaction.

under the Transaction. The preliminary proxy statement has been prepared for the benefit of Alcoa stockholders and includes certain information relating to Alumina, including financial information.

Alumina will today lodge a confidential draft scheme booklet in relation to the Transaction (Scheme Booklet) with the Australian Securities and Investments Commission. The Scheme Booklet will contain information about the Transaction, Alumina, Alcoa and the combined group, including a Board recommendation,2 key advantages and potential disadvantages of and key risks in connection with the Transaction. It will also include an independent expert’s report.

As set out in Alumina’s 12 March ASX announcement, the Transaction is subject to a number of conditions, including regulatory approvals and approval of Alumina shareholders at a scheme meeting which is targeted to be held in 3Q 2024. The required regulatory approvals include approvals from Australia’s Foreign Investment Review Board and Brazil’s antitrust regulator. The Australian Competition and Consumer Commission has indicated it does not intend to conduct a public review of the transaction.

Subject to Alumina shareholders approving the Transaction and the other conditions precedent including regulatory approvals being satisfied or waived, the Transaction is expected to be implemented during 3Q 2024.3

Alumina shareholders do not need to take any action at this stage.

Further Information

If you require any further information, please visit Alumina’s website at www.aluminalimited.com/alcoa-offer.

Authorised by the Alumina Board

For investor enquiries: Craig Evans General Manager – Strategy & Investor Relations IR@aluminalimited.com	For media enquiries: Tim Duncan Hinton and Associates Mobile: +61 408 441 122

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

Forward-looking statements

Neither Alumina Limited nor any other person warrants or guarantees the future performance of Alumina Limited or any return on any investment made in Alumina Limited securities. This document may contain certain

[2]

The Independent Non-executive Directors and Managing Director and CEO of Alumina recommend that Alumina shareholders vote in favour of the Transaction, in the absence of a superior proposal for Alumina and subject to the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders. The Non-independent Non-executive Director of Alumina abstains from making a recommendation. Additionally, the Independent Non-executive Directors of Alumina, and the Managing Director and CEO of Alumina, intend to vote all shares in Alumina which they hold or control in favour of the Transaction at the scheme meeting, in the absence of a superior proposal for Alumina and subject to the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders.

[3]	This timing of implementation is indicative and may be subject to change due to a range of factors, including (but not limited to) the expected timing of required regulatory approvals.

forward-looking statements, including forward looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact in this communication or referred to or incorporated by reference into this communication are “forward-looking statements”. The words “anticipate”, “aim”, “believe”, “expect”, “project”, “estimate”, “forecast”, “intend”, “likely”, “should”, “could”, “will”, “may”, “target”, “plan” and other similar expressions (including indications of “objectives”) are intended to identify forward-looking statements. Indications of, and guidance on, future financial position and performance and distributions, statements regarding Alumina Limited’s future developments and the market outlook, and statements regarding the future process for the Transaction, are also forward-looking statements.

Any forward-looking statements contained in this document are not guarantees of future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of Alumina Limited and its directors, officers, employees and agents that may cause actual results to differ materially from those expressed or implied in such statements. Those risks, uncertainties and other factors include (without limitation): (a) material adverse changes in global economic conditions, alumina or aluminium industry conditions or the markets served by AWAC; (b) changes in production or development costs, production levels or sales agreements; (c) changes in laws, regulations, policies or regulatory decision making; (d) changes in alumina or aluminium prices or currency exchange rates; (e) Alumina Limited does not hold a majority interest in AWAC and decisions made by majority vote may not be in the best interests of Alumina Limited; and (f) the other risk factors summarised in Alumina Limited’s Annual Report 2022. In addition, with respect to the Transaction, relevant factors may include, among others: (1) the risk that the Transaction may not be completed in a timely manner or at all, (2) the failure to receive, on a timely basis or otherwise, the required approvals of the Transaction by Alcoa stockholders or Alumina shareholders or the required approval of the scheme of arrangement by the Australian court, (3) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (4) the possibility that competing offers or acquisition proposals for Alumina or Alcoa will be made, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the SID, including in circumstances which would require Alcoa to pay a termination fee, (6) the effect of the announcement or pendency of the Transaction on Alumina’s operating results and business generally, (7) risks related to diverting management’s attention from Alumina’s ongoing business operations, (8) the risk of litigation in connection with the Transaction, including resulting expense or delay, and (9) those risks discussed in the documents that Alumina files with the ASX.

Readers should not place undue reliance on forward-looking statements. Forward-looking statements are based on management’s current expectations and reflect Alumina’s good faith assumptions, judgements, estimates and other information available as at the date of this communication. Except as required by law, Alumina Limited disclaims any responsibility to update or revise any forward looking statements to reflect any new information or any change in the events, conditions or circumstances on which a statement is based or to which it relates.

Annexure A – Amending Deed

Deed of Amendment and Restatement

Schedule 2: Public announcements

(Alcoa)

Press Release of Alcoa Corporation, dated May 20, 2024

FOR IMMEDIATE RELEASE

Investor Contact: Jim Dwyer James.Dwyer@alcoa.com	Media Contact: Courtney Boone Courtney.Boone@alcoa.com

Alcoa Announces Update on Acquisition of Alumina Limited

Alcoa and Alumina enter into Amended Scheme of Implementation Deed

Allan Gray Australia reiterates support of the Transaction

Transaction remains on schedule for completion in the third quarter 2024

PITTSBURGH – May 20, 2024 – Alcoa Corp. (NYSE: AA or “Alcoa”) today announced it has entered into a Deed of Amendment and Restatement (the “Amendment”) of the Scheme Implementation Deed previously announced March 11, 2024 (the “Agreement”) with Alumina Limited in relation to the acquisition of Alumina Limited (the “Scheme”). Alumina Limited shareholders will continue to receive the previously announced Scheme Consideration of 0.02854 New CHESS Depositary Interests (“New Alcoa CDIs”) or equivalent for each Alumina Limited share (the “Agreed Ratio”). Each New Alcoa CDI represents a unit of beneficial ownership in a share of Alcoa common stock. Alumina Limited shareholders will be able to trade Alcoa common stock via the New Alcoa CDIs, which will be listed on the Australian Securities Exchange (“ASX”).

The Amendment is the result of cooperative discussions with all parties – including CITIC Group (“CITIC”), which holds or controls through its affiliates an 18.9% stake in Alumina Limited – to advance the transaction, which is expected to be completed in the third quarter of 2024. Alcoa has a longstanding working relationship with CITIC, which holds a stake in the Portland Aluminium joint venture in the state of Victoria, Australia, alongside Alcoa of Australia.

Alcoa and Alumina Limited have amended the Agreement whereby an affiliate of CITIC will receive a small proportion, approximately 1.5 percent of the pro forma outstanding Alcoa common stock, of its consideration under the Scheme in non-voting convertible series A preferred stock (par value US$0.01 per share) (“New Alcoa Non-Voting Shares”), instead of New Alcoa CDIs.

The New Alcoa Non-Voting Shares will be issued to enable CITIC to comply with the Bank Holding Company Act of 1956, which prohibits CITIC, as the owner of certain banking assets in the United States, from holding more than 5 percent of any class of voting shares in a U.S. public company. The economic rights of the New Alcoa Non-Voting Shares are generally equivalent to the economic rights of New Alcoa CDIs.

“The agreed change to the Scheme brings us a step closer to completing the transaction, which will provide significant and long-term benefits to both Alcoa and Alumina Limited shareholders,” said William F. Oplinger, President and CEO of Alcoa.

Allan Gray Australia Continues to Support the Scheme

Allan Gray Australia Pty Ltd, currently the largest substantial holder in Alumina Limited, has confirmed that it continues to be supportive of the Scheme. In light of that confirmation, Alcoa and Allan Gray Australia Pty Ltd have terminated their Conditional Share Sale Agreement in accordance with its terms.

Transaction Timing & Conditions

The transaction is expected to be completed in the third quarter 2024, subject to the satisfaction of customary conditions as well as approval by both companies’ shareholders and receipt of required regulatory approvals. The required regulatory approvals include approvals from Australia’s Foreign Investment Review Board and Brazil’s antitrust regulator. The Australian Competition and Consumer Commission has indicated it does not intend to conduct a public review of the Scheme. The transaction is not conditional on due diligence or financing.

Transaction Website

Associated materials regarding the transaction are available on the investor relations section of Alcoa’s website at www.alcoa.com as well as a transaction website at www.strongawacfuture.com.

Advisors

J.P. Morgan Securities LLC and UBS Investment Bank are acting as financial advisors to Alcoa, and Ashurst and Davis Polk & Wardwell LLP are acting as its legal counsel.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation (“Alcoa”) that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the proposed transaction; the ability of the parties to complete the proposed transaction; the expected benefits of the proposed transaction; the competitive ability and position following completion of the proposed transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; (2) the prohibition or delay of the consummation of the proposed transaction by a governmental entity; (3) the risk that the proposed transaction may not be completed in the expected time frame or at all; (4) unexpected costs, charges or expenses resulting from the proposed transaction; (5) uncertainty of the expected financial performance following completion of the proposed transaction; (6) failure to realize the anticipated benefits of the proposed transaction; (7) the occurrence of any event that could give rise to termination of the proposed transaction; (8) potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (9) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (10) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities; (11) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (12) competitive and complex conditions in global markets; (13) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (14) rising energy costs and interruptions or uncertainty in energy supplies; (15) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (16) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (17) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (18) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (19) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (20) changes in tax laws or exposure to additional tax liabilities; (21) global competition within and beyond the aluminum industry; (22) our ability to obtain or maintain adequate insurance coverage; (23) disruptions in the global economy caused by ongoing regional conflicts; (24) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (25) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (26) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (27) claims, costs and liabilities related to health, safety, and environmental laws, regulations, and other requirements, in the jurisdictions in which we operate; (28) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (29) our ability to fund capital expenditures; (30) deterioration in our credit profile or increases in interest rates; (31) restrictions on our current and future operations due to our indebtedness; (32) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (33) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (34) labor market conditions, union disputes and other employee relations issues; (35) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (36) the other risk factors discussed in Part I Item 1A of Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the proposed transaction. In connection with the proposed transaction, Alcoa plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Alcoa may file with the SEC and send to its stockholders in connection with the proposed transaction. The issuance of the stock consideration in the proposed transaction will be submitted to Alcoa’s stockholders for their consideration. The Proxy Statement will contain important information about Alcoa, the proposed transaction and related matters. Before making any voting decision, Alcoa’s stockholders should read all relevant documents filed or to be filed with the SEC completely and in their entirety, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Alcoa and the proposed transaction.

Alcoa’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Alcoa, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by Alcoa with the SEC may be obtained, without charge, by contacting Alcoa through its website at https://investors.alcoa.com/.

Participants in the Solicitation

Alcoa, its directors, executive officers and other persons related to Alcoa may be deemed to be participants in the solicitation of proxies from Alcoa’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Alcoa and their ownership of common stock of Alcoa is set forth in the section entitled “Information about our Executive Officers” included in Alcoa’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 21, 2024 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1675149/000095017024018069/aa-20231231.htm), and in the sections entitled “Director Nominees” and “Stock Ownership of Directors and Executive Officers” included in its proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 19, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1675149/000119312524071354/d207257ddef14a.htm). Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Additional Media Contacts

Australia

Citadel MAGNUS

Paul Ryan +61 409 296 511

pryan@citadelmagnus.com

United States

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Kaitlin Kikalo / Lyle Weston

Alcoa-jf@joelefrank.com

(Alumina)
ASX Announcement	20 May 2024

Update on transaction with Alcoa

Amendment to Scheme Implementation Deed

On 12 March 2024, Alumina Limited (Alumina) announced that it had entered into a Scheme Implementation Deed (SID) with Alcoa Corporation (Alcoa) in relation to a proposal for Alcoa to acquire 100% of the fully paid ordinary shares in Alumina by way of a scheme of arrangement (the Transaction).

Alumina announces that together with Alcoa it has entered into an amending deed to the SID and ancillary transaction documents (Amending Deed) to amend the form of consideration to be issued to CITIC Group (CITIC) and the Depositary and/or Custodian (as relevant) of Alumina’s American Depositary Receipt Program (ADR program).

The Amending Deed provides for:

•

CITIC, Alumina’s second largest shareholder, to receive a small portion of its consideration under the Transaction in the form of Alcoa non-voting convertible series A preferred stock (New Alcoa Preferred Shares), instead of Alcoa CDIs,[1] to enable compliance with the US Bank Holding Company Act of 1956.

The US Bank Holding Company Act of 1956 prevents CITIC, which holds certain banking assets in the United States, from holding more than a 5% interest in any class of voting shares in a U.S. public company. Accordingly, if the Transaction is implemented, CITIC would receive Alcoa CDIs representing up to 4.5% of the total voting shares on issue in Alcoa, with the balance of its consideration being provided in the form of New Alcoa Preferred Shares.

The economic rights of the New Alcoa Preferred Shares are generally equivalent to the economic rights of the Alcoa CDIs, except that the New Alcoa Preferred Shares will:

(a)	have a liquidation preference of US$0.0001 for each share;

(b)	convert into Alcoa common stock on a 1:1 basis upon transfer to a party that is not an affiliate of CITIC, subject to anti-dilution provisions and other customary adjustments; and

(c)	have no voting rights except as required by applicable law or in relation to a change in the existing rights of New Alcoa Preferred Shares.

•	The Depositary and/or Custodian of Alumina’s ADR program to receive Alcoa common stock as consideration under the Transaction, instead of Alcoa CDIs.

A copy of the Amending Deed is set out in Annexure A.

Progress Update on Transaction

On 20 May 2024 (Eastern Time), Alcoa lodged a preliminary proxy statement with the US Securities and Exchange Commission. The preliminary proxy statement relates to a proposed meeting of Alcoa stockholders which will consider a resolution to approve issuance of Alcoa common stock and New Alcoa Preferred Shares

[1]	An Alcoa CDI is an ASX-listed Alcoa CHESS Depositary Interest which represents a share of Alcoa common stock to be issued as consideration under the Transaction.

under the Transaction. The preliminary proxy statement has been prepared for the benefit of Alcoa stockholders and includes certain information relating to Alumina, including financial information.

Alumina will today lodge a confidential draft scheme booklet in relation to the Transaction (Scheme Booklet) with the Australian Securities and Investments Commission. The Scheme Booklet will contain information about the Transaction, Alumina, Alcoa and the combined group, including a Board recommendation,2 key advantages and potential disadvantages of and key risks in connection with the Transaction. It will also include an independent expert’s report.

As set out in Alumina’s 12 March ASX announcement, the Transaction is subject to a number of conditions, including regulatory approvals and approval of Alumina shareholders at a scheme meeting which is targeted to be held in 3Q 2024. The required regulatory approvals include approvals from Australia’s Foreign Investment Review Board and Brazil’s antitrust regulator. The Australian Competition and Consumer Commission has indicated it does not intend to conduct a public review of the transaction.

Subject to Alumina shareholders approving the Transaction and the other conditions precedent including regulatory approvals being satisfied or waived, the Transaction is expected to be implemented during 3Q 2024.3

Alumina shareholders do not need to take any action at this stage.

Further Information

If you require any further information, please visit Alumina’s website at www.aluminalimited.com/alcoa-offer.

Authorised by the Alumina Board

For investor enquiries: Craig Evans General Manager – Strategy & Investor Relations IR@aluminalimited.com	For media enquiries: Tim Duncan Hinton and Associates Mobile: +61 408 441 122

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

Forward-looking statements

Neither Alumina Limited nor any other person warrants or guarantees the future performance of Alumina Limited or any return on any investment made in Alumina Limited securities. This document may contain certain

[2]

The Independent Non-executive Directors and Managing Director and CEO of Alumina recommend that Alumina shareholders vote in favour of the Transaction, in the absence of a superior proposal for Alumina and subject to the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders. The Non-independent Non-executive Director of Alumina abstains from making a recommendation. Additionally, the Independent Non-executive Directors of Alumina, and the Managing Director and CEO of Alumina, intend to vote all shares in Alumina which they hold or control in favour of the Transaction at the scheme meeting, in the absence of a superior proposal for Alumina and subject to the independent expert concluding (and continuing to conclude) that the Transaction is in the best interests of Alumina shareholders.

[3]	This timing of implementation is indicative and may be subject to change due to a range of factors, including (but not limited to) the expected timing of required regulatory approvals.

forward-looking statements, including forward looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact in this communication or referred to or incorporated by reference into this communication are “forward-looking statements”. The words “anticipate”, “aim”, “believe”, “expect”, “project”, “estimate”, “forecast”, “intend”, “likely”, “should”, “could”, “will”, “may”, “target”, “plan” and other similar expressions (including indications of “objectives”) are intended to identify forward-looking statements. Indications of, and guidance on, future financial position and performance and distributions, statements regarding Alumina Limited’s future developments and the market outlook, and statements regarding the future process for the Transaction, are also forward-looking statements.

Any forward-looking statements contained in this document are not guarantees of future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of Alumina Limited and its directors, officers, employees and agents that may cause actual results to differ materially from those expressed or implied in such statements. Those risks, uncertainties and other factors include (without limitation): (a) material adverse changes in global economic conditions, alumina or aluminium industry conditions or the markets served by AWAC; (b) changes in production or development costs, production levels or sales agreements; (c) changes in laws, regulations, policies or regulatory decision making; (d) changes in alumina or aluminium prices or currency exchange rates; (e) Alumina Limited does not hold a majority interest in AWAC and decisions made by majority vote may not be in the best interests of Alumina Limited; and (f) the other risk factors summarised in Alumina Limited’s Annual Report 2022. In addition, with respect to the Transaction, relevant factors may include, among others: (1) the risk that the Transaction may not be completed in a timely manner or at all, (2) the failure to receive, on a timely basis or otherwise, the required approvals of the Transaction by Alcoa stockholders or Alumina shareholders or the required approval of the scheme of arrangement by the Australian court, (3) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (4) the possibility that competing offers or acquisition proposals for Alumina or Alcoa will be made, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the SID, including in circumstances which would require Alcoa to pay a termination fee, (6) the effect of the announcement or pendency of the Transaction on Alumina’s operating results and business generally, (7) risks related to diverting management’s attention from Alumina’s ongoing business operations, (8) the risk of litigation in connection with the Transaction, including resulting expense or delay, and (9) those risks discussed in the documents that Alumina files with the ASX.

Readers should not place undue reliance on forward-looking statements. Forward-looking statements are based on management’s current expectations and reflect Alumina’s good faith assumptions, judgements, estimates and other information available as at the date of this communication. Except as required by law, Alumina Limited disclaims any responsibility to update or revise any forward looking statements to reflect any new information or any change in the events, conditions or circumstances on which a statement is based or to which it relates.

Annexure A – Amending Deed

Executed as a deed.

Deed of Amendment and Restatement

Signing page

DATED: 20 May, 2024

SIGNED, SEALED AND DELIVERED

by ALUMINA LIMITED in accordance

with section 127(1) of the Corporations

Act 2001 (Cth):

/s/ Michael Ferraro Signature of director MICHAEL FERRARO Name of director (block letters)	/s/ Katherine Kloeden Signature of director/company secretary KATHERINE KLOEDEN Name of director/company secretary (block letters)

SIGNED, SEALED AND DELIVERED by ALCOA CORPORATION by its authorised representative:
/s/ Marissa P. Earnest Signature of witness MARISSA P. EARNEST Name of witness	/s/ Andrew Hastings Signature of authorised signatory ANDREW HASTINGS Name of authorised signatory

SIGNED, SEALED AND DELIVERED by AAC INVESTMENTS AUSTRALIA

2 PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Mathew Shane Zauner

Signature of director (who states that they are the sole director of the company and the company does not have a company secretary)

MATHEW SHANE ZAUNER

Name of director (block letters)

Annex B

March 11, 2024

The Board of Directors

Alcoa Corporation

201 Isabella Street, Suite 500

Pittsburgh, PA 15212-5858

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Alcoa Corporation (the “Company”) of the Exchange Ratio (as defined below) in the proposed transaction (the “Transaction”) between the Company and Alumina Limited (the “Merger Partner”). Pursuant to the Scheme Implementation Deed (the “Agreement”), among the Company, the Merger Partner and AAC Investments Australia 2 Pty Ltd, a wholly-owned subsidiary of the Company (“Bidder”), among other things, each outstanding fully paid ordinary share in the capital of the Merger Partner (the “Merger Partner Ordinary Shares”), other than shares of Merger Partner Ordinary Shares held by Alcoa Group Members (as defined in the Agreement), will be transferred to Bidder in exchange for 0.02854 (the “Exchange Ratio”) Clearing House Electronic Subregister System Depositary Interests (the “Company CDIs”), with each Company CDI representing a unit of beneficial ownership in a share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), pursuant to an Australian court-approved scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) of Australia.

In connection with preparing our opinion, we have (i) reviewed a draft dated March 11, 2024 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business and the business of the Merger Partner, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”) and (iv) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger Partner and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Merger Partner or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, Bidder and the Merger Partner in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. We express no opinion as to the fairness of any type of funding, whether in the form of an equity investment, loan or otherwise, required to be provided by the Company or any of its affiliates to the AWAC Entities (as defined in the Agreement) pursuant to the Agreement. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Merger Partner Ordinary Shares, the Company CDIs or the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Merger Partner. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as sole lead arranger on a revolving credit facility in June 2022 and as lead-left bookrunner on a bond offering in March 2024. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with CITIC Group Corporation, a significant shareholder of the Merger Partner, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead manager and joint bookrunner on a bond offering in April 2022. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

The financial statements cover the consolidated entity consisting of Alumina Limited (the Company or parent entity) and its subsidiaries (together the Group). The financial statements are presented in US dollars, unless otherwise specified.

Alumina Limited is a Company limited by shares, incorporated and domiciled in Australia. Its registered office and principal place of business is: Alumina Limited, Level 36, 2 Southbank Boulevard, Southbank Victoria 3006

The financial statements were authorised for issue by the Directors on 20 May 2024.

Consolidated Statement of Profit or Loss and Other Comprehensive Income

	NOTES		US$ MILLION
			2023	2022	2021
Income from related parties			0.4	0.3	—
Interest income			0.1	0.4	—
Share of net profit of associates accounted for using the equity method	2	(c)	(119.4)	120.1	204.6
General and administrative expenses	7	(a)	(11.6)	(12.5)	(13.3)
Foreign exchange gains/(losses)			0.2	0.1	—
Finance costs	7	(b)	(19.8)	(4.4)	(3.7)

Profit/(loss) before income tax			(150.1)	104.0	187.6

Income tax expense	8		—	—	—

Profit/(loss) for the year attributable to the owners of Alumina Limited			(150.1)	104.0	187.6

Other comprehensive income/(loss)
Items that may be reclassified to profit or loss
Share of other comprehensive income of associates accounted for using the equity method			(0.8)	2.3	4.5
Foreign exchange translation difference	9	(b)	49.3	(56.0)	(91.9)
Items that will not be reclassified to profit or loss
Re-measurements of post-employment benefit obligations accounted for using the equity method			(14.7)	15.8	33.4

Other comprehensive income/(loss) for the period, net of tax			33.8	(37.9)	(54.0)

Total comprehensive income/(loss) for the year attributable to the owners of Alumina Limited			(116.3)	66.1	133.6

Earnings per share for profit from continuing operations attributable to the ordinary equity holders of the Company:

		US CENTS
Basic earnings per share	9(a)	(5.2)	3.6	6.5
Diluted earnings per share	9(a)	(5.2)	3.6	6.5

The above consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

Consolidated Balance Sheet

	NOTES		US$ MILLION
			2023	2022
CURRENT ASSETS
Cash and cash equivalents	4	(a)	1.7	3.8
Prepaid expenses			2.3	0.8
Other assets			0.1	0.2

Total current assets			4.1	4.8

NON-CURRENT ASSETS
Right of use asset			1.6	1.9
Investment in associates	2	(c)	1,729.5	1,656.0

Total non-current assets			1,731.1	1,657.9

TOTAL ASSETS			1,735.2	1,662.7

CURRENT LIABILITIES
Payables			1.4	0.4
Interest accrued			1.7	—
Provisions and other liabilities			0.5	0.9

Total current liabilities			3.6	1.3

NON-CURRENT LIABILITIES
Borrowings	4	(b)	296.0	110.0
Lease liability			1.0	1.3
Provisions and other liabilities			0.6	0.7

Total non-current liabilities			297.6	112.0

TOTAL LIABILITIES			301.2	113.3

NET ASSETS			1,434.0	1,549.4

EQUITY
Contributed equity	9	(a)	2,706.7	2,706.7
Treasury shares	9	(a)	(0.4)	(0.8)
Foreign currency translation reserve	9	(b)	(1,468.3)	(1,517.6)
Other Reserves			67.2	67.5
Retained earnings			128.8	293.6

TOTAL EQUITY			1,434.0	1,549.4

The above consolidated balance sheet should be read in conjunction with the accompanying notes.

Consolidated Statement of Changes in Equity

	NOTES		US$ MILLION
			CONTRIBUTED AND OTHER EQUITY[1]	RESERVES	RETAINED EARNINGS	TOTAL
Balance as at 1 January 2021			2,705.9	(1,310.0)	338.7	1,734.6
Profit for the year			—	—	187.6	187.6
Other comprehensive income/(loss) for the period			—	(87.4)	33.4	(54.0)
Transactions with owners in their capacity as owners:
Dividends paid			—	—	(182.8)	(182.8)
Movement in treasury shares	9	(a)	(0.4)	—	—	(0.4)
Movement in share-based payments reserve			—	0.6	—	0.6

Balance as at 31 December 2021			2,705.5	(1,396.8)	376.9	1,685.6

Balance as at 1 January 2022			2,705.5	(1,396.8)	376.9	1,685.6

Profit for the year			—	—	104.0	104.0
Other comprehensive income/(loss) for the period			—	(53.7)	15.8	(37.9)
Transactions with owners in their capacity as owners:
Dividends paid			—	—	(203.1)	(203.1)
Movement in treasury shares	9	(a)	0.4	—	—	0.4
Movement in share-based payments reserve			—	0.4	—	0.4

Balance as at 31 December 2022			2,705.9	(1,450.1)	293.6	1,549.4

Balance as at 1 January 2023			2,705.9	(1,450.1)	293.6	1,549.4
Profit for the year			—	—	(150.1)	(150.1)
Other comprehensive income/(loss) for the period				48.5	(14.7)	33.8
Transactions with owners in their capacity as owners:
Dividends paid			—	—	—	—
Movement in treasury shares	9	(a)	0.4	—	—	0.4
Movement in share-based payments reserve			—	0.5	—	0.5

Balance as at 31 December 2023			2,706.3	(1,401.1)	128.8	1,434.0

[1]	Comprises contributed equity and treasury shares.

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

Consolidated Statement of Cash Flows

	NOTES		US$ MILLION
			2023	2022	2021
Cash flows from operating activities
Payments to suppliers and employees (inclusive of goods and services tax (“GST”))			(11.3)	(10.5)	(13.0)
GST refund received			0.4	0.5	0.5
Dividends received from associates			30.0	360.6	191.1
Finance costs paid			(18.7)	(4.1)	(3.3)
Tax paid			—	—	(0.1)
Payments received from related parties			0.4	0.3	—
Other			(0.1)	0.2	—

Net cash inflow/(outflow) from operating activities	10	(a)	0.7	347.0	175.2

Cash flows from investing activities
Payments for investments in associates			(189.1)	(212.1)	(26.0)
Proceeds from return of invested capital from associate			—	18.0	28.4

Net cash inflow/(outflow) from investing activities	2	(c)	(189.1)	(194.1)	2.4

Cash flows from financing activities
Proceeds from borrowings			204.0	164.0	160.0
Repayment of borrowings			(18.0)	(119.0)	(155.0)
Payment for shares acquired by the Alumina Employee Share Plan			—	—	(0.8)
Dividends paid			—	(203.1)	(182.8)

Net cash inflow/(outflow) from financing activities			186.0	(158.1)	(178.6)

Net increase/(decrease) in cash and cash equivalents			(2.4)	(5.2)	(1.0)
Cash and cash equivalents at the beginning of the financial year			3.8	9.1	10.4
Effects of exchange rate changes on cash and cash equivalents			0.3	(0.1)	(0.3)

Cash and cash equivalents at the end of the financial year	4	(a)	1.7	3.8	9.1

The above consolidated statement of cash flows should be read in conjunction with the accompanying notes.

Notes to the Consolidated Financial Statements

About these financial statements

Alumina Limited is a for profit company limited by shares incorporated and domiciled in Australia whose shares are publicly traded on the Australian Securities Exchange. The consolidated financial statements of the Group for the year ended 31 December 2023 were authorised for issue in accordance with a resolution of the Directors on 20 May 2024.

The consolidated financial statements:

•	incorporate assets, liabilities and results of operations of all Alumina Limited’s subsidiaries and equity accounts its associates. For the list of the Company’s associates and subsidiaries refer Notes 2(a) and 3 respectively.

•	have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”).

•	have been prepared under the historical cost convention, as modified by the revaluation of certain financial assets and liabilities (including derivative instruments) at fair value through profit or loss.

•	Amounts in the financial statements have been rounded off in to the nearest hundred thousand dollars, and presented in US dollars, except where otherwise required.

•	adopts all new and amended Accounting Standards and Interpretations issued by the IASB that are effective for the annual reporting period beginning 1 January 2023.

•	does not early adopt Accounting Standards and Interpretations that have been issued or amended but are not yet effective.

Basis of preparation – going concern (year ended 31 December 2023)

These financial statements have been prepared on a going concern basis, which assumes the Group will be able to realise its assets and discharge its liabilities in the normal course of business.

As outlined in note 14, Alumina Limited (“Alumina”) announced on 12 March 2024 that it has entered into a Scheme Implementation Deed with Alcoa Corporation (“Alcoa”) in relation to a proposal for Alcoa to acquire 100% of the fully paid ordinary shares in Alumina by way of a scheme of arrangement (“the Transaction”). In the event that the Transaction proceeds with the required approvals, Alumina would form part of Alcoa and future decisions in relation to the Group’s ongoing operations and financing would be the responsibility of Alcoa. As is typical for transactions of this nature, completion of the Transaction will give rise to a Review Event under Alumina’s syndicated revolving cash advance facility agreement (“Facility”).

Should a Review Event arise Alumina may be required by the lenders to repay without penalty (other than Break Costs) all outstanding loans together with accrued interest and other amounts within 90 business days.

As a result of these matters, there is a material uncertainty that may cast significant doubt on the Group’s ability to continue as a going concern and, therefore, that it may be unable to realise its assets and discharge its liabilities in the normal course of business.

Notwithstanding the paragraph above, the Transaction is not subject to any financing conditions and Alumina expects that Alcoa will address the Review Event in the course of implementation of the Transaction, which may include through a refinancing with the lenders or repayment under the facility, as is customary for transactions of this nature. Accordingly, Directors have determined that the financial statements should be prepared on a going concern basis.

The notes to the financial statements

The notes include information which is required to understand the financial statements and is material and relevant to the operations, financial position and performance of the Group. Information is considered material and relevant if, for example:

•	the amount in question is significant because of its size or nature,

•	it is important for the understanding of the results of the Group, or

•	it relates to an aspect of the Group’s operations that is important to its future performance.

The notes are organised into the following sections:

•	Group structure and Alcoa World Alumina and Chemicals (“AWAC”) performance: explains the group structure and information about AWAC’s financial position and performance and its impact on the Group.

•	Financial and capital risk: provides information about the Group’s financial assets and liabilities and discusses the Group’s exposure to various financial risks and explains how these affect the Group’s financial position and performance and what the Group does to manage these risks.

•	It also describes capital management objectives and practices of the Group.

•	Key numbers: provides a breakdown of individual line items in the financial statements that the Directors consider most relevant and summarises the accounting policies, judgements and estimates relevant to understanding these line items.

•	Additional disclosures: provides information on items, which require disclosure to comply with IFRS. However, they are not considered critical in understanding the financial performance of the Group and are not immediately related to the individual line items in the financial statements.

Accounting policies, critical accounting estimates and Judgements

Significant and other accounting policies that summarise the measurement basis used and are relevant to the understanding of the financial statements, as well as critical accounting estimates and judgements are provided throughout the notes to the financial statements.

Foreign currency translation

The consolidated financial statements are presented in US dollars, which is Alumina Limited’s presentation and functional currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of these transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the profit or loss, except when they are deferred in other equity as qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

The results and financial position of the Group entities and associates that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet.

•	income and expenses are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions).

•	all resulting exchange differences are recognised in other comprehensive income.

•	on consolidation, exchange differences arising from the translation of any net investment in foreign entities, and of borrowings and other financial instruments designated as hedges of such investments, are recognised in other comprehensive income. When a foreign operation is sold, its share of such exchange differences is reclassified to the profit or loss, as part of the gain or loss on sale.

Group structure and AWAC performance

1.	Segment Information

Alumina Limited’s sole business undertaking is in the global bauxite, alumina and aluminium industry, which it conducts primarily through bauxite mining and alumina refining. All of those business activities are conducted through its 40% investments in

AWAC. Alumina Limited’s equity interest in AWAC forms one reportable segment. The results of AWAC itself which form the basis of Alumina’s share of equity interest results are set out in Note 2.

The Group’s interest in AWAC and the assets and liabilities of Alumina Limited are presented below by geographical location for information purposes.

YEAR ENDED 31 DECEMBER 2023	US$ MILLION
	AUSTRALIA	BRAZIL	SPAIN	OTHER	TOTAL
Investments in associates	1,038.1	452.0	93.6	145.8	1,729.5
Assets	5.5	0.2	—	—	5.7
Liabilities	(301.0)	—	—	(0.2)	(301.2)

Consolidated net assets	742.6	452.2	93.6	145.6	1,434.0

YEAR ENDED 31 DECEMBER 2022	US$ MILLION
	AUSTRALIA	BRAZIL	SPAIN	OTHER	TOTAL
Investments in associates	1,000.8	468.6	102.1	84.5	1,656.0
Assets	6.5	0.2	—	—	6.7
Liabilities	(113.3)	—	—	–	(113.3)

Consolidated net assets	894.0	468.8	102.1	84.5	1,549.4

2. Investment in associates

a) Alcoa World Alumina and Chemicals

Alumina Limited has an interest in the following entities forming AWAC:

NAME	PRINCIPAL ACTIVITIES	COUNTRY OF INCORPORATION	PERCENTAGE OWNERSHIP
			2023	2022
Alcoa of Australia Limited	Bauxite, alumina & aluminium production	Australia	40	40
Alcoa World Alumina LLC	Bauxite and alumina trading & production	USA	40	40
Alumina Espanola S.A.	Alumina production	Spain	40	40
Alcoa World Alumina Brasil Ltda.	Bauxite and alumina production	Brazil	40	40
AWA Saudi Ltda.	Bauxite and alumina production	Hong Kong	40	40

The combined financial statements of the entities forming AWAC are prepared in accordance with Accounting Principles Generally Accepted in the United States of America (US GAAP). Alcoa of Australia Limited (the AWAC entity) further issues financial statements that comply with IFRS.

For the remaining AWAC entities, adjustments are made to convert the accounting policies under US GAAP to IFRS. The principal adjustments are to create an additional asset retirement obligation for dismantling, removal and restoration of certain refineries, differences in the recognition of actuarial gains and losses on certain defined pension plans and the reversal of certain fixed asset uplifts included in Alcoa World Alumina Brasil Ltda.

In arriving at the value of these GAAP adjustments, Management is required to use accounting estimates and exercise judgement in applying the Group’s

2. Investment in associates (continued)

a) Alcoa World Alumina and Chemicals (continued)

accounting policies. The note below provides an overview of the areas that involved a higher degree of judgement or complexity.

b) Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the Group and that are believed to be reasonable under the circumstances. The resulting accounting estimates will by definition, seldom equal the related actual results. The estimates and judgements that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are disclosed below.

Retirement benefit obligations

The Group recognises a net liability for retirement benefit obligations under the defined pension arrangements through its investment in AWAC. All plans are valued in accordance with IAS19 Employee Benefits. These valuations require actuarial assumptions to be made. All re-measurements are recognised in other comprehensive income.

Asset retirement obligations

The estimated costs of rehabilitating mined areas and restoring operating sites are reviewed annually and fully provided at the present value. The amount of obligations recognised under US GAAP by AWAC is adjusted to be in compliance with IFRS. This requires judgemental assumptions regarding the reclamation activities, plant and site closure and discount rates to determine the present value of these cash flows.

Carrying value of investments in associates

The Group assesses at each reporting period whether there is objective evidence that the investment in associates might be impaired by:

•	Reviewing whether there are any potential indicators of impairment such as a significant decline in the market capitalisation, significant deterioration in expected future commodity prices, any material increases in production costs, adverse movements in exchange rates, production cut backs, increases in interest rates that might affect the discount rate used in calculating the recoverable amount and some others. The effect of climate related risks and opportunities is also considered when performing a test for impairment indicators;

•	If indicators of impairment exist, calculating the recoverable amount of the investment in AWAC using a value in use model (“VIU model”). VIU value is determined by using a discounted cash flow method; and

•	Comparing the resulting value to the carrying value.

The key assumptions used in the VIU model to estimate future cash flows are those relating to future alumina and aluminium prices, exchange rates, energy prices and other input prices. Key assumptions are determined with reference to industry participants and brokers’ forecasts, commodity and currency forward curves and industry consultant views.

These assumptions are used to estimate future cash flows in the VIU model. The estimated cash flows are then discounted to net present value using the weighted average cost of capital (WACC) of 10.0% (2022: 9.5%).

Furthermore, the following sensitivity analyses (stress testing) are performed over the value in use calculation:

•	Commodities, including aluminium, alumina, caustic, coal, oil and gas price fluctuations (plus or minus 10%). AWAC’s future cash flows are most sensitive to alumina price fluctuations.

•	Currency rate fluctuation (plus or minus 10%).

•	Increased WACC

2. Investment in associates (continued)

b) Critical accounting estimates and judgements (continued)

Carrying value of investments in associates (continued)

As a final check, the carrying value of the investment in associates is compared to Alumina Limited’s market capitalisation and to major analysts’ valuations.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

In the years ended 31 December 2023 and 31 December 2022, a potential impairment trigger was identified and, accordingly, management estimated the recoverable value for the Group’s investment in AWAC.

The recoverable amount of the investment in AWAC exceeds its carrying value and, therefore, no impairment loss was recognised in the year ended 31 December 2023 and 31 December 2022.

In the year ended 31 December 2021 no indicators of impairment were identified, therefore there was no requirement to prepare a full impairment analysis and no impairment loss was recognised

c) Summarised IFRS financial information for AWAC

The information disclosed in the tables below reflects the amounts presented in the AWAC financial statements amended to reflect adjustments made by Alumina Limited when using the equity method, including adjustments for differences in accounting policies.

SUMMARISED IFRS BALANCE SHEET	US$ MILLION
	2023	2022
Cash and Cash equivalents	353.7	236.1
Other Current assets	1,360.2	1,425.1

Total Current assets	1,713.9	1,661.2
Non-current assets	4,970.6	4,815.6
Current liabilities	(1,356.1)	(1,442.2)
Non-current liabilities	(1,598.4)	(1,491.9)

Net assets	3,730.0	3,542.7

Reconciliation to investment in associates balance:
Group Share as a percentage	40%	40%
Group Share in dollars	1,492.0	1,417.1
Goodwill	175.8	175.8
Net value of mineral rights and bauxite assets	92.1	94.2
Deferred tax liability (DTL) on mineral rights and bauxite assets	(30.4)	(31.1)

Carrying value	1,729.5	1,656.0

Reconciliation of carrying amount:
Opening carrying value 1 January	1,656.0	1,741.8
Net additional (return)/funding in AWAC entities	189.1	194.1
Profit for the year	(119.4)	120.1
Other comprehensive (loss)/income for the year	33.8	(39.4)
Dividends and distributions paid	(30.0)	(360.6)

Closing carrying value	1,729.5	1,656.0

2. Investment in associates (continued)

c) Summarised IFRS financial information for AWAC (continued)

SUMMARISED IFRS STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	US$ MILLION
	2023	2022	2021
Revenues	5,396.3	5,714.5	5,224.1
Interest income	11.0	22.0	0.6
Depreciation and Amortisation	(313.2)	(290.6)	(319.1)
Interest expense	(5.6)	(2.9)	(1.9)
Income tax expense	(177.0)	(239.8)
Profit from continuing operations	(294.8)	304.0	515.3
Profit from discontinuing operations	—	—	—

Profit for the year	(294.8)	304.0	515.3

Other comprehensive(loss)/ income for the year	84.6	(98.4)	(134.5)

Total comprehensive income for the year	(210.2)	205.6	380.8

Reconciliation to share of net profit of associates:
Group Share of profit for the year as a percentage	40%	40%	40%
Group Share of profit for the year in dollars	(117.9)	121.6	206.1
Mineral rights and bauxite amortisation	(2.1)	(2.1)	(2.1)
Movement in deferred tax liability on mineral rights and bauxite assets	0.6	0.6	0.6

Share of net profit of associates accounted for using equity method	(119.4)	120.1	204.6

d) Commitments and contingent liabilities for AWAC

Contingent liabilities – claims

There are potential obligations due to the various lawsuits and claims and proceedings which have been, or may be, instituted or asserted against entities within AWAC, including those pertaining to environmental, safety and health and tax matters. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that existed at balance date. Therefore, it is possible that the results of operations or liquidity in a particular period could be materially affected by certain contingencies.

Pursuant to the terms of the AWAC Formation Agreement, Arconic Inc, Alcoa Corporation and Alumina Limited have agreed to remain liable for Extraordinary Liabilities (as defined in the agreement) as well as for certain other pre-formation liabilities, such as environmental conditions, to the extent of their pre-formation ownership of the AWAC entity or asset with which the liability is associated.

As previously reported, the Australian Taxation Office (ATO) has undertaken a transfer pricing examination in respect of certain historical third-party alumina sales made by Alcoa of Australia Limited (AoA) over a 20-year period. As a result of that examination, the ATO had issued a statement of audit position (SOAP) to AoA. The SOAP was the subject of an internal review process within the ATO.

The ATO completed that process, and on 7 July 2020 issued AoA with Notices of Assessment (the Notices) in respect of this matter. The Notices assert claims for additional income tax payable by AoA of approximately A$214 million. The Notices also include claims for compounded interest on the primary tax amount totalling approximately A$707 million.

In accordance with the ATO’s dispute resolution practices, on 30 July 2020, AoA paid 50% of the assessed primary income tax amount (exclusive of interest and any penalties), being approximately A$107 million, out of cash flows. In exchange, the ATO will not seek further payment prior to final resolution of the matter.

2. Investment in associates (continued)

d) Commitments and contingent liabilities for AWAC (continued)

Contingent liabilities – claims (continued)

On 17 September 2020, the ATO issued a position paper with its preliminary view on the imposition of administrative penalties related to the tax assessment issued to AoA. This paper proposed penalties of approximately A$128 million.

AoA disagreed with the Notices and with the ATO’s proposed position on penalties. In September 2020, AoA lodged formal objections to the Notices. In the fourth quarter of 2020, AoA provided a submission on the ATO’s imposition of interest, and also submitted a response to the ATO’s position paper on penalties. AoA submissions propose that the interest amount should be remitted (i.e. should not be fully payable) and no penalties should be payable. After the ATO completes its review of AoA’s response to the penalties position paper, the ATO could issue a penalty assessment.

On 1 February 2022, AoA submitted statutory notices to the ATO requiring the ATO to make decisions on AoA’s objections within a 60-day period. On 1 April 2022, the ATO issued its decision disallowing the Company’s objections related to the income tax assessment, while the position on penalties and interest remains outstanding.

On 29 April 2022, AoA filed proceedings in the Australian Administrative Appeals Tribunal (AAT) against the ATO to contest the Notices, a process which could last several years. The AAT held the first directions hearing on 25 July 2022 ordering AoA to file its evidence and related materials by 4 November 2022, ATO to file its materials by 14 April 2023 and AoA to file reply materials by 26 May 2023. AoA filed its evidence and related materials on 4 November 2022. The ATO filed its evidence on 13 November 2023, after seeking and being granted a series of extensions. AoA filed reply evidence on 15 March 2024. The matter is listed for hearing before the AAT on 3 to 28 June 2024.

AoA’s obligation to make any further payment of the primary tax amount, or payment of any penalty or interest amount, will be determined through the objection and court processes available to AoA. If

AoA is ultimately fully successful, the 50%-part payment to the ATO would be refunded. Further interest on the unpaid amounts will continue to accrue during the dispute.

The Company understands that AoA will defend its position in respect of the ATO’s Notices and any penalties imposed.

St. Croix Proceedings – Abednego and Abraham cases.

In January 2010, Alcoa Corporation was served with a multi-plaintiff action complaint involving several thousand individual persons claiming to be residents of St. Croix alleging personal injury or property damage from Hurricane Georges or winds blowing material from the St. Croix Alumina, L.L.C. (SCA) facility on the island of St. Croix (U.S. Virgin Islands). This complaint, Abednego, et al. v. Alcoa, et al., which added the then current owners of the facility to a February 1999 action, was filed in the Superior Court of the Virgin Islands, St. Croix Division.

In 2012, Alcoa was served with a separate multi-plaintiff action alleging claims essentially identical to those set forth in the Abednego v. Alcoa complaint. In 2015, the Superior Court dismissed all plaintiffs’ complaints without prejudice, permitting the plaintiffs to re-file the complaints individually. In 2017, the court issued an order that consolidated all timely complaints into the Red Dust Claims docket (Master Case No.: SX-15-CV-620). Following this order, a total of approximately 430 complaints were filed and accepted by the court, which included claims of approximately 1,360 individuals. In November 2018, the Red Dust Claims docket was transferred to the Complex Litigation Division within the Superior Court of the Virgin Islands. At such time, Alcoa was unable to reasonably predict an outcome or to estimate a range of reasonably possible loss, and thereafter the Red Dust Claims docket became inactive for several years. The Court issued an amended case management order dividing the complaints filed in the Red Dust docket into groups of 50 complaints, designated Groups A though I in

2. Investment in associates (continued)

d) Commitments and contingent liabilities for AWAC (continued)

St. Croix Proceedings – Abednego and Abraham cases. (continued)

March 2022. The parties selected 10 complaints from Group A to proceed to trial as the Group A lead cases. In November 2023, the Court issued an amended case management order with regard to the Group A lead cases scheduling trials to begin in July 2024. Trials with regard to the Group A lead cases will continue through March 2025. Concurrently, the Court is considering discovery issues with respect to other group cases. Alcoa remains unable to reasonably predict an outcome or to estimate the range of reasonably possible loss in the Red Dust Claims docket cases.

Commitments

AWAC has outstanding bank guarantees and letters of credit primarily related to environmental and leasing obligations, legal matters, and customs duties, among others. The total amount committed under these instruments, which automatically renew or expire at various dates, between 2024 and 2025, was $128.0 million at 31 December 2023.At 31 December 2022, the total amount committed under these instruments was $99.5 million

AWAC has outstanding surety bonds primarily related to customs duties. The total amount committed under these bonds, which automatically renew or expire at various dates, between 2026 and 2028, was $22.7 million at 31 December 2023 ($18.9 million at 31 December 2022).

3. Investment in controlled entities

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of Alumina Limited and the results of their operations. The Group has formed a trust to administer the Group’s employee share scheme. This trust is consolidated, as the substance of the relationship is that the trust is controlled by the Group. Shares held by the Alumina Employee Share Plan Trust are disclosed as treasury shares and deducted from contributed equity. The Group’s subsidiaries are set out below.

NAME	PLACE OF INCORPORATION	PERCENTAGE OWNERSHIP
		2023	2022
Alumina Employee Share Plan Pty Ltd	VIC, Australia	100	100
Alumina Finance Pty Ltd.	VIC, Australia	100	100
Alumina Holdings (USA) Inc.	Delaware, USA	100	100
Alumina International Holdings Pty. Ltd.	VIC, Australia	100	100
Alumina Brazil Holdings Pty Ltd	VIC, Australia	100	100
Alumina Limited Do Brasil SA	Brazil	100	100
Alumina (U.S.A.) Inc.	Delaware, USA	100	100
Butia Participaçoes SA	Brazil	100	100
Westminer Acquisition (U.K.) Limited	UK	100	100

Financial and capital risk

4. Financial assets and liabilities

This note provides information about the Group’s financial instruments, including:

•	an overview of all financial instruments held by the Group.

•	specific information about each type of financial instrument.

•	accounting policies.

•	information about determining the fair value of the instruments.

	AT FAIR VALUE THROUGH PROFIT OR LOSS	AT AMORTISED COST	TOTAL
2023	US$ MILLION
Cash and cash equivalents – Note 4(a)	—	1.7	1.7

Total financial assets	—	1.7	1.7

Payables	—	(3.1)	(3.1)
Borrowings – Note 4 (b)	—	(296.0)	(296.0)
Lease liability	—	(1.3)	(1.3)

Total financial liabilities	—	(300.4)	(300.4)

Net financial (liabilities)/assets	—	(298.7)	(298.7)

	AT FAIR VALUE THROUGH PROFIT OR LOSS	AT AMORTISED COST	TOTAL
2022	US$ MILLION
Cash and cash equivalents – Note 4(a)	—	3.8	3.8

Total financial assets	—	3.8	3.8

Payables	—	(0.4)	(0.4)
Borrowings – Note 4 (b)	—	(110.0)	(110.0)
Lease liability	—	(1.6)	(1.6)

Total financial liabilities	—	(112.0)	(112.0)

Net financial (liabilities)/assets	—	(108.2)	(108.2)

The Group’s exposure to various risks associated with the financial instruments is disclosed in Note 5. The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of financial assets mentioned above. The carrying amounts of financial assets and liabilities approximate their fair values.

a) Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, deposits held at call with financial institutions, other short-term highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts.

	US$ MILLION
	2023	2022
Cash on hand and at bank	1.7	3.8

Total cash and cash equivalents as per the Statement of Cash Flows	1.7	3.8

4. Financial assets and liabilities (continued)

b) Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit or loss over the period of the borrowings using the effective interest method.

Fees paid on establishment of loan facilities are recognised as transaction costs to the extent that it is probable that some or all of a facility will be drawn down. In this case, the fee is deferred until the draw down occurs. To the extent there is no evidence that it is probable that some or all of a facility will be drawn down, the fee is capitalised as a prepayment for the liquidity services and amortised over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date. Refer to note 5(c).

	US$ MILLION
	2023	2022
Bank loans	296.0	110.0

Total borrowings	296.0	110.0

Bank loans

Alumina Limited has a US$500 million syndicated bank facility with tranches maturing in October 2025 (US$100 million), January 2026 (US$150 million), July 2026 (US$150 million) and June 2027 (US$100 million).

As at 31 December 2023, there was US$296 million drawn against the syndicated facility (2022: US$110 million).

5. Financial risk management

This note explains the Group’s exposure to financial risks and how these risks could affect the Group’s future financial performance.

RISK	EXPOSURE ARISING FROM	MEASUREMENT	MANAGEMENT
Market risk: foreign currency	Financial assets and liabilities denominated in a currency other than US$	Cash flow forecasting & sensitivity analysis	Cross-currency interest rate swaps Foreign currency forwards
Market risk: interest rate	Long-term borrowings at fixed rates	Sensitivity analysis	Cross-currency interest rate swaps
Credit risk	Cash and cash equivalents, and derivative financial instruments	Credit ratings	Credit limits, letters of credit, approved counterparties list
Liquidity risk	Borrowings and other liabilities	Cash flow forecasting	Availability of committed borrowing facilities

5. Financial risk management (continued)

Financial risk management is carried out by the Treasury Committee which is responsible for developing and monitoring risk management policies. Risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities.

a) Market risk

Foreign exchange risk

Foreign exchange risk for the Group arises when future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the Group’s functional currency.

Except as described above, the Group generally does not hedge its foreign currency exposures except through the near-term purchase of currency to meet operating requirements.

The Group’s exposure to foreign currency risk at the end of the reporting period, as expressed in US$, was as follows:

	USD	AUD	OTHER	TOTAL
2023	US$ MILLION
Cash and cash equivalents	1.2	0.4	0.1	1.7

Total non-derivative financial assets	1.2	0.4	0.1	1.7

Payables	—	(3.1)	—	(3.1)
Borrowings	(296.0)	—	—	(296.0)

Total non-derivative financial liabilities	(296.0)	(3.1)	—	(299.1)
Net non-derivative financial assets/(liabilities)	(294.8)	(2.7)	0.1	(297.4)

Net financial assets/(liabilities)	(294.8)	(2.7)	0.1	(297.4)

	USD	AUD	OTHER	TOTAL
2022	US$ MILLION
Cash and cash equivalents	2.8	0.6	0.4	3.8

Total non-derivative financial assets	2.8	0.6	0.4	3.8

Payables	—	(0.4)	—	(0.4)
Borrowings	(110.0)	—	—	(110.0)

Total non-derivative financial liabilities	(110.0)	(0.4)	—	(110.4)

Net non-derivative financial assets/(liabilities)	(107.2)	0.2	0.4	(106.6)

Net financial assets/(liabilities)	(107.2)	0.2	0.4	(106.6)

Cash flow and fair value interest rate risk

The Group’s main interest rate risk arises from its borrowings.

Borrowings by the Group at variable rates expose it to cash flow interest rate risk. Borrowings at fixed rates would expose the Group to fair value interest rate risk. When managing interest rate risk the Group seeks to reduce the overall cost of funds. Group policy is to generally borrow at floating rates subject to availability of attractive fixed rate deals.

5. Financial risk management (continued)

a) Market risk (continued)

Cash flow and fair value interest rate risk (continued)

The consolidated entity’s exposure to interest rate risk and the effective weighted interest rate after the effect of derivative instruments is set out below:

	FLOATING INTEREST	FIXED INTEREST	NON-INTEREST BEARING	TOTAL
2023	US$ MILLION
Cash and cash equivalents	1.7	—	—	1.7
Total non-derivative financial assets	1.7	—	—	1.7

Payables	—	—	(3.1)	(3.1)
Borrowings	(296.0)	—	—	(296.0)

Total non-derivative financial liabilities	(296.0)	—	(3.1)	(299.1)

Net non-derivative financial (liabilities)/assets	(294.3)	—	(3.1)	(297.4)

Weighted average interest rate	7.13%

	FLOATING INTEREST	FIXED INTEREST	NON-INTEREST BEARING	TOTAL
2022	US$ MILLION
Cash and cash equivalents	3.8	—	—	3.8

Total non-derivative financial assets	3.8	—	—	3.8

Payables	—	—	(0.4)	(0.4)
Borrowings	(110.0)	—	—	(110.0)

Total non-derivative financial liabilities	(110.0)	—	(0.4)	(110.4)

Net non-derivative financial (liabilities)/assets	(106.2)	—	(0.4)	(106.6)

Weighted average interest rate	3.91%	—	—	—

Had interest rates on floating rate debt during 2023 been one percentage point higher/lower than the average, with all other variables held constant, pre-tax profit for the year would have been US$2.3 million lower/higher (2022: US$0.5 million lower/higher).

b) Credit risk

Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables and committed transactions. For banks and financial institutions, only independently rated parties with a minimum rating of ‘A-’ are accepted, and exposure limits are assigned based on actual independent rating under Board approved guidelines.

c) Liquidity risk

Prudent liquidity risk management requires maintaining sufficient cash and credit facilities to ensure the Group’s commitments and plans can be met. This is managed by maintaining committed undrawn credit facilities to cover reasonably expected forward cash requirements. Management monitors rolling forecasts of the Group’s liquidity, including undrawn borrowing facilities and cash and cash equivalents on the basis of expected cash flows.

5. Financial risk management (continued)

c) Liquidity risk (continued)

The Group had the following undrawn borrowing facilities at the end of the reporting period:

	US$ MILLION
	2023	2022
Expiring within one year	—	—
Expiring beyond one year	204.0	240.0

Total undrawn borrowing facilities	204.0	240.0

The table below details the Group’s remaining contractual maturity for its financial liabilities.

	LESS THAN 6 MONTHS	6-12 MONTHS	1-2 YEARS	2-5 YEARS	TOTAL
2023	US$ MILLION
Payables	3.1	—	—	—	3.1
Borrowings	—	—	100.0	196.0	296.0
Lease liability	0.2	0.1	0.3	0.7	1.3

Total non-derivative financial liabilities	3.3	0.1	100.3	196.7	300.4

	LESS THAN 6 MONTHS	6-12 MONTHS	1-2 YEARS	2-5 YEARS	TOTAL
2022	US$ MILLION
Payables	0.4	—	—	—	0.4
Borrowings	—	—	—	110.0	110.0
Lease liability	0.2	0.1	0.3	1.0	1.6

Total non-derivative financial liabilities	0.6	0.1	0.3	111.0	112.0

6. Capital management

a)	Risk management

The Group’s objective when managing capital is to safeguard the ability to continue as a going concern, so that it can continue to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital.

The Board’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

6. Capital management (continued)

a) Risk management (continued)

The Group calculates the gearing ratio as net debt divided by total capital. Net debt is calculated as total borrowings less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the balance sheet plus debt. The gearing ratios at 31 December 2023 and 31 December 2022 were as follows:

	US$ MILLION
	2023	2022
Total borrowings	296.0	110.0
Less: cash and cash equivalents	(1.7)	(3.8)

Net debt	294.3	106.2

Total borrowings	296.0	110.0
Total equity	1,434.0	1,549.4

Total capital	1,730.0	1,659.4

Gearing ratio	17%	6.4%

b)	Dividends

	US$ MILLION
	2023	2022	2021
2023: No interim dividend declared (2022: US4.2 cents fully franked at 30% per fully paid share declared 23 August 2022 and paid on 15 September 2022. 2021: US3.4 cents fully franked at 30% per fully paid share declared 24 August 2021 and paid on 15 September 2021)	—	121.9	98.7
2023: No final dividend declared (2022: US2.8 cents fully franked at 30% per fully paid share declared 28 February 2022 and paid on 17 March 2022. 2021: US2.9 cents fully franked at 30% per fully paid share declared 23 February 2021 and paid on 16 March 2021)	—	81.2	84.1

Total dividends	—	203.1	182.8

No final dividend was declared for the financial year ended 31 December 2023 (2022: no final dividend was declared for the financial year ended 31 December 2022. 2021: US2.8 cents fully franked based on the tax paid at 30% per share).

c)	Franked dividends

	A$ MILLION
	2023	2022	2021
Franking credits available for subsequent financial years, based on a tax rate of 30% (2022, 2021: 30%)	493.4	474.2	377.7

The above amounts are calculated from the balance of the franking credits as at the end of the reporting period, adjusted for franking credits and debits that will arise from the settlement of liabilities and receivables for income tax and dividends after the end of the year.

	US$ MILLION
	2023	2022	2021
Fully franked dividends received from AWAC in the financial year	30.0	360.6	187.8

Key numbers

7. Expenses

a)	Employee benefits expense

Liabilities for salaries and annual leave are recognised in current provisions (i.e. short-term employee benefits), and are measured as the amount unpaid at the reporting date at expected pay rates in respect of employees’ services up to that date, including related on-costs.

The liability for long service leave is recognised in the provision for employee benefits and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the end of the reporting period of high-quality corporate bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash flows.

All employees of Alumina Limited are entitled to benefits upon retirement, disability or death from the Group’s pension plan. Alumina Limited’s employees are members of the Alumina Limited Super Plan managed by MLC MasterKey Super, except for employees who elected to contribute to an alternate fund. The plan is an accumulation category plan which offers a minimum Company contribution of 11 percent (10.5 percent prior 1 July 2023 and 10.0 percent prior 1 July 2022) of basic salary to each member’s account. Members also have the option to make voluntary contributions to their account. Employer contributions to these funds are recognised as an expense.

	US$ MILLION
	2023	2022	2021
Profit/(loss) before income tax included the following specific expenses:
Defined contribution superannuation expense	0.3	0.3	0.3
Other employee benefits expense	4.5	5.5	5.9

Total employee benefits expense	4.8	5.8	6.2

b)	Finance costs

Finance costs comprise interest payable on borrowings using the effective interest rate method, commitment fees and amortisation of capitalised facility fees.

	US$ MILLION
	2023	2022	2021
Finance costs:
Interest expense	16.9	1.5	1.0
Commitment and upfront fees	2.6	2.6	2.4
Amortisation of capitalised upfront fees	0.3	0.3	0.3

Total finance costs	19.8	4.4	3.7

8.	Income tax expense

a)	Income tax expense and deferred taxes

The income tax expense/benefit for the period is the tax payable/receivable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and unused tax losses.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the reporting period in the countries where the Company’s subsidiaries and associates operate and generate taxable income.

8. Income tax expense (continued)

a) Income tax expense and deferred taxes (continued)

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Deferred tax liabilities and assets are not recognised for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent entity is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Alumina Limited and its wholly-owned Australian controlled entities have implemented the tax consolidation legislation. As a consequence, these entities are taxed as a single entity and the deferred tax assets and liabilities of these entities are set off in the consolidated financial statements.

The Group’s deferred tax assets and liabilities are attributable to the following:

	US$ MILLION
	2023	2022
Deferred tax liabilities
Right of use asset	(0.5)	(0.5)
Total deferred tax liabilities	(0.5)	(0.5)

Deferred tax assets
Employee benefits	1.1	0.9
Lease liability	0.4	0.5
Other	0.4	0.6

Total deferred tax assets other than tax losses	1.9	2.0

Net deferred tax assets/(liabilities) before tax losses	1.4	1.5

Deductible temporary differences and tax losses not recognised	(1.4)	(1.5)

Net deferred tax assets/(liabilities)	—	—

Deferred tax assets are recognised only to the extent of deferred tax liabilities existing at the reporting date. Remaining deferred tax assets are not recognised as it is not probable that future taxable amounts will be available to utilise those temporary differences and losses.

8. Income tax expense (continued)

b) Numerical reconciliation of income tax expense to prima facie tax payable

	US$ MILLION
	2023	2022	2021
Profit before income tax	(150.1)	104.0	187.6

Prima facie tax expense for the period at the rate of 30%	45.0	(31.2)	(56.3)

The following items caused the total charge for income tax to vary from the above:
Share of equity accounted profit not assessable for tax	119.4	(120.1)	(204.6)
Foreign income subject to accruals tax	1.8	4.8	7.0
Tax losses not recognised	28.0	10.7	9.4
Non-deductible expenses	0.9	0.6	0.6

Net movement	150.1	(104.0)	(187.6)

Tax Effect of the above adjustments at 30% (2020:30%)	(45.0)	31.2	56.3

Under provision of tax in prior years	—	—	—

Consequent decrease in charge for income tax at the rate of 30%	(45.0)	31.2	56.3

Aggregate income tax expense	—	—	—

c) Tax expense relating to items of comprehensive income

Current and deferred tax balances attributable to amounts recognised directly in other comprehensive income and equity are also recognised directly in other comprehensive income and equity.

	US$ MILLION
	2023	2022	2021
Cash flow hedges	(0.3)	1.0	1.9
Actuarial gains on retirement benefit obligations	7.1	8.2	15.7

Total tax (credit)/expense relating to items of other comprehensive income	6.8	9.2	17.6

d) Tax losses not recognised

	US$ MILLION
	2023	2022	2021
Tax losses – revenue	1,274.6	1,230.8	1,226.9
Tax losses – capital	1,142.0	1,142.0	1,131.8

Total unused tax losses	2,416.6	2,372.8	2,358.7

Potential tax benefit – revenue	307.3	295.0	293.5
Potential tax benefit – capital	342.6	342.6	339.5

Total potential tax benefit	649.9	637.6	633.0

9. Equity

a) Contributed equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

Ordinary shares have no par value and the Company does not have a limited amount of authorised capital.

MOVEMENT IN SHARE CAPITAL	NUMBER OF SHARES		US$ MILLION
	2023	2022	2023	2022
Balance brought forward	2,901,681,417	2,901,681,417	2,706.7	2,706.7
Movement for the year	—	—	—	—

Total issued capital	2,901,681,417	2,901,681,417	2,706.7	2,706.7

Treasury shares

Treasury shares are Alumina Limited shares held by the Alumina Employee Share Plan Trust for the purpose of issuing shares under the Alumina Employee Share Plan.

MOVEMENT IN TREASURY SHARES	NUMBER OF SHARES		US$ MILLION
	2023	2022	2023	2022
Balance brought forward	605,042	993,630	788,114	1,198,836
Shares acquired by Alumina Employee Share Plan Pty Ltd	—	—	—	—
Employee performance rights vested	(288,317)	(388,588)	(381,378)	(410,722)

Total treasury shares	316,725	605,042	406,736	788,114

The weighted average number of ordinary shares used as the denominator in the calculation of basic earnings per share is calculated as the weighted average number of ordinary shares outstanding during the financial year, adjusted for treasury shares issued.

	NUMBER OF SHARES
	2023	2022
Weighted average number of ordinary shares used as the denominator in the calculation of basic and diluted earnings per share	2,901,337,835	2,901,064,664

b) Other reserves

Other Reserves include assets revaluation reserve, capital reserve, option premium on convertible bonds reserve, share-based payments reserve, cash-flow hedge reserve and foreign currency translation reserve.

Foreign currency translation reserve

The foreign currency translation reserve represents exchange differences arising on the translation of non-US dollar functional currency operations within the Group into US dollars.

	US$ MILLION
	2023	2022
Balance at the beginning of the financial year	(1,517.6)	(1,461.6)
Currency translation differences arising during the year	49.3	(56.0)

Balance at the end of the financial year	(1,468.3)	(1,517.6)

10. Cash flow information

RECONCILIATION OF PROFIT AFTER INCOME TAX TO NET CASH INFLOW FROM OPERATING ACTIVITIES	US$ MILLION
	2023	2022	2021
Profit from continuing operations after income tax	(150.1)	104.0	187.6
Share of net profit/(loss) of associates accounted for using the equity method	119.4	(120.1)	(204.6)
Dividends and distributions received from associates	30.0	360.6	191.1
Share based payments	1.0	1.0	1.0
Other non-cash items (depreciation, net exchange differences, other)	(0.4)	1.4	0.1

Sub-total	(0.1)	346.9	175.2

Change in assets and liabilities
(Decrease)/increase in payables	2.7	0.1	(0.5)
(Decrease)/increase in other liabilities	(0.3)	(0.4)	1.7
(Decrease)/increase in provisions	(0.5)	(0.5)	0.8
Decrease/(increase) in other assets	(1.1)	0.9	(2.0)

Net cash inflow from operating activities	0.7	347.0	175.2

a) Non-cash financing and investing activities

There were no non-cash financing and investing activities during the years ended 31 December 2023, 2022, 2021.

b) Net debt reconciliation

This section sets out an analysis of net debt and the movements in net debt for each of the periods presented.

	US$ MILLION
	2023	2022
Cash and cash equivalents	1.7	3.8
Borrowings – repayable after one year	(296.0)	(110.0)

Net debt	(294.3)	(106.2)

Cash and liquid investments	1.7	3.8
Gross debt – fixed interest rates	(296.0)	(110.0)

Net debt	(294.3)	(106.2)

	US$ MILLION
	CASH/BANK OVERDRAFT	BORROWINGS DUE WITHIN 1 YEAR	BORROWINGS DUE AFTER 1 YEAR	TOTAL
Net debt as at 1 January 2022	9.1	—	(65.0)	(55.9)

Cash flows	(5.2)	—	(45.0)	(50.2)
Foreign exchange adjustments	(0.1)	—	—	(0.1)
Other non-cash movements	—	—	—	—

Net debt as at 31 December 2022	3.8	—	(110.0)	(106.2)

Cash flows	(2.4)	—	(186.0)	(188.4)
Foreign exchange adjustments	0.3	—	—	0.3
Other non-cash movement	—	—	—	—

Net debt as at 31 December 2023	1.7	—	(296.0)	(294.3)

Additional disclosures

11. Related party transactions

The parent entity within the Group is Alumina Limited. Balances and transactions between the parent entity and its subsidiaries have been eliminated on consolidation and are not disclosed in this note.

a) Ownership interests in related parties

Interests held in the following classes of related parties are set out in the following notes:

•	associates – Note 2.

•	controlled entities – Note 3.

b) Compensation of key management personnel

Key management personnel are the Group Directors, CEO and Senior Executives.

DIRECTORS AND SENIOR EXECUTIVES	US$ 000’S
	2023	2022	2021
Short-term employee benefits	2,408	3,064	3,831
Post-employment and termination benefits	114	888	150
Share based payments	770	702	889

Total	3,292	4,654	4,870

Provisions and other liabilities balances include $409,243 (2022: $419,565 and 2021:535,876) of annual leave obligations and $419,175 (2022: $545,238 and 2021: $564,162) of long service leave obligations payable to the key management personnel.

c) Other transactions and balances with related parties

There have been no other related party transactions made during the year or balances outstanding as at 31 December 2023, between the Group, its related parties, the Directors or key management personnel (2022: Nil, 2021: Nil).

12. Share-based payments

The Group provides benefits to employees (including the CEO and Senior Executives) through share-based incentives. Employees are incentivised for their performance in part through participation in the grant of conditional entitlement to fully paid ordinary shares (a Performance Right) via the Alumina Limited Employee Share Plan (ESP).

Set out below are summaries of performance rights granted under the ESP.

2023
GRANT DATE	EXPIRY DATE	BALANCE AT START OF THE YEAR NUMBER	GRANTED DURING THE YEAR NUMBER	VESTED DURING THE YEAR NUMBER	LAPSED DURING THE YEAR NUMBER	BALANCE AT END OF THE YEAR NUMBER	YET TO BE EXERCISED AT THE END OF THE YEAR NUMBER	YET TO VEST AT THE END OF THE YEAR NUMBER
25/01/2021	13/12/2023	666,575	—	—	(666,575)	—	—	—
03/02/2022	9/12/2024	638,119	—	—	(11,973)	626,146	—	626,146
19/01/2023	7/12/2025	—	824,400	—	(153,801)	670,599	—	670,599

		1,304,694	824,400	—	(832,349)	1,296,745	—	1,296,745

12. Share-based payments (continued)

2022
GRANT DATE	EXPIRY DATE	BALANCE AT START OF THE YEAR NUMBER	GRANTED DURING THE YEAR NUMBER	VESTED DURING THE YEAR NUMBER	LAPSED DURING THE YEAR NUMBER	BALANCE AT END OF THE YEAR NUMBER	YET TO BE EXERCISED AT THE END OF THE YEAR NUMBER	YET TO VEST AT THE END OF THE YEAR NUMBER
20/01/2020	12/12/2022	549,800	—	—	(549,800)	—	—	—
25/01/2021	13/12/2023	790,700	—	—	(124,125)	666,575	—	666,575
03/02/2022	9/12/2024	—	711,800	—	(73,681)	638,119	—	638,119
Total		1,340,500	711,800	—	(747,606)	1,304,694	—	1,304,694

2021
GRANT DATE	EXPIRY DATE	BALANCE AT START OF THE YEAR NUMBER	GRANTED DURING THE YEAR NUMBER	VESTED DURING THE YEAR NUMBER	LAPSED DURING THE YEAR NUMBER	BALANCE AT END OF THE YEAR NUMBER	YET TO BE EXERCISED AT THE END OF THE YEAR NUMBER	YET TO VEST AT THE END OF THE YEAR NUMBER
21/01/2019	12/12/2021	454,300	—	—	(454,300)	—	—	—
20/01/2020	12/12/2022	549,800	—	—	—	549,800	—	549,800
25/01/2021	13/12/2023	—	790,700	—	—	790,700	—	790,700
Total		1,004,100	790,700	—	(454,300)	1,340,500	—	1,340,500

The weighted average remaining contractual life of performance rights outstanding at the end of the period was 1.5 years (2022: 1.4 years. 2021: 1.5 years).

In addition to the ESP, the CEO’s and CFO’s remuneration includes an annual share right component. This component is conditional on a minimum of 12 months service and subject to three years trading restriction from the date of the grant.

Total expenses arising from share-based payment transactions recognised during the period as part of employee benefits expense were as follows:

	US$ 000’S
	2023	2022	2021
Performance rights granted under the Alumina Employee Share Plan	392	384	499
CEO annual conditional share rights grant	325	328	355
CFO annual conditional share rights grant	60	52	182
Annual conditional rights granted to other employees	112	—	—

Total	889	764	1,036

13. Commitments and contingencies

Capital commitments

There are no contractual capital commitments at reporting date but there could be future equity calls by AWAC entities in relation to working capital support. However, this is subject to market conditions (2022: Nil).

13. Commitments and contingencies (continued)

Contingent liabilities

There are no contingent liabilities of the Group as at 31 December 2023 and 31 December 2022, other than as disclosed in Note 2(d).

14. Events occurring after the reporting period

Curtailment of Kwinana Alumina Refinery

On 8 January 2024, Alcoa Corporation announced plans to fully curtail the Kwinana refinery in Western Australia (“WA”), beginning in the second quarter of 2024. The decision to curtail the refinery came in response to losses incurred at the refinery together with its age, scale, high costs of operation and current bauxite grades. Since the start of 2023, the refinery had been operating at approximately 80 per cent of its annual capacity.

The Kwinana refinery and associated residue storage areas will continue to be actively managed by Alcoa. Alcoa’s facilities in the Port of Kwinana will also continue to operate to import raw materials and export alumina produced at the Pinjarra refinery. Production at the Pinjarra and Wagerup refineries is not expected to be impacted by the curtailment at Kwinana.

As a result of the curtailment a $197 million provision for the restructuring costs was recorded in AWAC’s financial statements in the first quarter of 2024.

A Scheme Implementation Deed with Alcoa Corporation

Alumina Limited (“Alumina”) has received a non-binding, indicative and conditional proposal from Alcoa Corporation (“Alcoa”) to acquire 100% of the ordinary shares on issue in Alumina via a scheme of arrangement, for scrip consideration of 0.02854 shares of Alcoa common stock for each Alumina share.

Following review of the Proposal, the Alumina Board has confirmed that its Independent Non-executive Directors and Managing Director and CEO intend, subject to entry into definitive transaction documentation, to recommend to Alumina Shareholders to vote in favour of the Proposal in the absence of a superior proposal and subject to an independent expert concluding (and continuing to conclude) that the Proposal is in the best interests of Alumina shareholders.

Alumina has entered into a Transaction Process and Exclusivity Deed with Alcoa, which grants Alcoa a 20 business day period of exclusivity.

The Proposal is subject to negotiation and execution of mutually satisfactory definitive transaction documentation, which is expected to be subject to customary conditions and regulatory approvals standard for a transaction of this kind, including Alumina and Alcoa shareholder approval.

15. Parent entity financial information

The financial information for the parent entity has been prepared on the same basis as the consolidated financial statements, except as set out below.

Investments in subsidiaries, associates and joint venture entities

Investments in subsidiaries, associates and joint venture entities are accounted for at cost in the financial statements of Alumina Limited. Dividends received from associates are recognised in the parent entity’s profit or loss, rather than being deducted from the carrying amount of these investments.

Where the parent entity has provided financial guarantees in relation to loans and payables of associates for no compensation, the fair values of these guarantees are accounted for as contributions and recognised as part of the cost of the investment.

15. Parent entity financial information (continued)

Guarantees entered into by the parent entity

The parent entity has provided guarantees in relation to the performance of contracts by various AWAC companies.

Alumina Limited has proportionally (40%) guaranteed the payment of the obligations of Espanola in relation to certain financial services provided by a bank. The maximum amount payable under the guarantee is EUR10.0 million and the guarantee expires on 15th October 2024.

Alumina Limited has agreed to guarantee the proportional share of Espanola’s obligations (40%) for the purchase of natural gas for alumina refining operations at the San Ciprian refinery. The maximum amount guaranteed by Alumina Limited shall not exceed EUR8.0 million. The guarantee by Alumina Limited has expired on 29 February 2024. However, Alumina Espanola’s gas contract is renewed as a periodic agreement and, accordingly, the proportional guarantee issued by Alumina Limited is expected to be extended.

Alumina, at the request of Alcoa of Australia has also entered into a guarantee for the performance of Espanola through an intercompany short-term loan agreement if required. This will expire on the 27th September 2025.

No liability was recognised by the parent entity of the group in relation to the abovementioned guarantees, as the fair values of the guarantees are immaterial.

16. New accounting standards and interpretations

i) Adopted by the group

The group has applied the following standards and amendments for the first time for their annual reporting period commencing 1 January 2023:

•	IFRS17 Insurance Contracts

•	International Tax Reform – Pillar Two Model Rules (Amendments to IAS 12, published in May 2023)

•	Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12, published in May 2021)

The amendments listed above did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods.

The change in accounting policies and amendments listed above did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods.

ii) Not yet adopted by the group

Certain amendments to accounting standards have been published that are not mandatory for 31 December 2023, 2022, 2021 reporting period and have not been early adopted by the Group. These amendments are not expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

17. Approval of Financial Statements

The financial statements were authorised for issue by the Directors on 20 May 2024.

Report of Independent Auditors

To the Directors of Alumina Limited

Opinion

We have audited the accompanying consolidated financial statements of Alumina Limited and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the section “Basis of preparation – going concern” in the Notes to the consolidated financial statements, the Company has entered into a Scheme Implementation Deed with Alcoa Corporation, and completion of the transaction will give rise to a review event under the Company’s syndicated revolving cash advance facility agreement, and has stated that these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in the section “Basis of preparation – going concern”. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards

Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers

/s/ Amanda Campbell

Melbourne, Australia

May 20, 2024

The condensed interim consolidated financial statements cover the consolidated entity consisting of Alumina Limited (the Company or parent entity) and its subsidiaries (together the Group). The financial statements are presented in US dollars, unless otherwise specified.

Alumina Limited is a Company limited by shares, incorporated and domiciled in Australia. Its registered office and principal place of business is: Alumina Limited, Level 36, 2 Southbank Boulevard, Southbank Victoria 3006

The financial statements were authorised for issue by the Directors on 20 May 2024.

Condensed Interim Consolidated Financial Statements

Consolidated Statement of Profit or Loss and Other Comprehensive Income

	US$ MILLION
	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023
Income from related parties	—	0.1
Interest income	—	0.1
Share of net profit/(loss) of associates accounted for using the equity method	(41.6)	0.8
General and administrative expenses	(5.6)	(3.4)
Finance costs	(6.4)	(3.8)

Profit/(loss) before income tax	(53.6)	(6.2)

Income tax expense	—	—

Profit/(loss) for the quarter attributable to the owners of Alumina Limited	(53.6)	(6.2)

Other comprehensive income/(loss)
Items that may be reclassified to profit or loss
Share of other comprehensive income of associates accounted for using the equity method	—	—
Foreign exchange translation difference	(58.4)	11.2
Items that will not be reclassified to profit or loss
Re-measurements of post-employment benefit obligations accounted for using the equity method	(0.9)	(5.3)

Other comprehensive income/(loss) for the quarter, net of tax	(59.3)	5.9

Total comprehensive income/(loss) for the quarter attributable to the owners of Alumina Limited	(112.9)	(0.3)

Earnings per share for profit/(loss) from continuing operations attributable to the ordinary equity holders of the Company1

US CENTS
	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023
Basic earnings per share	Negative 1.8	Negative 0.2
Diluted earnings per share	Negative 1.8	Negative 0.2

[1]	For further details refer page C-40.

These financial statements should be read in conjunction with the accompanying notes.

Consolidated Balance Sheet

	US$ MILLION
	31 MARCH 2024	31 DECEMBER 2023
CURRENT ASSETS
Cash and cash equivalents	2.8	1.7
Prepaid expenses	1.3	2.3
Other assets	0.2	0.1

Total current assets	4.3	4.1

NON-CURRENT ASSETS
Right of use asset	1.5	1.6
Investment in associates	1,683.4	1,729.5

Total non-current assets	1,684.9	1,731.1

TOTAL ASSETS	1,689.2	1,735.2

CURRENT LIABILITIES
Payables	1.7	1.4
Interest accrued	0.6	1.7
Provisions and other liabilities	1.0	0.5

Total current liabilities	3.3	3.6

NON-CURRENT LIABILITIES
Borrowings	363.0	296.0
Lease liability	0.9	1.0
Provisions and other liabilities	0.6	0.6

Total non-current liabilities	364.5	297.6

TOTAL LIABILITIES	367.8	301.2

NET ASSETS	1,321.4	1,434.0

EQUITY
Contributed equity	2,706.7	2,706.7
Treasury shares	—	(0.4)
Foreign currency translation reserve	(1,526.6)	(1,468.3)
Other Reserves	67.0	67.2
Retained earnings	74.3	128.8

TOTAL EQUITY	1,321.4	1,434.0

These financial statements should be read in conjunction with the accompanying notes.

Consolidated Statement of Changes in Equity

	US$ MILLION
	CONTRIBUTED AND OTHER EQUITY[1]	RESERVES	RETAINED EARNINGS	TOTAL
Balance as at 1 January 2023	2,705.9	(1,450.1)	293.6	1,549.4
Profit/(loss) for the quarter	—	—	(6.2)	(6.2)
Other comprehensive income/(loss) for the quarter	—	11.2	(5.3)	5.9
Transactions with owners in their capacity as owners:
Dividends paid	—	—	—	—
Movement in treasury shares	0.4	—	—	0.4
Movement in share-based payments reserve	—	(0.1)	—	(0.1)

Balance as at 31 March 2023	2,706.3	(1,439.0)	282.1	1,549.4

Balance as at 1 January 2024	2,706.3	(1,401.1)	128.8	1,434.0
Profit/(loss) for the quarter			(53.6)	(53.6)
Other comprehensive income/(loss) for the quarter	—	(58.4)	(0.9)	(59.3)
Transactions with owners in their capacity as owners:
Dividends paid	—	—	—	—
Movement in treasury shares	0.4	—	—	0.4
Movement in share-based payments reserve	—	(0.1)	—	(0.1)

Balance as at 31 March 2024	2,706.70	(1,459.60)	74.30	1,321.4

[1]	Comprises contributed equity and treasury shares.

These financial statements should be read in conjunction with the accompanying notes.

Consolidated Statement of Cash Flows

	US$ MILLION
	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023
Cash flows from operating activities
Payments to suppliers and employees (inclusive of goods and services tax (“GST”))	(4.0)	(3.0)
GST refund received	0.2	0.1
Dividends received from associates	5.8	5.8
Finance costs paid	(7.4)	(4.2)
Payments received from related parties	—	0.1

Net cash inflow/(outflow) from operating activities	(5.4)	(1.2)

Cash flows from investing activities
Payments for investments in associates	(60.5)	(86.5)

Net cash inflow/(outflow) from investing activities	(60.5)	(86.5)

Cash flows from financing activities
Proceeds from borrowings	72.0	87.0
Repayment of borrowings	(5.0)	—

Net cash inflow/(outflow) from financing activities	67.0	87.0

Net increase/(decrease) in cash and cash equivalents	1.1	(0.7)
Cash and cash equivalents at the beginning of the quarter	1.7	3.8
Effects of exchange rate changes on cash and cash equivalents	—	0.1

Cash and cash equivalents at the end of the quarter	2.8	3.2

These financial statements should be read in conjunction with the accompanying notes.

Notes to the Condensed Interim Consolidated Financial Statements

Basis of Preparation

These condensed consolidated interim financial statements for the quarter ended 31 March 2024 have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting.

The interim statements do not include all the notes of the type normally included in annual financial statements. Accordingly, these financial statements are to be read in conjunction with the annual financial statements for the year ended 31 December 2023.

The accounting policies adopted are consistent with those of the previous financial year and corresponding interim period.

Amounts in the financial statements have been rounded off in to the nearest hundred thousand dollars, and presented in US dollars, except where otherwise required.

New and Amended Standards Adopted by the Group

The following amended accounting standard became applicable commencing 1 January 2024:

•	Classification of liabilities as current or non-current (Amendments to IAS 1)

The amendments did not have any material impact on the Group’s accounting policies and did not require current period or retrospective adjustments.

Going concern

These financial statements have been prepared on a going concern basis, which assumes the Group will be able to realise its assets and discharge its liabilities in the normal course of business.

As previously reported, Alumina Limited (“Alumina”) announced on 12 March 2024 that it has entered into a Scheme Implementation Deed with Alcoa Corporation (“Alcoa”) in relation to a proposal for Alcoa to acquire 100% of the fully paid ordinary shares in Alumina by way of a scheme of arrangement (“the Transaction”). In the event that the Transaction proceeds with the required approvals, Alumina would form part of Alcoa and future decisions in relation to the Group’s ongoing operations and financing would be the responsibility of Alcoa. As is typical for transactions of this nature, completion of the Transaction will give rise to a Review Event under Alumina’s syndicated revolving cash advance facility agreement (“Facility”).

Should a Review Event arise Alumina may be required by the lenders to repay without penalty (other than Break Costs) all outstanding loans together with accrued interest and other amounts within 90 business days.

As a result of these matters, there is a material uncertainty that may cast significant doubt on the Group’s ability to continue as a going concern and, therefore, that it may be unable to realise its assets and discharge its liabilities in the normal course of business.

Notwithstanding the paragraph above, the Transaction is not subject to any financing conditions and Alumina expects that Alcoa will address the Review Event in the course of implementation of the Transaction, which may include through a refinancing with the lenders or repayment under the facility, as is customary for transactions of this nature. Accordingly, Directors have determined that the financial statements should be prepared on a going concern basis.

Segment Information

Alumina Limited’s sole business undertaking is in the global bauxite, alumina and aluminium industry, which it conducts primarily through bauxite mining and alumina refining. All of those business activities are conducted through its 40% investments in AWAC. Alumina Limited’s equity interest in AWAC forms one reportable segment.

Segment Information (continued)

The Group’s interest in AWAC and the assets and liabilities of Alumina Limited are presented below by geographical location for information purposes.

QUARTER ENDED 31 MARCH 2024	US$ MILLION
	AUSTRALIA	BRAZIL	SPAIN	OTHER	TOTAL
Investments in associates	963.3	468.4	87.3	164.4	1,683.4
Assets	5.6	0.2	—	—	5.8
Liabilities	(367.6)		—	(0.2)	(367.8)

Consolidated net assets	601.3	468.6	87.3	164.2	1,321.4

YEAR ENDED 31 DECEMBER 2023	US$ MILLION
	AUSTRALIA	BRAZIL	SPAIN	OTHER	TOTAL
Investments in associates	1,038.1	452.0	93.6	145.8	1,729.5
Assets	5.5	0.2	—	—	5.7
Liabilities	(301.0)	—	—	(0.2)	(301.2)

Consolidated net assets	742.6	452.2	93.6	145.6	1,434.0

Reconciliation of Cash

	US$ MILLION
	31 MARCH 2024	31 DEC 2023
Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) as follows:
Cash on hand and at bank	2.8	1.7

Total cash and cash equivalents at the end of the quarter	2.8	1.7

Non-Cash Financing and Investing Activities

There were no non-cash financing and investing activities during the quarter ended 31 March 2024.

Dividends

US$ MILLION
	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023
Dividends provided for or paid during quarter	—	—
Dividends not recognised at the end of the quarter	—	—

Income Tax

The income tax expense/benefit for the period is the tax payable/receivable on the current year end’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and unused tax losses.

The significant majority of the Company’s taxable income relates to Australian dividend income from the Company’s investments in AWAC. Under Australian income tax law, the Company is entitled to reduce its tax payable by claiming credits (franking credits) in relation to Australian dividend income. This is to prevent double taxation, as Australian tax has been paid by Alcoa of Australia Limited (an AWAC entity) on its operating income.

Income Tax (continued)

Based on the above, the estimated average annual tax rate used for the quarter to 31 March 2024 is 0% (for the quarter to 31 March 2023: 0%).

Equity Securities Issued

There were no issues of ordinary shares during the quarters ended 31 March 2024 and 31 March 2023.

Movement in Treasury Shares

Treasury shares are Alumina Limited shares held by the Alumina Employee Share Plan Trust for the purposes of issuing shares under the Alumina Employee Share Plan.

	NUMBER OF SHARES		US$
	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023
Balance brought forward	316,725	605,042	406,736	788,114
Shares acquired by Alumina Employee Share Plan Pty Ltd	—	—	—	—
Employee performance rights vested	(316,723)	(288,317)	(406,734)	(381,378)

Total treasury shares	2	316,725	2	406,736

Earnings Per Share

	QUARTER ENDED 31 MARCH 2024	QUARTER ENDED 31 MARCH 2023
Profit/(Loss) attributable to the ordinary equity holders of the Company in the calculation of basic and diluted earnings per share (US$ million)	(53.6)	(6.2)
Weighted average number of ordinary shares used as the denominator in the calculation of basic and diluted earnings per share	2,901,643,130	2,901,255,772
Basic earnings per share (US cents)	Negative 1.8	Negative 0.2
Diluted earnings per share (US cents)	Negative 1.8	Negative 0.2

Details of Entities Over Which Control Has Been Lost or Gained

There was no loss or gain of control for the quarters ended 31 March 2024 and 31 March 2023.

Material Interests in Entities Which Are Not Controlled Entities

NAME	PRINCIPAL ACTIVITIES	COUNTRY OF INCORPORATION	PERCENTAGE OWNERSHIP
			31 MARCH 2024	31 MARCH 2023
Alcoa of Australia Limited	Bauxite, alumina & aluminium production	Australia	40	40
Alcoa World Alumina LLC	Bauxite and alumina trading	America	40	40
Alumina Espanola S.A.	Alumina production	Spain	40	40
Alcoa World Alumina Brasil Ltda.	Bauxite and alumina production	Brazil	40	40
AWA Saudi Ltda.	Bauxite and alumina production	Hong Kong	40	40

Commitments and Contingent Liabilities for AWAC

As previously reported, the Australian Taxation Office (ATO) has undertaken a transfer pricing examination in respect of certain historical third-party alumina sales made by Alcoa of Australia Limited (AoA) over a 20-year period. As a result of that examination, the ATO had issued a statement of audit position (SOAP) to AoA. The SOAP was the subject of an internal review process within the ATO.

The ATO completed that process, and on 7 July 2020 issued AoA with Notices of Assessment (the Notices) in respect of this matter. The Notices assert claims for additional income tax payable by AoA of approximately A$214 million. The Notices also include claims for compounded interest on the primary tax amount totalling approximately A$707 million.

In accordance with the ATO’s dispute resolution practices, on 30 July 2020, AoA paid 50% of the assessed primary income tax amount (exclusive of interest and any penalties), being approximately A$107 million, out of cash flows. In exchange, the ATO will not seek further payment prior to final resolution of the matter.

On 17 September 2020, the ATO issued a position paper with its preliminary view on the imposition of administrative penalties related to the tax assessment issued to AoA. This paper proposed penalties of approximately A$128 million.

AoA disagreed with the Notices and with the ATO’s proposed position on penalties. In September 2020, AoA lodged formal objections to the Notices. In the fourth quarter of 2020, AoA provided a submission on the ATO’s imposition of interest, and also submitted a response to the ATO’s position paper on penalties. AoA submissions propose that the interest amount should be remitted (i.e. should not be fully payable) and no penalties should be payable. After the ATO completes its review of AoA’s response to the penalties position paper, the ATO could issue a penalty assessment.

On 1 February 2022, AoA submitted statutory notices to the ATO requiring the ATO to make decisions on AoA’s objections within a 60-day period. On 1 April

2022, the ATO issued its decision disallowing the Company’s objections related to the income tax assessment, while the position on penalties and interest remains outstanding.

On 29 April 2022, AoA filed proceedings in the Australian Administrative Appeals Tribunal (AAT) against the ATO to contest the Notices, a process which could last several years. The AAT held the first directions hearing on 25 July 2022 ordering AoA to file its evidence and related materials by 4 November 2022, ATO to file its materials by 14 April 2023 and AoA to file reply materials by 26 May 2023. AoA filed its evidence and related materials on 4 November 2022. The ATO filed its evidence on 13 November 2023, after seeking and being granted a series of extensions. AoA filed reply evidence on 15 March 2024. The matter is listed for hearing before the AAT on 3 to 28 June 2024.

AoA’s obligation to make any further payment of the primary tax amount, or payment of any penalty or interest amount, will be determined through the objection and court processes available to AoA. If AoA is ultimately fully successful, the 50%-part payment to the ATO would be refunded. Further interest on the unpaid amounts will continue to accrue during the dispute.

The Company understands that AoA will defend its position in respect of the ATO’s Notices and any penalties imposed.

St. Croix Proceedings – Abednego and Abraham cases

In January 2010, Alcoa Corporation was served with a multi-plaintiff action complaint involving several thousand individual persons claiming to be residents of St. Croix alleging personal injury or property damage from Hurricane Georges or winds blowing material from the St. Croix Alumina, L.L.C. (SCA) facility on the island of St. Croix (U.S. Virgin Islands). This complaint, Abednego, et al. v. Alcoa, et al., which added the then current owners of the facility to a February 1999 action, was filed in the Superior Court of the Virgin Islands, St. Croix Division.

St. Croix Proceedings – Abednego and Abraham cases (continued)

In 2012, Alcoa was served with a separate multi-plaintiff action alleging claims essentially identical to those set forth in the Abednego v. Alcoa complaint. In 2015, the Superior Court dismissed all plaintiffs’ complaints without prejudice, permitting the plaintiffs to re-file the complaints individually. In 2017, the court issued an order that consolidated all timely complaints into the Red Dust Claims docket (Master Case No.: SX-15-CV-620). Following this order, a total of approximately 430 complaints were filed and accepted by the court, which included claims of approximately 1,360 individuals. In November 2018, the Red Dust Claims docket was transferred to the Complex Litigation Division within the Superior Court of the Virgin Islands. At such time, Alcoa was unable to reasonably predict an outcome or to estimate a range of reasonably possible loss, and thereafter the Red Dust Claims docket became inactive for several years. The Court issued an amended case management order dividing the complaints filed in the Red Dust docket into groups of 50 complaints, designated Groups A though I in

March 2022. The parties selected 10 complaints from Group A to proceed to trial as the Group A lead cases. In November 2023, the Court issued an amended case management order with regard to the Group A lead cases scheduling trials to begin in July 2024. Trials with regard to the Group A lead cases will continue through March 2025. Concurrently, the Court is considering discovery issues with respect to other group cases. Alcoa remains unable to reasonably predict an outcome or to estimate the range of reasonably possible loss in the Red Dust Claims docket cases.

There are other potential obligations due to the various lawsuits and claims and proceedings which have been, or may be, instituted or asserted against entities within AWAC, including those pertaining to environmental, safety and health and tax matters. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that existed at balance date. Therefore, it is possible that the results of operations or liquidity in a particular period could be materially affected by certain contingencies.

Borrowings

	US$ MILLION
	31 MARCH 2024	31 DEC 2023
Bank loans	363.0	296.0

Total borrowings	363.0	296.0

Alumina Limited has a US$500 million syndicated bank facility with tranches maturing in October 2025 (US$100 million), January 2026 (US$150 million), July 2026 (US$150 million) and June 2027 (US$100 million).

As at 31 March 2024, there was US$363 million drawn against the syndicated facility (31 December 2023: US$296 million).

Events Occurring After the Balance Sheet Date

There have been no significant events occurring since 31 March 2024.

Approval of Financial Statements

The financial statements were authorised for issue by the Directors on 20 May 2024.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V53030-TBD For Against Abstain 201 ISABELLA STREET, SUITE 500 PITTSBURGH, PA 15212 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on July 15, 2024 or by 11:59 p.m. Eastern Daylight Time on July 13, 2024 for shares held in an Alcoa savings plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AA2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on July 15, 2024 or by 11:59 p.m. Eastern Daylight Time on July 13, 2024 for shares held in an Alcoa savings plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE ALCOA CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. 1. To approve the issuance of shares of Alcoa Corporation common stock (including the shares underlying the Alcoa CHESS Depositary Interests, each representing an ownership interest in one share of Alcoa common stock, or in the case of ineligible foreign shareholders, the applicable shares to be issued directly to a sale nominee) and shares of non-voting convertible preferred stock, par value $0.01 per share, of Alcoa Corporation (the “New Alcoa Preferred Stock”) (including the shares of Alcoa common stock issuable upon conversion of such shares of New Alcoa Preferred Stock) to shareholders of Alumina Limited pursuant to a court-approved scheme of arrangement and a deed poll to be executed by Alcoa corporation and AAC Investments Australia 2 Pty Ltd (“Alcoa Bidder”) and as contemplated by the Scheme Implementation Deed, dated as of March 12, 2024, by and among Alcoa Corporation, Alcoa Bidder and Alumina Limited (the “Transaction Proposal”); and 2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the Transaction Proposal (the “Adjournment Proposal”). Please sign exactly as your name or names appear(s) on this proxy card. If shares are held jointly, EACH holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. V53031-TBD Alcoa Corporation Special Meeting of Stockholders July 16, 2024, 8:00 a.m. Eastern Daylight Time www.virtualshareholdermeeting.com/AA2024SM Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 16, 2024 The Notice and Proxy Statement is available at www.proxyvote.com

Alcoa Corporation 201 Isabella Street, Suite 500 Pittsburgh, PA 15212 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) William F. Oplinger, Andrew Hastings, and Marissa P. Earnest, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Corporation the undersigned is/are entitled to vote, including with all the powers which the undersigned would possess if personally present at the Special Meeting of Stockholders of Alcoa Corporation to be held on July 16, 2024, and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR Item 1 (the Transaction Proposal) and FOR Item 2 (the Adjournment Proposal). The proxies are authorized to vote, in their discretion and to the extent permitted by applicable law or rule, upon other matters that may arise during the Special Meeting (including, without limitation, to adjourn the Special Meeting). The deadline for voting online or by telephone is 11:59 p.m. Eastern Daylight Time on July 15, 2024. If you vote by mail, your proxy card must be received before the Special Meeting for your vote to be counted. This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa Corporation, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Corporation held by the undersigned under any such plans. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on July 13, 2024, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received. Your vote on the proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side